As filed with the Securities and Exchange Commission on August
29
, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR
M
F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Swvl Holdings Corp
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	7372	98-1614508
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
The Offices 4, One Central
Dubai World Trade Center
Dubai, United Arab Emirates
+971 422411293
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212)
947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nicholas A. Dorsey
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging
growth company  ☒
If an emerging
growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated August
29
, 2022
PRELIMINARY PROSPECTUS
Swvl Holdings Corp
12,242,426 CLASS A ORDINARY SHARES AND
18,181,821 CLASS A ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the issuance by us of up to 18,181,821 Class A Ordinary Shares, issuable upon exercise of the Institutional Investor Warrants, consisting of 12,121,214 Series A Warrants and 6,060,607 Series B Warrants, which warrants were originally issued in connection with the Institutional Investor Private Placement. Each warrant has a cash exercise price of $1.65 per Class A Ordinary Share, and in limited circumstances may be net settled.
In addition, this prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 30,424,247 Class A Ordinary Shares, consisting of (a) 12,121,214 Class A Ordinary Shares, which shares were originally issued to the Institutional Investor in connection with the Institutional Investor Private Placement, (b) 18,181,821 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants and (c) 121,212 Class A Ordinary Shares, which shares were originally issued to the Placement Agent as partial compensation for its services in connection with the Institutional Investor Private Placement. On August 12, 2022, we issued 12,121,214 Class A Ordinary Shares to the Institutional Investor for a cash purchase price of $1.65 per share, which aggregate purchase price included 18,181,821 Institutional Investor Warrants. See the section titled “Institutional Investor Financing” for a description of the securities purchase agreement we entered into with the Institutional Investor and the section titled “Selling Securityholders” for additional information regarding the Selling Securityholders.
The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
We are registering these securities for resale by the Selling Securityholders, or their donees, pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Plan of Distribution”.
We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by the Company upon exercise of the Institutional Investor Warrants to the extent such Institutional Investor Warrants are exercised for cash. We believe the likelihood that warrant holders will exercise their Institutional Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. When the market price for our Class A Ordinary Shares is less than $1.65 per share (i.e., the Institutional Investor Warrants are “out of the money”), which it was as of August 22, 2022, we believe warrant holders will be unlikely to exercise their Institutional Investor Warrants.
Our Class A Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbol “SWVL”. On August 22, 2022, the closing price for our Class A Ordinary Shares on Nasdaq was $1.56.

The Class A Ordinary Shares being offered for resale in this prospectus (the “Resale Securities”) represent approximately 9.7% of our outstanding Class A Ordinary Shares (assuming the Class A Ordinary Shares issuable upon the achievement of certain stock price thresholds pursuant to the Business Combination are not outstanding, or 9% assuming they are outstanding). Additionally, if all the Institutional Investor Warrants are exercised, the Selling Securityholders would own an additional 18,181,821 Class A Ordinary Shares, representing an additional 11.9% of the total outstanding Class A Ordinary Shares. The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares. In addition to the Selling Securityholders, certain other shareholders, including the PIPE Investors, the Sponsor, former holders of the Swvl Exchangeable Notes, Legacy Swvl equityholders and B. Riley (each as defined below and collectively, the “Additional Sellers”) may sell a substantial number of our securities pursuant to separate resale prospectuses (the “Additional Prospectuses”). For example, our equity line financing facility with B. Riley provides for the offer and sale from time to time by B. Riley of up to 98,573,333 Class A Ordinary Shares, which is 73% of the total outstanding shares of our Class A Ordinary Shares as of the date of this prospectus (calculated as 98,573,333 Class A Ordinary Shares that may potentially be resold by B. Riley, divided by 135,125,061 currently outstanding Class A Ordinary Shares). The sale of the Resale Securities together with the sale of the securities held by the Additional Sellers, or the perception that these sales could occur, could depress the market price of our securities.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” and a “foreign private issuer”, each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Emerging Growth Company” and “Prospectus Summary—Foreign Private Issuer, respectively.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “
Risk Factors
” beginning on page 10 of this prospectus before you make an investment in the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated                 , 2022

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes certain trademarks, service marks and trade names, such as “Swvl”, which are registered under applicable intellectual property laws and are Swvl’s property or for which Swvl has pending applications or common law rights. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus are listed without any
®
,
™
or other symbols, but Swvl intends to assert, to the fullest extent under applicable law, its right or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others, which are, to our knowledge, the property of their respective owners. The use or display of other companies’ trademarks, service marks or trade names should not be interpreted to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
CURRENCY AND EXCHANGE RATES
In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.
INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this prospectus concerning Swvl’s industry, including Swvl’s general expectations and market position, market opportunity and market share, is based on information obtained from various independent publicly available sources and reports, as well as management estimates. Swvl has not independently verified the accuracy or completeness of any third-party information. While Swvl believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. In addition, assumptions and estimates of Swvl’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and “Operating and Financial Review and Prospects” in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
F-1
filed with the SEC by Swvl Holdings Corp. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.
The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”
Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we”, “us”, “our”, “Holdings”, “Swvl”, “the Company” and “our company” refer to Swvl Holdings Corp and its subsidiaries; provided, however, that when used with reference to the period prior to the consummation of the Business Combination, the terms “Swvl” or “Legacy Swvl” refer to Swvl Inc. and its subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION
SPAC
The historical financial statements of Queen’s Gambit Growth Capital (“SPAC”) as of December 31, 2020 and 2021, and the period from December 9, 2020 (inception) through December 31, 2020 and for the year ended December 31, 2021, were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are denominated in U.S. dollars.
Swvl
The historical financial statements of Swvl as of and for the years ended December 31, 2019, 2020 and 2021 and as of and for the six month period ended June 30, 2022 and for the six month period ended June 30, 2021 were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are denominated in U.S. dollars.
NON-IFRS FINANCIAL
MEASURES
Swvl reports certain financial information
using non-IFRS financial
measures, including Adjusted EBITDA and Contribution Margin. Swvl believes that these measures provide information that is useful to investors in understanding the performance of Swvl and facilitate a comparison of Swvl’s interim and full-year results from period to period.
These non-IFRS financial
measures do not have any standardized meaning under IFRS and may not be comparable with similar measures used by other companies. For certain non-IFRS financial
measures, there are no directly comparable amounts under IFRS. The presentation of the non-IFRS financial
measures included herein is not meant to be considered in isolation or as a substitute for Swvl’s audited consolidated financial results or condensed interim consolidated financial results prepared in accordance with IFRS. For more information on the non-IFRS financial
measures used in this prospectus, please see “Operating and Financial Review and Prospects—Key Business and
Non-IFRS
Financial Measures”.
CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:

•	“Articles” are to the Second Amended and Restated Memorandum and Articles of Association of the Company;

•	“B2B” are to “business to business”;

•	“B2C” are to “business to consumer”;

•	“Board” are to the board of directors of the Company;

•	“bookings” are to seats that have been reserved by riders on a ride;

•	“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of July 28, 2021, by and among Swvl, SPAC, the Company, Cayman Merger Sub and BVI Merger Sub, as amended;

•	“Business Combination” are to the transactions effected by the Business Combination Agreement;

•	“BVI” are to the British Virgin Islands;

•	“BVI Companies Act” are to the BVI Business Companies Act (as amended);

•	“BVI Merger Sub” are to Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands;

•	“captains” are to drivers using Swvl’s platform;

•	“Cayman Merger Sub” are to Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability;

•	“Earnout RSUs” are to restricted stock units in respect of Earnout RSU Shares;

•
“Earnout RSU Shares” are to Class A Ordinary Shares that will be issued in settlement of Earnout RSUs upon the achievement of certain price targets or occurrence of a “change of control” event, as more fully described in the section titled “Class A Ordinary Shares Eligible for Future Sale—Earnout”;

•
“Earnout Shares” are to the up to 15,000,000 additional Class A Ordinary Shares (inclusive of Earnout RSU Shares) issuable pursuant to the Business Combination Agreement upon the achievement of certain price targets or the occurrence of a “change of control” event, as more fully described in the section titled “Class A Ordinary Shares Eligible for Future Sale—Earnout”;

•	“Exchange Act” are to the Securities Exchange Act of 1934;

•	“FINRA” are to the Financial Industry Regulatory Authority;

•
“Lock-Up
Agreement” are to the
Lock-Up
Agreement entered into concurrently with the execution and delivery of the Business Combination Agreement by and among the Company, certain shareholders of SPAC and certain shareholders of Legacy Swvl effective as of the Closing;

•
“Private Placement Warrants” are to the warrants the SPAC originally issued to the Sponsor in a private placement prior to the Business Combination and which, pursuant to the Business Combination Agreement and the Warrant Agreement, were subsequently assumed by Swvl, and converted into warrants of Swvl, upon consummation of the Business Combination;

•
“Public Warrants” are to the warrants the SPAC issued in connection with its initial public offering and which, pursuant to the Business Combination Agreement and the Warrant Agreement, were subsequently assumed by Swvl, and converted into warrants of Swvl, upon consummation of the Business Combination;

•	“riders” are to persons filling seats on rides;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“seats” are to physical spaces on rides that can be booked by riders;

•	“Service Provider” are to any employee, officer, director, individual independent contractor or individual consultant of Swvl;

•	“SPAC” are to Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability;

•	“Sponsor” are to Queen’s Gambit Holdings LLC, a Delaware limited liability company;

•	“Warrants” are to the Public Warrants and Private Placement Warrants; and

•	“Warrant Agreement” are to the Warrant Agreement, dated January 19, 2021, between SPAC and Continental Stock Transfer & Trust Company, as warrant agent, as amended.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include all matters that are not historical facts, and generally relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions. Forward-looking statements reflect our current views with respect to, among other things, the benefits of the Business Combination, the Company’s capital resources, results of operation, financial condition, liquidity, prospects, growth and strategies, future market conditions, economic performance and developments in the capital and credit markets. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results, levels of activity, performance, or achievements to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the ability to obtain or maintain the listing of our securities on Nasdaq;

•	the risk that the consummation of the transactions disrupts current plans and operations of Swvl;

•
the parties’ ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Swvl to grow and manage growth profitably;

•	Swvl’s incurrence of substantial transaction costs related to the Business Combination;

•	Swvl’s success in attracting and retaining riders and qualified drivers or changes in its officers, key employees or directors following the Business Combination;

•	the risk of reputational challenges based on the behavior of drivers using Swvl’s platform or performance of its operations, including safety, reliability and quality of its services;

•	changes in applicable laws or regulations;

•	the possibility that COVID-19 may adversely affect the results of operations, financial position, and cash flows of Swvl;

•	technological changes, particularly across the SaaS/TaaS vertical;

•	the inability of our management team to properly manage a public company, which may result in difficulty adequately operating and growing its business;

•	data security or privacy breaches, as well as defects, errors, outages or vulnerabilities in Swvl’s technology and that of third-party providers; and

•	the possibility that Swvl may be adversely affected by other economic, business, legal or competitive factors.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except as otherwise required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.
Overview
We are a technology-driven disruptive mobility company that aims to provide reliable, safe, cost-effective and environmentally responsible mass transit solutions. Our mission is to identify and solve inefficiencies associated with low-quality
or sometimes
non-existent
public transportation infrastructure in urban areas that are in critical need of such services. Our technology and services provide commuters, travelers and businesses with a valuable alternative to traditional public transportation, taxi companies or other ridesharing companies. Through our Swvl platform, we provide thousands of riders per day with a dynamically-routed self-optimizing network of minibuses and other vehicles, helping people get where they need to go.
Our first-developed product is the business to consumer (“B2C”) Swvl Retail offering, which provides riders with a network of minibuses and other vehicles running on fixed or semi-fixed routes within cities. Commuters use our Swvl mobile application to book rides between pre-defined
pick-up
points located throughout the city. Our service is powered by a suite of proprietary technologies that regularly optimize routing, predict rider demand, set pricing and provide a seamless user experience for customers and drivers. We believe that our platform offers a transportation alternative that is more efficient, reliable and safe than traditional public transportation options, at an accessible price point. This has allowed us to grow our business rapidly. As of June 30, 2022, more than 2.8 million users have booked more than 112.5 million rides on Swvl.
With our Swvl Travel offering, riders can book rides on long-distance intercity routes on either vehicles available exclusively through the Swvl platform or through third-party services marketed through Swvl.
Leveraging the technology that we use for our Retail and Travel offerings, we also offer “transport as a service” (“TaaS”) enterprise products (marketed as Swvl Business) for businesses, schools, municipal transit agencies and other customers that operate their own transportation programs. These products include, among other things, access to our Swvl Business platform, use of our proprietary technologies, consulting and reporting services and use of the vehicles and drivers on our network to operate such transportation programs. We package our TaaS products to meet the specific needs of each customer. As of June 30, 2022, more than 370 companies across diverse industries, including technology, finance, food and beverage, consulting and healthcare, use our TaaS products. During 2022, we have expanded our Swvl Business offerings by introducing “software as a service” (“SaaS”) products, which allow customers with their own vehicle fleets to utilize the benefits of our platform and technologies. We plan to continue our SaaS expansion efforts throughout the third and fourth quarters of 2022.
Our business was founded on February 8, 2017 by Mostafa Kandil, our Chief Executive Officer, Mahmoud Nouh and Ahmed Sabbah. We launched our first commuter services in Cairo, Egypt in March 2017, before expanding to Alexandria, Egypt the same year. As of June 30, 2022, we have expanded our operations to over 135 cities across over 20 countries. In January 2019, we commenced operations in Nairobi, Kenya. Namely, in the second half of 2019, we commenced operations in major cities in Pakistan, including Lahore, Islamabad and

Karachi, and relocated our headquarters from Cairo, Egypt to Dubai, United Arab Emirates. In 2020 and 2021, we also launched TaaS offerings in the United Arab Emirates, Jordan, Saudi Arabia, Malaysia and the United Arab Emirates. In 2022, our acquisitions of controlling interests in Shotl and Viapool and acquisitions of Volt Lines, door2door and Urbvan have enabled us to expand our global footprint and offer TaaS and/or SaaS products in Switzerland, France, Italy, United Kingdom, Japan and Kuwait.
Recent Developments
Institutional PIPE Financing
On August 10, 2022, we entered into a securities purchase agreement with an institutional investor (the “Institutional Investor”) pursuant to which we sold 12,121,214 Class A Ordinary Shares of the Company at a purchase price of $1.65 per Class A Ordinary Share, which purchase price included series A and series B warrants of the Company immediately exercisable upon issuance for one Class A Ordinary Share at an exercise price of $1.65 (such transactions, the “Institutional Investor Private Placement”). The series A warrants provide the right to purchase up to 12,121,214 Class A Ordinary Shares for a period of five years (the “Series A Warrants”). The series B warrants provide the right to purchase up to 6,060,607 Class A Ordinary Shares for a period of two years (the “Series B Warrants”, and together with the Series A Warrants, the “Institutional Investor Warrants”). A.G.P./Alliance Global Partners acted as the sole placement agent for the Private Placement and received customary compensation for its services, including the issuance thereto of 121,212 Class A Ordinary Shares.
Pursuant to the terms of the securities purchase agreement with the Institutional Investor, Swvl agreed to, among other things, refrain from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of certain of its securities (including Class A Ordinary Shares pursuant to the B. Riley Facility) for a period commencing August 10, 2022 until the date that is 60 calendar days after the date that the SEC declares effective the registration statement registering the resale of the Class A Ordinary Shares and Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants (or, in the event of a “review” by the SEC of the Registration Statement, 30 days after the date that the SEC declares the registration statement registering the resale of the Institutional Investor securities effective) (such period, the “Restricted Period”) and (ii) entering into variable rate transactions (as defined in the securities purchase agreement with the Institutional Investor), subject to certain exceptions, for a period of 12 months after the SEC declares the registration statement registering the resale of the Institutional Investor securities effective.
Swvl previously disclosed that it expected to utilize approximately $50,000,000 of the B. Riley Facility in the third calendar quarter of 2022, assuming that the requisite conditions to its use were satisfied during such period. Swvl had also disclosed that its actual use of the facility could be higher or lower depending on a number of factors, such as working capital needs, acquisitions, cost of capital and liquidity in its common stock. In light of the approximately $20,000,000 in gross proceeds from the Institutional Investor Private Placement, Swvl has adjusted its previously disclosed estimate of $50,000,000 downwards on a dollar-for-dollar-basis
to $30,000,000. As of August 10, 2022, Swvl had raised approximately $9.2 million of proceeds from the B. Riley Facility. As a result of the covenant not to utilize the B. Riley Facility during the Restricted Period, Swvl currently believes that some or all of the remaining approximately $20.8 million estimated use of such facility will now occur in the fourth calendar quarter of 2022.
In connection with the Institutional Investor Private Placement, the Company also entered into a registration rights agreement (the “Institutional Investor Registration Rights Agreement”) pursuant to which Swvl agreed to, among other things, (i) file the Institutional Investor Registration Statement no later than August 30, 2022 and (ii) use its reasonable best efforts to cause the Institutional Investor Registration Statement to become effective as promptly as practicable thereafter, and, in any event no later than 90 days after the closing of the Institutional Investor Private Placement.

In connection with the Institutional Investor Private Placement, certain of the directors of Swvl, pursuant to lock-up
agreements similar in form to the
lock-up
agreements to which certain of Swvl’s officers and directors are currently subject (the “Institutional Investor
Lock-Up
Agreements”), agreed not to sell or transfer any of Swvl’s Class A Ordinary Shares which they currently hold, subject to certain exceptions, during the Restricted Period.
Termination of Definitive Agreement to Acquire Zeelo
On July 29, 2022, Swvl and Zeelo LTD. (“Zeelo”) agreed to terminate their previously-announced transaction whereby Swvl would acquire Zeelo. The acquisition transaction was announced on April 28, 2022 and was expected to close in the second quarter of 2022. All pre-completion
obligations were met, but following financial market volatility, Swvl and Zeelo mutually agreed to terminate the planned transaction.
Swvl Global FZE, a subsidiary of Swvl, previously funded a $5,000,000 convertible promissory note to Zeelo. In connection with the termination of the acquisition transaction, Swvl Global FZE and Zeelo mutually agreed to terminate the convertible promissory note and Swvl Global FZE forgave the $5,000,000 balance thereunder.
Acquisition of Urbvan
On July 11, 2022, Swvl acquired Urbvan Mobility Ltd (“Urbvan”), a shared mobility platform that provides tech-enabled transportation services to Latin America’s second largest country by population. The transaction was announced and closed on July 11, 2022. We believe acquiring Urbvan provides a strong foothold for growth in Mexico and the broader Latin American market and contributes to the key objectives of our recently announced portfolio optimization plan, including focusing on high profitability TaaS and SaaS segments and extracting more value from our proprietary technology stack. This transaction involved Swvl issuing warrants as part of the transaction consideration, which will dilute current shareholders. See the section titled “
Risk Factors—Risks Related to Operational Factors Affecting Swvl—Swvl’s acquisitions of controlling interests in Shotl and Viapool and acquisitions of Volt Lines, door2door and Urbvan may not be beneficial to Swvl as a result of the cost of integrating geographically disparate operations and the diversion of management’s attention from Swvl’s existing business, among other things, and those transactions involve the issuance of equity securities, which dilutes the interests of our existing shareholders. In addition, Swvl may not consummate all acquisitions that it announces
.”
Extension of Certain
Lock-Up
Agreements
Certain shareholders and directors and/or officers of Swvl, including its principal shareholders (including Sponsor) and key executives (collectively, the
“Lock-Up
Holders”) are subject to
lock-up
restrictions pursuant to certain
lock-up
agreements that were entered into concurrently with the execution and delivery of the Business Combination Agreement. On July 10, 2022, Swvl and the
Lock-Up
Holders subsequently entered into extensions to their respective lock-up
agreements (the
“Lock-Up
Extensions”) pursuant to which the
Lock-Up
Holders agreed (i) to extend the relevant time period during which the lock-up
restrictions apply from September 30, 2022 to March 31, 2023, or from March 31, 2023 to September 30, 2023, as applicable (depending on the applicable
Lock-Up
Holder’s beneficial ownership of Class A Ordinary Shares) and (ii) to postpone the start of the measurement period of the trading price based release from August 28, 2022 to February 24, 2023. Additionally, pursuant to the
Lock-Up
Extensions, Swvl and the
Lock-Up
Holders agreed to permit the transfers of Class A Ordinary Shares by the
Lock-Up
Holders to any equity holder of the respective
Lock-Up
Holder to the extent necessary for such equity holder, or any affiliates of such equity holder, to meet any reasonably anticipated capital calls, obligations, commitments or liabilities entered into before the date of the
Lock-Up
Extension as determined by the respective
Lock-Up
Holder; provided, however, that such transfers will not be permitted on a date prior to which a transfer would have been permitted pursuant to the time based release or the trading price based release of the lock-up
agreements as in effect on the execution date of the original lock-up
agreements.

Business Combination
On March 31, 2022, the Company consummated the previously announced business combination pursuant to the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (a) SPAC merged with and into Cayman Merger Sub (the “SPAC Merger”), with Cayman Merger Sub surviving the SPAC Merger (Cayman Merger Sub, in its capacity as the surviving company of the SPAC Merger, the “SPAC Surviving Company”) and becoming the sole owner of all of the issued and outstanding shares, par value $1.00 per share, of BVI Merger Sub (each, a “BVI Merger Sub Common Share”), (b) concurrently with the consummation of the SPAC Merger, the Company redeemed each Class A Ordinary Share and each Class B ordinary share, par value $0.0001, of the Company (each, a “Common Share B”) issued and outstanding immediately prior to the SPAC Merger for par value, (c) following the SPAC Merger, the SPAC Surviving Company distributed all of the issued and outstanding BVI Merger Sub Common Shares to the Company (the “BVI Merger Sub Distribution”) and (d) following the BVI Merger Sub Distribution, BVI Merger Sub merged with and into Legacy Swvl (the “Company Merger”), with Legacy Swvl surviving the Company Merger as a wholly owned subsidiary of the Company. As a result of the Business Combination, the SPAC Surviving Company and Legacy Swvl each became wholly owned subsidiaries of the Company and the securityholders of SPAC and Legacy Swvl became securityholders of the Company.
As part of the Business Combination, at the effective time of the SPAC Merger (the “SPAC Merger Effective Time”), among other things, (a) each Class A ordinary share, par value $0.0001 per share, of SPAC (each, a “SPAC Class A Ordinary Share”) issued and outstanding immediately prior to the SPAC Merger Effective Time was automatically cancelled, extinguished and converted into the right to receive one Class A Ordinary Share and (b) each Class B ordinary share, par value $0.0001 per share, of SPAC, was automatically cancelled, extinguished and converted into the right to receive one Common Share B, (c) each fraction of or whole warrant to purchase SPAC Class A Ordinary Shares (each, a “SPAC Warrant”) issued, outstanding and unexercised immediately prior to the SPAC Merger Effective Time was automatically assumed and converted into a fraction or whole Warrant, to acquire (in the case of a whole warrant) one Class A Ordinary Share, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former warrants of SPAC and (d) without duplication of the foregoing, each unit of SPAC, comprised of one SPAC Class A Ordinary Share and one-third
of one SPAC Warrant, existing and outstanding immediately prior to the SPAC Merger Effective Time was automatically cancelled, extinguished and converted into one unit of the Company (each, a “Unit”), comprised of one Class A Ordinary Share and one-third
of one Warrant.
As part of the Business Combination, at the effective time of the Company Merger (the “Company Merger Effective Time”), among other things, (a) the Units separated into their component securities and ceased to exist, (b) all of Legacy Swvl’s ordinary common shares A of no par value, all of Legacy Swvl’s ordinary common shares B of no par value (“Common Shares B”) and all preferred shares of Legacy Swvl (collectively, “Legacy Swvl Shares”) outstanding immediately prior to the Company Merger Effective Time (excluding any Legacy Swvl Shares held in treasury by Legacy Swvl) were automatically cancelled, extinguished and converted into the right to receive (i) a number of Class A Ordinary Shares equal to an exchange ratio of approximately 1509.96x, and (ii) upon the satisfaction of certain conditions set forth in the Business Combination Agreement, the applicable per share earnout consideration (the “Per Share Earnout Consideration”), in each case without interest and (c) each then outstanding and unexercised option to purchase Common Shares B (each, a “Legacy Swvl Option”), whether or not vested, were assumed and converted into (i) an option to purchase a number of Class A Ordinary Shares (such option, an “Exchanged Option”) equal to the product of (A) the number of Common Shares B subject to such Legacy Swvl Option (assuming payment in cash of the exercise price of such Legacy Swvl Option) immediately prior to the Company Merger Effective Time multiplied by (B) the exchange ratio, at an exercise price per share equal to (x) the exercise price per share of such Legacy Swvl Option immediately prior to the Company Merger Effective Time, divided by (y) the exchange ratio (which option will remain subject to the same vesting terms as such Legacy Swvl Option) and (ii) a number of restricted stock units that will be settled in Class A Ordinary Shares upon the satisfaction of certain price targets or the occurrence of a “change of control” event. Concurrently with the consummation of the Company Merger at the Company Merger Effective Time, then outstanding convertible notes of Legacy Swvl also converted into the right to receive Class A Ordinary Shares.
In connection with the transactions contemplated by the Business Combination Agreement, SPAC and the Company entered into subscription agreements (the “PIPE Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and the Company agreed to sell to the PIPE Investors in a private placement at or after the Company Merger Effective Time, Class A Ordinary Shares for a purchase price of $10.00 per share, representing an aggregate purchase price of $49.7 million, of which $39.7 million was received by the Company at the Company Merger Effective Time. In addition, Legacy Swvl issued $71.8 million of exchangeable notes (the “Swvl Exchangeable Notes”) to investors, including certain of the PIPE Investors, which such Swvl Exchangeable Notes were automatically exchanged for Class A Ordinary Shares. The aggregate number of Class A Ordinary Shares issued as of the date of this prospectus in connection with the PIPE Subscription Agreements and the Swvl Exchangeable Notes was 12,188,711.
The Business Combination was consummated on March 31, 2022. As a result of the Business Combination, the SPAC Surviving Company and Legacy Swvl each became wholly owned subsidiaries of the Company. On April 1, 2022, the Class A Ordinary Shares and Warrants (together, the “Securities” or the “Swvl Securities”) commenced trading on Nasdaq, under the new tickers “SWVL” and “SWVLW,” respectively. The Units, having automatically separated into their component securities at the Company Merger Effective Time, have ceased to be outstanding.
Certain of the Company’s shareholders beneficially own approximately 75% of our outstanding Class A Ordinary Shares and, subject to the contractual lock-ups
described below, may sell all of their Class A Ordinary Shares in the public market at any time, so long as the registration statement of which this prospectus forms a part remains effective and this prospectus remains usable. Pursuant to lock-up
agreements entered into with the Company and subsequently voluntarily extended, these shareholder’s have agreed, subject to certain exceptions, not to (a) transfer, assign or sell any Class A Ordinary Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, in each case until the earlier of (x) either March 31, 2023 or September 30, 2023 (depending on the applicable shareholder’s beneficial ownership of our Class A Ordinary Shares), (y) the first date on which the last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-day
trading period commencing on or after February 24, 2023 and (z) a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Sales of a substantial number of our shares in the public market, or the perception that these sales might occur, could depress the market price of our securities.
Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2022 fiscal year and expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Foreign Private Issuer
We are a “foreign private issuer” under SEC rules. Consequently, we are subject to the reporting requirements under the Exchange Act applicable to foreign private issuers.
Based on our foreign private issuer status, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act and we also are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also not required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Class A Ordinary Shares. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules and we have elected to do so in certain regards. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
Risk Factors
An investment in our securities involves substantial risks and uncertainties that may adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

•	Several countries in which Swvl operates and plans to operate in the future have been subject to political and economic instability.

•	Swvl’s limited operating history and rapidly evolving business make it particularly difficult to evaluate Swvl’s prospects and the risks and challenges Swvl may encounter.

•
The mass transit ridesharing market is still in relatively early stages of growth and if the market does not continue to grow, grows more slowly than Swvl expects or fails to grow as large as Swvl expects, Swvl’s business, financial condition and operating results could be adversely affected.

•
If Swvl fails to cost-effectively attract and retain qualified drivers to use its platform, or to increase utilization of Swvl’s platform by Swvl’s currently contracted drivers, Swvl’s business, financial condition and operating results could be harmed.

•
If Swvl fails to cost-effectively attract and retain new riders or to increase utilization of its platform by existing riders, Swvl’s business, financial condition and operating results could be harmed.

•
Swvl depends on its key personnel and other highly skilled personnel, and if Swvl fails to attract, retain, motivate or integrate its personnel, Swvl’s business, financial condition and operating results could be adversely affected.

•
Swvl’s reputation, brand and the network effects among the drivers and riders using Swvl’s platform are important to its success, and if Swvl is not able to maintain and continue developing its reputation, brand and network effects, its business, financial condition and operating results could be adversely affected.

•	Swvl’s growth strategy will subject it to additional costs, compliance requirements and risks, and Swvl’s expansion plans may not be successful.

•
Swvl has not historically maintained insurance coverage for its operations. Swvl may not be able to mitigate the risks facing its business and could incur significant uninsured losses, which could adversely affect its business, financial condition and operating results.

•
Any actual or perceived security or privacy breach could interrupt Swvl’s operations and adversely affect its reputation, brand, business, financial condition and operating results. Swvl has previously experienced a data breach that resulted in the exposure of its customers’ personal information.

•
If Swvl fails to effectively predict rider demand, to set pricing and routing accordingly or to run routes that are consistent with the availability of drivers using its platform, Swvl’s business, financial condition and operating results could be adversely affected.

•	If Swvl is not able to successfully develop new offerings on its platform and enhance its existing offerings, Swvl’s business, financial condition and operating results could be adversely affected.

•
Swvl’s metrics and estimates, including the key metrics included in this prospectus, are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm Swvl’s reputation and negatively affect Swvl’s business, financial condition and operating results.

•	Any failure to offer high-quality user support may harm Swvl’s relationships with users and could adversely affect Swvl’s reputation, brand, business, financial condition, and operating results.

•
Systems failures and resulting interruptions in the availability of Swvl’s website, applications, platform, or offerings could adversely affect Swvl’s business, financial condition, and operating results.

•
If Swvl is unable to make acquisitions and investments or successfully integrate them into its business, or if Swvl enters into strategic transactions that do not achieve its objectives, Swvl’s business, financial condition and operating results could be adversely affected.

•
Swvl has identified material weaknesses in its internal control over financial reporting. If for any reason Swvl is unable to remediate these material weaknesses and otherwise to maintain proper and effective internal controls over financial reporting in the future, Swvl’s ability to produce accurate and timely consolidated financial statements may be impaired, which may harm Swvl’s operating results, Swvl’s ability to operate its business or investors’ views of Swvl.

•
The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Ordinary Shares, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline significantly.

Our Corporate Information
See “Prospectus Summary—Recent Developments—Business Combination” in this prospectus for additional information regarding the Business Combination. The Company is a business company limited by shares incorporated under the laws of the British Virgin Islands. The Company was incorporated under the laws of the British Virgin Islands on July 23, 2021 under the name Pivotal Holdings Corp. Upon consummation of the Business Combination, the Company changed its name to Swvl Holdings Corp. The mailing address of the Company’s registered office is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Company’s principal executive office is The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates. The telephone number of the Company’s principal executive office is +971 42241293.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. The Company’s principal website address is https://www.swvl.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Class A Ordinary Shares.

Securities being registered for resale by the Selling Securityholders:	30,424,247 Class A Ordinary Shares, which includes up to 18,181,821 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants.

Offering prices for resales:	The Selling Securityholders will determine when and how they will dispose the Class A Ordinary Shares being offered and registered under this prospectus for resale.

Class A Ordinary Shares offered by us:	(a) 12,121,214 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and (b) 6,060,607 Class A Ordinary Shares issuable upon exercise of the Series B Warrants.

Ordinary shares issued and outstanding prior to any exercise of Warrants as of August 22, 2022:	135,125,061 Class A Ordinary Shares.

Use of Proceeds:	All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

We will receive up to an aggregate of approximately $30 million from the exercise of the Institutional Investor Warrants, assuming the exercise in full of all of the Institutional Investor Warrants for cash. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. When the market price for our Class A Ordinary Shares is less than $1.65 per share (i.e., the Institutional Investor Warrants are “out of the money”), which it was as of August 22, 2022, we believe warrant holders will be unlikely to exercise their Institutional Investor Warrants. We expect to use the net proceeds from the exercise of the Institutional Investor Warrants for general corporate purposes. See “Use of Proceeds.”

Dividend Policy:	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Class A Ordinary Shares:	Our Class A Ordinary Shares are listed on Nasdaq under the trading symbols “SWVL”.

Risk Factors:	You should carefully consider the information set forth herein under “ Risk Factors ”.

RISK FACTORS
Risks Related to Operational Factors Affecting Swvl
Swvl’s limited operating history and evolving business make it particularly difficult to evaluate Swvl’s prospects and the risks and challenges Swvl may encounter.
While Swvl has primarily focused on mass transit ridesharing services since Swvl launched in 2017, Swvl’s business continues to evolve. Beginning in 2020, Swvl reevaluated and adjusted its pricing methodologies and expanded its business offerings to include TaaS and (in the future) SaaS. While it is difficult to evaluate the prospects and risks of any business, Swvl’s relatively new and evolving business makes it particularly difficult to assess Swvl’s prospects and the risks and challenges it may encounter. Risks and challenges Swvl has faced or expects to face include its ability to:

•	forecast its revenue and budget for and manage expenses;

•	attract new qualified drivers and new riders to use its platform and have existing qualified drivers and riders continue to use its platform in a cost-effective manner;

•
comply with existing or developing and new or modified laws and regulations applicable to Swvl’s business and the data it processes, including in jurisdictions where such regulations may still be developing or changing rapidly;

•
manage its platform and business assets and expenses in light of the
COVID-19
pandemic and related public health measures issued by various jurisdictions, including travel bans, travel restrictions, and shelter-in-place
orders, as well as maintain demand for and confidence in the safety of Swvl’s platform during and following the
COVID-19
pandemic;

•	plan for and manage expenditures for Swvl’s current and future offerings, including expenses relating to Swvl’s growth strategy;

•	deploy and ensure utilization of the vehicles operating on Swvl’s platform;

•	anticipate and respond to macroeconomic changes and changes in the markets in which Swvl operates;

•	maintain and enhance the value of Swvl’s reputation and brand;

•	effectively manage Swvl’s growth and business operations, including the impacts of the COVID-19 pandemic on Swvl’s business;

•	successfully expand Swvl’s geographic reach;

•	successfully expand Swvl’s TaaS business and launch Swvl’s SaaS business;

•	hire, integrate and retain talented personnel; and

•	successfully develop new platform features and offerings to enhance the experience of riders, drivers and corporate customers (as well as schools and municipalities).
If Swvl fails to address the risks and difficulties that it faces, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, Swvl’s business, financial condition and operating results could be adversely affected. Further, because Swvl has limited historical financial data, operates in a rapidly evolving market and its growth strategy is premised on rapid international expansion, any predictions about Swvl’s future revenue and expenses may not be as accurate as they would be if Swvl had a longer operating history or operated in a more predictable market. If Swvl’s assumptions regarding these risks and uncertainties, which Swvl uses to plan and operate its business, are incorrect or change, or if it does not address these risks successfully, Swvl’s operating results could differ materially from its expectations and Swvl’s business, financial condition and operating results could be adversely affected.

The
COVID-19
pandemic and related responsive measures have disrupted and negatively impacted, and may in the future disrupt and negatively impact, Swvl’s business, financial condition, and operating results. Swvl cannot predict the extent to which the pandemic and related effects may in the future adversely impact its business, financial condition and operating results, and the execution of Swvl’s strategic objectives.
The ongoing
COVID-19
pandemic and related responsive measures (
e.g.
, travel bans, travel restrictions and
shelter-in-place
orders) have negatively impacted Swvl’s business, financial condition, and operating results. The pandemic and these related responses continue to evolve and have caused, and may in the future cause, decreased demand for Swvl’s platform relative to pre-COVID-19
levels and significant volatility and disruption of financial markets.
The
COVID-19
pandemic has subjected Swvl’s business, financial condition, and operating results to several risks, including, but not limited to the following:

•
Declines in mobility due to
COVID-19,
including commuting, local travel, and business travel, have resulted in decreased demand for Swvl’s platform. Changes in travel trends and behavior arising from
COVID-19,
including the impact of new variants, may develop or persist over time, which may further contribute to this adverse effect in the future.

•
The measures Swvl previously took in response to the
COVID-19
pandemic adversely affected Swvl’s business and operating results. For example, in the first quarter of 2020, Swvl temporarily suspended its usual services, other than to certain key business customers, and operated reduced-service for essential workers at no charge. Although regular service has largely resumed, in the future there may be repeated disruption arising from the
COVID-19
pandemic and related responsive measures that may require Swvl to suspend or limit its services again, which would adversely affect Swvl’s business, financial condition and operating results.

•
Changes in driver behavior during the
COVID-19
pandemic led to reduced levels of driver availability on Swvl’s platform, beginning in the first quarter of 2020. As a result, at the time Swvl was required to offer additional incentives to drivers to continue operating on Swvl’s platform. Any future reduction in driver availability due to the
COVID-19
pandemic may require Swvl to increase prices or provide additional incentives to attract and retain drivers and riders, which may adversely affect its business, financial condition and operating results.

•
Responsive measures to the
COVID-19
pandemic caused Swvl to modify its business practices by having corporate employees in nearly all office locations work remotely, limiting employee travel and canceling or postponing events and meetings, or holding them virtually. Swvl may be required to or choose voluntarily to take additional actions for the health and safety of its workforce and users of its platform, including after the pandemic subsides, whether in response to government orders or based on Swvl’s determinations. If these measures result in decreased productivity, harm Swvl’s company culture, adversely affect Swvl’s ability to timely and accurately report its financial statements or maintain internal controls, or otherwise negatively affect Swvl’s business, Swvl’s financial condition, and operating results could be adversely affected.

As the severity, magnitude, and duration of the
COVID-19
pandemic, the resulting public health responses and its economic consequences remain uncertain and difficult to predict, the pandemic’s impact on Swvl’s business, financial condition and operating results, as well as its impact on Swvl’s ability to successfully execute its business strategies and initiatives, also remains uncertain and difficult to predict. As the countries in which Swvl operates have reopened, the recovery of the economy and Swvl’s business have fluctuated and varied by geography. Further, the ultimate impact of the
COVID-19
pandemic on the riders, drivers and other users of Swvl’s platform, as well as its employees, business, financial condition and operating results depends on many factors that are not within Swvl’s control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transport and modified workplace activities); the impact of the pandemic and actions taken in response thereto on local or regional economies, travel and economic activity; the speed and efficacy of vaccine distribution; the availability of government funding programs; evolving laws and regulations regarding
COVID-19,
including those related to disclosure and notification; general economic uncertainty in key markets and financial market volatility; volatility in global economic conditions and levels of economic growth; the duration of the pandemic; the extent of any virus mutations or new variants of
COVID-19;
and the pace of recovery when the
COVID-19
pandemic subsides.
Several countries in which Swvl operates and plans to operate in the future have been subject to political and economic instability.
Swvl has historically conducted most of its business operations in Egypt, Pakistan and Kenya, and its growth strategy is premised on the rapid introduction of its platform into both emerging and developed markets. Several of the countries in which Swvl operates or plans to operate its business have previously, and in the future may be, subject to instances of political instability, civil unrest, hostilities, terrorist activities and economic volatility. Any such events may lead to, among other things, declines in rider and driver demand for Swvl’s platform, whether arising from safety concerns, a drop in consumer confidence or otherwise, a general deterioration of economic conditions, currency volatility or adverse changes to the political and regulatory environment. Any such developments and any other forms of political or economic instability in Swvl’s markets may harm Swvl’s business, financial condition and operating results.
Swvl faces competition and could lose market share to competitors, which could adversely affect Swvl’s business, financial condition and operating results.
Swvl believes that its principal competition for ridership is public transportation services. Swvl’s business model is premised in part on promoting the safety, efficiency and convenience of its offerings to convert public transportation users into riders on Swvl’s platform. While Swvl has previously been successful in attracting and retaining new riders, public transportation is often available at a lower price and with a greater variety of routes than the rides Swvl offers. In addition, public transportation operators in Swvl’s markets may in the future make improvements or implement measures to enhance the safety, efficiency and convenience of their networks. If current and potential riders do not view the advantages of Swvl’s platform as outweighing the difference in price, or if the successful introduction of such improvements or measures weakens the competitive advantages of Swvl’s offerings, Swvl may be unable to retain existing riders or attract new riders and its business, financial condition and operating results may be adversely affected.
Swvl also faces competition from other ridesharing companies and car hire and taxi companies. The ridesharing market in particular is intensely competitive and is characterized by rapid changes in technology, shifting rider needs and preferences and frequent introductions of new services and offerings. Swvl expects competition to increase, both from existing competitors and new entrants in the markets in which Swvl operates or plans to operate, and such competitors may be well-established and enjoy greater resources or other strategic advantages. If Swvl is unable to anticipate or successfully react to these competitive challenges in a timely manner, Swvl’s competitive position could weaken, or fail to improve, and Swvl could experience a decline in revenue or growth stagnation that could adversely affect Swvl’s business, financial condition and operating results.
Certain of Swvl’s current and potential competitors have greater financial, technical, marketing, research and development and other resources, greater name recognition, longer operating histories or a larger global user base than Swvl does. Such competitors may be able to devote greater resources to the development, promotion and sale of offerings and offer lower prices in certain markets than Swvl does, which could adversely affect Swvl’s business, financial condition and operating results. These and other factors may allow Swvl’s competitors to derive greater revenue and profits from their existing user bases, attract and retain qualified drivers and riders at lower costs or respond more quickly to new and emerging technologies and trends. Current and potential competitors may also establish cooperative or strategic relationships, or consolidate, amongst themselves or with third parties that may further enhance their resources and offerings.

Swvl believes that its ability to compete effectively depends upon many factors both within and beyond Swvl’s control, including:

•	the popularity, utility, ease of use, performance and reliability of Swvl’s offerings;

•	Swvl’s reputation, including the perceived safety of Swvl’s platform, and brand strength;

•	Swvl’s pricing models and the prices of its offerings;

•
Swvl’s ability to manage its business and operations during the ongoing
COVID-19
pandemic and recovery as well as in response to related governmental, business and individuals’ actions that continue to evolve (including restrictions on travel and transport and modified workplace activities);

•	Swvl’s ability to attract and retain qualified drivers and riders to use its platform;

•	Swvl’s ability to develop new offerings, including the expansion of its TaaS business and launch of its SaaS business;

•	Swvl’s ability to continue leveraging and enhancing its data analytics capabilities;

•	Swvl’s ability to establish and maintain relationships with strategic partners and third-party service providers;

•	Swvl’s ability to deploy and ensure utilization of the vehicles operating on its platform;

•	changes mandated by, or that Swvl elects to make to address, legislation, regulatory authorities or litigation, including settlements, judgments, injunctions and consent decrees;

•	Swvl’s ability to attract, retain and motivate talented employees;

•	Swvl’s ability to raise additional capital as needed; and

•	acquisitions or consolidation within Swvl’s industry.
If Swvl is unable to compete successfully, Swvl’s business, financial condition and operating results could be adversely affected.
The mass transit ridesharing market is still in relatively early stages of growth and if the market does not continue to grow, grows more slowly than Swvl expects or fails to grow as large as Swvl expects, Swvl’s business, financial condition and operating results could be adversely affected.
Prior to
COVID-19,
the mass transit ridesharing market was growing rapidly, but it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all, particularly after the
COVID-19
pandemic. Swvl’s success depends to a substantial extent on the willingness of people to widely adopt mass transit ridesharing. If the public does not perceive Swvl’s offerings as beneficial, or chooses not to adopt them as a result of concerns regarding public health or safety, affordability or for other reasons, then the market for Swvl’s offerings may not further develop, may develop more slowly than Swvl expects or may not achieve the growth potential Swvl expects. Any of the foregoing risks and challenges could adversely affect Swvl’s business, financial condition and operating results.
If Swvl fails to cost-effectively attract and retain qualified drivers to use its platform, or to increase utilization of Swvl’s platform by existing drivers using its platform, Swvl’s business, financial condition and operating results could be harmed.
Swvl’s continued growth depends in part on its ability to cost-effectively attract and retain qualified drivers who satisfy Swvl’s screening criteria and procedures to use its platform and to increase utilization of Swvl’s platform by existing drivers.
To attract and retain qualified drivers to use its platform, Swvl has, among other things, offered bonus payments and other incentives to high-performing drivers, and temporarily provided financial assistance to support drivers during the
COVID-19
pandemic. Government and private business actions in response to the
COVID-19
pandemic, such as travel bans, travel restrictions,
shelter-in-place
orders, increased reliance on work-from-home rather than working in offices, and people and businesses electing to move away from more densely populated cities, have decreased and may in the future decrease utilization of Swvl’s platform by riders. If Swvl does not continue to provide drivers with compelling opportunities to earn income and other incentive programs for using its platform, or if drivers become dissatisfied with Swvl’s requirements for drivers to use its platform, Swvl may fail to attract new drivers to use its platform, retain current drivers to use its platform or increase their utilization of its platform, or Swvl may experience complaints, negative publicity, or services disruptions that could adversely affect its users and its business.
The incentives Swvl provides to attract drivers could fail to attract and retain qualified drivers to use its platform or fail to increase utilization of its platform by existing drivers, or could have other unintended adverse consequences. In addition, changes in certain laws and regulations, labor and employment laws, licensing requirements or background check requirements, may result in a shift or decrease in the pool of qualified drivers, which may result in increased competition for the services of qualified drivers or higher costs of recruitment, operation and retention with respect to drivers providing services through the Swvl platform. Other factors outside of Swvl’s control, such as the
COVID-19
pandemic or other concerns about personal health and safety, or concerns about the availability of government or other assistance programs if drivers continue to drive using Swvl’s platform, may also reduce the number of drivers available through Swvl’s platform or utilization of Swvl’s platform by drivers, or impact Swvl’s ability to attract new drivers to use its platform. If Swvl fails to attract qualified drivers to use its platform on favorable terms, fails to increase utilization of its platform by existing drivers or loses qualified drivers using its platform to competitors, Swvl may not be able to meet the demand of riders, including maintaining competitive prices for riders, and Swvl’s business, financial condition and operating results could be adversely affected.
If Swvl fails to cost-effectively attract and retain new riders or to increase utilization of its platform by existing riders, Swvl’s business, financial condition and operating results could be harmed.
Swvl’s success depends in part on its ability to cost-effectively attract and retain new riders and increase utilization of Swvl’s platform by current riders. Riders have a wide variety of options for transportation, including public transportation, taxis and other ridesharing offerings. Rider preferences may also change from time to time with the advent of new mobility technologies, different behaviors and attitudes towards the environment and new urban planning practices (including increased focus on public transportation and public-private partnerships with respect to mobility). To expand its rider base, Swvl must appeal to new riders who have historically used other forms of transportation or other ridesharing platforms. Swvl believes that its paid marketing initiatives have been critical in promoting awareness of Swvl’s brand and offerings, which in turn leads to new riders using Swvl for the first time and drives rider Utilization (calculated as Total Bookings divided by Total Available Seats, over the period of measurement). Further, as Swvl continues to expand into new geographic areas, it will be relying in part on referrals from existing riders to attract new riders. However, Swvl’s brand and ability to build trust with existing and new riders may be adversely affected by complaints and negative publicity about Swvl, its offerings, its policies, including its pricing algorithms, drivers using its platform, or its competitors, even if factually incorrect or based on isolated incidents. Further, if existing and new riders do not perceive the transportation services provided by drivers using Swvl’s platform to be reliable, safe and affordable, or if Swvl fails to offer new and relevant offerings and features on its platform, Swvl may not be able to attract or retain riders or to increase their utilization of its platform. Further, government and private business actions in response to the
COVID-19
pandemic, such as travel bans, travel restrictions,
shelter-in-place
orders, increased reliance on work-from-home rather than working in offices, and people and businesses electing to move away from more densely populated cities, have decreased and may in the future decrease utilization of Swvl’s platform by riders including longer term.
As Swvl continues to expand into new geographic areas, it will be relying in part on referrals from existing riders to attract new riders, and therefore must ensure that its existing riders remain satisfied with its offerings. If

Swvl fails to continue to grow its rider base, retain existing riders or increase the overall utilization of its platform by existing riders, Swvl’s business, financial condition and operating results could be adversely affected.
Swvl depends on its key personnel and other highly skilled personnel, and if Swvl fails to attract, retain, motivate or integrate its personnel, Swvl’s business, financial condition and operating results could be adversely affected.
Swvl’s success depends in part on the continued service of its co-founder
and Chief Executive Officer, senior management team, key technical employees and other highly skilled personnel and on Swvl’s ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of its organization. Swvl may not be successful in attracting and retaining qualified personnel to fulfill its current or future needs, and actions Swvl takes in response to the impact of the
COVID-19
pandemic on Swvl’s business may harm Swvl’s reputation or impact its ability to recruit qualified personnel in the future. Please see the section entitled “The
COVID-19
pandemic and related responsive measures have disrupted and negatively impacted, and may in the future disrupt and negatively impact, Swvl’s business, financial condition, and operating results. Swvl cannot predict the extent to which the pandemic and related effects may in the future adversely impact its business, financial condition and operating results, and the execution of Swvl’s strategic objectives.” Swvl’s competitors may be successful in recruiting and hiring members of Swvl’s management team or other key employees, and it may be difficult to find suitable replacements on a timely basis, on competitive terms, or at all. If Swvl is unable to attract and retain the necessary personnel, particularly in critical areas of its business, Swvl may not achieve its strategic goals.
Swvl faces intense competition for highly skilled personnel. To attract and retain top talent, Swvl has had to offer, and Swvl believes it needs to continue to offer, competitive compensation and benefits packages. Job candidates and existing personnel often consider the value of the equity awards they receive in connection with their employment. If the perceived value of Swvl’s equity or equity awards declines or Swvl is unable to provide competitive compensation packages, Swvl’s ability to attract and retain highly qualified personnel may be adversely affected and Swvl may experience increased attrition. Swvl may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and Swvl may never realize returns on these investments. If Swvl is unable to effectively manage its hiring needs or successfully integrate new hires, Swvl’s efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could adversely affect Swvl’s business, financial condition and operating results.
Swvl’s reputation, brand and the network effects among the drivers and riders using Swvl’s platform are important to its success, and if Swvl is not able to maintain and continue developing its reputation, brand and network effects, its business, financial condition and operating results could be adversely affected.
Swvl believes that building a strong reputation and brand as a safe, reliable and affordable platform and continuing to increase the strength of the network effects among the drivers and riders using Swvl’s platform (
i.e.
, the advantages that derive from having more drivers and riders using Swvl’s platform) are critical to its ability to attract and retain qualified drivers and riders. The successful development of Swvl’s reputation, brand and network effects depends on a number of factors, many of which are outside Swvl’s control. Negative perception of Swvl or its platform may harm Swvl’s reputation, brand and network effects, including as a result of:

•
complaints or negative publicity about Swvl or drivers or riders on its platform, its offerings or its policies and guidelines, including Swvl’s practices and policies with respect to drivers, or the ridesharing industry, even if factually incorrect or based on isolated incidents;

•	illegal, negligent, reckless or otherwise inappropriate behavior by drivers, riders or third parties;

•	a failure to offer riders competitive pricing and convenient service;

•	a failure to provide the range of routes, dynamic routing, and ride types sought by riders;

•	actual or perceived inaccuracies in demand prediction and other defects or errors in Swvl’s platform;

•	concerns by riders or drivers about the safety of ridesharing and Swvl’s platform, including in light of the COVID-19 pandemic;

•	actual or perceived disruptions in Swvl’s platform, site outages, payment disruptions or other incidents that impact the reliability of Swvl’s offerings;

•	failure to protect Swvl’s customer personal data, or other privacy or data security breaches;

•	litigation involving, or investigations by regulators into, Swvl’s business;

•	users’ lack of awareness of, or compliance with, Swvl’s policies;

•	Swvl’s policies or changes thereto that users or others perceive as overly restrictive, unclear or inconsistent with Swvl’s values or mission or that are not clearly articulated;

•	a failure to enforce Swvl’s policies in a manner that users perceive as effective, fair and transparent;

•	a failure to operate Swvl’s business in a way that is consistent with Swvl’s stated values and mission;

•	inadequate or unsatisfactory user support service experiences;

•	illegal or otherwise inappropriate behavior by Swvl’s management team or other employees or contractors;

•	negative responses by drivers or riders to new offerings on Swvl’s platform;

•	a failure to balance the interests of driver and riders;

•	accidents or other negative incidents involving the use of Swvl’s platform;

•	perception of Swvl’s treatment of employees or contractors and Swvl’s response to employee sentiment related to political or social causes or actions of management;

•	political or social policies or activities; or

•	any of the foregoing with respect to Swvl’s competitors, to the extent such resulting negative perception affects the public’s perception of Swvl or its industry as a whole.
If Swvl does not successfully maintain and develop its brand, reputation and network effects and successfully differentiate its offerings from the offerings of competitors, Swvl’s business may not grow, Swvl may not be able to compete effectively and it could lose existing qualified drivers or existing riders or fail to attract new qualified drivers or new riders to use its platform, any of which could adversely affect Swvl’s business, financial condition and operating results.
Swvl’s company culture has contributed to its success and if Swvl cannot maintain this culture as it grows, its business, financial condition and operating results could be harmed.
Swvl believes that its culture, which promotes proactivity, taking ownership and putting riders and drivers first has been critical to its success. Swvl faces a number of challenges that may affect its ability to sustain its corporate culture, including:

•	failure to identify, attract, reward and retain people in leadership positions in Swvl’s organization who share and further Swvl’s culture, values and mission;

•	Swvl’s rapid growth strategy, which involves increasing the size and geographic dispersion of Swvl’s workforce;

•	shelter-in-place orders in certain jurisdictions where Swvl operates that have required many of Swvl’s employees to work remotely, as well as return to work arrangements and workplace strategies;

•	the inability to achieve adherence to Swvl’s internal policies and core values, including Swvl’s diversity, equity and inclusion practices;

•	competitive pressures to move in directions that may divert Swvl from its mission, vision and values;

•	the continued challenges of the rapidly-evolving mass-transit ridesharing industry;

•	the increasing need to develop expertise in new areas of business and operate across borders;

•	potential negative perception of Swvl’s treatment of employees or Swvl’s response to employee sentiment related to political or social causes or actions of management;

•	changes to employee work arrangements in response to COVID-19; and

•	the integration of new personnel and businesses from potential acquisitions.
If Swvl is not able to maintain its corporate culture, Swvl’s business, financial condition and operating results could be adversely affected.
Swvl’s growth strategy will subject it to additional costs, compliance requirements and risks, and Swvl’s plans may not be successful.
Swvl intends to pursue a rapid growth strategy to expand its operations into new international markets. In 2022, Swvl has worked towards expanding its Swvl Retail and Swvl Travel offerings in countries in the Middle East and Latin America, and to introduce its Swvl Business offerings in countries in Latin America, Western Europe and Southeast Asia. Operating in a large number of countries will require significant attention of Swvl’s management to oversee operations over a broad geographic area with varying legal and regulatory environments, competitive dynamics and cultural norms and customs and will place significant burdens on Swvl’s operations, engineering, finance and legal and compliance functions. Swvl may incur significant operating expenses as a result of its international presence and its expansion plans will be subject to a variety of challenges, including:

•	recruitment and retention of talented and capable employees in foreign countries while maintaining Swvl’s company culture in each of its markets;

•	competition from local incumbents with existing knowledge of local markets that may market and operate more effectively and may enjoy greater local affinity or awareness;

•	differing rider and driver demand dynamics, which may make Swvl’s offerings less successful;

•	the need to adapt to new markets, including the need to localize Swvl’s offerings and marketing efforts to the preferences of local riders and drivers;

•	public health concerns or emergencies, including the COVID-19 pandemic and other highly communicable diseases or viruses;

•
compliance with varying laws and regulatory standards, including with respect to data privacy, cybersecurity, tax, trade compliance, environmental and other vehicle standards and local regulatory restrictions;

•	the risk that local laws and business practices favor local competitors;

•	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and similar laws in other jurisdictions;

•	obtaining any required government approvals, licenses or other authorizations;

•	varying levels of Internet and mobile technology adoption and infrastructure;

•	currency exchange restrictions or costs and exchange rate fluctuations;

•	political, economic, or social instability, which may cause disruptions to Swvl’s business;

•
operating in jurisdictions with reduced, nonexistent or unenforceable protection for intellectual property rights or where Swvl does not have registered intellectual property rights in its brand and/or technology; and

•	limitations on the repatriation and investment of funds as well as foreign currency exchange restrictions.
Swvl’s limited experience in operating its business in multiple countries increases the risk that any potential expansion efforts that Swvl may undertake will not be successful and may require Swvl to terminate its operations in certain markets. Swvl intends to invest substantial time and resources to expand its operations internationally. As a result, if Swvl is unable to manage these risks effectively, Swvl’s business, financial condition and operating results could be adversely affected.
If Swvl fails to effectively manage its growth and optimize its organizational structure, Swvl’s business, financial condition and operating results could be adversely affected.
Since its launch in 2017, Swvl has experienced rapid growth in its business, revenues and the number of users on its platform. Swvl expects this growth to continue following the recovery of the world economy from the
COVID-19
pandemic. This growth has placed, and will continue to place, significant demands on Swvl’s management and Swvl’s operational and financial infrastructure. The steps Swvl takes to manage its business operations, including policies for employees, and to align Swvl’s operations with Swvl’s strategies for growth, may adversely affect Swvl’s reputation and brand and its ability to recruit, retain and motivate highly skilled personnel.
Swvl’s ability to manage growth and business operations effectively and to integrate new employees, technologies and acquisitions into its existing business will require Swvl to continue to expand its operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain Swvl’s ability to develop and improve its operational, financial and management controls, enhance its reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if Swvl does not effectively manage the growth of its business and operations, then Swvl’s reputation, brand, business, financial condition and operating results could be adversely affected.
Swvl has not historically maintained insurance coverage for its operations. Swvl may not be able to mitigate the risks facing its business and could incur significant uninsured losses, which could adversely affect its business, financial condition and operating results.
In 2022, Swvl obtained insurance policies to cover directors’ and officers’ liabilities. However, Swvl has not historically maintained insurance coverage for general business liabilities, business interruptions, crime, losses of key personnel or security breaches and incidents relating to its network systems or operations. As a result, any losses arising from or relating to, among other things, personal injury, property damage, labor and employment disputes, commercial disputes, fraudulent transactions or other criminal activity, business interruptions, noncompliance with applicable laws and regulations, infringement or misappropriation of intellectual property or security or privacy breaches, or the successful assertion of one or more claims against Swvl related to any of the foregoing, could require Swvl to service such losses or claims using internal resources, which would have an adverse effect on Swvl’s business, financial condition and operating results.
Swvl’s business depends on insurance coverage which is independently required to be maintained by the drivers using its platform.
Swvl obtained insurance coverage directors’ and officers’ liabilities in 2022 and is in the process of obtaining coverage for general business liabilities and cyber insurance. Swvl is also evaluating whether other types of insurance coverage may be appropriate for its business, such as transportation network company insurance. Nevertheless, Swvl may not obtain enough insurance to adequately mitigate the operations-related risks it faces, and some operations-related risks may not be covered at all. Swvl may have to pay high premiums, self-insured retentions or deductibles for the coverage Swvl does obtain. Swvl also may be unable to obtain cyber insurance coverage in certain countries at commercially reasonable rates or at all, and it may experience losses as a result. Additionally, if any of Swvl’s insurance providers becomes insolvent, such providers could be unable to pay any operations-related claims that Swvl makes. Certain losses may be excluded from insurance coverage.
While Swvl operates in over 20 countries, Swvl maintains and provides medical insurance for all drivers and riders using its platform only in Egypt. To do so, Swvl relies on a limited number of third-party insurance service providers to service related claims. If any of Swvl’s third-party insurance service providers fails to service claims to Swvl’s expectations, discontinues or increases the cost of coverage or changes the terms of such coverage in a manner unfavorable to drivers, riders or to Swvl, Swvl cannot guarantee that it would be able to secure replacement coverage or services on reasonable terms in an acceptable time frame or at all. If Swvl cannot find alternate third-party insurance service providers on acceptable terms, Swvl may incur additional expenses related to servicing such ride-related claims using internal resources.
Insurance providers have raised premiums and deductibles for many types of claims, coverages and for a variety of commercial risk and are likely to do so in the future. As a result, Swvl’s insurance and claims expense could increase, or Swvl may decide to raise its deductibles or self-insured retentions when policies are renewed or replaced to manage pricing pressure. Swvl’s business, financial condition and operating results could be adversely affected if (i) cost per claim, premiums or the number of claims significantly exceeds Swvl’s historical experience, (ii) Swvl experiences a claim in excess of Swvl’s coverage limits, (iii) Swvl’s insurance providers fail to pay on Swvl’s insurance claims, (iv) Swvl experiences a claim for which coverage is not provided, (v) the number of claims and average claim cost under Swvl’s deductibles or self-insured retentions differs from historic averages or (vi) an insurance policy is cancelled or not renewed.
Illegal, improper or otherwise inappropriate activity of riders, drivers or other users, whether or not occurring while utilizing Swvl’s platform, could expose Swvl to liability and harm its business, brand, financial condition and operating results.
Illegal, improper or otherwise inappropriate activities by riders, drivers or other users, including the activities of individuals who may have previously engaged with, but are not then receiving or providing services offered through, Swvl’s platform could adversely affect Swvl’s brand, business, financial condition and operating results. These activities may include assault, theft, unauthorized use or sharing of rider or driver accounts and other misconduct. Such conduct could expose Swvl to liability or adversely affect Swvl’s brand or reputation.
While Swvl has taken measures to guard against these illegal, improper or otherwise inappropriate activities, these measures may prove inadequate to prevent such activities or Swvl may not be successful in implementing them effectively. Although Swvl requires certain qualification processes for drivers using its platform, including submission of criminal record checks in certain jurisdictions, these qualification processes may not expose all potentially relevant information and may be limited in certain jurisdictions according to national and local laws, and Swvl may fail to conduct such qualification processes adequately or identify information that could be relevant to a determination of driver eligibility.
Further, any negative publicity related to the foregoing, whether an incident occurred on Swvl’s platform, on Swvl’s competitors’ platforms, or on any ridesharing platform, could adversely affect Swvl’s reputation and brand or public perception of the ridesharing industry as a whole, which could negatively affect demand for Swvl’s platform and potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could harm Swvl’s business, financial condition and operating results.

Changes to Swvl’s pricing could adversely affect its ability to attract or retain qualified drivers and riders to use its platform.
Demand for Swvl’s offerings is sensitive to the price of rides. Many factors, including operating costs, legal and regulatory requirements or constraints and Swvl’s current and future competitors’ pricing and marketing strategies, could significantly affect Swvl’s pricing strategies. Competitors may offer, or may in the future offer, lower-priced or a broader range of offerings or use marketing strategies that enable them to attract or retain qualified drivers and riders at a lower cost than Swvl does.
Swvl uses pricing algorithms to set prices depending on the route, time of day and expected rates of Utilization. In the past, Swvl has made pricing changes and spent significant resources on marketing rider incentives, and there can be no assurance that Swvl will not be forced, through competitive pressures, regulation or otherwise, to reduce the price of rides for riders, to increase the rates Swvl offers for driver services or to increase Swvl’s marketing and other expenses to attract and retain qualified drivers and riders using its platform.
Furthermore, the economic sensitivity of drivers and riders using Swvl’s platform may vary by geographic location, and as Swvl expands into new markets, its pricing methodologies may not enable it to compete effectively in these locations. Local regulations may affect Swvl’s pricing in certain geographic locations, which could amplify these effects. For example, Swvl and other ridesharing companies have made commitments to the Egyptian Competition Authority not to set prices below certain profitability benchmarks with respect to their B2C ridesharing offerings in Egypt. Swvl has launched, and may in the future launch, new pricing strategies and initiatives, such as subscription packages and driver or rider loyalty programs. Swvl has also modified, and may in the future modify, existing pricing methodologies, such as its up-front
pricing policy. Any of the foregoing actions may not ultimately be successful in attracting and retaining qualified drivers and riders.
Any actual or perceived security or privacy breach could interrupt Swvl’s operations and adversely affect its reputation, brand, business, financial condition and operating results. Swvl has previously experienced a data breach that resulted in the exposure of customer information.
Swvl’s business involves the collection, storage, transmission and other processing of Swvl’s users’ personal and other sensitive data. An increasing number of organizations, including large online and off-line
merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched, Swvl may be unable to anticipate, detect or prevent these attacks. Swvl has previously experienced a data breach. In July 2020, unauthorized parties gained access to a Swvl database containing identifiable information of its riders by exploiting a breach in certain third-party software used by Swvl. While such breach has not had a material impact on Swvl’s business or operations and Swvl has since implemented measures designed to restrict any similar data breach, unauthorized parties may in the future gain access to Swvl’s systems or facilities through various means, including gaining unauthorized access into Swvl’s systems or facilities or those of Swvl’s service providers, partners or users on Swvl’s platform, or attempting to fraudulently induce Swvl’s employees, service providers, partners, users or others into disclosing rider names, passwords, payment card information or other sensitive information, which may in turn be used to access Swvl’s information technology systems, or attempting to fraudulently induce Swvl’s employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on Swvl’s platform could have vulnerabilities on their own mobile devices that are entirely unrelated to Swvl’s systems and platform, but could mistakenly attribute their own vulnerabilities to Swvl. Further, breaches experienced by other companies may also be leveraged against Swvl. For example, credential stuffing and ransomware attacks are becoming increasingly common, and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although Swvl has developed systems and processes that are designed to protect users’ data, prevent data loss and prevent other privacy or security breaches, these measures cannot guarantee security. Swvl’s information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access Swvl’s users’ payment card data and other personal information that are accessible through those systems. Swvl is still a growing company and may not have sufficient dedicated personnel or internal oversight to detect, identify, and respond to all privacy or security incidents. Additionally, as Swvl expands its operations, including sharing data with third parties or continuing the work-from-home practices of its employees (including increased use of video conferencing), Swvl’s exposure to cyberattacks or security breaches may increase. Further, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although Swvl has policies restricting the access to the personal information it stores, these policies may be breached or prove inadequate.
Any actual or perceived breach of privacy or security could interrupt Swvl’s operations, result in Swvl’s platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm Swvl’s reputation and brand, damage Swvl’s relationships with strategic partners and third-party service providers, result in significant legal, regulatory and financial exposure and lead to loss of driver or rider confidence in, or decreased use of, Swvl’s platform, any of which could adversely affect Swvl’s business, financial condition and operating results. Any breach of privacy or security impacting any entities with which Swvl may share or disclose data could have similar effects. Further, any cyberattacks or security and privacy breaches directed at Swvl’s competitors could reduce confidence in the ridesharing industry as a whole and, as a result, reduce confidence in Swvl.
Additionally, responding to any privacy or security breach, including defending against claims, investigations or litigation in connection with any privacy or security breach, regardless of their merit, could be costly and divert management’s attention. Swvl does not currently maintain any insurance to cover security breaches and incidents or losses relating to its network systems or operations. As a result, the successful assertion of one or more large claims against Swvl could have an adverse effect on Swvl’s reputation, brand, business, financial condition and operating results.
Defects, errors or vulnerabilities in Swvl’s applications, backend systems or other technology systems and those of third-party technology providers could harm Swvl’s reputation and brand and adversely impact Swvl’s business, financial condition and operating results.
The software underlying Swvl’s platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. The third-party software that Swvl incorporates into its platform may also be subject to errors or vulnerability. Any errors or vulnerabilities discovered in Swvl’s code or third-party software could result in negative publicity, loss of users, loss of revenue and access or other performance issues. Such vulnerabilities could also be exploited by malicious actors and result in exposure of data of users on Swvl’s platform, or otherwise result in a data breach. Swvl may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect Swvl’s business, financial condition and operating results as well as negatively impact Swvl’s reputation or brand.
Swvl relies on various third-party product and service providers and if such third parties do not perform adequately or terminate their relationships with Swvl, Swvl’s costs may increase and its business, financial condition and operating results could be adversely affected.
Swvl’s success depends in part on its relationships with third-party product and service providers. For example, Swvl relies on third-parties to fulfill various marketing, web hosting, payment, communications and data analytics services to support Swvl’s platform. If any of Swvl’s partners terminates its relationship with

Swvl, including as a result of
COVID-19-related
impacts to their business and operations or for competitive reasons, or refuses to renew its agreement on commercially reasonable terms, Swvl would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable time frame. While Swvl does not own or operate vehicles, in the event that vehicle manufacturers issue recalls or the supply of vehicles or automotive parts is interrupted, including as a result of public health crises, such as the
COVID-19
pandemic, affecting the vehicles operating on Swvl’s platform, the availability of vehicles on Swvl’s platform could become constrained.
In addition, Swvl’s business may be adversely affected to the extent the software and services used by Swvl’s third-party service providers do not meet expectations, contain errors or vulnerabilities, are compromised or experience outages. Swvl cannot be certain that its licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which Swvl may operate. If Swvl is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against suppliers, licensors or Swvl itself, or if Swvl is unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, Swvl’s ability to develop its platform containing that technology could be severely limited and its business could be harmed. If Swvl is unable to obtain necessary technology from third parties, it may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay Swvl’s ability to provide new or competitive offerings and increase Swvl’s costs. If alternate technology cannot be obtained or developed, Swvl may not be able to offer certain functionality as part of its offerings, which could adversely affect Swvl’s business, financial condition and operating results.
Any of these risks could increase Swvl’s costs and adversely affect Swvl’s business, financial condition and operating results. Further, any negative publicity related to any of Swvl’s strategic partners and third-party service providers, including any publicity related to quality standards or safety concerns, could adversely affect Swvl’s reputation and brand, and could potentially lead to increased regulatory or litigation exposure.
If Swvl fails to effectively predict rider demand, to set pricing and routing accordingly or to run routes that are consistent with the availability of drivers using its platform, Swvl’s business, financial condition and operating results could be adversely affected.
Swvl relies on its proprietary technology to predict and dynamically update routing in response to changes in demand, to optimize pricing in response to such demand and to maximize per-vehicle
Utilization. If Swvl is unable to effectively predict and meet rider demand and to update its routing and pricing accordingly, Swvl may lose ridership and its revenues may decrease. In addition, riders’ price sensitivity varies by geographic location, among other factors, and if Swvl is unable to effectively account for such variability in its pricing methodologies, its ability to compete effectively in these locations could be adversely affected. Swvl’s success also depends, in part, on its ability to match route plans with the availability and preferences of the drivers using its platform. If Swvl is unable to determine and allocate routes in a manner consistent with the availability and preferences of such drivers, drivers may reduce or discontinue their participation on Swvl’s platform and may use competitors’ platforms. Any of the foregoing risks could adversely impact Swvl’s business, financial condition and operating results.
If Swvl is not able to successfully develop new offerings on its platform and enhance its existing offerings, Swvl’s business, financial condition and operating results could be adversely affected.
Swvl’s ability to attract new qualified drivers and new riders, retain existing qualified drivers and existing riders and increase utilization of its offerings will depend in part on its ability to successfully create and introduce new offerings and to improve upon and enhance existing offerings. As a result, Swvl may introduce significant changes to its existing offerings or develop and introduce new and unproven offerings. If any of Swvl’s new or enhanced offerings are unsuccessful, including as a result of any inability to obtain and maintain required permits or authorizations or other regulatory constraints or because they fail to generate sufficient return on Swvl’s investments, Swvl’s business, financial condition and operating results could be adversely affected.
Furthermore, new driver or rider demands regarding platform features, the availability of superior competitive offerings or a deterioration in the quality of Swvl’s offerings or ability to bring new or enhanced offerings to market quickly and efficiently could negatively affect the attractiveness of Swvl’s platform and the economics of Swvl’s business, requiring it to make substantial changes to and additional investments in its offerings or business model. In addition, Swvl frequently experiments with and tests different offerings and marketing strategies. If these experiments and tests are unsuccessful, or if the offerings and strategies Swvl introduces based on the results of such experiments and tests do not perform as expected, Swvl’s ability to attract new qualified drivers and new riders, retain existing qualified drivers and existing riders and maintain or increase utilization of Swvl’s offerings may be adversely affected.
Swvl’s market is characterized by rapid technology change, particularly across the SaaS and TaaS offerings, which require it to develop new products and product innovations, and any delays in such development could adversely affect market adoption of Swvl’s products and its financial results. Developing and launching new offerings or enhancements to the existing offerings on Swvl’s platform, such as Swvl’s launch of its TaaS offering in 2020 and its anticipated launch of its SaaS offering for use by corporate customers and other third parties, involves significant risks and uncertainties, including risks related to the reception of such offerings by existing and potential future drivers and riders, increases in operational complexity, unanticipated delays or challenges in implementing such offerings or enhancements, increased strain on Swvl’s operational and internal resources (including an impairment of Swvl’s ability to accurately forecast rider demand and the number of drivers using Swvl’s platform) and negative publicity in the event such new or enhanced offerings are perceived to be unsuccessful. Swvl intends to continue to scale its business rapidly, and significant new initiatives have in the past resulted in, and in the future may result in, operational challenges affecting Swvl’s business.
In addition, developing and launching new offerings and enhancements to Swvl’s existing offerings may involve significant up-front
capital investments. Such investments may not generate a positive return on investment. Further, from time to time Swvl may reevaluate, discontinue and/or reduce these investments and decide to discontinue one or more of its offerings. Any of the foregoing risks and challenges could negatively impact Swvl’s ability to attract and retain qualified drivers and riders, its ability to increase utilization of its offerings and its visibility into expected operating results, and could adversely affect Swvl’s business, financial condition and operating results. Additionally, Swvl’s near-term operating results may be impacted by long-term investments in the future.
Swvl may require additional capital to support the growth of its business, which capital may not be available on terms acceptable to it, or at all. To the extent Swvl obtains additional capital through future issuances of Swvl Securities, such issuances could dilute the interests of existing shareholders.
Since commencing operations in 2017, Swvl has funded its operations and capital expenditures primarily through equity issuances, convertible note issuances and cash generated from operations. To support and grow its business, Swvl must have sufficient capital to continue to make significant investments in new and existing offerings (including by continuing to offer discounts and promotions to riders and drivers) and to fund potential acquisitions. The rapid growth of Swvl’s business has increased Swvl’s use of and need for capital, and Swvl may be required to secure additional financing to continue to grow, both organically and inorganically.
On August 10, 2022, we entered into a securities purchase agreement with the Institutional Investor pursuant to which we sold 12,121,214 Class A Ordinary Shares of the Company at a purchase price of $1.65 per Ordinary Share, which purchase price included series A and series B warrants of the Company immediately exercisable upon issuance for one Class A Ordinary Share at an exercise price of $1.65. For further information, see the sections of this prospectus entitled “Recent Developments” and “Institutional Investor Financing.” A.G.P./Alliance Global Partners acted as the sole placement agent for the Private Placement and received customary compensation for its services, including the issuance thereto of 121,212 Class A Ordinary Shares.

Swvl expects to use the funds it received in connection with the Business Combination to support and grow its business. Receipt of $10 million of those funds is conditioned on the entry into an investment framework agreement between the European Bank for Reconstruction and Development (“EBRD”) and Swvl. As a result, it is possible that receipt of the portion of funds that is conditioned on entry into an investment framework agreement with EBRD may not occur for some time or at all. Pursuant to the EBRD subscription agreement, either Swvl or EBRD may elect to terminate the EBRD subscription agreement because the investment framework agreement was not entered into on or prior to May 25, 2022. As of the date of this prospectus such subscription agreement has not been terminated and negotiations of such agreement between the parties are ongoing. In the interim, Swvl entered into the Institutional Private Placement described in the immediately preceding paragraph. Any further delay in or failure to enter into such agreement or any other reason may result in Swvl or EBRD electing to terminate the EBRD subscription agreement and Swvl needing to seek additional and alternative sources of financing. Such financing may not be available on favorable terms, or at all. In such case, Swvl may not be able to continue to make investments at the rate necessary to sustain Swvl’s growth.
On March 22, 2022, we entered into an equity line financing pursuant to an ordinary shares purchase agreement with B. Riley pursuant to which B. Riley committed to purchase up to $471.7 million of Class A Ordinary Shares, subject to certain limitations and conditions set forth in the purchase agreement. The Class A Ordinary Shares that may be issued under the purchase agreement may be sold by us to B. Riley at our discretion from time to time over a
24-month
period commencing on July 8, 2022. As of August 10, 2022, we had raised approximately $9.2 million of proceeds from the B. Riley Facility. We may ultimately decide to sell all or some of the additional Class A Ordinary Shares that may be available for us to sell to B. Riley pursuant to the purchase agreement. The purchase price for the shares that we may sell to B. Riley will fluctuate based on the price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall. In connection with the Institutional Investor Private Placement, we are not permitted to not utilize the B. Riley Facility during the Restricted Period.
Swvl previously disclosed that it expected to utilize approximately $50,000,000 of the B. Riley Facility in the third calendar quarter of 2022, assuming that the requisite conditions to its use were satisfied during such period. Swvl had also disclosed that its actual use of the facility could be higher or lower depending on a number of factors, such as working capital needs, acquisitions, cost of capital and liquidity in its common stock. In light of the approximately $20,000,000 in gross proceeds from the Institutional Investor Private Placement, Swvl has adjusted its previously disclosed estimate of $50,000,000 downwards on a dollar-for-dollar-basis
to $30,000,000. As of August 10, 2022, Swvl had raised approximately $9.2 million of proceeds from the B. Riley Facility. As a result of the covenant not to utilize the B. Riley Facility during the Restricted Period, Swvl currently believes that some or all of the remaining approximately $20.8 million estimated use of such facility will now occur in the fourth calendar quarter of 2022.
When we do sell shares to B. Riley, after B. Riley has acquired the shares, B. Riley may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, our sales to B. Riley could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of shares of our Class A Ordinary Shares to B. Riley, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a price that we might otherwise wish to effect sales. As consideration for B. Riley’s commitment under the purchase agreement to purchase our Class A Ordinary Shares, we issued 386,971 Class A Ordinary Shares to B. Riley and such Class A Ordinary Shares are fully earned and non-refundable,
even in the event we do not sell any Class A Ordinary Shares to B. Riley under the purchase agreement.
Furthermore, Swvl may issue additional Swvl Securities in the future. For example, Swvl may issue additional Swvl Securities under an employee incentive plan, in the public market, a private placement or as part of an acquisition in which the seller receives Swvl Securities as consideration. The issuance of additional Swvl Securities by Swvl may significantly dilute the equity interests of existing Swvl shareholders; could cause a change in control if a substantial number of Swvl Securities are issued, which may adversely affect prevailing market prices for Swvl Securities.

Swvl’s ability to obtain financing in the future will depend upon, among other things, Swvl’s development efforts, business plans and operating performance and the condition of the capital markets at the time Swvl seeks such financing. Additionally,
COVID-19
may impact Swvl’s access to capital and make raising additional capital more difficult or available only on less favorable terms. Swvl cannot be certain that additional financing will be available to it on favorable terms, or at all. If Swvl is unable to obtain adequate financing or financing on terms satisfactory to it or within the timeframe it requires, its ability to continue to support its business growth and to respond to business challenges could be significantly limited, and Swvl’s business, financial condition and operating results could be adversely affected.
Swvl’s metrics and estimates, including the key metrics included in this prospectus, are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm Swvl’s reputation and negatively affect Swvl’s business, financial condition and operating results.
Swvl regularly reviews and may adjust its processes for calculating the metrics used to evaluate growth, measure performance and make strategic decisions. These metrics, including Utilization, avoided emissions and driver retention rates, among others, which are calculated using internal company data and have not been evaluated by a third-party. Swvl’s metrics may differ from estimates published by third parties or from similarly titled metrics of Swvl’s competitors due to differences in methodology or the assumptions on which Swvl relies, and Swvl may make material adjustments to its processes for calculating its metrics in order to enhance accuracy, because better information becomes available or for other reasons, which may result in changes to such metrics. The estimates and forecasts Swvl discloses relating to the size and expected growth of Swvl’s addressable market may prove to be inaccurate. Even if the markets in which Swvl competes meet the size estimates and growth Swvl has forecasted, Swvl’s business could fail to grow at similar rates, if at all. Additionally, while Swvl may at times create and publish metrics or other disclosures regarding environmental, social and governance (“ESG”) matters, many of the statements in those voluntary disclosures are based on expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain given the long timelines involved and the lack of an established single approach to identify, measuring, and reporting on many ESG matters. If investors or analysts do not consider Swvl’s metrics to be accurate representations of its business, or if Swvl discovers material inaccuracies in its metrics, then Swvl’s business, financial condition and operating results could be adversely affected.
Swvl’s marketing efforts to help grow its business may not be effective.
Promoting awareness of Swvl’s offerings is important to Swvl’s ability to grow its business and to attract new qualified drivers and riders and can be costly. Swvl believes that much of the growth in its rider base and the number of drivers using its platform is attributable to its paid marketing initiatives. Swvl’s marketing efforts currently include offline marketing (such as billboard advertisements and in-person
promotional events), online marketing (such as social media and Internet-driven advertising campaigns), and partnerships with other businesses, through which Swvl offers promotions and other incentives to the customers of such businesses. As Swvl expands its business into new markets, its marketing initiatives may become increasingly expensive, and generating a meaningful return on those initiatives may be difficult. Even if Swvl successfully increases revenue due to its paid marketing efforts, such an increase may not offset the additional marketing expenses Swvl incurs.
If Swvl’s marketing efforts are not successful in promoting awareness of Swvl’s offerings or attracting new qualified drivers, riders, or corporate customers, or if Swvl cannot cost-effectively manage its marketing expenses, Swvl’s operating results and financial condition could be adversely affected. If Swvl’s marketing efforts successfully increase awareness of its offerings, this could also lead to increased public scrutiny of its business and increase the likelihood of third parties bringing legal proceedings against Swvl. Any of the foregoing risks could harm Swvl’s business, financial condition, and operating results.

Any failure to offer high-quality user support may harm Swvl’s relationships with users and could adversely affect Swvl’s reputation, brand, business, financial condition, and operating results.
Swvl’s ability to attract and retain drivers, riders and corporate customers to use its platform depends partly on the ease and reliability of its offerings, including its ability to provide high-quality support. Riders, drivers and other users of Swvl’s platform depend on Swvl’s support services to resolve any issues relating to its offerings, such as issues relating to payments or reporting a safety incident. Swvl’s ability to provide adequate and timely support is dependent on its ability to automate support services for simple issues (such as route inquiries) and, for other issues, to retain and deploy third-party service providers who are qualified to support users and sufficiently knowledgeable regarding Swvl’s offerings. As Swvl continues to grow its business and improve and expand its offerings, it will face challenges in providing quality support services at scale. As Swvl expands its offerings into new territories, it will be required to provide support services specific to its offerings and the needs of users in the applicable market. Furthermore, the
COVID-19
pandemic may impact Swvl’s ability to provide adequate and timely support (such as a decrease in the availability of service providers and an increase in response time). Any failure to provide high-quality user support, or a market perception that Swvl does not offer high-quality support, could adversely affect Swvl’s reputation, brand, business, financial condition and operating results.
Systems failures and resulting interruptions in the availability of Swvl’s website, applications, platform, or offerings could adversely affect Swvl’s business, financial condition, and operating results.
Swvl’s systems, or those of the third parties upon which Swvl relies, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service
and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Swvl’s systems may also be subject to break-ins,
sabotage, theft and intentional acts of vandalism, including by Swvl’s employees. Some of Swvl’s systems are not fully redundant, and Swvl’s disaster recovery planning may not be sufficient for all eventualities. Any business interruption insurance that Swvl obtains in the future may not be adequate to cover all of Swvl’s losses that may result from interruptions in Swvl’s service due to systems failures and similar events.
Swvl may experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of Swvl’s offerings. These events could result in loss of revenue. A prolonged interruption in the availability or reduction in the availability, speed, or other functionality of Swvl’s offerings could adversely affect Swvl’s business and reputation and could result in the loss of users. Moreover, to the extent that any system failure or similar event results in harm to the users using its platform, Swvl may make voluntary payments to compensate for such harm or the affected users could seek monetary recourse or contractual remedies from Swvl for their losses and such claims, even if unsuccessful, would likely be time-consuming and costly for Swvl to address.
Swvl’s business could be adversely impacted by changes in users’ access to the Internet and mobile devices or unfavorable changes in, or Swvl’s failure to comply with, existing or future laws governing the Internet and mobile devices.
Swvl’s business depends on users’ access to its platform via the Internet and mobile devices. Swvl operates in and plans to expand into markets that may have low levels of Internet penetration or provide limited Internet connectivity in some areas. The price of mobile devices and Internet access may limit Swvl’s potential growth in such markets. Internet infrastructure in such markets may not support, and may be disrupted by, continued growth in the number of Internet users, their frequency of use or their bandwidth requirements. Any such failure in Internet or mobile device accessibility, even for a short period, could adversely affect Swvl’s business, financial condition, or operating results.
Swvl is subject to several laws and regulations specifically governing the Internet and mobile devices that are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the Internet and Swvl’s offerings, require Swvl to change its business practices, or raise compliance costs or other costs of doing business. These laws and regulations, which continue to evolve, cover taxation, privacy and data protection, pricing, copyrights, mobile and other communications, advertising practices, consumer protections, online payment services, and the characteristics and quality of offerings, among other things. Any failure, or perceived failure, by Swvl to comply with any of these laws or regulations could result in damage to Swvl’s reputation and brand, a loss of users, and fines or proceedings by governmental agencies, any of which could adversely affect Swvl’s business, financial condition and operating results.
Swvl relies on mobile operating systems and application marketplaces to make its mobile applications available to the drivers and riders using its platform. If Swvl does not effectively operate with or receive favorable placements within such application marketplaces and maintain high user reviews, Swvl’s usage or brand recognition could decline and Swvl’s business, financial results and operating results could be adversely affected.
Swvl depends in part on mobile operating systems, such as Android and iOS, and their respective application marketplaces to make its applications available to drivers and riders using its platform. Any changes in such systems and application marketplaces that degrade the functionality of Swvl’s applications or give preferential treatment to competitors’ applications could adversely affect the usage of Swvl’s platform. If such mobile operating systems or application marketplaces limit or prohibit Swvl from making its applications available to drivers and riders, make changes that degrade the functionality of Swvl’s applications, increase the cost of using its applications, impose terms of use unsatisfactory to Swvl or modify their search or ratings algorithms in ways that are detrimental to it, or if the placement of competitors in such mobile operating systems’ application marketplaces is more prominent than the placement of Swvl’s applications, overall growth in Swvl’s rider or driver base could slow. Swvl’s applications have experienced fluctuations in number of downloads in the past, and Swvl anticipates fluctuations in the future. Any of the foregoing risks could adversely affect Swvl’s business, financial condition and operating results.
As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support Swvl’s platform or effectively roll out updates to Swvl’s applications. Additionally, Swvl needs to ensure that its offerings are designed to work effectively with a range of mobile technologies, systems, networks, and standards to deliver high-quality applications. Swvl may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance the experience of drivers and riders. If drivers or riders on Swvl’s platform encounter any difficulty accessing or using Swvl’s applications on their mobile devices, or if Swvl is unable to adapt to changes in popular mobile operating systems, Swvl’s business, financial condition, and operating results could be adversely affected.
Swvl depends on the interoperability of its platform across third-party applications and services that Swvl does not control.
Swvl’s platform integrates with various communications, ticketing, payment and social media vendors. As Swvl’s offerings expand and evolve, its platform may have an increasing number of integrations with other third-party applications, products and services. Third-party applications, products, and services are constantly evolving, and Swvl may not be able to maintain or modify its platform to ensure its compatibility with third-party offerings following development changes. In addition, some of Swvl’s competitors or third-parties upon which Swvl relies may take actions that disrupt the interoperability of Swvl’s platform with their products or services or exert strong business influence on Swvl’s ability to operate and distribute its platform or the terms on which it does so. As Swvl’s respective products evolve, Swvl expects the types and levels of competition to increase. Should any of Swvl’s competitors or other third-parties modify their products, standards or terms of use in a manner that degrades the functionality or performance of Swvl’s platform or is otherwise unsatisfactory to Swvl or gives preferential treatment to competitive products or services, Swvl’s products, platform, business, financial condition and operating results could be adversely affected.

If Swvl is unable to make acquisitions and investments or successfully integrate them into its business, or if Swvl enters into strategic transactions that do not achieve its objectives, Swvl’s business, financial condition and operating results could be adversely affected.
As part of its business strategy, Swvl may consider various potential strategic transactions, including acquisitions of businesses, new technologies, services and other assets and strategic investments that complement Swvl’s business. As Swvl grows, it also may explore investments in new technologies, which Swvl may develop or other parties may develop. There is no assurance that such acquired businesses will be successfully integrated into Swvl’s business or generate substantial revenue, or that Swvl’s investments in other technologies will generate returns for its business.
Acquisitions involve numerous risks, any of which could harm Swvl’s business and negatively affect Swvl’s business, financial condition and operating results, including:

•	intense competition for suitable acquisition targets, which could increase acquisition costs and adversely affect Swvl’s ability to consummate transactions on favorable or acceptable terms;

•	failure or material delay in consummating a transaction;

•	transaction-related lawsuits or claims;

•	Swvl’s ability to successfully obtain indemnification;

•	difficulties in integrating the technologies, operations, existing contracts, and personnel of an acquired company;

•	difficulties in retaining key employees or business partners of an acquired company;

•	diversion of financial and management resources from existing operations or alternative acquisition opportunities;

•	failure to realize the anticipated benefits or synergies of a transaction;

•
failure to identify the problems, liabilities, or other shortcomings or challenges of an acquired company or technology, including issues related to intellectual property, data privacy, cybersecurity, regulatory compliance practices, litigation, revenue recognition or other accounting practices, or employee or user issues;

•	risks that regulatory bodies may enact new laws or promulgate new regulations that are adverse to an acquired company or business;

•	theft of Swvl’s trade secrets or confidential information that Swvl shares with potential acquisition candidates;

•	risks that an acquired company or investment in new offerings cannibalizes a portion of Swvl’s existing business;

•	adverse market reaction to an acquisition; and

•
dilution to our shareholders if we issue equity in connection with the acquisition (Swvl currently anticipates that potential future acquisitions are likely to involve equity as some or all of the consideration).

In addition, Swvl may divest businesses or assets or enter into joint ventures, strategic partnerships or other strategic transactions. These types of transactions also present certain risks. For example, Swvl may not achieve the desired strategic, operational, and financial benefits of a divestiture, partnership, joint venture, or other strategic transaction. Further, during the pendency of a divestiture or the integration or separation process of any strategic transaction, Swvl may be subject to risks related to a decline in business or a loss of employees, customers, or suppliers.

If Swvl fails to address the foregoing risks or other problems encountered in connection with past or future acquisitions of businesses, new technologies, services and other assets, strategic investments or other transactions, or if Swvl fails to integrate such acquisitions or investments successfully, or if it is unable to successfully complete other transactions or such transactions do not meet its strategic objectives, its business, financial condition and operating results could be adversely affected.
Swvl’s acquisitions of controlling interests in Shotl and Viapool and acquisitions of Volt Lines, door2door and Urbvan may not be beneficial to Swvl as a result of the cost of integrating geographically disparate operations and the diversion of management’s attention from Swvl’s existing business, among other things, and these transactions involve the issuance of equity securities, which dilutes the interests of our existing shareholders. In addition, Swvl may not consummate all acquisitions that it announces.
On August 19, 2021, Swvl announced a definitive agreement to acquire a controlling interest in Shotl, a mass transit platform that partners with municipalities and corporations to provide on-demand
bus and van services across Europe, South America and the Asia-Pacific region. The transaction closed on November 19, 2021.
On November 16, 2021, Swvl announced a definitive agreement to acquire a controlling interest in Viapool, a mass transit platform currently operating in Buenos Aires, Argentina and Santiago, Chile. The transaction closed on January 14, 2022.
On March 24, 2022, Swvl announced a definitive agreement to acquire a controlling interest in door2door, a high-growth mobility operations platform that partners with municipalities, public transit operators, corporations, and automotive companies to optimize shared mobility solutions across Europe. The transaction closed on June 3, 2022.
On April 25, 2022, Swvl announced a definitive agreement to acquire Volt Lines, a Turkey-based B2B and Transport as a Service mobility business. The acquisition builds on Swvl’s recent acquisitions of controlling stakes in Shotl and Viapool, and acquisition of door2door. The Volt Lines transaction closed on May 25, 2022.
On July 11, 2022, Swvl acquired Urbvan, a shared mobility platform that provides tech-enabled transportation services to Latin America’s second largest country by population. The Urbvan transaction was announced and closed on July 11, 2022.
Integration of the Shotl, Viapool, door2door, Volt Lines and Urbvan businesses and operations with Swvl’s existing business and operations will be a complex, time-consuming and costly process, particularly given that the acquisition will significantly diversify the geographic areas in which Swvl operates. Failure to successfully integrate the Shotl, Viapool, door2door, Volt Lines and Urbvan businesses and operations with Swvl’s existing business and operations in a timely manner may have a material adverse effect on Swvl’s business, financial condition, results of operations and cash flows. Similarly, Swvl’s ongoing acquisition program exposes it to integration risks as well. The difficulties of combining the acquired operations include, among other things:

•	failure to realize expected profitability, growth or accretion;

•	integrating additional Swvl Business offerings into Swvl’s existing operations;

•	coordinating geographically disparate organizations, systems and facilities;

•	attracting sufficient platform users in Europe, Brazil, Japan, Argentina and Chile;

•	operating in several new jurisdictions and municipalities with unique laws and regulations;

•	consolidating corporate, technological and administrative functions;

•	the diversion of management’s attention from other business concerns;

•	rider loss from the acquired businesses; and

•	potential environmental or regulatory liabilities and title problems.
Certain of the acquisition agreements that we have entered into contain earn-out
or other provisions that require us to abide by restrictions on the conduct of our business (or of the acquired business) for a period of time during the pendency of the transaction as well as following the completion of the acquisitions contemplated by such agreements. For example, some of these agreements require us to commit certain amounts of capital to such acquired businesses and limit our ability to terminate certain employees, in each case, over specified timeframes.
In addition, Swvl may not realize all of the anticipated benefits from its acquisition of controlling interests in Shotl and Viapool, and acquisitions of Volt Lines, door2door and Urbvan, such as cost savings and revenue enhancements, for various reasons, including the fact that Swvl’s diligence was of a limited scope and performed by third party business consultants (and with respect to Shotl, solely with respect to Shotl’s business in Spain), difficulties integrating operations and personnel, higher costs,
COVID-19
related interruption, unknown liabilities and fluctuations in markets.
The transactions with each of Shotl, Viapool, Volt Lines and door2door involve the issuance by Swvl of equity consideration, which causes dilution to our stockholders. The transaction with Urbvan involved the issuance by Swvl of warrants with a de minimum exercise price, which will cause dilution to our stockholders upon exercise of those warrants. For further information, see the section of this prospectus entitled “Description of Securities”. Assuming maximum issuance of shares pursuant to the earn-outs provided for in the transactions with Shotl, Viapool, Volt Lines, door2door and Urbvan, Swvl will issue an aggregate of 16,537,608 shares of its Class A Ordinary Shares (which equals approximately 12.2 % of Swvl’s total outstanding shares of Class A Ordinary Shares as of the date of this prospectus). Swvl expects to register for resale these shares at a future date in accordance with its contractual obligations. The future resale of such shares may cause the market price of Swvl’s shares to drop significantly. Swvl currently anticipates that potential future acquisitions are likely to involve equity as some or all of the acquisition consideration, and are also likely to entail an obligation on Swvl to register such shares for resale.
Many of our publicly announced acquisitions have been, and we anticipate acquisitions we may announce in the future will often be, structured in a manner whereby the consummation of the acquisition is to occur on a date subsequent to announcement of the acquisition. For example, consummation of the acquisition may be subject to the satisfaction or waiver of certain closing conditions. Factors arising between announcement of the acquisition and anticipated closing may prevent, delay or otherwise materially adversely affect the completion of such acquisitions. For example, our acquisition of Zeelo did not close in May 2022 as originally expected and on July 29, 2022, we and Zeelo agreed to terminate the transaction. While all pre-completion
obligations were met, we and Zeelo mutually agreed to terminate the planned transaction as a result of financial market volatility. Please see the section entitled “Recent Developments—Termination of Definitive Agreement to Acquire Zeelo”. The termination of our acquisition of Zeelo or the inability to complete any other acquisition we may announce, or a change in terms of any such transaction, could cause Swvl to fail to realize some or all the benefits that it expected to achieve, and there could also be resulting disputes or reputational harm.
Swvl does not have written contractual arrangements in place with certain of its historically material customers.
Swvl has provided, and continues to provide, TaaS services to certain corporate customers without a written contract governing such arrangement. These non-contractual
arrangements with TaaS customers made up approximately 3%, 6%, 7% and 6% of Swvl’s revenue in each of fiscal year 2019, fiscal year 2020, fiscal year 2021 and the six months ended June 30, 2022, respectively. While the counterparties have performed under such arrangements without any material disputes, in the event of a dispute, the lack of a written contract could make it particularly difficult for Swvl to enforce its rights under the arrangement, if at all. Swvl is in the process of entering into definitive documentation to govern its relationships with such corporate customers and is setting up internal procedures to ensure that future relationships are governed by written contractual arrangements at the outset. As a result, Swvl expects to be able to reduce the percentage of revenue attributable to TaaS customers without contractual arrangements over time. However, there is no guarantee that existing TaaS customers will agree to enter into definitive documentation, and there are no assurances entry into such definitive documentation would allow Swvl to enforce claims against such counterparties for actions taken prior to entry into such agreements.
Swvl’s business could be adversely affected by natural disasters, public health crises, political crises, economic downturns, or other unexpected events.
A natural disaster, such as an earthquake, fire, hurricane, tornado or flood, or significant power outage, could disrupt Swvl’s operations, mobile networks, the Internet or the operations of Swvl’s third-party technology providers. In addition, any public health crises, other epidemics, political crises, such as terrorist attacks, war and other political or social instability, or other catastrophic events could adversely affect Swvl’s operations or the economy as a whole. Moreover, the likelihood of such events may increase as a result of climate change or other systemic impacts. The impact of such events or other disruption to Swvl or its third-party providers’ abilities could result in decreased demand for Swvl’s offerings or a disruption in the provision of Swvl’s offerings, which could adversely affect Swvl’s business, financial condition and operating results.
Swvl’s business, financial condition and operating results are also subject to general economic conditions in the markets in which it operates. Any deterioration of economic conditions in such markets could lead to, among other things, increased unemployment and decreased consumer spending and commercial activity. As a result, demand for Swvl’s platform by riders and drivers may decline. Swvl cannot predict the timing or duration of any economic slowdown or subsequent economic recovery in the markets in which it operates or intends to operate. An economic downturn resulting in a prolonged recessionary period may adversely affect Swvl’s business, financial condition and operating results.
Swvl’s operations are subject to currency volatility and inflation risk.
The U.S. dollar is Swvl’s presentation currency as a group. Swvl also derives revenues and incurs expenses in other currencies relevant to each country of operations, including Egyptian pounds, Pakistani rupees, and Kenyan shillings. Swvl is therefore subject to foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, Swvl is exposed to the risk that these currencies may appreciate relative to the U.S. dollar or, if such currencies devalue relative to the dollar, that inflation rates may exceed the speed of devaluation, or that the timing of such depreciation may lag behind inflation. The dollar cost of Swvl’s operations would increase in any such event, and Swvl’s dollar-denominated operating results would be adversely affected.
Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl
Swvl has identified material weaknesses in its internal control over financial reporting. If for any reason Swvl is unable to remediate these material weaknesses and otherwise to maintain proper and effective internal controls over financial reporting in the future, Swvl’s ability to produce accurate and timely consolidated financial statements may be impaired, which may harm Swvl’s operating results, Swvl’s ability to operate its business or investors’ views of Swvl.
Prior to the Business Combination, Swvl operated as a private company with the size of accounting and financial reporting personnel, and other resources with which to address its internal controls over financial reporting, being in line with early-stage private companies. In connection with the preparation of its financial statements as of and for the year ended December 31, 2021, Swvl and its independent registered public accounting firm identified material weaknesses in Swvl’s internal control over financial reporting related to

(1) the sufficiency of resources with an appropriate level of technical accounting and SEC reporting experience, (2) a lack of sufficient financial reporting policies and procedures that are commensurate with IFRS and SEC reporting requirements, and (3) the design and operating effectiveness of IT general controls for information systems that are relevant to the preparation of Swvl’s consolidated financial statements.
The Public Company Accounting Oversight Board has defined a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Swvl’s financial statements will not be prevented or detected on a timely basis.
Swvl has developed and is in the process of implementing a remediation plan to address these control deficiencies, which will address the underlying causes of Swvl’s material weaknesses. As part of Swvl’s remediation plan, Swvl has hired additional qualified personnel within its finance and accounting functions who are experienced in IFRS and SEC reporting, in addition to starting to conduct training for Swvl personnel with respect to IFRS and SEC financial reporting. Swvl is establishing more robust processes to support its internal control over financial reporting, including sufficient financial reporting policies and procedures that are commensurate with IFRS and SEC reporting requirements. Furthermore, with respect to the effectiveness of Swvl’s IT general controls, Swvl is establishing formal processes and controls for information systems that are key to the preparation of its consolidated financial statements, including access and change controls. If these measures are ineffective, Swvl may be unable to remediate these issues in the anticipated timeframe, which may have an adverse effect on Swvl’s operating results, Swvl’s ability to operate its business or investors’ views of Swvl.
While Swvl performed a preliminary evaluation of its internal control over financial reporting, Swvl was not required to perform an evaluation of internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because Swvl was a private company during the applicable evaluation period ending December 31, 2021. Had such an evaluation been performed, additional control deficiencies may have been identified by Swvl, and those control deficiencies may have also represented one or more material weaknesses.
Uncertainties with respect to the legal systems in the jurisdictions in which Swvl operates, including changes in laws and the adoption and interpretation of new laws and regulations, could adversely affect Swvl’s business, financial condition and operating results.
At present, Swvl conducts the majority of its operations in Egypt, Pakistan and Kenya, but it currently operates in over 20 countries. There are, and will likely continue to be, substantial uncertainties regarding the interpretation and application of laws and regulations in the jurisdictions in which Swvl operates, including the laws and regulations governing Swvl’s business, the enforcement and performance of contractual arrangements and the protection of intellectual property rights. The legal systems in the countries in which Swvl operates may not be as predictable or developed as that of the United States, and in particular, may not have developed laws and regulations relating to the ridesharing industry. As a result, existing laws and regulations may be applied inconsistently and, in certain circumstances, it may be difficult to determine what actions or omissions may be deemed to violate applicable laws and regulations. There can be no assurance that Swvl’s business will not be found to violate applicable laws or regulations in these jurisdictions in the future.
In addition, the jurisdictions in which Swvl has business operations may in the future enact new laws and regulations relating to the Internet, emissions and other environmental matters associated with ridesharing operations, the ridesharing industry generally and the operation of Swvl’s business, and the interpretation and enforcement of such laws may involve significant uncertainties. New laws and regulations that affect Swvl’s existing and proposed future businesses may also be applied retroactively.
Swvl is, and may in the future be, required to hold registrations, licenses, permits and approvals in connection with its business operations. New laws and regulations may be adopted from time to time that require Swvl to obtain registrations, licenses, permits and approvals in addition to those Swvl already holds. Swvl does not hold all of the required licenses and registrations for certain jurisdictions where Swvl operates.

In Egypt, Swvl is subject to Law No. 87 of 2018 and the Executive Regulation by Presidential Decree No. 2180 of 2019 (collectively, “Egyptian Ridesharing Laws”). Pursuant to such Egyptian Ridesharing Laws, Swvl—as well as any other land transport service company in Egypt that utilizes information technology – is required to obtain a license issued by Egypt’s Land Transport Regulatory Authority (the “Egyptian LTRA”). While companies were required under the Egyptian Ridesharing Laws to obtain such licenses by December 12, 2018, the Egyptian LTRA was not established until June 11, 2019, and, to Swvl’s knowledge, it has not yet issued a license to any ridesharing company, including Swvl. On December 12, 2019, Swvl submitted an application to the Egyptian LTRA, seeking the required license. If and when the Egyptian LTRA approves Swvl’s license application, Swvl will be required to pay a licensing fee, which will include a fee associated with the application process and a fee for Swvl’s pre-license
operations in Egypt. As a result of Swvl’s current
non-compliance
with the licensing requirements of the Egyptian Ridesharing Laws, the Egyptian LTRA has imposed monetary fines on drivers using Swvl’s platform, which Swvl expects will continue to be imposed until Swvl’s license application is approved. Swvl has reimbursed, and expects to continue to reimburse, drivers for the costs of such fines, which totaled approximately $190 thousand, $440 thousand, $700 thousand and $310 thousand during the years ended December 31, 2019, December 31, 2020, December 31, 2021 and the six months ended June 30, 2022, respectively.
In Jordan, Swvl has been working with relevant authorities to obtain a license to support its business operations at a larger commercial scale. However, the Land Transport Regulatory Commission (the “LTRC”) of Jordan is currently not accepting any license applications, and, as a result, we cannot predict if or when the LTRC license will be obtained.
Other than ordinary course business permits generally applicable to companies operating in each particular jurisdiction and regulations pertaining to foreign investment (described in further detail below), Swvl does not believe it is required to obtain any other registrations, licenses, permits or approvals to conduct its business as presently conducted in each of the other jurisdictions in which it operates. Swvl further believes that it possesses all such business permits, the failure of which to possess would be material to Swvl’s operations as presently conducted in the jurisdictions in which it operates. However, as regulation of the ridesharing industry in these jurisdictions remains under development, new laws and regulations may be adopted or implemented that could increase or otherwise change the requirements applicable to Swvl. In addition, regulators may interpret existing laws and regulations that were not intended to apply to ridesharing businesses to apply to Swvl or its operations. Further, Swvl may expand its operations in the jurisdictions in which it operates in ways that would require additional licenses. In particular, if Swvl were to expand its operations in Saudi Arabia or Malaysia to include business-to-consumer
services, which is under evaluation, Swvl would be required to obtain licenses in such jurisdictions. If Swvl fails to obtain any required registrations, licenses, permits or approvals or is otherwise found to be operating its business in a manner that is not compliant with applicable law, Swvl may be subject to fines, revocation of its licenses and permits or other sanctions or be required to discontinue or restrict Swvl’s operations in such jurisdictions. Any such required registrations, licensees, permits and approvals may be difficult for Swvl to obtain. Swvl cannot predict the effect that the interpretation of existing or new laws or regulations may have on Swvl’s business.
In addition, governments in the jurisdictions Swvl operates or intends to operate may restrict or control to varying degrees the ability of foreign investors to invest in businesses located or operating in such jurisdictions. Because Swvl is incorporated in the British Virgin Islands, Swvl may be deemed to be foreign investors and therefore be subject to such restrictions or controls. As a result, there may be a risk of loss due to, among other things, expropriation, nationalization or confiscation of assets or the imposition of restrictions on repatriation of capital invested, in each case by the governmental or regulatory agencies empowered in such jurisdictions. While, in some cases, the British Virgin Islands has entered into international investment treaties or agreements designed to encourage and protect investment by BVI persons in foreign jurisdictions, there can be no guarantee that such treaties or agreements will cover the jurisdictions in which Swvl operates in or that such treaties or agreements will be fully implemented or effective. In other cases, Swvl is not able to take advantage of certain treaties because it is a British Virgin Islands company and is therefore exposed to additional risk of such loss.

While Swvl is not aware of any material limitations on foreign investment in the jurisdictions in which it operates, Swvl is required to comply with certain regulations related to such investment. In particular, in Jordan, non-Jordanian
investors are restricted from wholly owning any project or business venture that involves certain trade, construction or services activities. While Swvl does not intend to engage in any such activities in Jordan, the organizational documents of the entity that currently conducts Swvl’s operations in Jordan erroneously includes certain restricted activities as potential objectives of such entity. Such entity is in the process of amending its organizational documents such that Swvl will be permitted to acquire and hold all of the equity thereof. In addition, in the United Arab Emirates, foreign investors are required to operate via an onshore licensed entity or an onshore branch of a foreign or free zone entity. Swvl has established such an onshore branch and has obtained the requisite licenses and approvals for such branch’s operations. Swvl may become subject to additional limitations and regulations as it expands its operations in the jurisdictions in which it operates and into new jurisdictions, and such limitations and regulations may impair Swvl’s ability to operate effectively in such jurisdictions.
Any of the foregoing or similar occurrences or developments could significantly disrupt Swvl’s business operations and restrict Swvl from conducting a substantial portion of its business operations in these jurisdictions, which could adversely affect Swvl’s business, financial condition or operating results.
As Swvl expands its offerings, it may become subject to additional laws and regulations, and any actual or perceived failure by Swvl to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect Swvl’s business, financial condition, and operating results.
As Swvl continues to expand its offerings and user base, it may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of Swvl’s industry and related technologies and, as a result, do not contemplate or address the unique issues faced by Swvl’s industry.
Despite Swvl’s efforts to comply with applicable laws, regulations and other obligations relating to its offerings, it is possible that Swvl’s practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Swvl’s failure to comply with such laws, regulations or obligations may result in Swvl being blocked from or limited in providing or operating its products and offerings in such jurisdictions, or it may be required to modify its business model in those or other jurisdictions as a result. Moreover, Swvl’s failure, or the failure by Swvl’s third-party service providers, to comply with applicable laws or regulations or any other obligations relating to Swvl’s offerings, could harm Swvl’s reputation and brand, discourage new and existing drivers and riders from using Swvl’s platform, lead to refunds of rider fares or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect Swvl’s business, financial condition and operating results.
Swvl is subject to various laws relating to anti-corruption, anti-bribery, anti-money laundering, and countering the financing of terrorism and has operations in certain countries known to experience high levels of corruption. Swvl has not implemented, or has only recently implemented, certain policies and procedures for the operation of its business and compliance with applicable laws and regulations, including policies with respect to anti-bribery and anti-corruption matters and cyber protection.
Swvl is subject to anti-corruption, anti-bribery, and anti-money laundering and countering the financing of terrorism laws in the jurisdictions in which Swvl does business. Swvl will be subject to such laws in other jurisdictions in the future, including, for example, the FCPA. These laws generally prohibit Swvl, its employees and agents from improperly influencing government officials or commercial parties to, among other things, obtain or retain business, direct business to any person, or gain any improper advantage. Under applicable anti-bribery and anti-corruption laws, Swvl could be held liable for acts of corruption and bribery committed by third-party business partners and service providers, representatives, and agents who acted on Swvl’s behalf.

Swvl has operations in, and has business relationships with, entities in countries known to experience high levels of corruption. Swvl and its third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. Swvl is subject to the risk that it could be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries and its and their respective employees, representatives, contractors, and agents, even if Swvl does not authorize such activities. Swvl’s employees from time to time consult or engage in discussions with government officials in the jurisdictions where it operates with respect to potential changes in government policies or laws relating to the mass transit ridesharing industry, which may heighten such anti-corruption-related risks.
In addition, Swvl’s activities in certain countries with high levels of corruption enhance the risk of unauthorized payments or offers of payments by business partners and service providers, employees, or consultants in violation of various anti-corruption laws, including the FCPA, even though the actions of these parties are often outside Swvl’s control. Swvl adopted anti-bribery and anti-corruption policies in September 2020, enhanced its policies in December 2021 and implementation of these policies is ongoing. While these policies are intended to address compliance with such laws, there can be no guarantee that they are or will be fully effective at all times, and Swvl’s employees and agents may take actions in violation of Swvl’s anti-bribery and anti-corruption policies or applicable laws, for which Swvl may be ultimately held responsible. Swvl in the process of reviewing its compliance program to identify areas for enhancements, and Swvl intends to continuously update and improve its compliance program as it expands its operations into new jurisdictions and becomes subject to a larger number of anti-corruption-related laws. However, there remains no guarantee that any such expanded compliance program will be fully effective at all times.
Any violation of applicable anti-bribery, anti-corruption, anti-money laundering, and countering the financing of terrorism laws could result in whistleblower complaints, adverse media coverage, harm to Swvl’s reputation and brand, investigations, imposition of significant legal fees, severe criminal or civil sanctions and disgorgement of profits, suspension or loss of required licenses and permits, exit from an important market, substantial diversion of management’s attention, a drop in Swvl’s share price, or other adverse consequences, any or all of which could have a material and adverse effect on Swvl’s business, financial condition and operating results.
Swvl may be subject to claims, lawsuits, government investigations and other proceedings that adversely affect Swvl’s business, financial condition and operating results.
Swvl has been subject to claims, lawsuits, government investigations and other legal and regulatory proceedings in the ordinary course of business, including those involving labor and employment, commercial disputes and tax matters. Swvl expects to continue to be subject to claims, lawsuits, government investigations and other legal or regulatory proceedings in the ordinary course of business, which may involve any of the foregoing matters as well as licensing and permits, pricing practices, competition, consumer complaints, personal injury, anti-discrimination, intellectual property disputes and other matters, and Swvl may become subject to additional types of claims, lawsuits, government investigations and other legal or regulatory proceedings as Swvl’s business grows and as Swvl deploys new offerings. Moreover, certain liabilities may be imposed by jurisdictions where Swvl operates, including tax liability, which may subject it to regulatory enforcement procedures if it does not or cannot comply.
The results of any such claims, lawsuits, government investigations or other legal or regulatory proceedings cannot be predicted. Any claims against Swvl, whether meritorious or not, could be time-consuming, result in costly litigation, harm Swvl’s reputation, require significant management attention and divert substantial resources. It is possible that a resolution of such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect Swvl’s business, financial condition and operating results. These proceedings could also result in harm to Swvl’s reputation and brand, sanctions, injunctions or other orders requiring a change in Swvl’s business practices. Any of these consequences could adversely affect Swvl’s business, financial condition and operating results. Furthermore, under certain circumstances, Swvl has contractual and other legal obligations to indemnify and to incur legal expenses on behalf of Swvl’s business and commercial partners.
A determination in, or settlement of, any legal proceeding, whether Swvl is a party to such legal proceeding or not, that involves Swvl’s industry could harm Swvl’s business, financial condition and operating results. For example, a determination that classifies a driver of a ridesharing platform as an employee, whether Swvl is a party to such determination or not, could cause Swvl to incur significant expenses or require substantial changes to its business model.
In addition, Swvl regularly includes arbitration provisions in Swvl’s Terms of Service with drivers and riders using Swvl’s platform. These provisions are intended to streamline the dispute resolution process for all parties involved, as arbitration can, in some cases, be faster and less costly than litigating disputes in court. However, arbitration may become more expensive, or the volume of arbitration may increase and become burdensome. The use of arbitration provisions may subject Swvl to certain risks to its reputation and brand, as these provisions have been the subject of increasing public scrutiny in certain jurisdictions.
Further, with the potential for conflicting rules regarding the scope and enforceability of arbitration across the jurisdictions in which Swvl operates and may operate in the future, there is a risk that some or all of Swvl’s arbitration provisions could be subject to challenge or may need to be revised to exempt certain categories of protection. If Swvl’s arbitration agreements were found to be unenforceable, in whole or in part, or particular claims are required to be exempted from arbitration, Swvl could experience an increase in its costs to litigate disputes and the time involved in resolving such disputes, and Swvl could face increased exposure to potentially costly lawsuits, each of which could adversely affect Swvl’s business, financial condition and operating results.
Failure to protect or enforce Swvl’s intellectual property rights could harm Swvl’s business, financial condition and operating results.
Swvl’s success is dependent in part upon protecting Swvl’s intellectual property rights and technology (such as code, confidential information, data, processes and other forms of information, knowhow and technology). As Swvl grows, it will continue to develop intellectual property that is important for its existing or future business. Swvl relies on a combination of copyright, trademark, service mark, trade secret, know-how
and confidential information laws and contractual restrictions to establish and protect Swvl’s intellectual property. However, the steps Swvl takes to protect its intellectual property may not be sufficient and may vary by jurisdiction.
Even if Swvl does detect violations, Swvl may need to engage in litigation to enforce its rights. Any enforcement efforts Swvl undertakes, including litigation, could be time-consuming and expensive and could divert the attention of management. While Swvl takes precautions designed to protect its intellectual property, it may still be possible for competitors and other unauthorized third parties to copy Swvl’s technology, reverse engineer its data and use its proprietary information to create or enhance competing solutions and services, which could adversely affect Swvl’s position in the rapidly evolving and increasingly competitive mass-transit ridesharing industry.
Swvl has not registered any of its intellectual property outside of Egypt. Swvl’s failure to register its brand names or logos in jurisdictions in which it operates could allow competitors to register the same or similar names or logos that confuse potential consumers and/or prevent Swvl from subsequently protecting its names and logos. Some license provisions that protect against unauthorized use, copying, transfer and disclosure of Swvl’s technology may be unenforceable under the laws of certain countries. The laws of some countries do not provide the same level of protection of intellectual property as the laws of the United States, and adequate intellectual property protection may not be available or may be limited in such countries. Swvl’s intellectual property protection and enforcement strategy is influenced by many considerations, including costs, where Swvl has business operations, where Swvl might have business operations in the future, legal protections available in a specific jurisdiction and/or other strategic considerations. As such, Swvl does not have identical or analogous intellectual property protection in all jurisdictions, which could limit Swvl’s freedom to operate as it expands into new jurisdictions. As Swvl expands its offerings into new jurisdictions, its exposure to unauthorized use, copying, transfer and disclosure of proprietary information will likely increase. Swvl may need to expend additional resources to protect, enforce or defend its intellectual property, which could harm Swvl’s business, financial condition or operating results. Swvl may also need to expend additional resources to understand and analyze the varying protections available in different jurisdictions and whether formal protection for intellectual property, such as rights in software, is available, commercially advisable and/or enforceable.
Swvl enters into confidentiality and intellectual property assignment agreements with employees and contractors and enters into confidentiality agreements with third-party providers and corporate customers. There can be no assurance that these agreements will effectively control access to, and use and distribution of, Swvl’s platform and proprietary information. Further, these agreements do not prevent Swvl’s competitors from independently developing technologies that are substantially equivalent or superior to Swvl’s offerings. Competitors and other third parties may also attempt to reverse engineer Swvl’s data, which would compromise Swvl’s trade secrets and other rights.
Swvl may be required to spend significant resources monitoring and protecting its intellectual property rights, and some violations may be difficult or nearly impossible to detect. Litigation to defend and enforce Swvl’s intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of Swvl’s intellectual property. Swvl’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of Swvl’s intellectual property rights. Swvl’s inability to protect its intellectual property and proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of Swvl’s management’s attention and resources, could impair the functionality of Swvl’s platform, delay introductions of enhancements to Swvl’s platform, result in Swvl substituting inferior or more costly technologies into its platform or harm Swvl’s reputation or brand. In addition, Swvl may be required to license additional technology from third parties to develop and market new offerings or platform features, which may not be on commercially reasonable terms and could adversely affect Swvl’s ability to compete.
The ridesharing industry has also been subject to attempts to steal intellectual property. Although Swvl takes measures to protect its property, if it is unable to prevent the theft of its intellectual property or its exploitation, the value of Swvl’s investments may be undermined and Swvl’s business, financial condition and operating results may be negatively impacted.
Claims by others that Swvl infringed their proprietary technology or other intellectual property rights could harm Swvl’s business, financial condition and operating results.
Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own or otherwise obtained. As Swvl’s public profile grows and the number of competitors in Swvl’s markets increases, and as Swvl continues to develop new technologies and intellectual property, the possibility of intellectual property rights claims against Swvl may grow. From time to time, third parties may assert claims of infringement of intellectual property rights against Swvl. Swvl does not hold any patents. Competitors of Swvl and others may now and in the future have significantly larger and more mature patent portfolios than Swvl has. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product or service revenue and against whom Swvl’s own patents (if and when acquired) may therefore provide little or no deterrence or protection. Many potential litigants, including some of Swvl’s competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third-party, even those without merit, could cause Swvl to incur substantial costs defending against such claim, could distract management’s attention from the operation of Swvl’s business and could require Swvl to cease its use of certain intellectual property. Furthermore, because intellectual property litigation may involve a substantial amount of discovery, Swvl may risk compromising its own confidential information in the course of any such litigation. Swvl may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against Swvl, Swvl may be subject to an injunction or other restrictions that prevent Swvl from using or distributing its intellectual property, or Swvl may agree to a settlement that prevents it from distributing its offerings or a portion thereof, which could adversely affect Swvl’s business, financial condition and operating results.
With respect to any intellectual property rights claim, Swvl may have to seek out a license to continue operations if found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase Swvl’s operating expenses. Some licenses may be non-exclusive,
and therefore Swvl’s competitors may have access to the same technology licensed to Swvl. If a third-party does not offer Swvl a license to its intellectual property on reasonable terms, or at all, Swvl may be required to develop alternative, non-infringing
technology or other intellectual property, which could require significant time (during which Swvl would be unable to continue to offer Swvl’s affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect Swvl’s business, financial condition and operating results.
Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by Swvl to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect Swvl’s business.
Swvl receives, transmits and stores a large volume of personally identifiable information and other data relating to the users of Swvl’s platform. Numerous national and international laws, rules and regulations applicable to the jurisdictions in which Swvl operates relate to privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another and may conflict with each other. For example, changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing Swvl’s offerings, require significant changes to Swvl’s operations or even prevent Swvl from providing certain offerings in jurisdictions in which it currently operates and in which it may operate in the future. Further, as Swvl continues to expand its platform offerings and user base, Swvl may become subject to additional privacy-related laws and regulations, such as the General Data Protection Regulation (Regulation (EU) 2016/679), which Swvl recently became subject to (please see the section entitled “Risk Factors—Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl”). Additionally, Swvl has incurred, and expects to continue to incur, expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by law, regulation, industry standards or contractual obligations.
Despite Swvl’s efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that Swvl’s practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Swvl’s failure, or the failure by Swvl’s third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other driver or rider data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage Swvl’s reputation, discourage new and existing drivers and riders from using Swvl’s platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect Swvl’s business, financial condition and operating results. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm Swvl’s reputation and brand and adversely affect Swvl’s business, financial condition and operating results.

Swvl may face particular privacy, data security, and data protection risks if it expands into the European Union or United Kingdom in connection with the GDPR and other data protection regulations.
Upon the consummation of Swvl’s acquisition of a controlling interest in Shotl, Swvl began operating in certain European Union (“EU”) member states and the United Kingdom. Similarly, upon consummation of Swvl’s acquisition of Volt Lines, Swvl began operating in the Netherlands. Expansion into the EU and the United Kingdom or marketing directed to those jurisdictions subjects Swvl and certain personal data it processes to the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”), supplemented by national laws and further implemented through binding guidance from the European Data Protection Board, which regulates the collection, control, sharing, disclosure, use and other processing of personal data and imposes stringent data protection requirements with significant penalties, and the risk of civil litigation, for noncompliance.
As a result of the Shotl acquisition, Swvl is also subject to the U.K. General Data Protection Regulation (“U.K. GDPR”) (
i.e.
, a version of the GDPR as implemented into U.K. law). Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States. The enactment of the GDPR also introduced numerous privacy-related changes for companies operating in the EU, including greater control for data subjects (including, for example, the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements, and increased fines. The GDPR requirements likely apply not only to third-party transactions, but also to transfers of information between Swvl and its subsidiaries, including employee information.
As of January 2021 (when the transitional period following Brexit expired), there are two parallel regimes with potentially divergent interpretations and enforcement actions for certain violations. The European Commission adopted an adequacy decision for the U.K., which means that certain aspects of data protection law between the U.K. and EU will remain the same. However, because the U.K.’s Information Commissioner’s Office remains the independent supervisory body regarding the U.K. GDPR but will not be the regulator for any activities under the GDPR, there may be increasing divergence in application, interpretation and enforcement of the data protection law as between the U.K. and the European Economic Area.
As of the date of this prospectus, Swvl is in the process of bringing all of its operations (legacy and post-Shotl acquisition) into compliance with the GDPR. However, Swvl’s efforts to bring all of its practices (or those of its collaborators, service providers, and contractors) into compliance with the GDPR may not succeed for a variety of reasons, including due to internal or external factors such as resource allocation limitations or a lack of vendor cooperation. Noncompliance could result in the commencement of legal proceedings against Swvl by governmental and regulatory entities or others. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with the GDPR or other applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in litigation, breach notification obligations, regulatory or administrative sanctions, additional cost and liability to Swvl, harm to Swvl’s reputation and brand, damage to its relationships with riders, drivers and corporate customers and have an adverse effect on its business, financial condition and operating results. In particular, under the GDPR, fines of up to €20 million or up to 4% of the annual global revenue of the non-compliant
company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. Such penalties are in addition to any civil litigation claims by customers and data subjects.
Swvl’s business would be adversely affected if the drivers using its platform were classified as employees.
The classification status of drivers that operate on ridesharing platforms is the subject of ongoing litigation and debate in multiple countries. Certain global ridesharing businesses are currently involved in legal proceedings in multiple jurisdictions, including putative class and collective action lawsuits, charges and claims before administrative agencies, and investigations or audits by labor, social security, and tax authorities, that claim that drivers using their platforms should be treated as employees (or as workers or quasi-employees where those statuses exist) of such companies, rather than as independent contractors.

Swvl classifies the drivers that use its platform as independent contractors or as employees of third parties in certain of the jurisdictions in which Swvl currently operates. However, in certain of the jurisdictions that Swvl operates, such classifications are based on an interpretation of applicable law, and Swvl’s interpretation may be subject to challenge. In particular, in Egypt, as the Egyptian Ridesharing Laws do not require drivers to be classified as employees, any challenge to Swvl’s determination that drivers are not employees would need to be based on principles of Egyptian labor laws. Under such laws, a person is classified as an employee if he or she works in exchange for a salary for an employer and under the employer’s control and supervision. Thus, in assessing whether drivers should be classified as employees in Egypt, Swvl considers, among other things, the level of direct administration and supervision it has over drivers using its platform.
Similarly, in Pakistan, there is no rigid formula or exhaustive list of criteria for determining whether drivers are employees. Instead, courts in Pakistan have articulated general principles and tests for establishing an employer-employee relationship, including whether the supposed employer has a role in the selection and appointment of, and controls and supervises the work of, the supposed employees. Thus, the proper classification has to be ascertained on a case-by-case
basis, and courts will take into consideration the facts and circumstances of the engagement. As a result, Swvl itself considers all relevant facts and circumstances, including the level of direct control it exercises over drivers using its platform, in making its determination that such drivers are not employees.
While Swvl believes its classification of drivers as independent contractors in each of the jurisdictions it operates, including in Egypt and Pakistan, is correct, Swvl may in the future be subject to proceedings relating to the classification of drivers using its platform as laws and regulations governing the ridesharing industry, labor and employment develop further (or if interpretations of existing laws and regulations change) and as Swvl expands its business operations in new jurisdictions. Swvl may incur substantial expenses in defending such proceedings. If Swvl is not successful in defending such proceedings, it may be required to pay significant damages to drivers or incur other fines, penalties or sanctions. In addition, if, as a result of legislation or judicial decisions in jurisdictions where the employee-contractor distinction is applicable, Swvl is required to classify drivers as employees in such jurisdictions, Swvl may incur significant additional expenses for compensating drivers or making payments on their behalf, including expenses associated with the application of, as applicable, wage and hour laws (including minimum wage, overtime, and meal and rest period requirements), employee benefits, social security contributions, taxes (direct and indirect), and potential penalties. In such event, Swvl may be required to increase its pricing to offset these additional expenses or to discontinue lower-margin offerings or routes, abandon its efforts to expand into new markets or forego other expenditures, such as marketing or hiring key personnel. As a result, Swvl’s ability to attract new riders and to retain existing riders could be adversely affected and utilization of Swvl’s platform may decrease. Any of the foregoing risks would have an adverse effect on Swvl’s business, financial condition and operating results.
Swvl could be subject to claims from riders, drivers or third parties that are harmed whether or not Swvl’s platform is in use, which could adversely affect Swvl’s brand, business, financial condition and operating results.
Swvl may be subject to claims, lawsuits, investigations and other legal proceedings relating to injuries to, or deaths of, riders, drivers or third-parties that may be attributed to Swvl through its offerings. Swvl may also be subject to claims alleging that Swvl is directly or vicariously liable for the acts of the drivers using its platform or for harm related to the actions of drivers, riders, or third parties, or the management and safety of its platform and assets, including in light of the
COVID-19
pandemic and related public health measures issued by various jurisdictions, including travel bans, restrictions, social distancing guidance, and shelter-in-place
orders. Swvl may also be subject to personal injury claims whether or not such injury actually occurred as a result of activity on its platform. Swvl may incur expenses to settle personal injury claims, which it may choose to settle for reasons including expediency, protection of its reputation and to prevent the uncertainty of litigating, and Swvl expects that such expenses may increase as its business grows and it faces increasing public scrutiny. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, any riders, drivers or third parties could result in negative publicity and harm to Swvl’s brand, reputation, business, financial condition and operating results. Swvl’s insurance policies and programs may not provide sufficient coverage to adequately mitigate the potential liability Swvl faces, especially where any one incident, or a group of incidents, could cause disproportionate harm, and Swvl may have to pay high premiums or deductibles for its coverage and, for certain situations, Swvl may not be able to secure coverage at all. Any of the foregoing risks could adversely affect Swvl’s business, financial condition and operating results.
Swvl is subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased, and are likely to continue to increase, both its costs and the risk of non-compliance.
Swvl is subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI and the various countries and cities in which it operates. Swvl’s efforts to comply with new and changing laws and regulations in the jurisdictions in which it operates have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.
Moreover, because these laws, regulations and standards are subject to varying interpretations and changes due to the emerging nature of the markets in which Swvl operates, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to Swvl’s disclosure and governance practices. If Swvl fails to address and comply with these regulations and any subsequent changes, they may be subject to penalty and the business may be harmed.
As a result of plans to expand Swvl’s business operations, including to jurisdictions in which tax laws may not be favorable, Swvl’s obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Swvl’s after-tax
profitability and financial results.
Because Swvl has significant expansion plans, Swvl’s effective tax rate may fluctuate or increase in the future. Future effective tax rates could be affected, possibly materially, by changes in tax laws or the regulatory environment, the recognition of operating losses in jurisdictions where no tax benefit can be recorded under the applicable method of accounting, changes in the composition of operating income across tax jurisdictions, changes in deferred tax assets and liabilities, or changes in accounting and tax standards or practices.
Due to the complexity of multinational tax obligations and filings, Swvl may have a heightened risk related to audits or examinations by the relevant taxing authorities. Outcomes from these audits or examinations could have an adverse effect on Swvl’s after-tax
profitability and financial condition. Additionally, various taxing authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Taxing authorities could disagree with Swvl’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Swvl does not prevail in any such disagreements, its profitability may be affected.
Swvl’s
after-tax
profitability and financial results may also be adversely affected by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

The Competition Commission of Pakistan (the “CCP”) may challenge the Business Combination or seek financial penalties or behavioral or other remedies, any of which could result in a material adverse effect on Swvl’s business.
SPAC, with the consent of Swvl, initially filed an application with the CCP on January 17, 2022 (the “Application”) for approval to consummate the Business Combination. Approval of the Application by the CCP was a closing condition in the Business Combination Agreement. However, approval of the Application by the CCP was not obtained prior to the vote of the SPAC shareholders. Accordingly, because the SPAC and Swvl did not believe that the Business Combination raised substantive competition considerations in Pakistan, nor did they believe that waiving the related closing condition was likely to result in material adverse consequences, Swvl and SPAC waived this closing condition and, following the satisfaction of all other closing conditions, proceeded with the consummation of the Business Combination.
Swvl continues to believe that the Business Combination does not raise substantive competition considerations in Pakistan, nor does it believe that waiving this closing condition and proceeding with consummation of the Business Combination is likely to result in material adverse consequences. Swvl is continuing its efforts to obtain approval of the Application from the CPP. However, there can be no assurance that the CCP will approve the Application and/or seek financial penalties or behavioral or other remedies, any of which could result in a material adverse effect on Swvl’s business.
Risks Related to Ownership of Swvl’s Class A Ordinary Shares
Swvl may not be able to maintain the listing of its Class A Ordinary Shares on Nasdaq.
Our Class A Ordinary Shares are listed on Nasdaq. If we violate Nasdaq listing requirements, our Class A Ordinary Shares may be delisted. If we fail to meet any of Nasdaq’s listing standards, our Class A Ordinary Shares may be delisted. In addition, the Board may determine that the cost of maintaining the listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A Ordinary Shares may materially impair shareholders’ ability to buy and sell our Class A Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A Ordinary Shares. The delisting of our Class A Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.
The market price of Swvl Class A Ordinary Shares could fluctuate significantly, which could result in substantial losses for purchasers of Swvl Class A Ordinary Shares.
The market price of Swvl Class A Ordinary Shares is affected by the supply and demand for such shares, which may be influenced by numerous factors, many of which are beyond Swvl’s control, including:

•	fluctuation in actual or projected operating results;

•	failure to meet analysts’ earnings expectations;

•	the absence of analyst coverage;

•	negative analyst recommendations;

•	changes in trading volumes in Swvl Securities;

•	changes in Swvl’s shareholder structure;

•	changes in macroeconomic conditions;

•	the activities of competitors;

•	changes in the market valuations of comparable companies;

•	changes in investor and analyst perception with respect to Swvl’s business or the mass-transit ridesharing industry in general; and

•	changes in the statutory framework applicable to Swvl’s business.
As a result, the market price of Swvl Class A Ordinary Shares may be subject to substantial fluctuation.
In addition, general market conditions and fluctuation of share prices and trading volumes could lead to pressure on the market price of Swvl Class A Ordinary Shares, even if there may not be a reason for this based on Swvl’s business performance or earnings outlook. Furthermore, investors in the secondary market may view Swvl’s business more critically than prior or current investors, which could adversely affect the market price of Swvl Class A Ordinary Shares in the secondary market.
If the market price of Swvl Class A Ordinary Shares declines as a result of the realization of any of these or other risks, investors could lose part or all of their investment in Swvl Class A Ordinary Shares.
Additionally, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the shares. If any of Swvl’s shareholders brought a lawsuit against Swvl, Swvl could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of management from the business, which could significantly harm Swvl’s business, financial condition and operating results.
The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Ordinary Shares, and the sales of such securities, together with the sale of the Class A Ordinary Shares and Warrants being offered for resale in the Additional Prospectuses, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline significantly.
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 30,424,247 Class A Ordinary Shares, which represent (a) 12,121,214 Class A Ordinary Shares that we issued to the Institutional Investor; (b) 121,212 Class A Ordinary Shares that we issued to the Private Placement Agent and (c) 18,181,821 Class A Ordinary Shares that we may issue to the Institutional Investor upon its exercise of the Institutional Investor Warrants. Assuming the issuance of all of the Resale Securities to the Selling Securityholders under the Securities Purchase Agreement, the Resale Securities represent approximately 9.7% of our outstanding Class A Ordinary Shares (assuming the Class A Ordinary Shares issuable upon the achievement of certain stock price thresholds pursuant to the Business Combination are not outstanding, or 9% assuming they are outstanding). The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares.
In addition to this prospectus, we recently filed two additional prospectuses, which the SEC has declared effective (the “Additional Prospectuses”), that relate to (i) the offer and sale from time to time by certain of the Additional Sellers of (a) 86,655,440 Class A Ordinary Shares, which includes up to 9,010,567 Class A Ordinary Shares issuable to certain former stockholders of Legacy Swvl as earnout consideration (valued as $10.00 per share as of March 31, 2022) upon the achievement of certain stock price thresholds for our Class A Ordinary Shares, (b) 5,933,333 Private Placement Warrants, originally issued in a private placement at a cash price of $1.50 per warrant and (c) up to 11,500,000 Class A Ordinary Shares issuable upon exercise of the Public
Warrants, which warrants were previously registered and originally issued in the initial public offering of units of SPAC at a price of $10.00 per unit with each unit consisting of one Class A Ordinary Share and one-third
of one warrant, and (ii) the offer and sale from time to time by B. Riley of (a) 386,971 Class A Ordinary Shares that we issued to B. Riley in consideration of B. Riley’s commitment to purchase Class A Ordinary Shares at our election under the ordinary shares purchase agreement, and (b) 98,573,333 Class A Ordinary Shares that we may elect in our sole discretion to issue and sell to B. Riley under the applicable ordinary shares purchase agreement from time to time after July 8, 2022. The Class A Ordinary Shares described in clause (i)(a) of the prior sentence include (i) 3,516,400 Class A Ordinary Shares issued to the PIPE Investors at a cash price of $10.00 per share, (ii) 8,016,217 Class A Ordinary Shares issued to certain PIPE Investors who effectively pre-funded
Swvl with the Swvl Exchangeable Notes at an exchange rate of $8.50 per share, $9.10 per share or $9.50 per share, (iii) 8,625,000 Class A Ordinary Shares issued to the Sponsor at a cash price of $0.003 per share and (iv) 57,487,256 Class A Ordinary Shares issued to the Additional Sellers who were former stockholders of Legacy Swvl as equity merger consideration pursuant to the Business Combination at an equity consideration value of $10.00 per share.
As of the date of this prospectus, the price at which our Class A Ordinary Shares trade is lower than the initial trading price of the shares sold pursuant to the initial public offering of Queen’s Gambit Growth Capital. Despite the differences in the trading price of our securities and the initial trading price of the securities of Queen’s Gambit Growth Capital, certain of the Additional Sellers may be incentivized to sell their shares because they may experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described in the preceding paragraph and the public trading price of our securities. Based on the closing price of our Class A Ordinary Shares of $1.56 as of August 22, 2022, upon the sale of our Class A Ordinary Shares, (a) the PIPE Investors may experience a potential loss of up to $8.44 per share, (b) the PIPE Investors who effectively pre-funded
Swvl with the Swvl Exchangeable Notes may experience a potential loss of up to $6.94– $7.94 per share, (c) the Sponsor may experience a potential profit of up to $1.56 per share and (d) the Additional Sellers who were former equityholders of Legacy Swvl may experience a potential loss of up to $8.44 per share. Based on the closing price of our Warrants of $0.0992 as of August 22, 2022, upon the sale of the Private Placement Warrants, the Sponsor may experience a potential loss of up to $1.40 per Private Placement Warrant.
The sale of the Resale Securities being offered pursuant to this prospectus, together with the sale of the securities held by the Additional Sellers, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares.
During the Earnout Period, we may issue up to an aggregate of 15,000,000 additional Class A Ordinary Shares to Eligible Swvl Equityholders in three equal tranches upon the occurrence of each Earnout Triggering Event (i.e. achieving a share price of $12.50 (Triggering Event I), $15.00 (Triggering Event II) and $17.50 (Triggering Event III)) or earlier on Change of Control. A significant decline in the public trading price of our Class A Ordinary Shares could result in no Earnout Triggering Events occurring and no Earnout Shares being issued. If Earnout Shares are issued, the holders thereof may seek to sell some or all of Earnout Shares on or after an Earnout Triggering Event, which sales or perception of potential sales could also depress the market price of our securities.
Future resales of Swvl Securities, including the Resale Securities being offered pursuant to this prospectus, may cause the market price of Swvl’s shares to drop significantly, even if Swvl’s business is doing well.
Sales of a substantial number of Swvl Securities, including the Resale Securities being offered pursuant to this prospectus consisting of (a) 12,242,426 Class A Ordinary Shares and (b) 18,181,821 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants in the public market could occur at any time. Sales of a substantial number of Swvl Securities, including the Resale Securities being offered pursuant to this prospectus, in the public market or the perception that these sales might occur, could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. Sales of a substantial number of our securities upon any future waivers or expiration of lock-up
agreements entered into by our shareholders, or the perception that such sales may occur, could have a material and adverse effect on the trading price of our securities. For example, certain lock-up
restrictions entered into in connection with the Business Combination and subsequently voluntarily extended will expire on March 31, 2023 or September 30, 2023. Sales of a substantial number of Swvl Securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could cause the market price of our securities to decline or increase the volatility in the market price of our securities.

Further, we have filed with the SEC a registration statement covering the resale of certain Class A Ordinary Shares issued in connection with the Business Combination, including shares issued pursuant to the private offering of Swvl Securities (the “PIPE Financing”) to certain investors (the “PIPE Investors”). More specifically, that separate registration statement registers (a) 86,655,440 Class A Ordinary Shares and (b) 5,933,333 Private Placement Warrants, together with (1) 11,500,000 Class A Ordinary Shares issuable upon exercise of the Public Warrants and (2) 5,933,333 Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants. Any of these resales, or the perception in the market that the holders of a large number of shares intend to resell shares, could cause the market price of our securities to decline or increase the volatility in the market price of our securities.
In addition, we have filed with the SEC a registration statement covering the resale of certain Class A Ordinary Shares previously issued to B. Riley and certain Class A Ordinary Shares that may be issued in the future to B. Riley pursuant to the ordinary shares purchase agreement with B. Riley. More specifically, that separate registration statement registers (a) 386,971 Class A Ordinary Shares that we issued to B. Riley in consideration of B. Riley’s commitment to purchase Class A Ordinary Shares at our election under the ordinary shares purchase agreement, and (b) 98,573,333 Class A Ordinary Shares that we may elect in our sole discretion to issue and sell to B. Riley under the ordinary shares purchase agreement from time to time after July 8, 2022. As of August 10, 2022, Swvl had raised approximately $9.2 million of proceeds from the B. Riley Facility. Pursuant to such ordinary shares purchase agreement, we have agreed not to issue or sell, and B. Riley has agreed not to purchase or acquire, any Class A Ordinary Shares which, when aggregated with all other Class A Ordinary Shares then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated
thereunder), would result in the beneficial ownership by B. Riley of more than 4.99% of the outstanding Class A Ordinary Shares. Notwithstanding such limitation, B. Riley may sell our Class A Ordinary Shares in the public market at any time, so long as such separate registration statement remains effective and the prospectus remains usable and the related purchase agreement with B. Riley has not been terminated.
In addition to the Selling Securityholders, certain other shareholders, including the Sponsor, the PIPE Investors and former equityholders of Legacy Swvl, beneficially owning approximately 57% of our outstanding Class A Ordinary Shares may, subject to any contractual lock-ups,
sell all of their shares at the same time as the Selling Securityholders. B. Riley also may sell our Class A Ordinary Shares at the same time as the Selling Securityholders, with the number of our Class A Ordinary Shares that may potentially be resold by B. Riley equaling approximately 73% of the total outstanding shares of our Class A Ordinary Shares as of the date of this prospectus (calculated as 98,573,333 Class A Ordinary Shares that may potentially be resold by B. Riley, divided by 135,125,061 currently outstanding Class A Ordinary Shares). Sales of a substantial number of our shares in the public market, including the number of Resale Securities being offered pursuant to this prospectus, or the perception in the market that these sales might occur, could depress the market price of our securities. The frequency of such sales could cause the market price of our securities to decline or increase the volatility in the market price of our securities.
Investor perceptions of risks in developing countries could reduce investor appetite for investments in these countries or for the securities of issuers operating in these countries.
Investing in securities of issuers operating in developing countries generally involves a higher degree of risk than investing in securities of issuers from more developed countries. Economic crises in one or more such countries may reduce overall investor appetite for securities of issuers operating in developing countries generally, even for such issuers that operate outside the regions directly affected by the crises. Past economic crises in developing countries, including in Egypt, have often resulted in significant outflows of international capital and caused issuers operating in developing countries to face higher costs for raising funds, and in some cases have effectively impeded access to international capital markets for extended periods.

Thus, even if the economies of the countries in which Swvl operates remain relatively stable, financial turmoil in any developing market country could have an adverse effect on Swvl’s business, financial condition and operating results.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about Swvl’s business, the market price for Swvl Securities and trading volume could decline.
The trading market for Swvl Securities depends in part on the research and reports that securities or industry analysts publish about Swvl or its business. If securities or industry analyst coverage results in downgrades of Swvl Securities or publishes inaccurate or unfavorable research about Swvl’s business, the share price of Swvl Securities would likely decline. If one or more of these analysts cease coverage of Swvl or fail to publish reports on Swvl regularly, Swvl could lose visibility in the financial markets and demand for Swvl Securities could decrease, which, in turn, could cause the market price or trading volume for Swvl Securities to decline significantly.
In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Inaccurate or unfavorable ESG ratings could lead to negative investor sentiment towards Swvl, which could have a negative impact on the market price and demand for Swvl Securities, as well as Swvl’s access to and cost of capital.
Swvl may be a “passive foreign investment company,” or “PFIC”, which could result in adverse U.S. federal income tax consequences to U.S. Holders.
If Swvl is a PFIC for any taxable year (or portion thereof) in which a U.S. Holder (as defined below in the section of this prospectus entitled “Taxation”), holds Class A Ordinary Shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and certain information reporting requirements. U.S. Holders are strongly encouraged to consult with their own tax advisors to determine the application of the PFIC rules to them in their particular circumstances and any resulting tax consequences. Please see the section of this prospectus entitled “Taxation” for a more detailed discussion with respect to the PFIC status of Swvl and the resulting tax consequences to U.S. Holders.
Swvl will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to new compliance initiatives and corporate governance practices.
As a public company, Swvl incurs significant legal, accounting and other expenses that it did not incur as a private company. For example, Swvl is subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq.
Swvl expects that compliance with these requirements will increase its legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, Swvl’s management and other personnel may be required to divert their attention from operational and other business matters to devote substantial time to these public company requirements. In particular, Swvl is incurring significant expenses and devoting substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase further when Swvl is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) (Please see the section entitled “Swvl is an “emerging growth company”, and the reduced disclosure requirements applicable to emerging growth companies may make Swvl Securities less attractive to investors”). As a public company, Swvl has been hiring and is continuing to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function.

Swvl’s management team has limited experience managing a public company, which may result in difficulty adequately operating and growing Swvl’s business.
Swvl’s management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Swvl’s management team may not successfully or efficiently manage their new roles and responsibilities or the transition to being a public company subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws and the continuous scrutiny of analysts and investors. These new obligations and constituents will require significant attention from Swvl’s senior management and could divert their attention from the day-to-day
management of Swvl’s business, which could adversely affect Swvl’s business, financial condition and operating results.
If Swvl fails to establish and maintain proper and effective internal control over financial reporting, its ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in its financial reporting and the trading price of its shares may decline.
Pursuant to Section 404 of the Sarbanes-Oxley Act, subject to accommodations available to newly public companies and emerging growth companies, a report by management on internal control over financial reporting and an attestation of our independent registered public accounting firm is required. As a newly public company, Swvl has not previously been required to conduct an internal control evaluation and assessment. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, Swvl is in the process of upgrading its information technology systems, implementing additional financial and management controls, reporting systems and procedures, and hiring additional accounting and finance staff. If Swvl is unable to hire the additional accounting and finance staff necessary to comply with these requirements, it may need to retain additional outside consultants. Swvl may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If Swvl is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, including if Swvl is unable to maintain proper and effective internal controls, Swvl may not be able to produce timely and accurate financial statements. If Swvl cannot provide reliable financial reports or prevent fraud, Swvl’s business and results of operations could be harmed, investors could lose confidence in our reported financial information and Swvl could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.
In addition, Swvl has identified material weaknesses in its internal control over financial reporting and there can be no assurances that there will not be material weaknesses in Swvl’s internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit Swvl’s ability to accurately report its financial condition, operating results or cash flows. If Swvl is unable to comply with the requirements of the Sarbanes-Oxley Act or conclude that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of its financial reports, the market price of its securities could decline, and Swvl could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in Swvl’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict Swvl’s future access to the capital markets. In addition, failure to implement adequate internal controls or ensure that books and records accurately reflect transactions could result in criminal and civil fines and penalties under the FCPA, as well as related reputational harm and legal fees in defense of such investigations. Any of the foregoing risks could have an adverse effect on Swvl’s business, financial condition and results of operations.

Swvl is an “emerging growth company”, and the reduced disclosure requirements applicable to emerging growth companies may make Swvl Securities less attractive to investors.
Swvl is an “emerging growth company,” as defined in the JOBS Act. As a result, Swvl is taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, the ability to furnish two rather than three years of income statements and statements of cash flows in various required filings and not being required to include an attestation report on internal control over financial reporting issued by Swvl’s independent registered public accounting firm. As a result, Swvl’s shareholders may not have access to certain information that they deem important. Swvl could be an emerging growth company for up to five years, although Swvl could lose that status sooner if its gross revenue exceeds $1.07 billion, if it issues more than $1.0 billion in nonconvertible debt in a three-year period, or if the fair value of its shares held by non-affiliates
exceeds $700.0 million (and Swvl has been a public company for at least 12 months and has filed one annual report on Form
20-F).
Swvl cannot predict if investors will find Swvl Securities less attractive if it relies on these exemptions. If some investors find Swvl Securities less attractive as a result, there may be a less active trading market for the Swvl Securities and its share price may be more volatile.
As a foreign private issuer, Swvl is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
Swvl reports under the Exchange Act as a
non-U.S.
company with foreign private issuer status. Because Swvl qualifies as a foreign private issuer under the Exchange Act, Swvl is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form
10-Q
containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form
20-F
until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form
10-K
within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form
10-K
within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, holders of Swvl Securities may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
As a company incorporated in the British Virgin Islands, Swvl is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Swvl complied fully with Nasdaq corporate governance listing standards.
Swvl is subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer such as Swvl to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is Swvl’s home country, may differ significantly from Nasdaq corporate governance listing standards. For instance, Swvl may choose to follow home country practice in lieu of Nasdaq corporate governance listing standards such as:

•	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•	have regularly scheduled executive sessions for non-management directors;

•	have annual meetings and director elections; and

•	obtain shareholder approval prior to certain issuances (or potential issuances) of securities.
Swvl follows home country practice and is exempt from requirements to obtain shareholder approval for the issuance of 20% or more of its outstanding shares under Nasdaq Listing Rule 5635(d). If, in the future, Swvl chooses to follow other home country practices in lieu of Nasdaq corporate governance listing standards (such as the ones listed above), Swvl’s shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers. For more information about Swvl’s corporate governance practices, please see the subsection of this prospectus entitled “Management”.
As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.
Swvl’s corporate affairs are governed by its Articles, the BVI Companies Act and the common law of the BVI. The rights of shareholders to take legal action against Swvl’s directors, actions by minority shareholders and the fiduciary responsibilities of directors under BVI law are governed by the BVI Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, which has persuasive, but not binding, authority on a court in the BVI. The rights of Swvl’s shareholders and the fiduciary responsibilities of Swvl’s directors under BVI law are largely codified in the BVI Companies Act but are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less exhaustive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal
judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, holders of Swvl Securities may have more difficulty in protecting their interests in the face of actions taken by Swvl’s management, members of the board of directors or major shareholders than they would as shareholders of a U.S. company.
The Articles and the Swvl Shareholders Agreement contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.
The Articles and the shareholders agreement by and among Swvl and certain of its shareholders (the “Swvl Shareholders Agreement”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for Swvl Securities, and therefore depress the trading price. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the incumbent members of the Board or taking other corporate actions, including effecting changes in Swvl’s management, and may inhibit the ability of an acquiror to effect an unsolicited takeover attempt. Such provisions include, among other things:

•	a classified board of directors with staggered, three-year terms;

•	the ability of the Board to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, without shareholder approval;

•
the right of Mostafa Kandil to serve as Chair of the Board so long as he remains Chief Executive Officer of Swvl and to serve as a director so long as he beneficially owns at least 1% of the outstanding shares of Swvl and his employment has not been terminated for cause;

•
until the completion of Swvl’s third annual meeting of shareholders, commitments by major shareholders to vote in favor of the appointment of Swvl designees to the Board at any shareholder meeting (and, thereafter, to vote in favor of the appointment of Mostafa Kandil or his designee to the Board, subject to specified conditions);

•	the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

•
advance notice procedures with which shareholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of Swvl;

•	that directors may be removed only for cause and only upon the vote of two-thirds of the directors then in office;

•	that shareholders may not act by written consent in lieu of a meeting;

•	the right of the Board to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director; and

•	that the Articles may be amended only by the Board or by the affirmative vote of holders of a majority of not less than 75% of the votes of the shares of Swvl entitled to vote.
Shareholders may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the jurisdictions in which Swvl operates based on U.S. or other foreign laws against Swvl, its management or the experts named in this registration statement.
Swvl is a British Virgin Islands company and substantially all of its assets and operations are located outside of the U.S. In addition, most of Swvl’s directors and officers reside outside the U.S. and the substantial majority of their assets are located outside of the U.S. As a result, it may be difficult to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult to enforce judgments in the jurisdictions in which Swvl operates or British Virgin Islands courts against Swvl and its officers and directors. It may be difficult or impossible to bring an action against Swvl in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or jurisdictions in which Swvl operates would recognize or enforce judgments of U.S. courts against Swvl or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands courts or courts in jurisdictions in which Swvl operates would hear original actions brought in the British Virgin Islands or jurisdictions in which Swvl operates against Swvl or such persons predicated upon the securities laws of the U.S. or any state.
Mail sent to Swvl may be delayed.
Mail addressed to Swvl and received at its registered office is forwarded unopened to the forwarding address supplied by Swvl. None of Swvl, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) bears any responsibility for any delay howsoever caused in mail reaching the forwarding address. As a result, shareholder communications sent by mail to Swvl may be delayed.
It may be difficult to enforce judgments obtained in the U.S. in BVI.
There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the judgment is final and for a liquidated sum;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.
The British Virgin Islands courts are unlikely:

•	to recognize or enforce against Swvl, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

•	to impose liabilities against Swvl, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth the capitalization of the Company as of June 30, 2022.
The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
(U.S. Dollars in millions)
Cash and cash equivalents	$19.3
Debt:
Loans and borrowings (non-current)	$1.7
Loans and borrowings (current)	$0.7
Total indebtedness	$2.7

Total Class A Ordinary Shares and Shareholders’ equity / (net deficit)	$ (25.5)

Total capitalization	$(22.8)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
Pro Forma Financial Information, as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses”, and presents the combination of the historical financial information of SPAC and Legacy Swvl adjusted to give effect to the Business Combination, which was consummated on March 31, 2022, including other events in connection with the Business Combination as summarized below. For purposes of this section entitled “Unaudited Pro Forma Condensed Combined Financial Information”, unless otherwise stated or the context otherwise requires, “Swvl” refers to Swvl Holdings Corp, and capitalized terms used in this section but not defined elsewhere in this prospectus have the meanings ascribed to them in our Registration Statement on
Form F-4,
which was filed with the SEC on March 11, 2022.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 combines the historical audited consolidated statement of operations of SPAC for the year ended December 31, 2021 and unaudited financial information of SPAC for the period commencing January 1, 2022 and ending March 30, 2022 (the SPAC Merger Effective Time occurring on March 30, 2022, with no financial statements of SPAC existing after December 31, 2021) and the historical audited consolidated statement of operations of Swvl Inc. for the year ended December 31, 2021 and historical unaudited consolidated statement of operations of Swvl Holdings Corp for the six month period ended June 30, 2022, in each case on a pro forma basis as if the Business Combination, including the other events in connection with the Business Combination, as summarized below, had been consummated on January 1, 2021.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical audited consolidated financial statements of SPAC as of and for the year ended December 31, 2021 included herein;

•	the recast historical audited consolidated financial statements of Swvl Holdings Corp as of and for the year ended December 31, 2021 included herein; and

•	the historical unaudited consolidated financial statements of Swvl Holdings Corp as of and for the six month period ended June 30, 2022.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Holdings. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma adjustments represent management’s estimates based on information available as of the preparation date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analysis is performed. This information should be read together with Swvl’s and SPAC’s historical financial statements and related notes thereto, as applicable, and the section of this prospectus entitled “Operating and Financial Review and Prospects”.
Description of the Business Combination
On July 28, 2021, SPAC, Swvl, Holdings, Cayman Merger Sub and BVI Merger Sub entered into the Business Combination Agreement, which subsequently closed on March 31, 2022. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination was effected in four steps: (a) in accordance with the Cayman Companies Act at the SPAC Merger Effective Time, SPAC merged with and into Cayman Merger Sub, with Cayman Merger Sub surviving the SPAC Merger and becoming the sole owner of BVI Merger Sub; (b) concurrently with the consummation of the SPAC Merger, and subject to the BVI Companies Act, Holdings redeemed each Holdings Common Share A and each Holdings Common Share B issued and outstanding immediately prior to the SPAC Merger for par value, (c) following the SPAC Merger and subject to the Cayman Companies Act and the BVI Companies Act, the SPAC Surviving Company distributed all of the issued and outstanding BVI Merger Sub Common Shares to Holdings, and (d) following the BVI Merger Sub Distribution, BVI Merger Sub merged with and into Swvl, with Swvl surviving the Company Merger as a wholly owned Subsidiary of Holdings.
The following are the key steps within the Business Combination:
SPAC Merger
At the SPAC Merger Effective Time, which occurred on March 30, 2022, one business day prior to the Company Merger:

•	by virtue of the SPAC Merger and without any action on the part of SPAC, Cayman Merger Sub, BVI Merger Sub, Swvl, Holdings or the holders of any of the following securities:

•
each then-outstanding Cayman Merger Sub Common Share was automatically converted into one share of the SPAC Surviving Company, which constitutes the only outstanding shares of the SPAC Surviving Company;

•	each then-outstanding SPAC Class A Ordinary Share was automatically cancelled, extinguished and converted into the right to receive one Holdings Common Share A; and

•	each then-outstanding SPAC Class B Ordinary Share was automatically cancelled, extinguished and converted into the right to receive one Holdings Common Share B.

•
each then-outstanding fraction of or whole SPAC Warrant was automatically assumed and converted into a fraction or whole Holdings Warrant, as the case may be, to acquire (in the case of a whole Holdings Warrant) one Holdings Common Share A, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former SPAC Warrants; and

•
without duplication of the foregoing, each then-outstanding SPAC Unit, comprised of one SPAC Class A Ordinary Share and one-third of
one SPAC Warrant, was automatically cancelled, extinguished and converted into a new Holdings Unit, comprised of one Holdings Common Share A and one-third of
one Holdings Warrant.

Company Merger
At the Company Merger Effective Time on March 31, 2022:

•	by virtue of the Company Merger and without any action on the part of Cayman Merger Sub, BVI Merger Sub, Swvl, Holdings or the holders of any of the following securities:

•
each then-outstanding BVI Merger Sub Common Share was automatically cancelled, extinguished and converted into one share no par value in the Swvl Surviving Company, which constitutes the only issued and outstanding shares of the Swvl Surviving Company;

•	all Swvl Shares held in the treasury of Swvl were automatically cancelled and extinguished, and no consideration was delivered in exchange therefor; and

•
each then-outstanding Swvl Share was automatically cancelled, extinguished and converted into the right to receive a number of Holdings Common Shares A equal to the Exchange Ratio and upon an Earnout Triggering Event (or the date on which a Change of Control occurs), the Per Share Earnout

Consideration (with any fractional share to which any holder of Swvl Shares would otherwise be entitled rounded down to the nearest whole share), in each case, without interest;

•
each then-outstanding and unexercised Swvl Option, whether or not vested, was assumed and converted into (i) an Exchanged Option and (ii) a number of Earnout RSUs in respect of a number of Earnout RSU Shares that will be issued in settlement of Earnout RSUs, as described in the section entitled “Earnouts” below, equal to the number of Swvl Common Shares B subject to such Swvl Option (assuming payment in cash of the exercise price of such Swvl Option) immediately prior to the Company Merger Effective Time multiplied by the Per Share Earnout Consideration;

•
the Swvl Convertible Notes, other than any Swvl Exchangeable Notes, were converted into the right to receive Holdings Common Shares A as if such Swvl Convertible Notes had first converted into Swvl Common Shares A in accordance with their terms immediately prior to the Company Merger Effective Time and immediately thereafter each such Swvl Common Share A was cancelled, extinguished and converted into the right to receive a number of Holdings Common Shares A equal to the Exchange Ratio;

•
each Swvl Exchangeable Note was exchanged for a number of Holdings Common Shares A at an exchange price of $8.50 per share (or, (1) with respect to the $20.0 million Swvl Exchangeable Note issued on January 12, 2022 and the $1.0 million Swvl Exchangeable Note issued to R Capital, LLC on January 31, 2022, $9.10 per share and (2) with respect to the $1.8 million Swvl Exchangeable Note and $0.9 million Swvl Exchangeable Note issued on March 22, 2022 and the $2.7 million Swvl Exchangeable Note issued on March 23, 2022, $9.50 per share);

•	in accordance with the Holdings A&R Articles, each then-outstanding Holdings Common Share B was converted, on a one-for-one basis, into one Holdings Common Share A; and

•
pursuant to their terms, the Holdings Common Shares A and the Holdings Warrants comprising each existing and outstanding Holdings Unit immediately prior to the Company Merger Effective Time were automatically separated in accordance with the Holdings A&R Articles.

Concurrently with the execution of the Business Combination Agreement, SPAC, Holdings and in some cases, Swvl entered into the Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and Holdings agreed to sell to the Initial PIPE Investors in a private placement at the Company Merger Effective Time, Holdings Common Shares A for a purchase price of $10.00 per share, representing an aggregate purchase price of $100 million.
On August 25, 2021, certain Initial PIPE Investors
effectively pre-funded Swvl
with $35.5 million of the aggregate subscription commitments by purchasing the Initial Swvl Exchangeable Notes. At the Company Merger Effective Time, the Initial Swvl Exchangeable Notes were automatically exchanged for Holdings Common Shares A at an exchange Price of $8.50 per share. Upon the issuance of the Initial Swvl Exchangeable Notes, the amount of each applicable Initial PIPE Investor’s subscription was reduced dollar-for-dollar by
the aggregate purchase price of such Initial PIPE Investor’s Initial Swvl Exchangeable Notes. On January 12, 2022, an Initial PIPE Investor affiliated with Agility purchased $20.0 million of Additional Swvl Exchangeable Notes, effectively pre-funding the
remainder of its subscription commitment. Such Additional Swvl Exchangeable Notes were automatically exchanged for Holdings Common Shares A at an exchange price of $9.10 per share. Upon the issuance of such Additional Swvl Exchangeable Notes, such Initial PIPE Investor’s subscription was reduced by $20.0 million, resulting in the termination of such subscription.
As a result of the issuance of the Initial Swvl Exchangeable Notes and the Additional Swvl Exchangeable Notes, the amount of additional funding actually received from the Initial PIPE Investors at the Company Merger Effective Time was reduced to $44.5 million which was further impacted by Additional PIPE Subscription Agreements as described below
Following the issuance of the Initial Swvl Exchangeable Notes and prior to the issuance of the Additional Swvl Exchangeable Notes described above, Swvl also issued $10.0 million of Additional Swvl Exchangeable

Notes, at an exchange price of $8.50 per share. On January 31, 2022, Swvl issued $1.0 million of Additional Swvl Exchangeable Notes at an exchange price of $9.10 per share. The issuance of such Additional Swvl Exchangeable Notes did not reduce the existing subscription commitments of any PIPE Investors. Furthermore, between March 22, 2022 and March 23, 2022, certain Initial PIPE investors purchased Additional Swvl Exchangeable Notes for an aggregate purchase price of $5.3 million, equal to their remaining aggregate subscription commitment. Upon the issuance of such Additional Swvl Exchangeable Notes, these Initial PIPE Investors’ subscription commitments were collectively reduced by $5.3 million, resulting in the termination of their subscriptions and reducing the funding actually received from the Initial PIPE Investors at the Company Merger Effective Time by $5.3 million. These Additional Swvl Exchangeable Notes were automatically exchanged for Holdings Common Shares A at an exchange price of $9.50 per share at the Company Merger Effective Time.
In aggregate, Swvl issued $35.5 million of Initial Swvl Exchangeable Notes at $8.50 per share, $10.0 million of Additional Swvl Exchangeable Notes at $8.50 per share, $21.0 million of Additional Swvl Exchangeable Notes at an exchange price of $9.10 per share and $5.3 million of Additional Swvl Exchangeable Notes at an exchange price of $9.50 per share in advance of the Company Merger. In aggregate, the funding received from the issue of Initial Swvl Exchangeable Notes and Additional Swvl Exchangeable Notes in advance of the Company Merger Effective Time amounted to approximately $71.8 million.
Since November 15, 2021, SPAC and Holdings also entered into Additional PIPE Subscription Agreements with Additional PIPE Investors, pursuant to which the Additional PIPE Investors agreed to purchase, and Holdings agreed to sell to the Additional PIPE Investors in a private placement, Holdings Common Shares A for a purchase price of $10.00 per share, representing an aggregate purchase price of $10.5 million, of which $0.5 million was received by Holdings at the Company Merger Effective Time. In aggregate, the funding received from the Initial PIPE Investors and Additional PIPE investors at the Company Merger Effective Time amounted to $39.7 million which excludes the EBRD subscription agreement, as discussed below.
While the terms of the Additional PIPE Subscription Agreements were substantially similar to the Initial PIPE Subscription Agreements, one Additional PIPE Subscription Agreement contained terms that vary as described below.
Under the terms of the Additional PIPE Subscription Agreement between EBRD, SPAC and Holdings, representing an aggregate purchase price of $10.0 million, EBRD’s commitment to acquire Holdings Common Shares A is subject to an additional condition that Holdings and EBRD first enter into an investment framework agreement, pursuant to which Holdings will agree to comply with certain institutional requirements of EBRD, including social and environmental policies and practices, certain corporate governance and compliance matters and use of proceeds (the “Additional EBRD Condition”). Holdings expects such agreement to be generally consistent with other similar agreements previously executed between EBRD and other companies and include, among other things, a requirement to: (1) maintain procedures designed to prevent money laundering, terrorism financing, fraud or other corrupt or illegal purposes, (2) implement a contractor and supplier management system to assess and monitor environmental and social risks, (3) conduct a gender based violence and harassment risk assessment related to business operations in Egypt, (4) conduct awareness training among management, workers and contractors, (5) establish an internal worker grievance procedure, (6) appoint key account managers to monitor the health and safety performance of partner drivers / captains, (7) use the proceeds from the subscription agreement exclusively for the purpose of operating expenditures, marketing expenses and client acquisition costs relating to Swvl’s business in Egypt, (8) comply with other compliance measures and (9) furnish information to EBRD in connection with the foregoing matters.
Further, EBRD is permitted to terminate its Additional PIPE Subscription Agreement if the Board of Governors of EBRD determines that access by Egypt to EBRD’s resources should be suspended or otherwise modified. This termination right is a result of the nature of EBRD’s organization and governing documents. EBRD is an international financial institution formed by an international multilateral treaty and is owned by

71 countries. Under the agreement establishing EBRD, the Board of Governors of EBRD has the authority to decide that access to EBRD’s funds to a particular country should be suspended or otherwise modified in cases where such country might be implementing policies inconsistent with EBRD’s mandate. EBRD has advised Holdings that it is accordingly a standard provision of EBRD financing agreements to include a termination right similar to the right included in the Additional PIPE Subscription Agreement with EBRD.
Because the Additional EBRD Condition was not satisfied prior to the Company Merger Effective Time, EBRD has not purchased $10.0 million of Holdings Common Shares A at the Company Merger Effective Time pursuant to the EBRD subscription agreement. Pursuant to the EBRD subscription agreement, either Swvl or EBRD may each elect to terminate the EBRD subscription agreement because the investment framework agreement was not entered into on or prior to May 25, 2022. In the interim, Swvl entered into the U.S. Institutional Private Placement described elsewhere in this prospectus. Any further delay in or failure to enter into such agreement or any other reason may result in Swvl or EBRD electing to terminate the EBRD subscription agreement and Swvl needing to seek additional and alternative sources of financing.
The aggregate number of Holdings Common Shares A issued in connection with the PIPE Subscription Agreements, Initial Swvl Exchangeable Notes and Additional Swvl Exchangeable Notes as of the Closing Date, was 12,188,711.
Therefore, as a result of the Business Combination, Swvl Shareholders, SPAC Public Shareholders and the PIPE Investors received Holdings Common Shares A as per the table included below under “Basis of Pro Forma Presentation”, in addition to the 17,433,333 Holdings Warrants that were issued to the holders of SPAC Public Warrants and SPAC Private Placement Warrants.
Furthermore, section 8.03(f) of the Business Combination Agreement (the “Minimum Cash Condition”) provides that the obligation of Swvl to consummate the Business Combination is conditioned on SPAC and Holdings collectively having cash on hand equal to or in excess of $185.0 million after consummation of the PIPE Financing and after the distribution of the funds in the Trust Account (and deducting all amounts to be paid pursuant to the exercise of redemption rights of SPAC Public Shareholders) and without taking into account (i) any transaction fees, costs and expenses paid or required to be paid (including Swvl Expenses and SPAC Expenses) in connection with the transactions contemplated by the Business Combination Agreement and the PIPE Financing or (ii) any cash held by Swvl or any of Swvl’s Subsidiaries. As of the Closing Date after taking into account the redemption of 29,175,999 SPAC Class A Ordinary Shares, the cash on hand is less than Minimum Cash Condition. However, Swvl waived the Minimum Cash Condition and proceeded with the consummation of the Business Combination.
Earnouts
During the Earnout Period, Holdings may issue up to an aggregate of 15,000,000 additional Holdings Common Shares A to Eligible Swvl Equityholders in three equal tranches upon the occurrence of each Earnout Triggering Event (or earlier on Change of Control). The portion of such Holdings Common Shares A issuable to Eligible Swvl Equityholders who hold Swvl Options were instead issued to such holders as Earnout RSUs at the Company Merger Effective Time, which will be subject to potential forfeiture and which will be able to be settled in Holdings Common Shares A upon the occurrence of the applicable Earnout Triggering Events (or earlier Change of Control). Please see Note 34.4 to Swvl’s historical audited consolidated financial statements included herein for additional information.
Anticipated Accounting Treatment
The Business Combination is accounted for as a reverse recapitalization. Under this method of accounting, SPAC is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Swvl issuing shares at the closing of the Business Combination for the net assets of SPAC as of the date of closing of the Business Combination, accompanied by a recapitalization. The net assets of SPAC are stated at historical cost, with no goodwill or other intangible assets recorded.
Swvl has been determined to be the accounting acquirer based on the following:

•	Swvl’s shareholders have the largest voting interest in Holdings as described below under “Basis of Pro Forma Presentation”;

•	Swvl has the ability to nominate the majority of the members of the board of directors of Holdings;

•	The prior senior management of Swvl constitutes the senior management of Holdings;

•	The business of Swvl comprises the ongoing operations of Holdings; and

•	Swvl is the larger entity, both in terms of substantive operations and number of employees.
The Business Combination is not within the scope of IFRS 3,
 Business Combinations
 (“IFRS 3”) because SPAC does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination is accounted for within the scope of IFRS 2,
 Share-based Payment
 (“IFRS 2”). Any excess of fair value of equity in Holdings issued to participating shareholders of SPAC over the fair value of SPAC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of Holdings equity, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma condensed combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
The PIPE Subscription Agreements related to the PIPE Financing resulted in the issuance of Holdings Common Shares A, leading to an increase in share capital and share premium along with a corresponding increase in cash and cash equivalents reflecting the PIPE Funds.
Basis of Pro Forma Presentation
Pursuant to SPAC’s existing charter, SPAC Public Shareholders were offered the opportunity to redeem, upon closing of the Business Combination, SPAC Class A Ordinary Shares held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 29,175,999 shares of SPAC Class A Ordinary Shares at approximately $10.00 per share.
Upon closing, the ownership of Holdings is as follows:

Shareholders	Ownership in shares	Ownership %
Swvl Shareholders (1)	92,358,389	78%
SPAC Public Shareholders	5,324,001	5%
Sponsor (2)	8,625,000	7%
PIPE Investors	12,188,711	10%
Grand Total	118,496,101	100%

1)
The shareholding of Swvl excludes the impact of shares issuable under the earnout arrangement. In aggregate, a maximum of 15,000,000 Holdings Common Shares A are issuable to Eligible Swvl Equityholders upon the occurrence of Earnout Triggering Events (i.e. achieving a share price of $12.50 (Triggering Event I), $15.00 (Triggering Event II) and $17.50 (Triggering Event III)) or earlier upon the Change of Control. Furthermore this number of shares also includes cash exercise of the Swvl Options by the Swvl Option Holders against which they are entitled to receive Holdings Common Shares A.

2)	Consists of 8,625,000 of Holdings Common Shares A acquired by the Sponsor as holder of SPAC Class B Ordinary Shares in connection with the Business Combination.

The pro forma book value per share as of December 31, 2021, assuming the share ownership amounts above, are as follows:

(in thousands, except per share data)
Total equity	$191,486
Book value per share	$1.60
Net asset increase from exercise of warrants (1)	$200,483
Resulting net assets	$391,969
Increased number of shares (2)	135,929
Implied book value per share (3)	2.88

(1)
The net assets after the exercise of warrants are calculated as (i) net assets prior to the exercise of warrants; plus (ii) increase to the net assets resulting from the inflow of cash from the exercise of a total of 17,433,333 warrants including 11,500,000 SPAC Public Warrants and 5,933,333 SPAC Private Placement Warrants at an exercise price of $11.50 per share.

(2)	This reflects the total number of outstanding shares including the shares issued upon the exercise of the SPAC Public Warrants and SPAC Private Placement Warrants.
(3)
Book value per share equals net assets after exercise of the SPAC Public Warrants and SPAC Private Placement Warrants divided by total shares outstanding including the shares issued upon the exercise of SPAC Public Warrants and SPAC Private Placement Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in USD thousands)

	Swvl (IFRS)	Queen’s Gambit (US GAAP)	Transaction Accounting Adjustments	TM	Pro forma
Revenue	38,345	—	—		38,345
Cost of sales	(48,923)	—	—		(48,923)
Gross loss	(10,578)	—	—		(10,578)
General and administrative expenses	(74,719)	(9,537)	(19,305)	AA	(281,156)
			(139,609)	BB
			(29,258)	CC
			(8,728)	FF
General and administrative expense—related party	—	(200)	—		(200)
Selling and marketing costs	(13,715)	—	(7,314)	CC	(23,211)
			(2,182)	FF
Provision for expected credit losses	(1,327)	—	—		(1,327)
Other expenses, net	(177)	—	—		(177)
Operating loss	(100,516)	(9,737)	(206,396)		(316,649)
Finance income	182	—	—		182
Change in fair value of derivative warrant liabilities	—	(8,856)	—		(8,856)
Financing costs—derivative warrant liabilities	—	(488)	—		(488)
Loss on issuance of private placement warrants	—	(6,052)	—		(6,052)
Interest Income	—	—	—		—
Income from investments held in the Trust Account	—	92	(92)	EE	—
Finance cost	(45,873)		45,737	DD	(136)
Loss before tax	(146,207)	(25,041)	(160,751)		(331,999)
Income tax benefit	4,718	—	—		4,718
Loss for the year	(141,489)	(25,041)	(160,751)		(327,281)
Loss per share attributable to equity holders of the Parent Company
Basic	(1.52)
Diluted	(1.52)
Weighted average shares outstanding (in thousands)					118,496
Net (loss) per share ($) (Basic and diluted)					(2.76)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(in USD thousands)

	Swvl (IFRS)	Queen’s Gambit (US GAAP)	Transaction Accounting Adjustments	TM	Pro forma
Revenue	40,740	—	—		40,740
Cost of sales	(49,315)	—	—		(49,315)
Gross loss	(8,575)	—	—		(8,575)
General and administrative expenses	51,272	(19,289)	19,289	GG	(51,272)
Selling and marketing costs	12,207	—	—		(12,207)
Provision for expected credit losses	(2,194)	—	—		(2,194)
Hyperinflation adjustment	2,638	—	—		2,638
Other expenses	(231)	—	—		(231)
Other income	529	—	—		529
Operating loss	(71,312)	(19,289)	19,289		(71,312)
Change in fair value of financial liabilities	62,325	(1,674)	1,674	HH	62,325
Recapitalization cost	(139,609)	—	139,609	II	—
Impairment of financial assets	(10,001)	—	—		(10,001)
Finance income	79	—	—		79
Finance cost	(3,725)	—	439	JJ	(3,286)
Loss before tax	(162,243)	(20,963)	161,011		22,195
Income tax benefit	624	—	—		624
Loss for the year	161,619	(25,041)	(161,011)		21,571
Loss per share attributable to equity holders of the Parent Company
Basic	(1.52)
Diluted	(1.52)
Weighted average shares outstanding (in thousands)					118,883
Net (loss) per share ($) (Basic and diluted)					(0.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 combines the historical audited consolidated statement of operations of SPAC for the year ended December 31, 2021 and unaudited financial information of SPAC for the period commencing January 1, 2022 and ending March 30, 2022 (the SPAC Merger Effective Time occurring on March 30, 2022, with no financial statements of SPAC existing after December 31, 2021) and the historical audited consolidated statement of operations of Swvl Inc. for the year ended December 31, 2021 and historical unaudited consolidated statement of operations of Swvl Holdings Corp for the six month period ended June 30, 2022, in each case on a pro forma basis as if the Business Combination, including the other events in connection with the Business Combination, as summarized below, had been consummated on January 1, 2021.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical audited consolidated financial statements of SPAC as of and for the year ended December 31, 2021 included herein;

•	the historical audited consolidated financial statements of Swvl Inc. as of and for the year ended December 31, 2021 included herein; and

•	the historical unaudited consolidated financial statements of Swvl Holdings Corp as of and for the six month period ended June 30, 2022.
The historical financial statements of Swvl have been prepared in accordance with IFRS. The historical financial statements of SPAC have been prepared in accordance with US GAAP. The historical financial information of SPAC has been adjusted to give effect to the differences between US GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information. The presentation and reporting currency of both Swvl and SPAC is the US Dollar.
The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Holdings after giving effect to the Business Combination and related transactions.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this filing. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Adjustments in the unaudited pro forma condensed combined financial information, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Swvl and SPAC.

2. IFRS Policy and Presentation Alignment
The unaudited pro forma condensed combined financial information includes an adjustment to the historical financial information of SPAC to give effect to the differences between US GAAP and IFRS. The adjustment reclassifies SPAC Class A Ordinary Shares, subject to redemption from equity under US GAAP to non-current financial
liabilities under IFRS.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

AA)
Reflects the transaction costs of approximately $19.3 million to be expensed and incurred by Swvl and SPAC, as part of the Business Combination, as described in (J), which are reflected entirely in the year ended December 31, 2021 in the unaudited pro forma condensed combined statement of operations, the earliest period presented.

BB)
Represents approximately $139.6 million in accordance with IFRS 2 as discussed in adjustment H above, for the difference between the fair value of Holdings Common Shares A and the fair value of SPAC’s identifiable net assets (including the SPAC Public Warrants and SPAC Private Placement Warrants) after taking into account the impact of the earnout arrangement. These costs are a nonrecurring item.

CC)	Reflects the accelerated vesting amounting to $36.6 million associated with the Exchanged Options, assuming an exercise date of January 1, 2021, as described in (I).

DD)
Reflects the reversal of interest on Swvl Convertible Notes accrued for the year ended December 31, 2021 amounting to $1.4 million and the reversal of loss recognised upon the recognition of derivative liability amounting to $44.3 million.

EE)	Reflects the reversal of interest income earned on the Trust Account balance by SPAC for the year ended December 31, 2021 amounting to $92 thousand.

FF)
Reflects the incremental employee share reserve scheme measured as of the Closing Date for the portion of the Earnout Shares issuable to Swvl Option Holders who have a continuing employment requirement, and assuming no forfeitures. The earnout awards are considered compensation received in connection with the closing of the Merger.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 are as follows:

GG)	Reflects the revesal of expenses incurred by SPAC in connection with the Merger costs, assuming these should be part of pro forma statement of operations for the same period the Merger was closed.

HH)
Reflects the revesal of changes in fair value of derivative warrant liabilities prior to the closing of the Merger. This portion of change in fair value was considered in the pro forma statement of operations for the year ended 31 Deceember 2021.

II)
Reflects the reversal of recapitalization costs related to the closing of the Merger in accordance with IFRS 2, which represents the the difference between the fair value of Holdings Common Shares A and the fair value of SPAC’s identifiable net assets. Assuming the Merger had been consummated on January 1, 2021, this cost will not be part of the pro forma statmement of operations for the six month period ended 30 June 2022.

JJ)
Reflects the reversal of finance cost related to accrued interest on convertible notes. The convertible notes and all the related accrued interest are converted into equity at the date of Merger closing.

4. Net loss per share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021.
As the Business Combination and related transactions are being reflected as if they had occurred on January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. As Swvl Holdings was in a net loss under both scenarios for the year ended December 31, 2021 and for the six months ended June 30, 2022, giving effect to outstanding SPAC Public Warrants and SPAC Private Placement Warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such SPAC Public Warrants and SPAC Private Placement Warrants would be anti-dilutive.
The 15,000,000 Earnout Shares are subject to certain share price targets such that they are not determined to be participating securities at issuance, and are not included in the calculation of pro forma EPS for the year ended December 31, 2021 or the six months ended June 30, 2022.

In thousands, except per share data	For the year ended December 31, 2021	For the Six Months Ended June 30, 2022
Net loss per share
Pro forma net loss	(327,281)	(17,475)
Weighted average shares outstanding (basic and diluted)	118,496	118,883
Net loss per share (basic and diluted	(2.76)	(0.15)
Swvl Shareholders	92,358	92,358
SPAC Public Shareholders	5,324	5,324
Sponsor	8,625	8,625
PIPE Investors	12,189	12,189
B. Riley Principal	—	387
Total weighted average shares outstanding (basic and diluted)	118,496	118,883
Legal Proceedings
From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition and results of operations.
Dividends and Distributions
We have never declared or paid any dividends on our Class A Ordinary Shares and presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which we believe would be of the most benefit to our shareholders. The declaration of dividends, if any, will be subject to the discretion of our board of directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

USE OF PROCEEDS
All of the Class A Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution”.
We will receive up to an aggregate of approximately $30 million from the exercise of the Institutional Investor Warrants, assuming the exercise in full of all of the Institutional Investor Warrants. We expect to use the net proceeds from the exercise of the Institutional Investor Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Institutional Investor Warrants. There is no assurance that the holders of the Institutional Investor Warrants will elect to exercise any or all of such Institutional Investor Warrants. To the extent that any of the Institutional Investor Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Institutional Investor Warrants will decrease. We believe the likelihood that warrant holders will exercise their Institutional Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. When the market price for our Class A Ordinary Shares is less than $1.65 per share (i.e., the Institutional Investor Warrants are “out of the money”), which it was as of August 22, 2022, we believe warrant holders will be unlikely to exercise their Warrants.

MARKET PRICE OF OUR SECURITIES AND DIVIDEND POLICY
Our Class A Ordinary Shares and Warrants began trading on Nasdaq under the symbols “SWVL” and “SWVLW”, respectively, on April 1, 2022. On August 22, 2022, the last reported sales price of the Class A Ordinary Shares on Nasdaq was $1.56, and the last reported sales price of the Warrants was $0.0992.
As of August 22, 2022, there were approximately 54 holders of record of our Class A Ordinary Shares and approximately 2 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.
We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

BUSINESS
Overview
We are a technology-driven disruptive mobility company that aims to provide reliable, safe, cost-effective and environmentally responsible mass transit solutions. Our mission is to identify and solve inefficiencies associated with low-quality
or sometimes
non-existent
public transportation infrastructure in urban areas that are in critical need of such services. Our technology and services provide commuters, travelers and businesses with a valuable alternative to traditional public transportation, taxi companies or other ridesharing companies. Through our Swvl platform, we provide thousands of riders per day with a dynamically-routed self-optimizing network of minibuses and other vehicles, helping people get where they need to go.
Our B2C Swvl Retail offering provides riders with a network of minibuses and other vehicles running on fixed or semi-fixed routes within cities. Commuters use our Swvl mobile application to book rides between pre-defined
pick-up
points located throughout the city. Our service is powered by a suite of proprietary technologies that regularly optimize routing, predict rider demand, set pricing and provide a seamless user experience for customers and drivers. We believe that our platform offers a transportation alternative that is more efficient, reliable and safe than traditional public transportation options, at an accessible price point. This has allowed us to grow our business rapidly. As of June 30, 2022, more than 2.8 million users have booked more than 112.5 million rides on Swvl.
With our Swvl Travel offering, riders can book rides on long-distance intercity routes on either vehicles available exclusively through the Swvl platform or through third-party services marketed through Swvl.
Leveraging the technology that we use for our Retail and Travel offerings, we also offer TaaS enterprise products (marketed as Swvl Business) for businesses, schools, municipal transit agencies and other customers that operate their own transportation programs. These products include, among other things, access to our Swvl Business platform, use of our proprietary technologies, consulting and reporting services and use of the vehicles and drivers on our network to operate such transportation programs. We package our TaaS products to meet the specific needs of each customer. As of June 30, 2022, more than 370 companies across diverse industries, including technology, finance, food and beverage, consulting and healthcare, use our TaaS products. We also expanded our Swvl Business offering by introducing SaaS products in 2022, which allows customers with their own vehicle fleets to utilize the benefits of our platform and technologies.
Our business was founded on February 8, 2017 by Mostafa Kandil, our Chief Executive Officer, Mahmoud Nouh and Ahmed Sabbah. We launched our first commuter services in Cairo, Egypt in March 2017, before expanding to Alexandria, Egypt the same year. As of June 30, 2022, we have expanded our operations to multiple cities across seven countries, with our Retail offering available in select cities in Egypt. In January 2019, we commenced operations in Nairobi, Kenya. Namely, in the second half of 2019, we commenced operations in major cities in Pakistan, including Lahore, Islamabad and Karachi, and relocated our headquarters from Cairo, Egypt to Dubai, United Arab Emirates. In 2020 and 2021, we also launched TaaS offerings in the United Arab Emirates, Jordan, Saudi Arabia and Malaysia. In 2022, our acquisitions of controlling interests in Shotl and Viapool and acquisitions of Volt Lines, door2door and Urbvan have enabled us to expand our global footprint and offer TaaS and/or SaaS products in Switzerland, France, Italy, United Kingdom, Japan and Kuwait.
Market Opportunity and Competitive Advantage
We believe that traditional modes of public transportation represent a rigid and outdated approach to the needs of the modern world. Particularly in developing countries, existing mass-transit infrastructure often suffers from a combination of being inaccessible, unreliable and unsafe. Urban populations in such countries are often unserved or underserved by public transportation networks. Where access to public transportation is available, many commuters must endure long wait times and inconsistent or delayed service. In turn, commuters and society at large waste hours waiting for transportation. In addition, mass-transit networks often fail to provide a safe travel environment—particularly for women. Overcrowding on vehicles can expose riders to a greater risk of sexual harassment, assault or theft. In fact, the Asian Development Bank’s 2015 report,
Policy Brief: A Safe Public Transportation Environment for Women and Girls,
found that 78% of women surveyed in Karachi reported being harassed on public transport at least once over the preceding year.
Alternatives to public transportation are also inaccessible for many commuters. In the markets we serve, such as Egypt and Pakistan, taxi companies and other ridesharing companies generally cater to wealthier customers. While more convenient and safer than public transportation, high prices (even with discounts and promotions) may put these services out of reach for many commuters.
Swvl’s B2C retail strategy is to create new options for mass-transit by occupying the space between traditional public transportation and expensive private options to attract ridership to our platform:

•
Reliability
: In some of our markets, it is common for public buses to wait at stops until buses are full, resulting in unpredictable scheduling and long delays. Because our vehicles operate through a booking system, drivers know exactly how many passengers will board at a given pre-defined
pick-up
point and do not wait to collect additional riders. We also gather and analyze large amounts of traffic data in the cities we serve to predict travel conditions, which allows riders to receive estimated pickup and arrival times, as well as track their vehicle in real time. We maintained an average monthly first station reliability rate of approximately 91% in 2021 and 93% in the six months ended June 30, 2022, meaning that drivers using our platform arrived on-time
(i.e., within five minutes of the estimated time) at the first pick-up
point of their daily routes approximately 91% in 2021 and 93% in the six months ended June 30, 2022.

•
Convenience
: Optimized route planning and scheduling allow us to create and update routes that react to and satisfy rider demand, in contrast to public transportation that operates solely on fixed routes. This means we can ensure that our riders have convenient access to pick-up
points. Our Swvl application allows riders to make bookings up to five days in advance, and we offer payment by cash, credit card or digital wallet.

•
Safety
: Safety is an essential part of our value proposition. We recognize that consumers in the markets we serve often feel unsafe on public transportation. We have built our user experience around functionalities designed to increase safety. Our one-passenger-per-seat
booking system avoids overcrowding on our vehicles, reducing the likelihood of harassment, assault and theft during rides. Unlike public transportation, the fact that each rider has a unique user account facilitates identification of riders acting improperly, thereby increasing accountability and incentivizing good conduct. Through our Swvl application, riders can share their live ride status with others. We also partner with insurance companies to provide in-ride
medical insurance to all riders and drivers using our platform in Egypt and maintain dedicated teams to respond to critical incidents. Our driver engagement procedures are also designed to ensure the safety of our riders, including by requiring drivers using our platform in Egypt and Jordan to submit recent criminal record checks and drug tests as part of their engagement process. In order to help ensure the health and safety of drivers and riders using our platform during the
COVID-19
pandemic, we ran
SMS-based
campaigns to educate drivers using our platform on heightened safety measures.

•
Comfort
: We also differentiate our customer experience on the basis of comfort. Riders are guaranteed a seat, which eliminates crowding and the need to stand during rides. All vehicles must meet specific criteria relating to age, distance traveled, maintenance history and overall condition before being allowed to operate on our platform.

•	Value : Our services are priced to be accessible to a large rider base and cheaper than taxis or other ridesharing companies in the markets we serve.
Our main source of competition is public transportation. We strive to harness the competitive advantages of our offerings described above to convert users of public transportation into users of our platform. We also compete against taxi companies and traditional ridesharing platforms, such as Uber. By offering comfortable, reliable and safe rides at an accessible price point, our offerings aim to attract users of single-rider services by offering a lower-cost alternative that offers a better rider experience than public transportation.
In the markets we serve, the mass-transit ridesharing industry is a relatively new phenomenon, and as a result there are a small but growing number of businesses that offer services equivalent to ours. Examples of such businesses include Via, Flixbus and Shuttl. We believe that the technology powering our offerings (please see the section entitled “Our Technology” below), as well as our early entry into the mass-transit ridesharing space (and the network effects that such early entry enables), have allowed and will allow us to scale our business efficiently, in turn enabling us to create and maintain a strong competitive position in the markets in which we operate.
In addition to our B2C business, we have expanded our market opportunity by targeting corporate clients through our Swvl Business (TaaS) offerings. We believe Swvl Business products offer a comprehensive solution to the inefficiencies that commonly affect businesses (as well as schools and municipalities) operating commute and travel programs for their employees (and students). Many companies rely on large vehicle fleets to compensate for unoptimized and rigid routing. Poor fleet utilization – such as using large buses to accommodate a relatively small number of passengers – drives up per-rider
costs. Traditional dispatching infrastructure and the associated administrative burdens, including manual data collection, invoice reconciliation and inconsistencies in records, contribute to costly and time-consuming process management. With our TaaS and SaaS offerings, we compete with other ridesharing companies, such as Via.
We also believe the diversity of our offerings is a key competitive advantage. Whereas other companies in the ridesharing industry focus on one or two product categories (such as intracity and intercity B2C offerings), our offerings include intracity (i.e., Retail) and intercity (i.e., Travel) B2C offerings as well as B2B offerings, which provide our business with multiple avenues for growth.
Offerings
We currently serve the customers on our platform through two offerings: “business to consumer”, comprised of Swvl Retail and Swvl Travel, and “business to business”, which includes our TaaS and SaaS models.
Swvl Retail
Our Swvl Retail offering provides riders with a network of minibuses and other vehicles running on fixed or semi-fixed routes within cities. Using our platform, we provide riders with a network of minibuses and other vehicles that operate on fixed and semi-fixed routes throughout the cities we serve. Riders book seats on vehicles available exclusively through Swvl to commute within a city. Riders can book journeys up to five days in advance and pay a fixed rate, determined based on ride distance and anticipated demand, with the option to pay in cash or by credit card or digital wallet. Riders manage their user experience via the Swvl mobile application, through which riders can access and book available trips, track vehicles in real-time, receive an estimated pick-up
time, manage payments and access customer support services.
Swvl Travel
With Swvl Travel, riders book and take intercity, long-distance trips on either vehicles available exclusively through the Swvl platform or with third-party services marketed through Swvl in exchange for a commission. We also opened and manage a physical Swvl Travel shop in Hurghada, Egypt, which allows riders to book intercity trips in person in a convenient location for frequent travelers.

Swvl Business (TaaS and SaaS)
In addition to our B2C offerings, we have worked to develop ways of diversifying our revenues and identifying potentially higher-margin offerings. The result is our B2B TaaS and SaaS products, marketed together as Swvl Business.
Swvl Business enables our corporate customers (as well as schools and municipalities) to use Swvl’s technology and platform to optimize the commute and travel programs they operate for their employees (and students). Since Swvl Business uses technology already developed for our B2C offerings, its development and deployment does not (and did not) impose significant additional R&D costs on our business. Our TaaS offerings are targeted at companies that do not operate their own vehicle fleets. With TaaS, we offer dedicated routes (for use exclusively by the organization’s employees and students) using vehicles and drivers already operating on Swvl to transport employees and students to and from their places of work and study. Unlike our B2C offerings, pricing, routing and vehicle allocation are fixed in our agreements with each customer, and only drivers that meet the criteria set forth in these agreements are dispatched to operate on the applicable TaaS routes. Our customers typically pay for our TaaS offerings on a per route basis, with pricing determined based on the length and location of such route and without regard to the number of riders on such route.
We expanded our Swvl Business offerings with SaaS in 2022. Our SaaS offerings target corporate customers (as well as schools and municipalities) that operate their own vehicle fleets, with specific services tailored to the needs of each customer. Our basic offerings which are currently available include access to our dedicated Swvl Business application, which centralizes passenger management, billing, scheduling, data analytics and support functions in one platform. At higher service tiers, we provide the use of our network optimization and Dynamic Routing technologies as described below, as well as access to our fleet management modules, which enable our customers to more easily manage their drivers and track their rides. We have also made available consulting and reporting services. We intend to use a tiered cost-plus pricing model for our SaaS products.
As our B2B customers do not pay for TaaS and SaaS services on a per rider or per utilized seat basis, Swvl does not assume any utilization risk on such offerings. As a result, we anticipate that TaaS and SaaS have the potential to be higher-margin offerings, which would allow us to enhance our margins.
Our Technology
Our technology is a critical component of our business proposition. Our ability to provide a seamless experience for our riders and drivers, to effectively predict rider demand, to create efficient, high-Utilization route plans and to price our offerings accordingly depends on ongoing innovation and the effectiveness of our data analysis, modeling and algorithms.
Our technology and business model also depend in part on our relationships with third party product and service providers. For example, we rely on third parties to fulfill various marketing, web hosting, payment, communications and data analytics services to support our platform. We also incorporate third party software into our platform. When selecting third party technology providers, we focus on affordability, reliability, efficiency, optimization and cohesion with our platform, and believe our existing relationships with such providers are critical to our ability to execute our business strategy.
Access to Our Platform
Drivers and riders that utilize our platform do so through our mobile application. Riders use our application to access available trips, select pick-up
and
drop-off
locations, schedule trips in advance and to pay.
In addition, riders can use our application to track their vehicle in real time or quickly view the walking route and time to their scheduled pick-up
point. Drivers use our mobile application to access upcoming and past trips, check riders in and out of their vehicle and access training modules and support.

Demand Identification and Prediction
We use our proprietary network optimization model to create, optimize and effectively price the routes we offer. This model employs machine learning algorithms to predict and identify latent and existing demand within cities. Our algorithms segment cities into equally-sized
areas that serve as the basic unit of analysis we use to build our network. We run regression analyses to identify major demand pairings between segments, and use in-app
search data and other tools, such as mobile data and social media, to understand the potential magnitude of riders’ movement between these segments. This process allows us to determine where to run new routes, where to reactivate discontinued routes and where to add or remove capacity.
Route Creation and Optimization
Based on this demand identification and prediction analysis, our proprietary, machine learning and regularly adapting model defines optimal routes to maximize conversion of demand into ridership, minimize overlap between routes, minimize walking distance to our pick-up
points and define the right time to deploy vehicles. An algorithm then automatically sets vehicle routes and pick-up
points in a manner designed to maximize vehicle Utilization and earnings and to pair drivers with routes that are convenient to their location in the city. Our monthly Utilization rate, measured as the Total Bookings in a given month divided by Total Available Seats in such month, remained at approximately 89% as of June 30, 2022, the same as it was as of December 31, 2021.
In an attempt to ensure maximum vehicle Utilization and driver convenience and to minimize per-kilometer
costs, we also use machine learning algorithms to “stitch” multiple routes into a single daily plan for each vehicle. Each plan consists of two to six separate routes, allocated to vehicles to minimize travel time between the end of one route and the beginning of another. The routes that comprise a single plan may consist of Swvl Retail, Swvl Travel or Swvl Business (TaaS) routes. By sequencing routes this way, we are able to increase the time drivers spend on routes (as opposed to moving between routes) and thereby increase the revenue vehicles using our platform can produce each day. The plan-creation algorithm is also designed to ensure that the end point of each plan is proximate to the starting point, which helps to minimize the time vehicles spend unutilized as drivers return home and to keep drivers using our platform. We believe that this planning function has helped to maintain strong rates of driver retention.
Once plans are created, their allocation is determined at the beginning of each week using a smart assignment system. Using our platform, drivers (or the third party vehicle operators that employ them) bid on their desired route plan based on their pricing, scheduling and location preferences. A recommendation engine matches the plans with each driver or vehicle operator based on these preferences and expected overall cost (including the bid price). High-performing drivers and vehicle operators also receive preference for more convenient route plans and are eligible for bonus payments.
Dynamic Routing
We also employ Dynamic Routing, a proprietary computational algorithm, to enable us to adapt to emerging demand pockets as our vehicles move through a city. Dynamic Routing creates new, temporary pick-up
points near prospective riders, and updates routing accordingly in real-time to maximize demand capture. By creating new pick-up
points close to prospective riders, Dynamic Routing reduces walking distances to such points, increasing the likelihood a rider will book a particular ride. In determining whether to update a route, Dynamic Routing ensures that any route updates do not result in breaches of estimated arrival times quoted to riders already aboard.
Pricing
We employ a proprietary machine learning model to dynamically set pricing for rides and maximize per-vehicle
revenue, akin to the models used in the airline industry. We use a variety of data, such as expected vehicle Utilization at the time of ride, user convenience (measured as the median walk to station time for each ride search), user churn probability (an estimate of the likelihood of a user to significantly decrease his or her number of bookings based on historical data, built through a machine learning algorithm) and other variables, to determine the appropriate price point and to update pricing in real time. For example, ride pricing is increased during peak hours where an increase is not expected to impact overall Utilization, and prices are decreased during periods of low demand to increase Utilization and revenue.
Our per rider Total Ticket Fares generation has increased over time. To measure per rider Total Ticket Fares generation, we calculate the per rider Total Ticket Fares generated by all new riders (i.e., those riders using Swvl for the first time) in a given month and track the per rider Total Ticket Fares attributable to those specific riders in subsequent months.
Fleet Management
Our technology also includes backend software that we use to support our drivers with various features on our platform, including training modules, trip management, rider check-in
and checkout at
pick-up
and
drop-off
locations and 24/7 support. For our SaaS offering, among other things, we intend to provide similar fleet management services to corporate customers (as well as schools and municipalities) that operate their own vehicle fleets by granting such customers access to these features on our platform. For example, we intend to include a driver management module that allows such customers to add, train and manage their driver employees on the platform, edit driver information, and collect relevant documents, in addition to providing payment configurations and customer support. We also intend to include a ride management module that allows such customers access to features related to configuring, pricing, monitoring, distance and time tracking, and backup management in the event a driver does not arrive at a pickup or drop-off
location.
Vehicles and Drivers
Our business model depends on having a sizable network of drivers who use our platform available for our riders. As Swvl does not itself own any vehicles or employ any drivers, we rely on individual drivers with their own vehicles and third party vehicle operators that own or lease vehicles and employ drivers. As a result, we have strived to create a seamless user experience for drivers and vehicle operators that incentivizes continued use of our platform. Individual drivers and third party vehicle operators have access to a dedicated mobile application that allows them to bid on preferred route plans and to have visibility of their expected earnings. Drivers and vehicle operators are matched with route plans on the basis of their preferences and overall cost. To incentivize performance, high-performing drivers and vehicle operators are more likely to be matched to their preferred route plan. Drivers (or the vehicle operators that directly employ them) are paid on a fixed, per route basis, which means their earnings are not tied to the number of riders aboard at any given time.
We believe our development of route optimization technology provides a key incentive for vehicle operators and drivers to use our platform. By optimizing our plans, cross-dispatching across B2C and TaaS routes and reducing the amount of time drivers spend moving between routes (as well as assigning routes so that drivers complete their route plans near their homes), we are able to increase the number of drivable routes per day and maximize earnings. We believe this has contributed to our strong rates of driver retention.
In addition, we aim to offer a safe, clean and comfortable travel environment for our riders. Vehicles must meet specific criteria relating to age, distance traveled, maintenance history and overall condition before being allowed to operate on our platform. When new drivers first begin to use our platform, they are similarly subject to various screening procedures. Each driver utilizing our platform is required to hold a commercial license to operate their vehicles and complete our engagement process. Drivers are also held to strict standards of conduct while driving on our platform.

Growth Strategy

•
Geographic Expansion
: We aim to become the
pre-eminent
mass-transit provider in emerging and developed markets. Our growth strategy is to identify opportunities for market entry in countries and cities where we can leverage the competitive advantages of our technology and platform. We examine factors such as total addressable market size and average fare per trip to assess whether expansion offers a viable path to profitability. We also review the quality of existing public transportation infrastructure to assess ease of market penetration and convertibility of public transportation users to our platform. For our Swvl Travel offering, we also assess factors such as the number of large cities in a country and the frequency of intercity travel to understand potential market size. Other considerations, such as ease and cost of doing business, as well as political stability, also factor into our expansion planning. We follow a standardized plan for market entry, premised on rapid commencement of operations and building scale across similar socio-economic blocks and regions. Our roadmap for geographic expansion as of the date of this prospectus is summarized below, but we continuously evaluate organic and inorganic growth opportunities to determine the optimal path to efficient expansion.

•
Continued Innovation
: We are consistently working to improve our proprietary technology. As our optimization of demand prediction, routing and pricing improves, our user base, Utilization rates and customer experience are expected to improve. We expanded our overall Utilization rate from 48% in January 2018 to 89% in June 2022, while reducing inefficiency costs and improving our margins. We believe that this innovation is essential to our success and profitability.

•
Category Expansion
: We frequently consider how our core assets—our technology, access to a large vehicle fleet and customer base—can be leveraged to generate new streams of revenue while minimizing incremental R&D costs.

Marketing
Our marketing strategy is focused on expanding ridership in existing markets while rapidly accelerating brand awareness in new territories. We utilize a multi-channel approach, built on a foundation of digital marketing, to develop awareness of our offerings and expand our user base.
Since drivers and riders using our platform are internet-connected, we believe a digital-focused marketing approach offers the most effective means of accessing our target demographics in a cost-effective manner. Our advertising is conducted primarily through social media campaigns and placed web advertisements. We also rely on search engine optimization and application marketplace optimization tools to build and maintain the prominence of our brand. We offer various incentives from time to time, such as promotions for new riders and discounts for bulk purchases or specific trips. We also operate a referral program that offers incentives for riders to refer new users.
In new markets, we also advertise our offerings through offline advertising, such as billboards and events at public venues (such as shopping malls) where we host promotional events, giveaways and conduct in-person
account activations.
In addition to the above, our marketing team is responsible for developing and maintaining partnerships with other businesses, such as telecom companies, which allows us to deploy promotions and incentives to the customers of such businesses.
Intellectual Property
The protection of our technology, including as described above under “Our Technology”, and other intellectual property is an important aspect of our business. We seek to protect our intellectual property through trademark and copyright laws as well as confidentiality agreements, other contractual commitments and security procedures. We enter into confidentiality and intellectual property assignment agreements with certain employees to control access to, and clarify ownership of, our technology and other proprietary information. We regularly review our technology development efforts and branding strategy to identify and assess options for protection of new intellectual property.
Intellectual property laws, contractual commitments and security and technical procedures provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, intellectual property laws vary from country to country, and we are in the process of transferring our intellectual property from Egypt to other jurisdictions in which we operate. Therefore, in other jurisdictions, we may be unable to adequately protect certain rights in our proprietary technology, brands, or other intellectual property from use by unauthorized entities or individuals. Please see the section entitled “Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl—Failure to protect or enforce Swvl’s intellectual property rights could harm Swvl’s business, financial condition and operating results.”
Data Protection and Privacy
Swvl has made commitments to protect and respect the personal data and privacy of all of our external users. Our business depends on the collection, storage, transmission, use and processing of personal data of Swvl’s users’ and other sensitive information. As a result, our ability to protect such data and comply with the numerous laws, rules and regulations related to the collection, storage, transmission, use and other processing of such data is integral to our operations.
We are in the process of developing systems and processes that are designed to protect users’ data, prevent data loss and prevent other privacy or security breaches. These measures, however, cannot guarantee security and may not be effective against all cyberattacks or breaches. For example, in July 2020, by exploiting a breach in certain third-party software used by Swvl, unauthorized parties gained access to a Swvl database containing personal data of its riders. While such breach has not had a material impact on Swvl’s business or operations and Swvl has since implemented measures to prevent a similar data breach, unauthorized parties may further exploit the breached information and may in the future gain access to Swvl’s systems or facilities through various other means.
We are also obligated to comply with all applicable laws, regulations and other obligations relating to privacy, data protection and information security. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another and may conflict with each other. Nevertheless, we maintain and provide our users with a copy of our privacy policy, which is intended to succinctly describe the type of information we collect and how we use such information (including restrictions on disclosure and sharing of such information), as well as our security policies and procedures. We periodically update our privacy policy to reflect changes required by law or changes in the way we intend to collect or use information.
For more information on the risks related to data protection, data security and privacy as they relate to our business, please see the section entitled “Risk Factors.”
Insurance
We maintain insurance policies with global insurance providers to provide in-ride
medical coverage to all riders and drivers in our Egypt market. We also provide comprehensive health insurance to employees in each of the jurisdictions in which we operate, except for Spain where our employees receive comprehensive health insurance coverage through the Spanish government. In 2022, we obtained directors’ and officers’ liability insurance. Please see the section entitled “Risk Factors—Risks Related to Operational Factors Affecting Swvl—Swvl has not historically maintained insurance coverage for its operations. Swvl may not be able to mitigate the risks facing its business and could incur significant uninsured losses, which could adversely affect its business, financial condition and operating results.”
Government Regulation
We are subject to a wide variety of laws and regulations in the jurisdictions in which we operate. The ridesharing industry and our business model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to our industry and related technologies. We strive to comply with all laws and regulations applicable to our operations, and believe that we are in compliance with such laws and regulations in all material respects, other than as described below.
While Swvl is not aware of any material limitations on foreign investment in the jurisdictions in which it operates, Swvl is required to comply with certain regulations related to such investment. In particular, in Jordan, non-Jordanian
investors are restricted from wholly owning any project or business venture that involves certain trade, construction or services activities. While Swvl does not intend to engage in any such activities in Jordan, the organizational documents of the entity that currently conducts Swvl’s operations in Jordan erroneously includes certain restricted activities as potential objectives of such entity. Such entity is in the process of amending its organizational documents such that Swvl will be permitted to acquire and hold all of the equity thereof. In addition, in the United Arab Emirates, foreign investors are required to operate via an onshore licensed entity or an onshore branch of a foreign or free zone entity. Swvl has established such an onshore branch and has obtained the requisite licenses and approvals for such branch’s operations. Swvl may become subject to additional limitations and regulations as it expands its operations in the jurisdictions in which it operates and into new jurisdictions, and such limitations and regulations may impair Swvl’s ability to operate effectively in such jurisdictions.
In Egypt, Swvl is subject to Law No. 87 of 2018 and the Executive Regulation by Presidential Decree No. 2180 of 2019 (collectively, “Egyptian Ridesharing Laws”). Pursuant to such Egyptian Ridesharing Laws, Swvl–as well as any other land transport service company in Egypt that utilizes information technology–is required to obtain a license issued by Egypt’s Land Transport Regulatory Authority (the “Egyptian LTRA”). While companies were required under the Egyptian Ridesharing Laws to obtain such licenses by December 12, 2018, the Egyptian LTRA was not established until June 11, 2019, and, to Swvl’s knowledge, the Egyptian LTRA has not yet issued a license to any ridesharing company, including Swvl. On December 12, 2019, Swvl submitted an application to the Egyptian LTRA, seeking the required license. If and when the Egyptian LTRA approves Swvl’s license application, Swvl will be required to pay a licensing fee, which will include a fee associated with the application process and a fee for Swvl’s pre-license
operations in Egypt. As a result of Swvl’s current
non-compliance
with the licensing requirements of the Egyptian Ridesharing Laws, the Egyptian LTRA has imposed monetary fines on drivers using Swvl’s platform, which Swvl expects will continue to be imposed until Swvl’s license application is approved. Swvl has reimbursed, and expects to continue to reimburse, drivers for such fines.
We are also subject to a number of laws and regulations specifically governing the internet and mobile devices that are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the internet and online offerings, require us to change our business practices or raise compliance costs or other costs of doing business. These laws and regulations, which continue to evolve, cover taxation, privacy and data protection, pricing, copyrights, distribution, mobile and other communications, advertising practices, consumer protections, the provision of online payment services, unencumbered internet access to our offerings and the characteristics and quality of online offerings, among other things. In particular, as we expand our operations internationally, we expect to become subject to the EU General Data Protection Regulation (“GDPR”), which regulates the collection, control, sharing, disclosure, use and other processing of personal data and imposes stringent data protection requirements and significant penalties, and the risk of civil litigation, for noncompliance. The GDPR has resulted in and will continue to result in significantly greater compliance burdens and costs for companies with users and operations in the European Union. As we expand our business internationally, we will become subject to these costs and burdens in an effort to ensure that our operations are GDPR compliant.
In addition to these laws and regulations that apply specifically to the mass-transit ridesharing industry, related technology, the internet and related regulations, our business operations are subject to other broadly applicable laws and regulations governing such issues as labor and employment, anti-discrimination, worker confidentiality obligations, consumer protection, taxation, competition, unionizing and collective action, background checks, anti-corruption, anti-bribery, import and export restrictions, environmental protection, sustainability, trade and economic sanctions, foreign ownership and investment and foreign exchange controls. Please see the section entitled “Risk Factors—Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl—Swvl is subject to various laws relating to anti-corruption, anti-bribery, anti-money laundering, and countering the financing of terrorism and has operations in certain countries known to experience high levels of corruption. Swvl has not implemented, or has only recently implemented, certain policies and procedures for the operation of its business and compliance with applicable laws and regulations, including policies with respect to anti-bribery and anti-corruption matters and cyber protection.”
As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Please see the section entitled “Risk Factors—Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl—As Swvl expands its offerings, it may become subject to additional laws and regulations, and any actual or perceived failure by Swvl to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect Swvl’s business, financial condition, and operating results.”
Organizational Structure
Swvl Holdings Corp is a British Virgin Islands business company incorporated under the laws of the British Virgin Islands. Swvl Holdings Corp’s direct and indirect wholly owned subsidiaries are: Swvl Inc., a British Virgin Islands business company incorporated under the laws of the British Virgin Islands; Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability; SWVL NBO Limited, a private limited company organized under the laws of Kenya; SWVL Saudi for Information Technology, a single person limited liability company organized under the laws of Saudi Arabia; Swvl Technologies Limited, a private limited company organized under the laws of Kenya; Swvl Global FZE, a limited liability company organized under the laws of Dubai; SWVL Technologies FZE, a limited liability company organized under the laws of Dubai and a direct wholly owned subsidiary of Swvl Global FZE; Swvl Technologies FZE (Abu Dhabi, UAE branch), a limited liability company organized under the laws of Dubai and a direct wholly owned subsidiary of Swvl Technologies FZE; Swvl Technologies FZE (Dubai, UAE branch), a limited liability company organized under the laws of Dubai and a direct wholly owned subsidiary of Swvl Technologies FZE; Swvl Holdco Corp, a British Virgin Islands business company incorporated under the laws of the British Virgin Islands; Swvl MY For Information Technology SDN BHD, a company limited by shares organized under the laws of Malaysia and a direct wholly owned subsidiary of Swvl Global FZE; Urbvan Mobility Ltd., a Cayman Islands exempted company with limited liability and a directly wholly owned subsidiary of Swvl Global FZE; Urban Intermediate Holdings, a Delaware limited liability company and a direct wholly owned subsidiary of Urbvan Mobility Ltd.; Commute Technologies S.A.P.I., a Mexican company limited by shares and a direct subsidiary of Urbvan Intermediate holdings; Urbvan Commute Operations S.A.P.I de C.V., a Mexican company limited by shares and a direct subsidiary of Commute Technologies S.A.P.I; Volt Line BV, a limited liability company organized under the laws of the Netherlands; Volt Lines Akilli Ulasim Teknolojileri ve Tasimacilik AS, a private joint stock company organized under the laws of Turkey and a direct wholly owned subsidiary of Volt Line BV; Volt Lines MENA limited, a private limited liability company organizd under the rules and regulations of Abu Dhabi Global Market and a direct wholly owned subsidiary of Volt Line BV; Swvl Germany GmbH, a limited liability company organized under the laws of Germany; and Door2Door GmbH, a limited liability company organized under the laws of Germany and a direct wholly owned subsidiary of Swvl Germany GmbH.

Swvl Holding Corp’s indirect majority-owned subsidiaries are: Shotl Transportation S.L., a limited liability company organized under the laws of Spain, in which Swvl Holding Corp’s wholly owned subsidiary Swvl Global FZE holds 55% of the outstanding equity interests; Viapool Inc., a company incorporated under the laws of the State of Delaware, in which Swvl Holding Corp’s wholly owned subsidiary Swvl Global FZE holds 51% of the outstanding equity interests; Viapool SRL, a limited liability company organized under the laws of Argentina, in which Viapool Inc. owns 95% of the outstanding equity interests and Movilidad Digital SAS owns 5% of the outstanding equity interests; Movilidad Digital SAS, a simplified shares company organized under the laws of Argentina and a direct wholly owned subsidiary of Viapol Inc.; Viapool SPA, a corporation organized under the laws of Chile and a direct wholly owned subsidiary of Viapool Inc.; Swvl Brazil Limited, a sole ownership limited liability company organized under the laws of Brazil and a direct wholly owned subsidiary of Viapool Inc.; Swvl For Smart Transport Applications and Services LLC, a limited liability company organized under the laws of Egypt, in which Swvl Holding Corp’s wholly owned subsidiary Swvl Inc. holds 99.8% of the outstanding equity interests; and Swvl Pakistan (Private) Limited, a company limited by shares organized under the laws of Pakistan, in which Swvl Holding Corp’s wholly owned subsidiary Swvl Inc. holds 99.9987% of the outstanding equity interests. The minority interests in Swvl For Smart Transport Applications and Services LLC and Swvl Pakistan (Private Limited) are held by persons affiliated with Swvl solely to comply with applicable laws requiring local resident shareholders.
Swvl currently operates in Jordan through an entity, Smart Way Transportation LLC (El Tanakol el Thaki) (“Swvl Jordan”), in which it holds only economic rights and does not hold any direct or indirect equity interest. All of the equity in Swvl Jordan is instead temporarily being held by persons affiliated with Swvl in favor of Swvl as beneficiary. Swvl is in the process of acquiring 49% of the equity of Swvl Jordan, and the remainder when it its permitted to do so under applicable law. Until such time, Swvl’s interest in the equity of Swvl Jordan will be governed by an interim management agreement with the Jordanian national persons holding such equity. Pursuant to the interim management agreement, such persons (i) hold the equity in Swvl Jordan in trust for, on behalf of and for the sole benefit of Swvl and (ii) are obligated to transfer such equity to Swvl or an affiliate of Swvl for nominal consideration upon the request of Swvl.

A diagram of Swvl’s group structure, as described above, is provided below:

Property, Plants and Equipment
We lease approximately 13,391 square feet of office space for our corporate headquarters, located at the Offices 4 at One Central, Dubai World Trade Center, Dubai, United Arab Emirates. Our existing headquarters lease expires on September 14, 2024, which we expect to extend to December 31, 2026, including in connection with an office expansion plan for our headquarters. In addition, we lease various office spaces across different cities in all the countries in which we operate. In 2022, we established a new engineering hub in Cairo, Egypt. We expect to continue grow our facilities footprint as our business continues to grow. The phone number for our headquarters is +971 42241293.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS
You should read the following discussion and analysis of Swvl’s financial condition and results of operations together with Swvl’s consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The following discussion and analysis is based on Swvl’s financial information prepared in accordance with IFRS as issued by the IASB and related interpretations issued by the IFRS Interpretations Committee. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to Swvl’s plans and strategy for Swvl’s business, includes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the results discussed in the forward-looking statements. Please see the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the risks, uncertainties and assumptions associated with these statements and for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Swvl’s historical results are not necessarily indicative of the results that may be expected for any period in the future.
Unless the context otherwise requires, for the purposes of this section, “Swvl”, “we”, “us”, “our”, or the “Company” refer to the business of Swvl Holdings Corp and its subsidiaries, “HY 2022” refers to the six months ended June 30, 2022, “HY 2021” refers to the six months ended June 30, 2021, “FY 2021” refers to the fiscal year of Swvl ended December 31, 2021, “FY 2020” refers to the fiscal year of Swvl ended December 31, 2020 and “FY 2019” refers to the fiscal year of Swvl ended December 31, 2019.
For discussion related to our financial condition, changes in financial condition and results of operations for 2020 compared to 2019, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Swvl” of our Registration Statement on Form
F-4,
which was filed with the SEC on March 11, 2022.
Recent Developments
Institutional PIPE Financing
On August 10, 2022, we entered into a securities purchase agreement with the Institutional Investor pursuant to which we sold 12,121,214 Class A Ordinary Shares of the Company at a purchase price of $1.65 per Class A Ordinary Share, which purchase price included series A and series B warrants of the Company immediately exercisable upon issuance for one Class A Ordinary Share at an exercise price of $1.65. The series A warrants provide the right to purchase up to 12,121,214 Ordinary Shares for a period of five years. The series B warrants provide the right to purchase up to 6,060,607 Ordinary Shares for a period of two years. A.G.P./Alliance Global Partners acted as the sole placement agent for the Private Placement and received customary compensation for its services, including the issuance thereto of 121,212 Class A Ordinary Shares.
Pursuant to the terms of the securities purchase agreement with the Institutional Investor, Swvl agreed to, among other things, refrain from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of certain of its securities (including Class A Ordinary Shares pursuant to the B. Riley Facility) for a period commencing August 10, 2022 until the date that is 60 calendar days after the date that the SEC declares effective the registration statement registering the resale of the Class A Ordinary Shares and Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants (or, in the event of a “review” by the SEC of the Registration Statement, 30 days after the date that the SEC declares the registration statement registering the resale of the Institutional Investor securities effective) and (ii) entering into variable rate transactions (as defined in the securities purchase agreement with the Institutional Investor), subject to certain exceptions, for a period of 12 months after the SEC declares the registration statement registering the resale of the Institutional Investor securities effective.
Swvl previously disclosed that it expected to utilize approximately $50,000,000 of the B. Riley Facility in the third calendar quarter of 2022, assuming that the requisite conditions to its use were satisfied during such period. Swvl had also disclosed that its actual use of the facility could be higher or lower depending on a number of factors, such as working capital needs, acquisitions, cost of capital and liquidity in its common stock. In light of the approximately $20,000,000 in gross proceeds from the Institutional Investor Private Placement, Swvl has adjusted its previously disclosed estimate of $50,000,000 downwards on a dollar-for-dollar-basis
to $30,000,000. As of August 10, 2022, Swvl had raised approximately $9.2 million of proceeds from the B. Riley Facility. As a result of the covenant not to utilize the B. Riley Facility during the Restricted Period, Swvl currently believes that some or all of the remaining approximately $20.8 million estimated use of such facility will now occur in the fourth calendar quarter of 2022.
In connection with the Institutional Investor Private Placement, the Company also entered into the Institutional Investor Registration Rights Agreement pursuant to which Swvl agreed to, among other things, (i) file the Institutional Investor Registration Statement no later than August 30, 2022 and (ii) use its reasonable best efforts to cause the Institutional Investor Registration Statement to become effective as promptly as practicable thereafter, and, in any event no later than 90 days after the closing of the Institutional Investor Private Placement.
In connection with the Institutional Investor Private Placement, certain of the directors of Swvl, pursuant to lock-up
agreements similar in form to the
lock-up
agreements to which certain of Swvl’s officers and directors are currently subject agreed not to sell or transfer any of Swvl’s Class A Ordinary Shares which they currently hold, subject to certain exceptions, during the Restricted Period.
Announcement of Portfolio Optimization Program
On May 31, 2022, Swvl announced its implementation of a portfolio optimization program featuring a renewed focus on its highest profitability operations, enhanced efficiency and reduced central costs to accelerate its path to profitability. The Company’s portfolio optimization program will include a focus on the growth of its TaaS and SaaS business, focus on and optimization of its B2C business, continued investment in developing its proprietary technology and a reduction of its employee headcount by approximately 32%.
Equity Line Financing
On March 22, 2022, we entered into an equity line financing pursuant to an ordinary shares purchase agreement with B. Riley pursuant to which B. Riley committed to purchase up to $471.7 million (the “Total Commitment”) of Class A Ordinary Shares, subject to certain limitations and conditions set forth in the purchase agreement. The Class A Ordinary Shares that may be issued under the purchase agreement may be sold by us to B. Riley at our discretion from time to time over a
24-month
period that commenced on July 8, 2022 (the “Commencement”). Swvl has the right, but not the obligation, from time to time at Swvl’s sole discretion over the
24-month
period from and after the Commencement, to direct B. Riley to purchase a specified amount of Class A Ordinary Shares (such specified amount, the “Purchase Share Amount”), not to exceed a daily maximum calculated in accordance with the terms of the purchase agreement.
The per share purchase price for the Class A Ordinary Shares that Swvl elects to sell to B. Riley in a purchase pursuant to the purchase agreement, if any, will be determined by reference to the volume weighted average price of the Class A Ordinary Shares (the “VWAP”), less a discount of 3%.
There is no upper limit on the price per share that B. Riley could be obligated to pay for the Class A Ordinary Shares that we may elect to sell to it in any Purchase or any Intraday Purchase (each as defined in the purchase agreement) under the purchase agreement. In the case of Purchases and Intraday Purchases effected by us under the purchase agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Ordinary Shares to be purchased by B. Riley in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash
dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
The Company may not issue or sell any Class A Ordinary Shares to B. Riley under the purchase agreement which, when aggregated with all other Class A Ordinary Shares then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule
13d-3
thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding Class A Ordinary Shares.
The net proceeds under the purchase agreement to Swvl will depend on the frequency and prices at which Swvl sells its Class A Ordinary Shares to B. Riley. Swvl currently expects that any proceeds received by it from such sales to B. Riley will be used for working capital and general corporate purposes, including to fund acquisitions.
The purchase agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the
24-month
anniversary of the date of the Commencement, (ii) the date on which B. Riley shall have purchased from Swvl under the purchase agreement Class A Ordinary Shares for an aggregate gross purchase price equal to the Total Commitment and (iii) certain other customary termination events. Swvl has the right to terminate the purchase agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley. B. Riley will also have the right to terminate the purchase agreement, at no cost or penalty, upon five trading days’ prior written notice to Swvl, if certain events occur or conditions are not met, including if the initial registration statement is not filed or has not been declared effective by the specified deadlines in the registration rights agreement. Swvl and B. Riley may also agree to terminate the purchase agreement by mutual written consent. No provision of the purchase agreement or the registration rights agreement may be modified or waived by Swvl or B. Riley from and after the date that is one (1) trading day immediately preceding the date on which the initial registration statement is initially filed with the Commission.
As consideration for B. Riley’s commitment under the purchase agreement to purchase our Class A Ordinary Shares, we issued 386,971 Class A Ordinary Shares to B. Riley and such Class A Ordinary Shares are fully earned and non-refundable,
even in the event we do not sell any Class A Ordinary Shares to B. Riley under the purchase agreement.
The terms and conditions of the purchase agreement with B. Riley were determined following careful consideration of our capital needs and our ability to fund our existing and future operations. Taking into consideration our future working capital requirements and capital expenditures from cash generated from operating activities and funds raised in connection with the Business Combination, including proceeds raised from the PIPE Financing and the funds released from the SPAC’s trust account, we determined our total target capital raise for any equity line financing to be $525,000,000 less the proceeds received from the SPAC’s trust account (taking into account any redemptions thereof). We determined $525,000,000 to be the desired upper limit to the facility after reviewing our business plan, including our related target capital raise upon consummation of the Business Combination and for the subsequent twenty-four months. More specifically, in addition to cash that had been made available to us through the issuance of Swvl Exchangeable Notes ($69,168,000 as of March 22, 2022) and cash that was expected to be funded by the PIPE Investors upon consummation of the Business Combination ($42,332,000 as of March 22, 2022), we targeted to raise $345,000,000 (representing the cash on hand in the Trust Account), plus $50,000,000 (representing our estimate of our and the SPAC’s cash transaction expenses as a result of the Business Combination), plus $130,000,000 (representing additional growth capital for strategic initiatives including potential future acquisitions). Following discussions between us and B. Riley, we and B. Riley agreed to the maximum aggregate purchase obligation described in this paragraph.
As of March 22, 2022, the date we entered into the purchase agreement with B. Riley, there were no redemptions of SPAC Class A Ordinary Shares and the cash on hand in the SPAC’s trust account was $345,000,000, an amount more than required by the Minimum Cash Condition in the Business Combination

Agreement. As of the Company Merger Effective Time, after giving effect to redemptions of 29,175,999 SPAC Class A Ordinary Shares, amounting to $291,853,889.71, the cash on hand in the SPAC’s trust account was $53,257,144.90. As a result, B. Riley’s commitment under the purchase agreement was reduced by the cash on hand in the SPAC’s trust account as of the Company Merger Effective Time and fixed at $471.7 million. Upon consummation of the Business Combination, the cash on hand in the SPAC’s trust account, after taking into account the redemption of 29,175,999 SPAC Class A Ordinary Shares, was less than the Minimum Cash Condition agreed pursuant to the Business Combination. However, we waived the Minimum Cash Condition and proceeded with the consummation of the Business Combination.
We previously disclosed that we expect to utilize approximately $50,000,000 of the B. Riley Facility in the third calendar quarter of 2022, assuming that the requisite conditions to its use were satisfied during such period. We had also disclosed that our actual use of the facility could be higher or lower depending on a number of factors, such as working capital needs, acquisitions, cost of capital and liquidity in its common stock. In light of the approximately $20,000,000 in gross proceeds from the Institutional Investor Private Placement, we have adjusted its previously disclosed estimate of $50,000,000 downwards on a dollar-for-dollar-basis
to $30,000,000. As of August 10, 2022, we have raised approximately $9.2 million of proceeds from the B. Riley Facility. As a result of the covenant not to utilize the B. Riley Facility during the Restricted Period, we currently believes that some or all of the remaining approximately $20.8 million estimated use of such facility will now occur in the fourth calendar quarter of 2022.
Impact of the
COVID-19
Pandemic
The worldwide spread of
COVID-19
has caused public health officials to recommend and governments to enact precautions to mitigate the spread of the virus, including travel restrictions, extensive social distancing and issuing
“shelter-in-place”
orders in many regions, including the jurisdictions in which we operate. Beginning in March 2020, the pandemic and these related responses have had an adverse effect on demand and earning opportunities for drivers using our platform, leading to lower than expected revenues. While our revenue nevertheless increased from $12.4 million in FY 2019 to $17.3 million in FY 2020, we had anticipated—prior to the spread of
COVID-19—that
our revenues would grow to approximately $100 million in FY 2020. Our revenue increased from $17.3 million in 2020 to $38.3 million in 2021 and from $12.9 million in the first six months of 2021 to $40.7 million in the first six months of 2022.
We continue to closely monitor the impact of the
COVID-19
pandemic. Although the overall business performance has showed signs of recovery since the third quarter of 2020, the exact timing and pace of the recovery remain uncertain. As certain regions have reopened, some have experienced a resurgence of
COVID-19
cases and reimposed restrictions. The extent to which our operations will continue to be impacted by the pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the pandemic, actions by government authorities and private businesses to contain the pandemic or recover from its impact, the availability and distribution of the vaccine, the extent of any virus mutations or new variants of
COVID-19,
among other things. Even as travel restrictions have been and will continue to be modified or lifted, we anticipate that continued social distancing, altered consumer behavior, reduced travel and commuting and expected corporate cost cutting will be significant challenges for us. The strength and duration of these challenges cannot be presently estimated.
In response to the
COVID-19
pandemic, we have adopted and continue to adopt measures based on the then-current conditions in the regions we operate, including temporarily having employees in nearly all office locations work remotely, limiting employee travel and canceling or postponing events and meetings or holding them virtually, temporarily suspending our usual services, other than to certain key business customers, and operating reduced-service for essential workers at no charge.
We remain confident in our ability to navigate this challenging time and continue to focus on our long- term growth opportunities and our business model. With $19.5 million in unrestricted cash and cash equivalents as of

June 30, 2022, the additional funds we raised during 2022 and the additional capital raised in connection with the Business Combination, PIPE Financing, B. Riley Facility and Institutional Investor Private Placement, we believe we have sufficient liquidity to continue to support our business operations and to make strategic investments that are in the best interests of our shareholders and other stakeholders. For more information on risks associated with the
COVID-19
pandemic, please see the section entitled “Risk Factors”.
Factors Affecting Our Business and Results of Operations
We believe that our future performance and success depend to a substantial extent on the following factors, each of which is in turn subject to significant risks and challenges, including those discussed below and in the section of this prospectus entitled “Risk Factors.”
Our ability to cost-effectively retain and increase the number of riders who use, and their utilization of, our platform, and increase our share of their transportation spend.
We grow our business by attracting new riders to our platform (i.e., unique users taking their first ride with Swvl) and increasing their usage of our platform over time. As a result, the number of riders on our platform and their utilization of our offerings are the key drivers of our B2C business. Our ability to cost-effectively attract new riders and retain and increase the use of our platform by existing riders is critical to scaling our business. More riders accessing offerings on our platform and greater utilization drive increased revenue and profitability. We seek to increase both the number of riders on our platform and the usage of our platform through product innovation, improved user experience, and additional offerings. While we anticipate this increasing level of investment will drive growth through word-of-mouth
referrals, we also continue to invest in brand and growth marketing, as well as the use of paid marketing initiatives, rider and driver incentives and marketing partnerships with third parties in an effort to attract new riders to our platform and to enhance rider Utilization (calculated as Total Bookings divided by Total Available Seats, over the period of measurement). New riders in each of fiscal year 2019, fiscal year 2020, the fiscal year 2021 and as of the six months ended June 30, 2022 accounted for approximately 18.2%, 15.5%, 18.2% and 13.1% of our Total Ticket Fares, respectively. Once riders start using Swvl, we seek to provide a quality experience and a diverse offering of routes and products to accommodate different transportation use cases in order to retain riders and encourage repeat usage. Our efforts have resulted in Total Ticket Fares retention in excess of 60%, measured in each of January 2020 and February 2020 prior to the effects of
COVID-19.
We measure Total Ticket Fares retention by comparing the Total Ticket Fares generated by a cohort of users in their 12th month of activity against the Total Ticket Fares generated by such cohort in their first month of activity. As discussed below, we also intend to expand into new geographical markets, which we believe will also increase the number of riders.
If we fail to continue to attract riders to our platform and grow our rider base, expand riders’ usage of our platform over time or increase our share of riders’ transportation spend, our results of operations would be harmed.
Our ability to cost-effectively attract and retain drivers to use our platform, or to increase utilization of our platform by existing drivers.
Growing the number of drivers enables us to increase the number of routes on our network, thereby increasing the aggregate earnings potential for drivers and third party vehicle operators while simultaneously improving access and availability for riders. Our ability to maintain and grow our driver base and increase driver utilization of our platform depends in part on our ability to continue to deliver meaningful earning opportunities for drivers and third party vehicle operators who use our platform, as well as our ability to provide a seamless user experience for drivers that incentivizes continued use of our platform. We therefore continue to invest in developing technology that is intended to not only allow drivers and vehicle operators to maximize earnings while using our platform, but also improves the day-to-day
experience for those drivers.

For instance, we believe our development of route optimization technology provides a key incentive for drivers and third party vehicle operators to use our platform. By optimizing our plans, cross-dispatching across Swvl Retail and Swvl Business routes and reducing the amount of time drivers spend moving between routes (as well as assigning routes so that drivers complete their route plans near their homes), we are able to increase the number of drivable routes per day and increase drivers’ and vehicle operators’ earnings. We believe this has contributed to our strong rates of driver retention.
Additionally, maintaining and continuing to grow our base of drivers is critical to delivering a quality experience on our platform. The more dedicated and able drivers that decide to use our platform, the more routes and rides we are able to provide. We also believe this allows us to maintain high quality service and low wait times. Our incentive programs to attract qualified drivers include bonus payments and other incentives to high-performing drivers and vehicle operators. During the
COVID-19
pandemic, we provided temporary financial assistance to support drivers using our platform.
Our ability to grow and retain drivers is linked to our ability to maintain and increase the number of riders on our platform. We believe that the more riders we have on our platform, the easier it can be to maintain and attract new drivers to our platform. If we fail to continue to attract drivers to our platform and grow the number of routes we offer, riders’ usage of our platform may decrease and our results of operations would be harmed. In addition, when we enter a new market, we typically need to make significant upfront investments to drive sufficient scale of drivers in order to establish a functioning marketplace for our riders, which could adversely affect our results of operations in the periods in which such investments are made and delay our efforts to achieve profitability.
Our ability to successfully develop new offerings on our platform and enhance our existing offerings.
As part of our business, we consider how our core assets—our technology, access to a large vehicle fleet and our customer base—can be leveraged to generate new streams of revenue while minimizing incremental costs. For example, we initially launched with our B2C retail offering, through which we connect riders using our platform to a network of minibuses and other vehicles that operate on fixed and semi-fixed routes within the cities we serve. We have since expanded our B2C offerings to include Swvl Travel, which allows riders to book and take intercity, long-distance trips. We also opened and manage a physical Swvl Travel shop in Hurghada, Egypt, which allows riders to book intercity trips in person in a convenient location for frequent travelers.
We have also diversified our revenues beyond B2C offerings with our TaaS enterprise products, which are marketed as Swvl Business and which have historically been higher-margin products. Swvl Business enables our corporate customers (as well as schools and municipalities) to use Swvl’s technology and platform to optimize the commute and travel programs they operate for their employees (and students). Since Swvl Business uses technology already developed for our B2C offerings, its development and deployment does not (and did not) impose significant additional R&D costs on our business. We expanded our Swvl Business offerings with SaaS throughout the third and fourth quarters of fiscal year 2022. Our SaaS offerings target corporate customers (as well as schools and municipalities) that operate their own vehicle fleets, with specific services tailored to the needs of each customer. We currently intend for our basic offerings to include access to our dedicated Swvl Business application, which centralizes passenger management, billing, scheduling, data analytics and support functions in one platform. At higher service tiers, we currently intend to provide the use of our network optimization and Dynamic Routing technologies, as well as access to our fleet management modules, which will enable our customers to more easily manage their drivers and track their rides. We have also made available consulting and reporting services. We intend to use a tiered cost-plus pricing model for our SaaS products, which we expect will allow us to enhance our margins.

Our ability to invest effectively in technology and research and development and to successfully integrate them into our business.
Our technology is a critical component of our business proposition. Our ability to provide a seamless experience for our riders and drivers, to effectively predict rider demand, to create efficient, high-utilization route plans and to price our offerings accordingly depends on ongoing innovation and the effectiveness of our data analysis, modeling and algorithms. As a result, we have made, and will continue to make, significant investments in research and development and technology in an effort to improve our platform and to attract and retain drivers and riders, expand the capabilities and scope of our offerings, and enhance our customer experience. We review and target our research and development activities on an ongoing basis based on the needs of our business. We believe that continued optimization of demand prediction, routing and pricing can improve our user base, utilization rates and customer experience, which we believe in turn can reduce inefficiency costs and improve our margins.
Our engineers and data scientists are critical to the success of our business and we will continue to invest in these areas. In addition, we will continue to dedicate significant resources to research and development efforts, focusing on continuing to improve our proprietary technology and developing innovative applications.
Our ability to operate in distinct geographic markets and our ability to expand into new markets.
Our capacity for continued growth and ability to achieve and maintain profitability depends in part on our ability to operate and compete effectively in different geographic markets. Each market is subject to distinct competitive and operational dynamics. These include our ability to offer more attractive transportation offerings than alternative options, our ability to efficiently attract and retain drivers and riders, ride length and the number of routes available on our platform, all of which affect our sales, results of operations and key business metrics. As a result, we may experience fluctuations in our results of operations due to the changing dynamics in the geographic markets where we operate.
Since our founding, we have been able to expand into new geographies and markets. Since 2017, we expanded our operations to more than 135 cities in over 20 countries. In January 2019, we commenced operations in Nairobi, Kenya. In the second half of 2019, we commenced operations in major cities in Pakistan, including Lahore, Islamabad and Karachi, and relocated our headquarters from Egypt to Dubai, United Arab Emirates. In 2020 and 2021, we also launched TaaS offerings in the United Arab Emirates, Jordan, Saudi Arabia and Malaysia. On May 31, 2022, Swvl announced its implementation of a portfolio optimization plan, featuring a renewed focus on its highest profitability operations, enhanced efficiency and reduced central costs. As a result of the portfolio optimization plan, we are currently operating our Retail offerings in select cities in Egypt.
On August 18, 2021, we entered into a definitive agreement to acquire a controlling interest in Shotl, a mass transit platform that partners with municipalities and corporations to provide on-demand
bus and van services in Europe, Latin America and the Asia Pacific region, which expanded our geographic footprint to 22 additional cities in 10 countries. The transaction closed on November 19, 2021.
On November 16, 2021, we entered into a definitive agreement to acquire a controlling interest in Viapool, a mass transit platform currently operating in Buenos Aires, Argentina and Santiago, Chile. The transaction closed on January 14, 2022.
On March 24, 2022, we entered into a definitive agreement to acquire a controlling interest in door2door, a high-growth mobility operations platform that partners with municipalities, public transit operators, corporations, and automotive companies to optimize shared mobility solutions across Europe. The transaction closed on June 3, 2022.
On April 25, 2022, we announced a definitive agreement to acquire Volt Lines, a Turkey-based B2B and Transport as a Service mobility business. The acquisition builds on Swvl’s recent acquisitions of controlling stakes in Shotl and Viapool and acquisition of door2door. The transaction closed on May 25, 2022.

A core component of our growth strategy is to identify opportunities for market entry in countries and cities where we can leverage what we believe are the competitive advantages offered by our technology and platform. We examine factors such as total addressable market size and average fare per trip to assess whether expansion offers a viable path to profitability. We also review the quality of existing public transportation infrastructure to assess ease of market penetration and convertibility of public transportation users to our platform. For our Swvl Travel offering, we also assess factors such as the number of large cities in a country and the frequency of intercity travel to understand potential market size. Other considerations, such as ease and cost of doing business, as well as political stability, also factor into our expansion planning.
Our ability to enter into strategic acquisitions and partnerships, and successfully integrate them into our business or achieve our objectives of the acquisitions or strategic partnerships.
We have made, and intend to continue to make, strategic acquisitions to expand our user base, enter new markets and add complementary products and technologies. Our strategic acquisitions may affect our future financial results. For example, we recently acquired controlling interests in Shotl and Viapool, acquired door2door, Volt Lines and Urbvan. Integration of the Shotl, Viapool, door2door, Volt Lines and Urbvan businesses and operations will be a complex, time-consuming and costly process, particularly given that the acquisition will significantly diversify the geographic areas in which we operate. In addition, we may not realize all of the anticipated benefits from the acquisition of controlling interests in Shotl and Viapool and acquisitions of door2door, Volt Lines and Urbvan, such as cost savings and revenue enhancements, for various reasons, including the fact that diligence was of a limited scope and performed by third party business consultants (and, with respect to Shotl, solely with respect to Shotl’s business in Spain), difficulties integrating operations and personnel, higher costs,
COVID-19
related interruption, unknown liabilities and fluctuations in markets.
We believe such acquisitions complement our business, but there is no assurance that such acquired businesses will be successfully integrated into our business or generate substantial revenue, and operating costs and integration risks from these and future acquisitions may negatively affect our financial performance.
We also enter into a variety of strategic partnerships that contribute to several aspects of our business, including partnerships that bring more ride volume to our platform and help us increase brand awareness.
Our ability to compete effectively.
We operate in a competitive market and must continue to compete effectively in order to grow, improve our results of operations and achieve and maintain long-term profitability. Our principal source of competition is public transportation. We strive to harness the competitive advantages of our offerings to convert users of public transportation into users of our platform. We also compete against taxi companies and traditional ridesharing platforms, such as Uber. By offering comfortable, reliable and safe rides at an accessible price point, our offerings aim to attract users of these single-rider services by offering a lower-cost alternative that offers a better rider experience than public transportation. We believe we have differentiated our business from these competitors by building a diverse set of offerings on a transportation network at scale, while upholding our culture and values and creating a brand that embodies a commitment to exceptional offerings and social responsibility. However, we must continue to respond to competitive pressures. Consequently, we intend to keep investing in our platform to attract and retain drivers and riders, and respond to shifts in competitors’ pricing levels, revenue models or business practices. If we are not able to compete effectively with our competitors, including our main competition of public transportation, our results of operations will be harmed.
Our ability to maintain and continue developing our reputation and to promote brand awareness and to optimize driver and rider incentives.
We believe that maintaining and enhancing our reputation and brand is critical to our ability to attract and retain employees and platform users. A core component of our marketing strategy involves focusing on expanding ridership in existing markets while rapidly accelerating brand awareness in new territories. We utilize a multi-channel approach, built on a foundation of digital marketing, to develop awareness of our offerings and expand our user base. We use a digital-focused marketing approach because we believe it offers the most effective means of accessing our target demographics in a cost-effective manner. Our advertising is conducted primarily through social media campaigns and placed web advertisements. We also rely on search engine optimization and application marketplace optimization tools to build and maintain the prominence of our brand. In new markets, we also advertise our offerings through offline advertising, such as billboards and events at public venues (such as shopping malls) where we may host promotional events, giveaways and conduct in-person
account activations. We also seek to develop and maintain partnerships with other businesses, such as telecom companies, that allow us to deploy promotions and incentives to the customers of such businesses. We monitor the effectiveness of our marketing spend via several metrics, including customer acquisition cost.
We offer various incentives from time to time, such as promotions for new riders and discounts for bulk purchases or specific trips. We also operate a referral program that offers incentives for riders to refer new users.
The impact of uncertainties with respect to government laws, policies and regulations in the markets in which we operate.
We are subject to a wide variety of laws in the jurisdictions in which we operate. The ridesharing industry and our business model are relatively nascent and rapidly evolving. Regulations have impacted or could impact, among others, the nature of and scope of offerings we are able to make available through our platform, the pricing of offerings on our platform, our relationship with, and incentives, fees and commissions provided to or charged from, drivers, incentives provided to riders, our ability to operate in certain segments of our business, our ownership percentage in operating entities that may be subject to foreign ownership restrictions and insurance we are required to maintain. For example, in Egypt we are subject to licensing and other requirements under Law No. 87 of 2018 and the Executive Regulation by Presidential Decree No. 2180 of 2019, which regulate ridesharing companies such as ours. We have also previously entered into agreements with the Egyptian Competition Authority in relation to the regulation of pricing and offerings in our industry. We expect that our ability to manage our relationships with regulators in each of our markets, as well as existing and evolving regulations, will continue to impact our results in the future. Due to the nascent and uncertain state of the legal frameworks governing the ridesharing industry in the jurisdictions in which we operate, we have not obtained all of the required licenses and permits for certain cities where we operate; however, we are continuously making efforts to obtain such licenses and permits. Please see the section entitled “Risk Factors—Risks Related to Regulatory, Legal and Tax Factors Affecting Swvl—Uncertainties with respect to the legal systems in the jurisdictions in which Swvl operates, including changes in laws and the adoption and interpretation of new laws and regulations, could adversely affect Swvl’s business, financial condition and operating results”.
We are also subject to a number of laws and regulations specifically governing the Internet and mobile devices, and these laws and regulations are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the Internet and online offerings, require us to change our business practices or raise compliance costs or other costs of doing business. In particular, as we expand our operations internationally, we expect to become subject to GDPR, which regulates the collection, control, sharing, disclosure, use and other processing of personal data and imposes stringent data protection requirements and significant penalties, and the risk of litigation or other action, for noncompliance. The GDPR has resulted in and will continue to result in significantly greater compliance burdens and costs for companies with users and operations in the European Union. As we expand our business internationally, we will become subject to these costs and burdens in an effort to comply with GDPR.

Components of Results of Operations
Revenue
Revenue represents the gross amount of fares charged to
end-users
of the Swvl platform, as reduced by
end-user
discounts and promotions, sales refunds, uncollected cash and sales waivers. For further details on our revenue recognition, please see the subsection entitled “Critical Accounting Estimates—Revenue”.
Cost of Sales
Cost of sales consists of costs directly related to delivering transportation services, which include payments to captains for operating our routes (net of any deductions, including amounts charged to captains on account of breach of terms of service), bonuses payable to captains and tolls and fines paid by Swvl. Cost of sales does not include any depreciation or amortization expenses. Our depreciation and amortization expenses are almost exclusively attributable to non-revenue
generating activities, including depreciation of our facilities and equipment used to support back office operations and depreciation of right-of-use
assets associated with corporate leases.
General and Administrative Expenses
General and administrative expenses primarily consist of personnel-related compensation costs including employee share scheme charges, professional services fees, technology costs, office costs, travel costs, depreciation, insurance, rent, bank fees, foreign exchange losses/gains, utilities, communication and other corporate costs. General and administrative expenses are expensed as incurred.
Selling and Marketing Expenses
Selling and marketing expenses primarily consist of growth marketing expenses, offline marketing expenses, personnel compensation expenses and the costs of credits offered to riders for referring new riders. Selling and marketing costs are expensed as incurred.
Provision for Expected Credit Losses
This consists of the provision for expected credit loss against trade and other receivables.
Other Expenses
Other expenses consist primarily of indirect tax expenses and other expenses not categorized elsewhere.
Finance Income
Finance income consists primarily of interest income from bank deposits.
Finance Costs
Finance costs consist primarily of lease finance charges and interest expense on the convertible notes issued by Swvl during the year ended December 31, 2021 (the “Swvl Convertible Notes”).
Tax
This primarily relates to the deferred tax asset created on tax losses incurred by the Company, which can be set off against future taxable income.

A. Operating Results
Results of Operations
The following selected consolidated financial data are derived from the audited financial statements of the Company, and should be read in conjunction with our consolidated financial statements, the related notes and the rest of the section of this prospectus entitled “Operating and Financial Review and Prospects”. The historical results are not necessarily indicative of the results of future operations.

	Six Months Ended June 30		Year Ended December 31
($ million)	2022	2021	2021	2020	2019
Revenue	40.7	12.9	38.3	17.3	12.4
Cost of sales	(49.3)	(15.9)	(48.9)	(26.4)	(33.8)
Gross loss	(8.6)	(3.0)	(10.6)	(9.1)	(21.4)
General and administrative expenses	(51.3)	(34.0)	(74.7)	(18.6)	(10.8)
Selling and marketing expenses	(12.2)	(4.9)	(13.7)	(4.7)	(8.3)
Provision for expected credit losses	(2.2)	(0.4)	(1.3)	(0.7)	(0.3)
Other expenses	2.9	(0.5)	(0.2)	(0.2)	(0.1)

Operating loss	(71.3)	(42.8)	(100.5)	(33.4)	(40.9)
Change in fair value of financial liabilities	62.3	—	—	—	—
Recapitalization costs	(139.6)	—	—	—	—
Impairment of financial assets	(10.0)	—	—	—	—
Finance income	0.1	0.4	0.2	0.6	0.4
Finance costs	(3.7)	(39.6)	(45.9)	(0.1)	(0.1)

Loss for the year before tax	(162.2)	(82.4)	(146.2)	(32.9)	(40.6)
Tax	0.6	1.7	4.7	3.2	5.4

Loss for the year	(161.6)	(80.7)	(141.4)	(29.7)	(35.3)
Other comprehensive income	(1.6)	0.2	(0.4)	(0.3)	1.2

Total comprehensive loss for the year	(163.2)	(80.5)	(141.8)	(30.0)	(34.1)
HY 2022 Compared to HY 2021
Revenue

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Total Revenue	$40.7	$12.9	215.5%
Revenue for the six months ended June 30, 2022 was approximately $40.7 million, an increase of approximately $27.8 million, or 215.5%, from the six months ended June 30, 2021. The increase in revenue resulted primarily from an overall increase in the order activity on the Swvl platform and increased utilization rate of the existing vehicles in Total Ticket Fares (an operating measure representing the gross order volume processed on our platform) (See “Key Business and
Non-IFRS
Financial Measures—Total Ticket Fares”).

We disaggregate revenue by the type of customer served, with revenue driven from Retail and Travel together considered as “business to consumer”, revenue driven from TaaS and SaaS are considered as “business to business”. Below is the disaggregated revenue information for the six months ended June 30, 2022 and six months ended June 30, 2021.

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Business to customer	$15.4	$5.1	202%
Business to business “TaaS”	24.9	7.8	219.2%
Business to business “SaaS”	0.5	0.0	100%
“Business to consumer” revenues for the six months ended June 30, 2022 were approximately $15.4 million, an increase of approximately $10.3 million, or 202%, compared to the six months ended June 30, 2021. The increase in revenue resulted primarily from an overall increase in the order activity on the Swvl platform and increased utilization rate of the existing vehicles in Total Ticket Fares (an operating measure representing the gross order volume processed on our platform) (See “Key Business and
Non-IFRS
Financial Measures—Total Ticket Fares”).
“Business to business” TaaS revenues for the six months ended June 30, 2022 were approximately $24.9 million, an increase of approximately $17.1 million, or 219.2%, compared to the six months ended June 30, 2021. The increase in revenue resulted primarily from an overall increase in the order activity by corporate customers on the Swvl platform and some recovery in business performance from the
COVID-19
pandemic.
“Business to business” SaaS revenues for six months ended June 30, 2022 were approximately $0.5 million, attributable to SaaS products operated by Shotl.
Cost of Sales

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Captain costs, net of deductions	$46.7	$14.9	212.8%
Captain Bonuses	$0.5	$0.4	25%
Tolls and Fines	$2.1	$0.6	250%
Total Cost of Sales	$49.3	$15.9	210.1%
Cost of sales for the six months ended June 30, 2022 was approximately $49.3 million, an increase of approximately $33.4 million, or 210.1%, compared to the six months ended June 30, 2021. This increase is primarily a result of an overall increase in Captain costs, which is a direct result of the overall increase in the demand and volume of order activity on the Swvl platform. High-performing drivers and vehicle operators are eligible, at Swvl’s discretion, for bonus payments based on several performance measures. Captain bonuses for the six months ended June 30, 2022 were approximately $0.5 million, an increase of approximately $0.4 million, or 25% compared to the six months ended June 30, 2022. Tolls and fines for the six months ended June 30, 2022 were approximately $2.1 million, an increase of $1.5 million, or 250%, compared to the six months ended June 30, 2021. This increase is in line with the overall increase in volume of order activity on the Swvl platform, which translates into a higher number of vehicles incurring tolls and fines while completing trips.

General and Administrative Expenses

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
General and administrative expenses	$51.3	$34.0	50.9%
General and administrative expenses for the six months ended June 30, 2022 were approximately $51.3 million, an increase of approximately $17.3 million, or 50.9% compared to the six months ended June 30, 2021. The increase was primarily due to an increase in insurance costs to $1.9 million, technology costs to $5.7 million, professional fees to $5.8 million, customer experience costs to $2.3 million and other general expenses $4.9 million in the six months ended June 30, 2022, as compared to $0.1 million, $1.1 million, $1.8 million, $0.4 million and $1.3 million, respectively, during the six months ended June 30, 2021. These increases are a result of Swvl’s increasing headcount, business size and general volume of activity from the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
Selling and Marketing Expenses

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Selling and marketing expenses	12.2	4.9	149%
Selling and marketing expenses for the six months ended June 30, 2022 were approximately $12.2 million, an increase of approximately $7.3 million, or 149%, compared to the six months ended June 30, 2021. The increase was primarily due to growth marketing expenses amounting to $6.9 million and staff costs amounting to $3.0 million in the six months ended June 30, 2022, as compared to $2.7 million and $1.8 million, respectively, during the six months ended June 30, 2021. Increases in growth marketing expenses and staff costs are on account of increased online and offline marketing during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021 and higher headcount being 545 and 751 in the six months ended June 30, 2022 and the six months ended June 30, 2021, respectively.
Provision for Expected Credit Losses

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Provision for expected credit losses	2.2	0.4	450%
Provision for expected credit losses for the six months ended June 30, 2022 was approximately $2.2 million, an increase of approximately $1.8 million, or approximately 450%, compared to the six months ended June 30, 2021. The increase in provision for expected credit losses resulted from the increase in the trade receivable balance, which is in line with the business growth in the six months ended June 30, 2022, compared to the six months ended June 30, 2021.
Other Income and Other Expenses

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Other expenses	(0.2)	(0.5)	(60%)
Other income	0.5	0	100%

Other expenses for the six months ended June 30, 2022 were approximately $0.2 million, as compared to $0.5 million for the six months ended June 30, 2021. The reduction is mainly on account of incurring less non-recoverable
VAT expense as part of the efforts of efficient tax planning.
Other income for the six months ended June 30, 2022 were approximately $0.5 million as compared to $0 in the six months ended June 30, 2021. The increase is on account of a reversal of management compensation for door2door.
Finance Income and Finance Cost

	Six Months Ended June 30			HY 2022 – HY 2021 % Change
($ million)	2022	2021
Finance income	0.1	0.0	*	100%
Finance costs	3.7	39.6		90.7%

*	Less than $100,000
Finance income for the six months ended June 30, 2022 was approximately $0.1 million, as compared to $0.0 million for the six months ended June 30, 2021.
Finance costs for the six months ended June 30, 2022 were approximately $3.7 million, as compared to $39.6 million for the six months ended June 30, 2021. The increase in finance costs was primarily due to the embedded derivatives relating to the Swvl Convertible Notes carried at fair value through the condensed interim consolidated statement of comprehensive income for the six months ended June 30, 2022, which has been converted in the six months ended June 30, 2022 in accordance with the closing of the Business Combination.
Tax

	Six Months Ended June 30		HY 2022 – HY 2021 % Change
($ million)	2022	2021
Tax	0.6	1.7	64.7%
Tax benefit for the six months ended June 30, 2022 was approximately $0.6 million, a decrease of approximately $1.1 million, or 64.7% compared to the six months ended June 30, 2021. Tax benefit is only recorded to the extent recoverable from future taxable profits. We have assessed $0.6 million to be additionally recoverable from results of operations for the six months ended June 30, 2022.
FY 2021 Compared to FY 2020
Revenue

	Year Ended December 2021		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Total Revenue	$38.3	$17.3	121%
Revenue for the year ended December 31, 2021 was approximately $38.3 million, an increase of approximately $21 million, or 121%, from the year ended December 31, 2020. The increase in revenue resulted primarily from an overall increase in the order activity on the Swvl platform and increased utilization rate of the existing vehicles in Total Ticket Fares (an operating measure representing the gross order volume processed on our platform) (See “Key Business and
Non-IFRS
Financial Measures—Total Ticket Fares”).

We disaggregate revenue by the type of customer served, with revenue driven from Retail and Travel together considered as “business to consumer”, revenue driven from TaaS considered as “business to business” and revenue driven from SaaS considered as “business to business.” Below is the disaggregated revenue information for the year ended December 31, 2021 and 2020:

	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Business to customer	$18.7	$6.6	183%
Business to business “TaaS”	19.6	10.7	83%
Business to business “SaaS”	*	—	N/A

*	Less than $100,000
“Business to consumer” revenues for the year ended December 31, 2021 were approximately $18.7 million, an increase of approximately $12.1 million, or 183%, compared to the year ended December 31, 2020. The increase in revenue resulted primarily from an overall increase in the order activity on the Swvl platform and increased utilization rate of the existing vehicles in Total Ticket Fares (an operating measure representing the gross order volume processed on our platform) (See “Key Business and
Non-IFRS
Financial Measures—Total Ticket Fares”).
“Business to business” TaaS revenues for the year ended December 31, 2021 were approximately $19.6 million, an increase of approximately $8.9 million, or 83%, compared to the year ended December 31, 2020. The increase in revenue resulted primarily from an overall increase in the order activity by corporate customers on the Swvl platform and some recovery in business performance from the
COVID-19
pandemic.
“Business to business” SaaS revenues for the year ended December 31, 2021 were less than $100,000, attributable to our acquisition of Shotl, by which we generated revenue in relation to SaaS products operated by Shotl.
Cost of Sales

	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Captain costs, net of deductions	$47.1	$23.2	103%
Captain Bonuses	1.1	1.2	-8%
Tolls and Fines	0.7	2.1	-67%
Total Cost of Sales	$48.9	$26.4	85%
Cost of sales for the year ended December 31, 2021 was approximately $48.9 million, an increase of approximately $22.5 million, or 85%, compared to the year ended December 31, 2020. This increase is primarily a result of an overall increase in Captain costs, which is a direct result of the overall increase in the demand and volume of order activity on the Swvl platform. These increases were partially offset by $0.6 million in deductions in Captain costs that relate to overall Captain performance and fulfillment of contractual obligations. High-performing drivers and vehicle operators are eligible, at Swvl’s discretion, for bonus payments based on several performance measures. Captain bonuses for the year ended December 31, 2021 were approximately $1.1 million, a decrease of approximately $0.1 million, or
-8%
compared to the year ended December 31, 2020. This decrease was a result of reductions in our bonus programs to existing drivers and vehicle operators. Tolls and fines for the year ended December 31, 2021 were approximately $0.7 million, a decrease of $1.4 million, or 67%, compared to the year ended December 31, 2020. This decrease is due to improvement in Captain performance and limitations on approvals by Swvl of reimbursement to drivers and vehicle operators of tolls and fines.

General and Administrative Expenses

	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
General and administrative expenses	$74.4	$18.6	302%
General and administrative expenses for the year ended December 31, 2021 were approximately $74.7 million, an increase of approximately $56.1 million, or 302%, compared to the year ended December 31, 2020. The increase was primarily due to an increase in employee share scheme charges from $2.8 million to $33.6 million in FY 2020 to FY 2021 resulting from an increase in the fair value of the Swvl Options (as defined in the section “Compensation—Swvl 2019 Share Option Plan”) as at December 31, 2021, ranging from $13,430 per Swvl Option, as compared to $2,353.6 per Swvl Option as at December 31, 2020. Furthermore, the number of Swvl Options issued during the year ended December 31, 2021 were 3,874 as compared to 2,267 for the year ended December 31, 2020. Furthermore, the total number of outstanding Swvl Options were 5,639 as at December 31, 2021 as compared to 2,958 as at December 31, 2020. The main factor driving the fair value of the Swvl Options is the estimated business valuation of Swvl as a result of the Business Combination and the share issuance to the SPAC’s shareholders.
Pursuant to and in accordance with the terms of the Business Combination Agreement, in connection with the Business Combination, each outstanding Swvl Option was assumed and converted into an option to purchase approximately 1,509.963 shares of Class A Ordinary Shares, at an exercise price equal to the exercise price per share of such Swvl Option prior to the Business Combination divided by approximately 1,509.963.
Further, the increase results from a $8.4 million increase in staff costs on account of headcount increasing from 516 to 606 from FY 2020 to FY 2021, professional fees of $7.2 million, and technology costs of $2.8 million during the year ended December 31, 2021, as compared to the year ended December 31, 2020.
Selling and Marketing Expenses

	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Selling and marketing expenses	13.7	4.7	191%
Selling and marketing expenses for the year ended December 31, 2021 were approximately $13.7 million, an increase of approximately $9 million, or 191%, compared to the year ended December 31, 2020. The increase was primarily due to growth marketing expenses amounting to $7.9 million and staff costs amounting to $3.4 million in the year ended December 31, 2021, as compared to $2.4 million and $1.3 million, respectively, during the year ended December 31, 2020. Increases in growth marketing expenses and staff costs are on account of increased online and offline marketing during the year ended December 31, 2021 as compared to the year ended December 31, 2020 and higher headcount being 516 and 606 from FY 2020 to FY 2021, respectively.
Provision for Expected Credit Losses

	Year ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Provision for expected credit losses	1.3	0.7	86%
Provision for expected credit losses for the year ended December 31, 2021 was approximately $1.3 million, an increase of approximately $0.6 million, or approximately 86%, compared to the year ended December 31, 2020. The increase in provision for expected credit losses resulted from the increase in the receivable balance, which is in line with the business growth in the period ended December 31, 2021, compared to the year ended December 31, 2020.

Other Expenses

	Year ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Other expenses	0.2	0.2	*

*	Percentage not meaningful
Other expenses for the year ended December 31, 2021 were approximately $0.2 million, as compared to $0.2 million for the year ended December 31, 2020. Other expenses primarily represent non-recoverable
indirect taxes incurred during 2021 on account of the higher number of transactions.
Finance Income and Finance Cost

	Year ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Finance income	0.2	0.6	*
Finance costs	45.9	0.1	*

*	Percentage not meaningful
Finance income for the year ended December 31, 2021 was approximately $0.2 million, as compared to $0.6 million for the year ended December 31, 2020. The decrease is driven by the release of government treasury bills during the year ended December 31, 2021 which was held by Swvl Egypt.
Finance costs for the year ended December 31, 2021 were approximately $45.9 million, as compared to $0.1 million for the year ended December 31, 2020. The increase in finance costs was primarily due to the embedded derivatives relating to the Swvl Convertible Notes carried at fair value through the condensed interim consolidated statement of comprehensive income for FY 2021. The charge is on account of the increase in fair value from inception of the Swvl Convertible Notes to December 31, 2021. In addition, there was an increase of $1.4 million in accrued interest expense on account of the Swvl Convertible Notes.
Tax

	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2021	2020
Tax	4.7	3.1	52%
Tax benefit for the year ended December 31, 2021 was approximately $4.7 million, an increase of approximately $1.6 million, or 52% compared to the year ended December 31, 2020. The increase was primarily on account of the additional tax losses in the consolidated financial statements of FY 2021, on which Swvl recognizes deferred tax assets.
Tax for the year ended December 31, 2020 was approximately $3.2 million, a decrease of approximately $2.2 million, or 41%, compared to the year ended December 31, 2019. The decrease in tax was primarily due to a reduction in the underlying tax losses during the year.

Key Business and
Non-IFRS
Financial Measures
In addition to the measures presented in our consolidated financial statements, we use the following key business and non-IFRS
financial measures to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

	Six Months Ended June 30		Year Ended December 31
	2022	2021	2021	2020	2019
Total Bookings (in millions) (1)	40.1	10.7	32.3	16.8	19.1
Total Ticket Fares (in millions) (2)	$56	$17.6	$54.9	$26.2	25.9
Average Ticket Fare (3)	$1.4	$1.6	$1.7	$1.56	$1.36
Total Available Seats (in millions) (4)	44.8	13.4	39.2	22.6	31.9
Cost per Available Seat (5)	$1.1	$1.19	$1.26	$1.17	$1.06
Utilization (6)	89%	80%	82%	74%	60%
Adjusted EBITDA (in millions) (7)	(60.09)	(19.5)	(64.6)	(29.7)	(40.4)
Contribution Margin (8)	(24.8)	(8.4)	(34.9)	(18.5)	(35.2)
Notes:
(1)	Total Bookings is an operating measure representing the total number of seats booked by riders and corporate customers (completed or cancelled) on our platform, over the period of measurement.
(2)	Total Ticket Fares is an operating measure representing the total dollars processed on Swvl’s platform for seats booked.
(3)
Average Ticket Fare is an operating measure representing the average fare charged to riders and corporate customers per booked seat, calculated as Total Ticket Fares divided by the Total Bookings, over the period of measurement.

(4)	Total Available Seats is an operating measure representing the total number of seats made available on our platform (whether utilized or not), over the period of measurement.
(5)
Cost per Available Seat means the average cost to Swvl for each seat made available on our platform, calculated as cost of sales divided by Total Available Seats, over the period of measurement. Cost per Available Seat is a function of Total Available Seats, and does not vary based on Utilization.

(6)
Utilization is an operating measure representing the level of occupancy of the seats made available on our platform (i.e., the proportion of the seats made available on our platform that were occupied by riders), calculated as Total Bookings divided by Total Available Seats, over the period of measurement.

(7)
Adjusted EBITDA is a
non-IFRS
financial measure calculated as loss for the year adjusted to exclude: (i) depreciation of property and equipment, (ii) depreciation of right-of-use
assets, (iii) employee share-based payments charges, (iv) foreign exchange gains/losses, (v) provision for employees’ end of service benefits, (vi) indirect tax expenses, (vii) finance income, (viii) finance costs, (ix) transaction costs relating to the Business Combination and (x) tax. For a reconciliation of Adjusted EBITDA to the most directly comparable IFRS measure please see the section entitled “Reconciliation of
Non-IFRS
Financial Measures”.

(8)
Contribution Margin is a
non-IFRS
financial measure calculated as Adjusted EBITDA for the period adjusted to exclude: (i) employee salaries, (ii) real estate related expenses, (iii) travel related expenses, and (iv) other general fixed operating expenses, over the period of measurement. For a reconciliation of Contribution Margin to the most directly comparable IFRS measure, please see the section entitled “Reconciliation of
Non-IFRS
Financial Measures.”

Total Bookings
Total Bookings is an operating measure defined as the total number of seats booked by riders and corporate customers on our platform, over the period of measurement. We use this metric to measure the actual volume of seats booked on our platform and utilized on our fleet (including full capacity of completed routes for TaaS customers without regard to actual Utilization). While Total Bookings have historically grown with the growth of our business, we experienced a decline from 19.1 million Total Bookings in FY 2019 to 16.8 million Total

Bookings in FY 2020, primarily as a result of decreased demand resulting from the
COVID-19
pandemic. This decrease was partially offset by geographic expansion and an increase in the number of riders using our platform.

	Six Months Ended June 30		HY 2022 – HY 2021 % Change	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2022	2021		2021	2020
Business to customer	8.2	2.9	183%	10.7	7.2	48.6%
Business to business	31.9	7.8	309%	21.6	9.6	125.0%
Total Bookings	40.1	10.7	275%	32.3	16.8	92.3%
Although we expect a return to growth in Total Bookings as the markets in which we operate recover from the
COVID-19
pandemic, uncertainty remains as to the nature and timing of a full recovery. Total Bookings increased from 16.8 million during the year ended December 31, 2020 to 32.3 million during the year ended December 31, 2021. Total Bookings continued to increase in 2022, increasing from 10.7 million during the six months ended June 30, 2021 to 40.1 million during the six months ended June 30, 2022. While these increases show some signs of recovery in the markets in which we operate, the increase in Total Bookings is primarily a result of an increase in the order activity by corporate customers on the Swvl platform and the modification or lifting of
COVID-19
restrictions, including increased business travel and commuting.
Total Ticket Fares
Total Ticket Fares is an operating measure representing the total dollars processed on Swvl’s platform for seats booked. We use Total Ticket Fares as an indicator of our growth and business performance as it measures the dollar volume of transactions on our platform. Total Ticket Fares has historically increased as our business has grown. As a result of the impact of the
COVID-19
pandemic, Total Ticket Fares declined during the second quarter of FY 2020. Recovery started from the third quarter of FY 2020, with Total Ticket Fares returning to monthly levels substantially near pre-COVID-19
monthly levels by the end of FY 2020, resulting in Total Ticket Fares of $26.2 million for FY 2020. During the year ended December 31, 2021, Total Ticket Fares increased to $54.9 million from $26.2 million during the year ended December 31, 2020. During the six months ended June 30, 2022, Total Ticket Fares increased to $56 million from $17.6 million during the six months ended June 30, 2021, as the business continues its recovery from the
COVID-19
related restrictions and due to an increase in advertising and marketing campaigns.

	Six Months Ended June 30		HY 2022 – HY 2021 % Change	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2022	2021		2021	2020
Business to customer	25.7	9.6	168%	33.8	14.8	128.4%
Business to business	30.3	8.0	279%	21.1	11.4	85.1%
Total Ticket Fares	56	17.6	218%	54.9	26.2	109.5%
Average Ticket Fare
Average Ticket Fare means the average fare charged to riders and corporate customers per booked seat, calculated as Total Ticket Fares divided by the Total Bookings, over the period of measurement. We use Average Ticket Fare internally to evaluate how we are pricing our seats and routes to corporate customers in relation to the Cost per Available Seat to ensure we maintain our target margins. Average Ticket Fare increased from $1.36 in FY 2019 to $1.56 in FY 2020, primarily as a result of changes in pricing, travel distance and geographic mix. This upward trend continued during the year ended December 31, 2021, with an Average Ticket Fare of $1.70 compared to $1.56 during the year ended December 31, 2020. During the six months ended June 30, 2022, Average Ticket Fare was $1.40 compared to $1.60 during the six months ended June 30, 2021.

Total Available Seats
Total Available Seats represents the total capacity of rides available on our platform (whether utilized or not), and is the aggregate of the number of seats made available on our platform. This measure includes both used and unused seats on our platform. We track Total Available Seats internally to ensure we optimize the capacity available on the platform. We review it together with our Total Bookings, as the relationship between these two metrics drives our Utilization. Total Available Seats has historically increased as our business has grown. As a result of the impact of the
COVID-19
pandemic, Total Available Seats declined in FY 2020 to 22.6 million. During the year ended December 31, 2021, Total Available Seats increased to 39.2 million and during the six months ended June 30, 2022, Total Available Seats increased to 44.8 million. These increases reflect growth from new routes on the Swvl platform. Advertising and marketing campaigns and the resulting increase in demand for rides also resulted in an increase in Total Available Seats.

	Six Months Ended June 30		HY 2022 – HY 2021 % Change	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2022	2021		2021	2020
Total Available Seats	44.8	13.4	234.3%	39.2	22.6	73.5%
Cost per Available Seat
Cost per Available Seat means the average cost to Swvl for each seat made available on our platform (whether utilized or not) and is calculated as cost of sales divided by Total Available Seats, over the period of measurement. We track Cost per Available Seat internally to ensure that the cost at which suppliers are joining our platform reduces with time. We review it together with our Average Ticket Fare, as the relationship between these two metrics have a material impact on our margins. While Cost per Available Seat has historically tended to decrease over time for each offering within a single geography, the overall Cost per Available Seat is influenced by changes in ride distance and geographic mix. Cost per Available Seat increased from $1.06 in FY 2019 to $1.17 in FY 2020. Cost per Available Seat also increased from $1.17 during the year ended December 31, 2020 to $1.26 during the year ended December 31, 2021, primarily as a result of increases in ride distances and changes in our geographic mix. Cost per Available Seat decreased from $1.19 during the six months ended June 30, 2021 to $1.10 during the six months ended June 30, 2022, primarily as a result of contract refinement and increased engagement with suppliers providing favorable cost rates.
Utilization
Utilization means the level of occupancy of the seats made available on our platform (i.e. the proportion of the seats made available on our platform that were occupied by riders), calculated as Total Bookings divided by Total Available Seats, over the period of measurement. We track Utilization internally to ensure that the level of occupancy of the seat capacity increases with time. Utilization increased from 60% in FY 2019 to 74% in FY 2020, primarily as a result of dynamic pricing, cross-dispatch and dynamic routing. This upward trend continued during the year ended December 31, 2021, with an average utilization of 82% compared to 74% during the year ended December 31, 2020. The six months ended June 30, 2022 had an average utilization of 89% compared to 80% during the six months ended June 30, 2021, sustaining this upward trend.

	Six Months Ended June 30		HY 2022 – HY 2021 % Change	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2022	2021		2021	2020
Utilization	89%	80%	11.3%	82%	74%	10.8%
Adjusted EBITDA
Adjusted EBITDA is a
non-IFRS
financial measure calculated as loss for the year adjusted to exclude the following items which we do not believe are reflective of our operating performance: (i) depreciation of property and equipment, (ii) depreciation of
right-of-use
assets, (iii) employee share-based payment charges, (iv) foreign exchange gains/losses, (v) provision for employees’ end of service benefits, (vi) indirect tax expenses, (vii) finance income, (viii) finance cost, (ix) transaction costs related to the Business Combination, (x) tax, (xi) recapitalization costs, (xii) changes in fair value of financial liabilities, (xiii) gain on disposal of right-of-use
assets and (xiv) impairment of financial assets.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with IFRS. These limitations include the following:

•
Adjusted EBITDA excludes certain recurring,
non-cash
charges, such as depreciation of property and equipment and
right-of-use
assets, and although these are
non-cash
charges, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes employee share-based payment charges, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•	Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•	Adjusted EBITDA does not reflect the components of foreign currency exchange gains (losses) or finance cost/income, net; and

•	Adjusted EBITDA does not reflect any expenses related to the Business Combination or PIPE Financing.
For a reconciliation of Adjusted EBITDA to the most directly comparable IFRS measure please see the section entitled “Reconciliation of
Non-IFRS
Financial Measures.”
Contribution Margin
Contribution Margin is a
non-IFRS
financial measure calculated as Adjusted EBITDA for the period and adjusted to exclude: (i) employee salaries, (ii) real estate related expenses, (iii) travel related expenses, and (iv) other general fixed operating expenses, over the period of measurement. Swvl began tracking Contribution Margin in 2022 following announcement of Swvl’s portfolio optimization plan on May 31, 2022. One of the objectives of the portfolio optimization plan is to turn cash flow positive in 2023, excluding certain fixed expenses that remain constant and do not vary with the size of Swvl’s business. Tracking Contribution Margin contributes to implementation of the portfolio optimization plan and we intend to track Contribution Margin going forward. Contribution Margin decreased to negative $34.9 million in the year ended December 21, 2021 from negative $18.5 million in the year ended December 31, 2020. Contribution Margin was negative $24.8 millin in the six months ended June 30, 2022, a decrease from negative $8.4 million in the six months ended June 30, 2021.
For a reconciliation of Contribution Margin to the most directly comparable IFRS measure please see the section entitled “Reconciliation of
Non-IFRS
Financial Measures.”

	Six Months Ended June 30		HY 2022 – HY 2021 % Change	Year Ended December 31		FY 2020 – FY 2021 % Change
($ million)	2022	2021		2021	2020
Contribution Margin	(24.8)	(8.4)	195%	(34.9)	(18.5)	89%

Reconciliation of
Non-IFRS
Financial Measures
To supplement our financial information, we use the
non-IFRS
financial measures of Adjusted EBITDA and Contribution Margin. However, our definitions of Adjusted EBITDA and Contribution Margin may be different from those used by other companies, and therefore, may not be comparable. Furthermore, our definitions of Adjusted EBITDA and Contribution Margin have limitations in that they do not include the impact of certain expenses that are reflected in our consolidated financial statements that are necessary to run our business. Thus, Adjusted EBITDA and Contribution Margin should be considered in addition to, not as, substitute for, or in isolation from, measures prepared in accordance with IFRS.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA and Contribution Margin to the most directly comparable IFRS financial measure, loss for the year. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted EBITDA and Contributions in conjunction with the related IFRS financial measures.
Reconciliation from Loss for the Year to Adjusted EBITDA

	Six Months Ended June 30		Year Ended December 31
($ million)	2022	2021	2021	2020	2019
Loss for the year	(161.6)	(80.7)	(141.4)	(29.7)	(35.3)
Add: Depreciation of property and equipment	0.37	0.1	0.2	0.1	0.0
Add: Depreciation of right-of-use assets	0.70	0.2	0.5	0.4	0.2
Add: Employee share scheme charges	0.3	22.3	33.6	2.8	0.4
Add: Provision for employees’ end of service benefits	0.32	0.2	0.7	0.2	—
Add: Indirect tax expense	0.15	0.4	0.2	0.2	0.1
Add/Less: Foreign exchange losses/(gains)	0.0	0.0	0.6	0.0	(0.1)
Less: Finance income	0.0	0.0	(0.2)	(0.6)	(0.4)
Add: Finance costs	3.73	39.6	45.9	0.1	0.1
Less: Tax	(0.62)	(1.8)	(4.7)	(3.2)	(5.4)
Add: Recaptilization costs (1)	139.61	0.0	0.0	0.0	0.0
Less: Changes in fair value of financial liabilities	(62.32)	0.0	0.0	0.0	0.0
Less: Gain on disposal of right-of-use assets	(0.09)	0.0	0.0	0.0	0.0
Add: Impairment of financial assets	10.00	0.0	0.0	0.0	0.0
Add: business combination expenses	11.43	0.3	—	—	—

Adjusted EBITDA	(60.1)	(19.5)	(64.6)	(29.7)	(40.4)
Employee Salaries	18.1	7.5	25.4	9.7	4.2
Real Estate Related Expenses	0.4	0.2	1.4	0.5	0.2
Travel Related Expenses	1.6	0.4	1.4	0.4	0.1
Other General Fixed Operating Expenses	15.2	3.1	1.5	0.6	0.7

Contribution Margin	(24.8)	(8.4)	(34.9)	(18.5)	(35.2)

(1)
Recapitalization costs represent the difference between the fair value of Holdings Common Shares A and the fair value of SPAC’s identifiable net assets (including the SPAC Public Warrants and SPAC Private Placement Warrants) after taking into account the impact of the earnout arrangement. These costs are a nonrecurring item.

B. Liquidity and Capital Resources
Our principal sources of liquidity have been cash and cash equivalents raised from the issuance of convertible notes, equity financing and cash generated from operating activities.

Our total liabilities exceeded our total assets by approximately $89.7 million as of December 31, 2021, but total assets exceeded our total liabilities by approximately $18.4 million as of December 31, 2020. We incurred a loss for the year of approximately $141.4 million, $29.7 million and $35.3 million for FY 2021, FY 2020 and FY 2019, respectively. In addition, we had accumulated losses of approximately $216.1 million and $74.7 million as of December 31, 2021 and December 31, 2020. To support our business plans, we have historically raised funding primarily through the issuance of preferred shares, and we raised approximately $26.4 million and $47.1 million of cash during FY 2020 and FY 2019, respectively, through the issuance of preferred equity securities. As of December 31, 2021, 2020 and 2019, we had cash and cash equivalents of approximately $9.5 million, $10.3 million and $15.3 million, respectively.
We secured additional liquidity in 2021 and 2022 through the issuance of $27.7 million of Swvl Convertible Notes and the issuance of $71.8 million of exchangeable notes (the “Swvl Exchangeable Notes”).
Our cash and cash equivalents consist primarily of cash with banks or other financial institutions that is unrestricted as to withdrawal and use. Our cash and cash equivalents are primarily denominated in U.S. Dollars as well as in local currencies of the markets where we operate. Additionally, we will receive the proceeds from any exercise of any Warrants or Institutional Investor Warrants in cash, except for those warrants that are exercised on a “cashless basis”. Each Warrant entitles the holder thereof to purchase one share of Class A Ordinary Shares at a price of $11.50 per share and each Institutional Investor Warrant entitles the holder thereof to purchase one share of Class A Ordinary Shares at a price of $1.65 per share.The aggregate amount of proceeds could be up to $230.5 million if all Warrants and Institutional Investor Warrants are exercised for cash. We expect to use any such proceeds for general corporate and working capital purposes, which would increase our liquidity, but do not need such proceeds to fund our operations.
We believe the likelihood that warrant holders will exercise their Warrants or Institutional Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. When the market price for our Class A Ordinary Shares is less than $11.50 per share with respect to the Warrants or less than $1.65 per share with respect to the Institutional Investor Warrants (i.e., the Warrants and Institutional Investor Warrants are “out of the money”), which it is at the time of this prospectus, we believe warrant holders will be unlikely to exercise their Warrants or Instiutional Investor Warrants.
We believe that our current available cash and cash equivalents will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months from the date of this prospectus, and our ability to continue funding our existing and future operations is not dependent upon receiving cash proceeds from the exercise of any Warrants. We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities, funds raised from financing activities, and funds raised in connection with the Business Combination, including proceeds raised from the PIPE Financing and the funds released from the SPAC’s trust account after giving effect to any redemptions. Upon consummation of the Business Combination and after giving effect to redemptions of 29,175,999 SPAC Class A Ordinary Shares, amounting to $291,853,889.71, as of the Company Merger Effective Time, the cash on hand in the SPAC’s trust account was $53,257,144.90. Although we did not receive all of the cash originally held in the SPAC’s trust account, we believe our ability to continue funding our existing and future operations is not dependent upon having received all such funds and instead we have been, and believe we will continue to be, able to satisfy our capital needs from our operations and from other financing activities, including our equity line financing arrangement with B. Riley.
Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our platform, the expansion of sales and marketing activities, and the expansion of our business into new geographies and markets. Further, as part of our growth strategy, we expect to enter into arrangements to acquire or invest in businesses, products, services, and/or technologies. To enhance our liquidity position or increase our cash reserve for future investments or operations through additional financing activities, we currently expect to utilize our equity line financing arrangement with B. Riley and we may in the future seek equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. The sale of a substantial percentage of the securities being offered pursuant to this prospectus together with the sale of securities held by B. Riley and certain other shareholders being offered pursuant to separate prospectuses, or the perception that these sales could occur, may make it more difficult for Swvl to issue additional equity financing on favorable terms, or at all. If Swvl is unable to obtain adequate financing on terms satisfactory to it or within the timeframe it requires, its ability to continue to support its business growth and to respond to business challenges could be significantly limited, and Swvl’s business, financial condition and operating results could be adversely affected.
Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated.

	Six Months Ended June 30		Year Ended December 31
($ million)	2022	2021	2021	2020	2019
Cash flow from:
Operating Activities	76.8	(20.2)	(62.1)	(30.5)	(40.0)
Investing Activities	(9.3)	(0.1)	(11.1)	(0.2)	(0.4)
Financing Activities	97.7	27.5	72.7	26.0	46.4

Net (decrease)/increase in cash and cash equivalents	11.5	7.3	(0.5)	(4.7)	6.0
Operating Activities
Net cash used in operating activities was $76.8 million for the six months ended June 30, 2022, primarily consisting of $162.2 million of loss for the year before tax, adjusted for certain non-cash
items, which included $3.7 million of finance cost charges, a $2.2 million provision for expected credit losses, $0.7 million of depreciation expense related to right-of-use
assets, a $0.3 million provision for employees’ end of service benefits, $0.7 million of amortization expense related to intangible assets, $10.0 million impairment of financial assets, $139.6 million in recapitalization costs, and $0.4 million of depreciation expense related to property and equipment, offset by $62.3 million change in fair value of financial liabilities. The net change in operating assets and liabilities is primarily the result of an $8.1 million decrease in trade and other receivables on account of increased sales, a $2.0 million increase in accounts payables, accruals and other payables and a $4.0 million decrease in prepaid expenses and other current assets, mainly on account of prepaid insurance.
Net cash used in operating activities was $62.1 million for the year ended December 31, 2021, primarily consisting of $146.2 million of loss for the year before tax, adjusted for certain non-cash
items, which included $44.3 million of finance cost charges related to the embedded derivatives relating to the Swvl Convertible Notes, $33.6 million employee share-based payments charges, a $1.3 million provision for expected credit losses, $0.5 million of depreciation expense related to right-of-use
assets, a $0.7 million provision for employees’ end of service benefits, and less than $0.2 million of depreciation expense related to property and equipment. The net change in operating assets and liabilities is primarily the result of a $4.8 million increase in trade and other receivables (on account of increased sales), a $8.2 million increase in accounts payables, accruals and other payables and a $0.9 increase in prepaid expenses and other current assets.
Net cash used in operating activities was $30.5 million for the year ended December 31, 2020, primarily consisting of $32.9 million of loss for the year before tax, adjusted for certain non-cash
items, which included $2.8 million employee share-based payments charges, a $0.7 million provision for expected credit losses, $0.4 million of depreciation expense related to right-of-use
assets, a $0.2 million provision for employees’ end of

service benefits and $0.1 million of depreciation expense related to property and equipment. The net change in operating assets and liabilities is primarily the result of a $1.8 million decrease in trade and other receivables (on account of improved performance on collection of outstanding dues) and a $0.3 million increase in accounts payables, accruals and other payables. Additionally, there was an increase in current tax liabilities of $0.3 million, a decrease in prepaid expenses and other current assets of less than $0.1 million and a decrease in advances from shareholders of less than $0.1 million.
Net cash used in operating activities was $40.0 million for the year ended December 31, 2019, primarily consisting of $40.6 million of loss for the year before tax, adjusted for certain non-cash
items, which included a $0.4 million employee share-based payments charges, a $0.3 million provision for credit losses, $0.2 million of depreciation expense related to right-of-use
assets, and less than $0.1 million of depreciation expense related to property and equipment. The net change in operating assets and liabilities are primarily the result of an increase in current tax liabilities of $0.5 million, a $0.2 million decrease in accounts payables, accruals and other payables and a $0.8 million decrease in trade and other receivables. Additionally, there was a decrease in prepaid expenses and other current assets of $0.2 million.
Investing Activities
Net cash used in investing activities was $9.3 million for the six months ended June 30, 2022, which primarily consisted of purchases of approximately $5.0 million in financial assets carried at fair value, $1.7 million of capatilized development costs, $1.5 million in partial payment applied towards the acquisition of a controlling interest in a Swvl subsidiary, and $1.2 million for purchases of property plant and equipment.
Net cash used in investing activities was $11.1 million for the year ended December 31, 2021, which primarily consisted of purchases of approximately $10 million in short-term convertible notes and $0.8 million in partial payment applied towards the acquisition of a controlling interest in a Swvl subsidiary.
Net cash used in investing activities was $0.2 million in FY 2020 and $0.4 million in FY 2019, consisting of purchases of property and equipment, which included the purchase of fixtures and furniture, leasehold improvements and employee laptops.
Financing Activities
Net cash provided by financing activities was $97.7 million for the six months ended June 30, 2022, primarily consisting of $39.7 million in proceeds from PIPE subscription, $32.3 million proceeds from issuance of share capital, and $26.3 million in proceeds from the issuance of convertible notes, offset by lease liabilities paid during the year of $0.4 million, finance cost paid and repayment of loan from related party amounting to $0.2 million.
Net cash provided by financing activities was $72.7 million for the year ended December 31, 2021, primarily consisting of $73.2 million in proceeds from the issuance of convertible notes, offset by lease liabilities paid during the year of $0.5 million.
Net cash provided by financing activities was $26.0 million in 2020, primarily consisting of $26.4 million in proceeds from the issuance of preferred shares, offset by $0.3 million in the repayment of finance lease liabilities.
Net cash provided by financing activities was $46.4 million in 2019, primarily consisting of $47.1 million in proceeds from the issuance of preferred shares, offset by $0.2 million in the repayment of finance lease liabilities and $0.5 million in cancellation of shares.
Holding Company Structure and Dividends
Swvl Holdings Corp is a holding company without substantive business operations. Swvl Holdings Corp conducts its operations primarily through its subsidiaries in the jurisdictions in which it operates. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.
In addition, as determined in accordance with local regulations, our subsidiaries in certain jurisdictions may be restricted from paying us dividends offshore or from transferring a portion of their assets to us, either in the form of dividends, loans or advances, unless certain requirements are met and regulatory approvals are obtained. Even though we currently do not require any such dividends, loans or advances from our entities for working capital and other funding purposes, we may in the future require additional cash resources from them due to changes in business conditions, to fund future acquisitions and development, or merely to declare and pay dividends or distributions to our shareholders.
Capital Expenditures
Our capital expenditures amounted to approximately $1.2 million for the six months ended June 30, 2022, $0.3 million for the year ended December 31, 2021, approximately $0.2 million in FY 2020 and approximately $0.4 million in FY 2019. Our historical capital expenditures are primarily related to additions and purchases of property and equipment, which included the purchase of fixtures and furniture, leasehold improvements and employee laptops. While we are an asset-light business, we expect to moderately increase our capital expenditures to meet the expected growth in scale of our business and as we expand geographically and bolster our existing offerings. We expect that cash received in connection with the Business Combination and cash from operating activities and financing activities will be used to meet our capital expenditure and marketing spend needs in the foreseeable future.
Indebtedness
We issued the Swvl Convertible Notes in an aggregate principal amount of $27.7 million to certain noteholders between March 8, 2021 and May 20, 2021. Upon consummation of the Business Combination, the Swvl Convertible Notes were cancelled, extinguished and converted into the right to receive Class A Ordinary Shares.
In addition to the above, between August 25, 2021 and March 31, 2022, certain PIPE Investors effectively pre-funded
Swvl with the Swvl Exchangeable Notes. Upon consummation of the Business Combination, the Swvl Exchangeable Notes were automatically exchanged for Class A Ordinary Shares at an exchange price of
$8.50-$9.50
per share (as applicable).
Off-Balance
Sheet Arrangements
As of December 31, 2021, we did not have any
off-balance
sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of December 31, 2021.

	Payments Due by Period
($ million)	<1 year	1-5 years	>5 years	Total
Convertible Notes	74.6	0.5	—	75.1
Lease Liabilities Commitments	1.3	3.5	—	4.8
Deferred and Contingent Consideration	3.0	0.6	—	3.6

C. Research and Development, Patents and Licenses
We have made, and will continue to make, significant investments in research and development and technology in an effort to improve our platform and to attract and retain drivers and riders, expand the capabilities and scope of our offerings, and enhance our customer experience. We review and target our research and development activities on an ongoing basis based on the needs of our business. For further detail regarding our research and development costs, please see the section of this prospectus entitled “Business.”
D. Trend Information
For a discussion of the trends that affect our business, financial condition and results of operations, please see other portions of this section entitled “Operating Results” and the section of this prospectus entitled “Risk Factors.”
E. Critical Accounting Estimates
Our consolidated financial statements are prepared in accordance with IFRS. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies reflect the more significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.
Revenue
We recognize revenue in accordance with IFRS 15, which we adopted as of January 1, 2019, the date of our IFRS adoption. The Company derives its revenue principally from end-users
who use the Swvl platform to access routes predetermined by the Company. Revenue for transport represents the gross amount of fares charged to the end-user
for these services. The sole performance obligation of the Company is to provide transportation services to the end-users
by integrating the use of the Swvl platform and a network of captains and vehicles registered on the platform. The end-users
are charged for using transportation services (i.e. fare charges, net of the discounts and incentives) and are given various incentives (discussed below). The Company recognizes revenue when its performance obligation towards the end-users
has been satisfied (i.e. when the ride is completed). It is at this point in time that the end-user
becomes liable to transfer the due consideration to the Company.
The Company evaluates the presentation of revenue on a gross versus net basis based on whether the Company controls the service provided to the end-user
and is the principal in the transaction (gross), or the Company arranges for other parties (operators and individual captains) to provide the service to the end-user
and is the agent in the transaction (net). The Company considers itself a principal for the transportation services because it controls the services provided to riders.
End-user
discounts and promotions
The Company offers discounts and promotions to
end-users
to encourage use of the transportation services provided by the Company. These are offered in various forms and include:

•
Targeted end user discounts and promotions
. These discounts and promotions are offered to specific
end-users
in a market to acquire,
re-engage
or generally increase
end-users’
use of the platform. Because the
end-user
does not provide the Company with a distinct good or service against these promotions and discounts, the Company deducts the amount of these promotions and discounts from the transaction price when recognizing revenue.

•
Free credits
. Swvl provides
end-users
booking intercity routes using Swvl’s Travel platform with free credits to encourage booking a two-way
trip between origin and destination cities. Under Swvl’s free credit program, a credit is transferred to an
end-user’s
wallet on the Swvl application after the completion of the first trip that the end-user
can then consume while paying for the return trip. Because the Company provides the discount that is to be used in the future by the end-user,
the free credit is recognized as a liability until it is redeemed by the end-user
or the validity period of such credit lapses. However, this liability is not recognized when it is immaterial.

•
End-user
referrals
.
End-user
referrals are earned when an existing
end-user
(the referring
end-user)
refers a new
end-user
(the referred
end-user)
to the Swvl platform and the new
end-user
books their first ride on the platform. These referrals are typically paid in the form of a credit given to the referring end-user.
The referring
end-user
is deemed to provide growth and marketing services to the Company as it provides a distinct good or service against the end-user
referral discounts. As a result of this, the
end-user
referrals are recognized as selling and marketing costs.

•
Market-wide promotions
. Market-wide promotions reduce the
end-user
fare charged for all or substantially all rides in a specific market in the form of discounts. As a result, the Company recognizes the cost of these promotions as a reduction of revenue when the ride is completed.

Deferred tax
As Swvl is incorporated in the British Virgin Islands, the profits from operations of Swvl are not subject to taxation. However, certain subsidiaries of Swvl are based in taxable jurisdictions such as Egypt, Kenya, and Pakistan where they are liable for tax.
The Company records deferred tax to provide for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax assets have been recognized by a certain subsidiary of the Company on their trading losses where utilization is probable, given that there are probable future taxable profits to offset against these losses. The Company continuously reviews the recoverability of the deferred tax asset for any significant changes to these assumptions.
Share-based payments
Employees (including senior executives) of the Company received remuneration in the form of share-based payments starting in May 2017, whereby employees have rendered services as consideration for equity instruments (i.e., equity-settled transactions).
The Company has issued share-based payment awards, for which “grant date” is not achieved, due to the absence of a formal approval of the terms and conditions of the grant that reflect the intent of this long-term incentive scheme. The award’s terms however, include a condition that the employees would be eligible to exercise their vested options only on an exit event occurring. If an employee leaves the Company before the exit event, the employee could exercise options on a pro-rata
basis (based on the length of time that the employee has served since the award was granted). Therefore, the cost of awards is recognized in advance of the grant date, over the period services are rendered by the employees, by estimating the fair value of the equity instruments at the end of each reporting period despite the Company’s awards being classified as equity-settled. The grant date was achieved subsequently in July 2021 when the formal terms and conditions were finalized by the Board, which will be communicated and clarified with the employees as part of the exit event. The cost is recognized in employee benefits expense, together with a corresponding increase in equity (other capital reserves). The cumulative expense recognized reflects the Company’s best estimate of the number of equity instruments that will ultimately vest.
Service and
non-market
performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Company’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting
conditions.
Non-vesting
conditions are reflected in the fair value of an award. The probability of an exit event occurring is a non-vesting
condition, and is included in the fair value of the awards, whose charge is amortized over the period services are rendered by the employees.

MANAGEMENT
Directors and Executive Officers
The following table sets forth the names, ages and positions of our executive officers and directors.

Name	Age	Position(s)
Executive Officers
Mostafa Kandil	29	Chief Executive Officer, Chairman
Youssef Salem	30	Chief Financial Officer
Non-Employee Directors
Dany Farha	51	Lead Independent Director
W. Steve Albrecht	75	Independent Director
Esther Dyson	71	Independent Director
Victoria Grace	47	Independent Director
Ahmed Sabbah	29	Director
Lone Fønss Schrøder	62	Independent Director
Bjorn von Sivers	34	Independent Director
Gbenga Oyebode	63	Independent Director
Executive Officers
Mostafa Kandil
is Swvl’s
co-founder
and has served as its Chief Executive Officer since 2017. Prior to founding Swvl, Mr. Kandil held several leadership positions in the ridesharing and technology industries. Mr. Kandil began his career at Rocket Internet, where he launched the car sales platform Carmudi in the Philippines, which became the largest car classifieds company in the country in just six months. He then served as Rocket Internet’s Head of Operations. In 2016, Mr. Kandil joined Careem, a ridesharing company and the first unicorn in the Middle East. He supported the platform’s expansion into multiple new markets. Careem is now a subsidiary of Uber, based in Dubai, with operations across 100 cities and 15 countries. Mr. Kandil graduated from the American University in Cairo in 2014 with a Bachelor’s Degree in Petroleum and Energy Engineering.
Youssef Salem
has served as Swvl’s Chief Financial Officer since September 1, 2021 and leads accounting, tax, treasury, financial planning and analysis functions. Prior to joining Swvl, Mr. Salem spent nine years in investment banking at Moelis & Company and QInvest LLC, where he executed M&A, capital raises and other financing transactions across numerous sectors, including infrastructure, technology, media and telecommunications, financial services and real estate. Mr. Salem was previously an Adjunct Professor of Practice at the American University in Cairo. Mr. Salem received a Bachelor of Science in Actuarial Science from the American University in Cairo and is a CFA Charter-holder and Fellow of the Society of Actuaries.
Non-Employee
Directors
Dany Farha
has served on the Board since February 2018. Mr. Farha is the co-founder,
CEO and Managing Partner at BECO Capital Investment LLC, a venture capital firm that provides early stage growth capital and hands-on
operational support for technology companies in the Middle East and North Africa. At BECO Capital, he is responsible for investment decisions, fundraising and general management of the firm. Mr. Farha also currently serves as a director on the boards of Kitopi, PropertyFinder International Ltd., North Ladder and DrBridge Holding Ltd. Mr. Farha is a graduate of UCL in London in Management Sciences and Finance.
W. Steve Albrecht
was the Gunnel Endowed Professor in the Marriott School of Management at Brigham Young University until his retirement in 2017, where he also previously served as Associate Dean. He previously was a professor at Stanford University and the University of Illinois. He is a Certified Public Accountant, Certified Internal Auditor, and Certified Fraud Examiner. He currently serves on the Board and as Chair of the

Audit & Finance Committee of SkyWest, Inc. (Nasdaq: SKYW). Previously he was Chairman of Cypress Semiconductor Corporation (Nasdaq: CY) when it was acquired by Infineon Technologies AG (OTCMKTS: IFNNY) for $10 billion in 2020 and Director and Chair of the Audit Committee of RedHat, Inc. (NYSE: RHT) when it was acquired by IBM (NYSE: IBM) for $35 billion, Director of Sun Power Corporation until it was acquired by the French energy company, Total, and CoreLogic, Inc. until it was sold to two private equity firms. Mr. Albrecht is a former President of the American Accounting Association and Association of Certified Fraud Examiners. He has served as a trustee of both COSO, the organization that establishes internal control standards for public companies, and the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board (FASB), the accounting rule-making body in the U.S. He has also been an expert witness in some of the largest financial statement fraud cases in the U.S.
Esther Dyson
has served on the Board since April 2018. Ms. Dyson is the active executive founder of the nonprofit project Wellville and is a leading angel investor focused on technology and other core sectors, with notable investments including 23andMe (former board member), Evernote (former board member), Flickr, Ilara Health, Meetup (former board member), Omada Health, ProofPilot, Square, WPP Group (former board member) and Yandex (board member). Ms. Dyson is also an accomplished journalist, author, commentator, and philanthropist. Ms. Dyson was Founding Chair of ICANN (Internet Corporation for Assigned Names and Numbers) from 1998 to 2000 and currently sits on the boards of the Long Now Foundation, Open Corporates and The Commons Project. Ms. Dyson’s prior experience also includes working as a securities analyst for New Court Securities and then Oppenheimer & Co. from 1977 to 1982, where she covered companies in technology and logistics, including the startup Federal Express. Ms. Dyson is also author of the bestselling, widely translated 1996 book “Release 2.0: A Design for Living in the Digital Age.”
Victoria Grace
has served on the Board since March 2022. Ms. Grace was formerly SPAC’s Chief Executive Officer. Ms. Grace is a founding partner of Colle Capital Partners I, LP, an opportunistic, early stage technology venture fund and Chief Executive Officer and Director of Queen’s Gambit Growth Capital II. Prior to founding Colle Capital, Ms. Grace was a partner at Wall Street Technology Partners LP, a mid-stage
technology fund, from November 2000 to February 2014, and a director of Dresdner Kleinwort Wasserstein Private Equity Group from November 2000 to October 2004. In addition, Ms. Grace co-founded,
co-managed
and served as President of Work It, Mom! LLC, a network site for professional moms with an advertising revenue model from 2007 until its merger with another content company in 2012. She also served on the board of directors of VNV Global Ltd., an investment company with a focus on companies with network effects. Ms. Grace has worked with, and made investments in a broad range of companies, including enterprise software, wireless technologies, medical devices, health IT, FinTech, hardware, virtual reality and D2C retail companies. Notable investments that Ms. Grace either led or worked closely with include Apriso (acquired by Dassault Systemes), AZA Group (formerly BitPesa Ltd.), Lon, Inc. (d/b/a Bread) (acquired by Alliance Data Systems Operations), CargoX Ltd., Concourse Global Enrollment, Inc., Health Platforms Inc. (Doctor.com) (acquired by Press Ganey Associates LLC), EnsoData Inc., Hyliion Inc. (NYSE: HYLN), Maven Clinic Co., MaxBone, Inc., MetaStorm Inc. (acquired by OpenText Corporation), Netki, Inc., Numan, Parkside Securities, Inc., QMerit, Inc., Radar, Sensydia Corporation, Skopenow, Inc., Swiftmile, Inc., Syft (acquired by Recruit Holdings Co Ltd., owner of indeed.co.uk) and Vergent Bioscience, Inc. Ms. Grace received her Bachelor of Arts in economics and biochemistry from Washington University in St. Louis in 1997.
Ahmed Sabbah
was a
co-founder
of Swvl and has served on the Board since 2018. Between 2017 and January 2021, Mr. Sabbah was the Chief Technology Officer of Swvl. In February 2021, Mr. Sabbah
co-founded
Telda, a financial technology company aimed at improving the payment and peer-to-peer
money transfer experience in the Middle East and North Africa. Mr. Sabbah currently serves as the Managing Director and Chief Executive Officer of Telda. Mr. Sabbah is a graduate of The German University in Cairo.
Lone Fønss Schrøder
has served on the Board since March 2022. Ms. Fønss Schrøder was one of SPAC’s independent directors and currently serves as the Chief Executive Officer at Concordium AG, the world’s first blockchain with protocol-level identity mechanism, as of February 2019. Ms. Fønss Schrøder is a director nominee of Queen’s Gambit Growth Capital II and currently sits on the boards of directors of IKEA Group, Volvo Car Group, Aker Group (comprised of Akastor ASA and Aker Solutions ASA which merged with Kvaerner ASA in November 2020), the CSL Group Inc. and Geely Sweden Holdings. She previously served as Chairman of Saxo Bank A/S from 2014 to 2018, Audit Committee Chairman of Valmet Oy from 2014 to 2018, a member of the Credit & Audit Committee of Handelsbanken AB from 2009 to 2014, a member of the Audit Committee of Vattenfall AB from 2005 to 2012 and a member of the Audit Committee of Yara ASD from 2006 to 2011. Ms. Fønss Schrøder co-founded
the fintech company Cashworks, Inc. in 2016, and formerly served as President and Chief Executive Officer of Wallenius Lines from 2005 to 2010. Additionally, Ms. Fønss Schrøder spent 22 years at A.P. Moller Maersk, where she held several senior management positions, and founded Maersk Procurement and Star Air where she was responsible for the Car Carriers and Bulk division. She was also a Senior Advisor for Credit Suisse from 2014 to 2018 and a former partner of CMC Biologics A/S (which was acquired by AGC Biologics, Inc. in 2016). Ms. Fønss Schrøder received a Masters of Science in Law from the University of Copenhagen in 1987 and a Masters of Science in Economics from the Copenhagen Business School in 1984.
Bjorn von Sivers
has served on the Board since June 2019. Mr. von Sivers has been an Investment Manager and Head of Investor Relations at VNV Global AB in Stockholm, Sweden since 2012. During the period 2014-2017 he was also an investment analyst at Vostok Emerging Finance Ltd and Pomegranate Investment AB. Mr. von Sivers received a Master of Science degree in Finance and Investment from The University of Edinburgh Business School in 2012 and a Bachelor of Science degree in Business and Economics from Lund University in 2011.
Gbenga Oyebode
has served on the Board since March 2022. Mr. Oyebode is the co-founder
and former chairman of Aluko & Oyebode, one of the largest law firms in Nigeria. Mr. Oyebode currently serves on the boards of Nestlé Nigeria Plc, Lafarge Africa Plc, Socfinaf SA, Okomu Oil Palm Company and PZ Cussons Nigeria PLC. In addition, Mr. Oyebode embodies a spirit of philanthropy through his service as the chairman of Teach for Nigeria, director of Teach for All and as a member of the Global Advisory Council of the African Leadership Academy. Mr. Oyebode also sits on the boards of Jazz at the Lincoln Center, the African Philanthropy Forum, Carnegie Hall and the Ford Foundation. Mr. Oyebode has previously served on the boards of Access Bank Plc and MTN Nigeria Plc. Mr. Oyebode holds bachelor of laws degrees from the University of Ife and the Nigerian Law School and a master of laws degree from the University of Pennsylvania. He also holds one of Nigeria’s highest honors, the Member of the Order of the Federal Republic of Nigeria, and is a recipient of the Belgian royal honor of Knight of the Order of Leopold.
Board Practices
Board Composition
The Board is comprised of nine directors and is divided into three classes with staggered three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Swvl’s directors are divided among the three classes as follows:
the Class I directors are Esther Dyson, Ahmed Sabbah and Gbenga Oyebode and their terms will expire at the annual general meeting of shareholders to be held in 2022;
the Class II directors are Lone Fønss Schrøder, Bjorn von Sivers and W. Steve Albrecht and their terms will expire at the annual general meeting of shareholders to be held in 2023; and
the Class III directors are Mostafa Kandil, Victoria Grace and Dany Farha and their terms will expire at the annual general meeting of shareholders to be held in 2024.
Directors in a particular class are elected for three-year terms at the annual general meeting of shareholders in the year in which their terms expire. As a result, only one class of directors is elected at each annual meeting of Swvl’s shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal.
The Articles provide that only the Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third
of the authorized number of directors.
Director Independence
Each member of the Board, other than Mostafa Kandil and Ahmed Sabbah, qualifies as independent, as defined under the listing rules of Nasdaq.
Board Committees
The Board has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The Board may also establish from time to time any other committees that it deems necessary or desirable. The Board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board delegates various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of the Board is qualified as an independent director in accordance with the listing standards of the Nasdaq. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on Swvl’s website at www.swvl.com. The inclusion of Swvl’s website address in this prospectus does not include or incorporate by reference the information on Swvl’s website into this prospectus. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
The members of Swvl’s audit committee are Mr. Albrecht, Ms. Lone Fønss Schrøder and Mr. Oyebode, each of whom can read and understand fundamental financial statements. Each of Mr. Albrecht, Ms. Lone Fønss Schrøder and Mr. Oyebode is independent under the rules and regulations of the SEC and the listing rules of the Nasdaq applicable to audit committee members. Mr. Albrecht is the chair of the audit committee. Mr. Albrecht qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq. Swvl’s audit committee assists the Board with its oversight of the following: the integrity of Swvl’s financial statements; Swvl’s compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; and the design and implementation of Swvl’s internal audit function and risk assessment and risk management. Among other things, Swvl’s audit committee is responsible for reviewing and discussing with Swvl’s management the adequacy and effectiveness of Swvl’s disclosure controls and procedures. The audit committee also discusses with Swvl’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Swvl’s financial statements, and the results of the audit, quarterly reviews of Swvl’s financial statements and, as appropriate, initiates inquiries into certain aspects of Swvl’s financial affairs. Swvl’s audit committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Swvl’s employees of concerns regarding questionable accounting or auditing matters. In addition, Swvl’s audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of Swvl’s independent registered public accounting firm. Swvl’s audit committee has sole authority to approve the hiring and discharging of Swvl’s independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit
engagements with the independent auditor. Swvl’s audit committee reviews and oversees all related person transactions in accordance with Swvl’s policies and procedures.

Compensation Committee
The members of Swvl’s compensation committee are Mr. Farha and Ms. Grace. Mr. Farha is the chair of the compensation committee. Each member of Swvl’s compensation committee is considered independent under the rules and regulations of the SEC and the listing rules of the Nasdaq applicable to compensation committee members. Swvl’s compensation committee assists the Board in discharging certain of Swvl’s responsibilities with respect to compensating its executive officers, and the administration and review of its incentive plans for employees and other service providers, including its equity incentive plans, and certain other matters related to Swvl’s compensation programs.
Nominating and Corporate Governance Committee
The members of Swvl’s nominating and corporate governance committee are Mr. von Sivers and Ms. Dyson. Mr. von Sivers is the chair of the nominating and corporate governance committee. Swvl’s nominating and corporate governance committee assists the Board with its oversight of and identification of individuals qualified to become members of the Board, consistent with criteria approved by the Board, and selects, or recommends that the Board selects, director nominees, develops and recommends to the Board a set of corporate governance guidelines and oversees the evaluation of the Board.
Code of Conduct
The Board has adopted a Code of Conduct. The Code of Conduct applies to all of Swvl’s employees, officers and directors, as well as all of Swvl’s contractors, consultants, suppliers and agents in connection with their work for Swvl . The Code of Conduct is posted on Swvl’s website at www.swvl.com. Swvl intends to disclose future amendments to, or waivers of, the post-combination company’s Code of Conduct, as and to the extent required by SEC regulations, at the same location on Swvl’s website identified above or in public filings. Information contained on Swvl’s website is not incorporated by reference into this prospectus, and you should not consider information contained on Swvl’s website to be part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the members of Swvl’s compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or compensation committee.

COMPENSATION
Swvl Executive and Senior Management Team Compensation
The amount of compensation, including benefits in kind but excluding Swvl Options, which are addressed in separate sections below, accrued or paid to Swvl’s executives and senior management team with respect to the year ended December 31, 2021 is described in the table below:

(Dollars in thousands)	All individuals
Base salary	$1,370.194
Bonuses	$—
Additional benefit payments	$—
Total cash compensation	$1,370.194
Director Compensation
Swvl does not pay any compensation to its directors who are its executives or employees. For non-executive/employee
directors, Swvl reimburses reasonable expenses incurred by such directors in connection with attending meetings.
In connection with the Business Combination, the Board approved the terms of director compensation for our non-executive/employee
directors, effective upon the consummation of the Business Combination, pursuant to which each non-executive/employee
director is eligible to receive compensation for services on the Board.
Each non-executive/employee director
will be entitled to receive as an annual retainer a grant of fully-vested Class A Ordinary Shares with a fair market value of $35,000, payable quarterly in arrears. Any non-executive/employee
director who joins or vacates the
Board mid-year will
receive a prorated annual retainer during the director’s year of service. In addition, the lead independent director of the Board, committee chairs and committee members will be entitled to receive grants of fully-vested Class A Ordinary Shares, payable quarterly in arrears, with the following fair market values:

•	$15,000 for the lead independent director;

•	$35,000 for the chair of our audit committee;

•	$15,000 for the chair of our compensation committee;

•	$8,000 for the chair of our nominating and corporate governance committee;

•	$10,000 for each other member of our audit committee;

•	$7,500 for each other member of our compensation committee; and

•	$4,000 for each other member of our nominating and corporate governance committee.
Additionally the chair of our audit committee will be entitled to an annual cash retainer of $35,000, payable quarterly in arrears. Any non-executive/employee
director who serves or vacates such
position mid-year will
receive a prorated annual retainer during the director’s year of service in such position.
On the first trading day following our annual meeting of shareholders, each non-executive/employee
director who is in service from and after such annual meeting will automatically be granted an annual award of restricted stock units in respect of a number of Class A Ordinary Shares determined by dividing $170,000 by the grant date closing price of Class A Ordinary Shares. Such restricted stock units will vest on the earlier of (1) the first anniversary of such grants and (2) the day prior to the date of our next annual meeting of shareholders, in each case, subject to such non-executive/employee
director’s continued service in such capacity through such vesting date.

Aggregate Equity Award Information as of December 31, 2021 for directors and senior management
Swvl’s directors, executives and senior management held 1,752 Swvl Options (both vested and unvested) with a weighted average exercise price of $1,355.81 as of December 31, 2021, and expiration dates that are ten years following their original grant date (subject to earlier expiration as described below).
Swvl 2019 Share Option Plan
The board of directors of Swvl Inc. (the “Swvl Inc. Board”) adopted the 2019 Share Option Plan (the “2019 Plan”), in order to offer persons selected by the Swvl Inc. Board an opportunity to acquire a proprietary interest in the success of Swvl, or to increase such interests by acquiring Swvl Common Shares B. The 2019 Plan provides for the grant of options to purchase Swvl Common Shares B (“Swvl Options”). Eligible employees, consultants, advisors and/or directors of Swvl or its parent or applicable subsidiary were eligible to participate in the 2019 Plan.
Grants of Swvl Options under the 2019 Plan generally vest over a four-year period, with 25% of Swvl Options underlying such grant vesting on the first anniversary of the grant, and the remaining 75% vesting over the next three years, with 25% vesting per year. Vested Swvl Options become exercisable following the occurrence of certain corporate transactions of Swvl, such as the Business Combination. To the extent any holder of vested Swvl Options terminates employment (other than due to fraud or cause) prior to such applicable corporate transaction, such vested Swvl Options remain outstanding until the three-month anniversary of such corporate transaction. Swvl founders and executive officers will be entitled to an additional year of vesting to the extent their employment is terminated without cause or constructively terminated within one-year
after such corporate transaction.
Swvl 2021 Omnibus Incentive Compensation Plan
The Board adopted, and our shareholders approved, the 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”), in order to give Swvl a competitive advantage in attracting, retaining, awarding and motivating directors, officers, employees and consultants by granting equity and equity-based awards. The 2021 Plan, which superseded the 2019 Plan upon its effectiveness, permits the grant of options to purchase Swvl Securities, stock appreciation rights, restricted shares, restricted stock units, other equity or equity related awards in each case, in respect of Swvl Securities and cash incentive awards, thus enhancing the alignment of employee and shareholder interests. The 2021 Plan replaced the 2019 Plan upon its effectiveness and no further grants will be made under the 2019 Plan.
The initial share limit under the 2021 Plan is 16,116,286. Such share limit will increase annually on the first day of each fiscal year beginning fiscal year 2023 by the number of Swvl Securities equal to the lesser 5% of (i) the total outstanding Swvl Securities on the last day of the prior fiscal year or (ii) such lesser amount determined by the Board.
Employment Arrangements with Swvl Executive Officers
Certain executive officers of Swvl are party to employment agreements with Swvl or its subsidiaries. Please see the section entitled “Certain Relationships and Related Party Transactions.”

BENEFICIAL OWNERSHIP OF CLASS A ORDINARY SHARES
The following table sets forth information known to the Company regarding the beneficial ownership of the Class A Ordinary Shares as of August 22, 2022:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Class A Ordinary Shares;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is based on 135,125,061 Class A Ordinary Shares outstanding as of August 22, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Class A Ordinary Shares beneficially owned by them. Except as otherwise indicated, the address for each shareholder listed below is c/o The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates.

Beneficial Owner	Class A Ordinary Shares	% of Class A Ordinary Shares
Five Percent Holders of Swvl:
Queen’s Gambit Holdings LLC (1)	14,558,333	10.3%
Memphis Equity Ltd. (2)(7)	17,893,053	13.2%
VNV (Cyprus) Limited (3)(7)(10)	14,462,414	10.7%
DiGame Africa (4)(7)(11)	10,297,942	7.6%
Agility Public Warehousing Company K.S.C.P. (12)(13)	7,922,507	5.8%
Armistice Capital Master Fund Ltd. (15)(16)	30,303,035	19.8%
Directors and Executive Officers of Swvl: (5)
Mostafa Kandil (9)	7,549,815	5.6%
Youssef Salem	*	*
Dany Farha (6)	17,893,053	13.2%
W. Steve Albrecht	—	—
Esther Dyson	*	*
Victoria Grace (1)(8)	14,558,333	10.8%
Ahmed Sabbah (7)(14)	7,549,815	5.6%
Lone Fønss Schrøder	—	—
Bjorn von Sivers	—	—
Gbenga Obeyode	—	—
All Directors and Executive Officers of Swvl as a Group (Ten Individuals)	47,914,916	29.9%

*	Less than one percent.

(1)
Consisting of 8,625,000 Class A Ordinary Shares and 5,933,333 Private Placement Warrants. Queen’s Gambit Holdings LLC is the record holder of the shares reported herein. Victoria Grace is the managing member of the Sponsor.

(2)
Investment and voting decisions for securities held by Memphis Equity Ltd. are made by the investment committee of Memphis Equity Ltd., which, the Company has been informed by Memphis Equity Ltd., consists of Dany Farha and Yousef Hammad.

(3)
Investment and voting decisions for securities held by VNV (Cyprus) Limited are made by a majority of the members of the board of directors of VNV (Cyprus) Limited, which the Company has been informed by VNV (Cyprus) Limited, is comprised of Boris Sinegubko, Eleni Chrysostomides, Georgia Chrysostomides and Chrystalla Dekatris.

(4)
Investment and voting decisions for securities held by DiGame Africa are made by a majority of the members of the board of directors of DiGame Investment Company, which the Company has been informed by DiGame Africa, is comprised of Samer Salty, Shane Tedjarati, Esther Dyson, Samir Mikati and Samir Hammami.

(5)	The business address for each director and executive officer of the Company is The Offices 4, One Central, Dubai World Trade Centre, Dubai, UAE.
(6)	Consists of 17,893,053 Class A Ordinary Shares held by Memphis Equity Ltd. and deemed beneficially owned by Mr. Farha as a result of his membership on the investment committee of Memphis Equity Ltd.
(7)	Party to the Shareholders’ Agreement, which is filed as exhibit 10.3 to the registration statement of which this prospectus forms a part.
(8)	The number of Class A Ordinary Shares beneficially owned by Victoria Grace is based on the information disclosed on the Schedule 13D filed with the SEC on April 7, 2022.
(9)	The number of Class A Ordinary Shares beneficially owned by Mostafa Kandil is based on the information disclosed on the Schedule 13D filed with the SEC on April 7, 2022.
(10)	The number of Class A Ordinary Shares beneficially owned by VNV (Cyprus) Limited is based on the information disclosed on the Schedule 13D filed with the SEC on April 8, 2022.
(11)	The number of Class A Ordinary Shares beneficially owned by DiGame Africa is based on the information disclosed on the Schedule 13D filed with the SEC on April 11, 2022
(12)	The number of Class A Ordinary Shares beneficially owned by Agility Public Warehousing Company K.S.C.P. is based on the information disclosed on the Schedule 13D filed with the SEC on April 11, 2022.
(13)
Includes 6,932,507 Class A Ordinary Shares and 990,000 Class A Ordinary Shares issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days, which are held by Agility Public Warehousing Company K.S.C.P. through its wholly-owned subsidiary, Alcazar Fund 1 SPV 4.

(14)	The number of Class A Ordinary Shares beneficially owned by Ahmed Sabbah is based on the information disclosed on the Schedule 13D filed with the SEC on May 6, 2022.
(15)	The percentage number reported in the third column does not reflect the beneficial ownership limitation (as described below in footnote 16 and elsewhere in this prospectus).
(16)
Includes 12,121,214 Class A Ordinary Shares and 18,181,821 Class A Ordinary Shares issuable upon exercise of warrants that are currently exercisable. The shares are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein. The warrants are subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of the warrants to the extent that, following such exercise and when aggregated with all other Class A Ordinary Shares then beneficially owned by the Master Fund, the Institutional Investor would beneficially own more than 4.99% of Swvl’s outstanding Class A Ordinary Shares. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

SELLING SECURITYHOLDERS
This prospectus relates to the issuance by us of up to 18,181,821 Class A Ordinary Shares, issuable upon exercise of the Institutional Investor Warrants, consisting of 12,121,214 Series A Warrants and 6,060,607 Series B Warrants, which warrants were originally issued in connection with the Institutional Investor Private Placement. Each warrant has a cash exercise price of $1.65 per Class A Ordinary Share, and in limited circumstances may be net settled.
In addition, this prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 30,424,247 Class A Ordinary Shares, consisting of (a) 12,121,214 Class A Ordinary Shares, which shares were originally issued to the Institutional Investor in connection with the Institutional Investor Private Placement, (b) 18,181,821 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants and (c) 121,212 Class A Ordinary Shares, which shares were originally issued to the Placement Agent as partial compensation for its services in connection with the Institutional Investor Private Placement. On August 12, 2022, we issued 12,121,214 Class A Ordinary Shares to the Institutional Investor for a cash purchase price of $1.65 per share, which aggregate purchase price included 18,181,821 Institutional Investor Warrants.
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the donees, pledgees, transferees or other successors-in-interest
(as a gift, pledge, partnership distribution or other
non-sale
related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for who we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Resale Securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution”.

Name of Selling Securityholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Sale
Armistice Capital Master Fund Ltd. (1) (2)	30,303,035	30,303,035	—
A.G.P./Alliance Global Partners (3)	121,212	121,212	—

(1)	The business address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022
(2)
Consists of (i) 12,121,214 Class A Ordinary Shares, (ii) 12,121,214 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and (iii) 6,060,607 Class A Ordinary Shares issuable upon exercise of the Series B Warrants.

(3)
Represents 121,212 Class A Ordinary Shares issued to the Selling Securityholder, a registered broker-dealer, in consideration for placement agent and certain investment banking services rendered in connection with the Institutional Investor Private Placement. The business address of the Selling Securityholder is 590 Madison Avenue, 28th Floor, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights
In connection with the Business Combination, on July 28, 2021, Swvl, SPAC, Queens Gambit Holdings LLC (the “Sponsor”) and certain security holders of Swvl (the “Registration Rights Holders”) entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, within 20 business days after the consummation of the Business Combination, Swvl is required to (a) file with the SEC a registration statement (the “Resale Registration Statement”) registering the resale of certain securities of Swvl held by the Registration Rights Holders and (b) use its reasonable best efforts to cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof. Under the Registration Rights Agreement, the Registration Rights Holders may demand up to (i) three underwritten offerings and (ii) within any
12-month
period, two block trades or
“at-the-market”
or similar registered offerings of the securities held by the Registration Rights Holders through a broker or agent. The Registration Rights Holders are also entitled to customary piggyback registration rights.
Lock-Up
Agreements
Certain shareholders and directors and/or officers of Swvl, including its principal shareholders (including Sponsor) and key executives (collectively, the
“Lock-Up
Holders”) are subject to
lock-up
restrictions pursuant to certain
lock-up
agreements that were entered into concurrently with the execution and delivery of the Business Combination Agreement. Under these lock-up
agreements, the
Lock-Up
Holders have agreed, subject to certain exceptions, not to (a) transfer, assign or sell any Class A Ordinary Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, in each case until the earlier of (x) either September 30, 2022 or March 31, 2023 (depending on the applicable
Lock-Up
Holder’s beneficial ownership of our Class A Ordinary Shares), (y) the first date on which the last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-day
trading period commencing on or after August 28, 2022 and (z) a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
On July 10, 2022, Swvl and the
Lock-Up
Holders subsequently entered into extensions to their respective lock-up
agreements (the
“Lock-Up
Extensions”) pursuant to which the
Lock-Up
Holders agreed (i) to extend the relevant time period during which the lock-up
restrictions apply from September 30, 2022 to March 31, 2023, or from March 31, 2023 to September 30, 2023, as applicable (depending on the applicable
Lock-Up
Holder’s beneficial ownership of Class A Ordinary Shares) and (ii) to postpone the start of the measurement period of the trading price based release from August 28, 2022 to February 24, 2023. Additionally, pursuant to the
Lock-Up
Extensions, Swvl and the
Lock-Up
Holders agreed to permit the transfers of Class A Ordinary Shares by the
Lock-Up
Holders to any equity holder of the respective
Lock-Up
Holder to the extent necessary for such equity holder, or any affiliates of such equity holder, to meet any reasonably anticipated capital calls, obligations, commitments or liabilities entered into before the date of the
Lock-Up
Extension as determined by the respective
Lock-Up
Holder; provided, however, that such transfers will not be permitted on a date prior to which a transfer would have been permitted pursuant to the time based release or the trading price based release of the lock-up
agreements as in effect on the execution date of the original lock-up
agreements.
PIPE Financing
In connection with the PIPE Financing, on July 28, 2021, the Concordium Foundation, a Swiss Foundation (Stiftung) and affiliate of Concordium AG, executed a subscription agreement agreeing to purchase 2,500 Swvl Common Shares A for $10.00 per share for an aggregate purchase price of $25,000. Lone Fønss Schrøder, a member of the Board, currently serves as the Chief Executive Officer of Concordium AG but has no ownership interest in nor control over the Concordium Foundation.

Kandil Employment Agreement
On July 28, 2021, Swvl and Swvl Global FZE entered into an employment agreement with Mostafa Kandil, pursuant to which, in connection with the consummation of the Business Combination, Mr. Kandil commenced service as Swvl’s Chairman and Chief Executive Officer and Swvl Global FZE’s manager. Mr. Kandil’s employment agreement provides for, among other things, an annual base salary of $650,000 per year, an annual performance based cash bonus in a targeted amount equal to 100% of his annual base salary, an initial grant of options to purchase Class A Ordinary Shares with an aggregate financial accounting grant date fair value equal to $650,000 and a grant of restricted stock units with an aggregate value of $1,600,000 based on the closing price of our Class A Ordinary Shares on the grant date. Mr. Kandil’s employment agreement further provides that if Mr. Kandil’s employment is terminated by Swvl other than for cause, death or disability or, by Mr. Kandil for good reason (each as defined in Mr. Kandil’s employment agreement), subject to Mr. Kandil’s execution and non-revocation
of a release of claims, Mr. Kandil will be entitled to receive (i) one times (and in the case of such qualifying termination within two years following a change in control, two times) the sum of his annual base salary and his annual bonus earned in respect of the fiscal year ending immediately prior to the effective termination date, (ii) payment of a pro rata portion of his annual bonus in respect of the fiscal year in which such termination or resignation occurs, (iii) payment of any unpaid annual bonus earned for the year prior to the year of termination or resignation and (iv) full acceleration of the equity awards granted to him on connection with the commencement of his employment as summarized in the paragraph immediately above. Mr. Kandil is subject to non-competition
and
non-solicitation
covenants during his employment and for a period of
one-year
following termination of employment and
non-disparagement
and confidentiality covenants during and following termination of his employment.
Salem Employment Agreement
On March 31, 2022, Swvl and Swvl Global FZE entered into an amended and restated employment agreement with Mr. Salem, pursuant to which, in connection with the consummation of the Business Combination, Mr. Salem commenced service as Swvl’s Chief Financial Officer and Swvl Global FZE’s Chief Financial Officer, and which agreement superseded his prior employment agreement between Mr. Salem and Swvl Global FZE, dated May 30, 2021. Mr. Salem’s employment agreement provides for, among other things, an annual base salary of $400,000 per year, an annual performance-based bonus in a targeted amount equal to 75% of his annual base salary payable in cash or Class A Ordinary Shares (as determined by the Board or a duly authorized committee thereof), an initial grant of options to purchase Class A Ordinary Shares with an aggregate financial accounting grant date fair value equal to $217,500 (the “Initial Salem Option Award”) and a grant of restricted stock units with an aggregate value of $507,500 based on the closing price of our Class A Ordinary Shares on the grant date. Mr. Salem’s employment agreement further provides that if Mr. Salem’s employment is terminated by Swvl other than for cause, death or disability or, by Mr. Salem for good reason (each as defined in Mr. Salem’s employment agreement), subject to Mr. Salem’s execution and non-revocation
of a release of claims, Mr. Salem will be entitled to receive (i) one times (and in the case of such qualifying termination within two years following a change in control, two times) the sum of his annual base salary and his annual bonus earned in respect of the fiscal year ending immediately prior to the effective termination date, (ii) cash payment of a pro rata portion of his annual bonus in respect of the fiscal year in which such termination or resignation occurs, (iii) payment of any unpaid annual bonus earned for the year prior to the year of termination or resignation and (iv) full acceleration of the equity awards granted to him on connection with the commencement of his employment as summarized in the paragraph immediately above. Mr. Salem is subject to non-competition
and
non-solicitation
covenants during his employment and for a period of
one-year
following termination of employment and
non-disparagement
and confidentiality covenants during and following termination of his employment.
Grant of Stock Options to Executive Officers and Directors
On July 8, 2019, Swvl granted Mr. Kandil 552 Swvl Options with an exercise price of $0 per share. On September 1, 2021, Swvl granted Mr. Salem 250 Swvl Options with an exercise price of $1 per share. The Swvl

Options underlying such grants are subject to the terms of the 2019 Plan as discussed in the section of this prospectus entitled “Compensation—Swvl 2019 Share Option Plan.” Pursuant to and in accordance with the terms of the Business Combination Agreement, in connection with the Business Combination, each outstanding Swvl Option was assumed and converted into an option to purchase approximately 1,509.963 Class A Ordinary Shares, at an exercise price equal to the exercise price per share of such Swvl Option prior to the Business Combination divided by approximately 1,509.963.
On March 31, 2022, Swvl granted Mr. Kandil and Mr. Salem the Initial Kandil Option Award (consisting of an option to purchase 130,495 Class A Ordinary Shares) and the Initial Salem Option Award (consisting of an option to purchase 43,665 Class A Ordinary Shares), respectively, in each case, with an exercise price of $10 per share and subject to a four-year vesting term, with 25% of the shares underlying such applicable grant vesting on the first anniversary of the grant date, and the remainder vesting in 12 equal quarterly installments following such anniversary and subject to the terms of Mr. Kandil’s and Mr. Salem’s respective employment agreement discussed above and the terms of the 2021 Plan as discussed in the section of this prospectus entitled “Compensation—Swvl 2021 Omnibus Incentive Compensation Plan.”
In connection with Mr. Albrecht’s commencement as the chair of Swvl’s audit committee, on March 31, 2022, Swvl granted Mr. Albrecht an option to purchase 50,000 Class A Ordinary Shares with an exercise price of $10 per share and subject to a four-year vesting term, with 25% of the shares underlying such grant vesting on the first anniversary of the grant, and the remainder vesting in 12 equal quarterly installments following such anniversary and subject to the terms of the 2021 Plan as discussed in the section of this prospectus entitled “Compensation—Swvl 2021 Omnibus Incentive Compensation Plan.”
Partnership with Concordium
On August 11, 2021, Swvl and Concordium AG announced a strategic partnership to use blockchain technologies to develop mass transit solutions. Lone Fønss Schrøder, a member of the Swvl Board, currently serves as the Chief Executive Officer of Concordium AG.
Interests of Experts and Counsel
None.

DESCRIPTION OF SECURITIES
A summary of the material provisions governing our Securities is described below. This summary is not complete and should be read together with the Articles and the Warrant Agreement, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This section also summarizes the material privisions of the warrants issued in connection with the Urbvan acquisition and the Institutional Investor Private Placement, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. You are urged to read the Articles and the Warrant Agreement for a complete description of the rights and preferences of our securityholders.
General
The Company is a British Virgin Islands company limited by shares and its affairs are governed by its Articles and the BVI Companies Act (each as amended or modified from time to time).
As provided in the Articles, subject to the BVI Companies Act, the Company has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of the Company is c/o Maples Corporate Services Limited, P.O. Box 173, Road Town, Tortola, British Virgin Islands.
The outstanding securities consist of Class A Ordinary Shares, Warrants, the Institutional Investor Warrants and warrants issued in connection with the Urbvan acquisition.
Authorized Shares
The Articles authorize the issuance of up to 555,000,000 shares, consisting of (a) 500,000,000 Class A Ordinary Shares and (b) 55,000,000 preferred shares. All outstanding Class A Ordinary Shares are fully paid and non-assessable.
To the extent they are issued, certificates representing Class A Ordinary Shares are issued in registered form.
All options, regardless of grant dates, will entitle holders to an equivalent number of Class A Ordinary Shares once the vesting and exercising conditions are met.
The Class A Ordinary Shares are listed on Nasdaq under the symbol “SWVL”.
Key Provisions of the Articles and British Virgin Islands Law Affecting the Company’s Class A Ordinary Shares or Corporate Governance
Voting Rights
The holders of Class A Ordinary Shares securities are entitled to one vote per share on all matters to be voted on by shareholders. The Articles do not provide for cumulative voting with respect to the election of directors.
Transfer
All Class A Ordinary Shares will be issued in registered form and may be freely transferred under the Articles, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.
Under the BVI Companies Act, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Articles.

Among other things, certain of the shareholders of the Company, pursuant to lock-up
agreements entered into in connection with the Business Combination (the
“Lock-Up Agreements”)
and the sponsor agreement with Queen’s Gambit Holdings, LLC (the “Sponsor Agreement”), and subject to the exceptions therein, may not transfer their Class A Ordinary Shares until September 30, 2022 or March 31, 2023 (as applicable) following the consummation of the Business Combination. Such shareholders have voluntarily agreed to extend the relevant time period during which the lock-up
restrictions apply from September 30, 2022 to March 31, 2023, or from March 31, 2023 to September 30, 2023, as applicable (depending on the applicable
Lock-Up
Holder’s beneficial ownership of Class A Ordinary Shares). Additionally, any Securities received in the Business Combination by persons who are or become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act, including pursuant to this prospectus. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company, as well as its significant shareholders.
Redemption Rights
The BVI Companies Act and the Articles permit the Company to purchase its own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by its board of directors and by a resolution of directors and in accordance with the BVI Companies Act.
Dividends and Distributions
Pursuant to the Articles and the BVI Companies Act, the Board may from time to time declare dividends and other distributions, and authorize payment thereof, if, in accordance with the BVI Companies Act, the Board is satisfied that immediately after the payment of any such dividend or distribution, (a) the value of the Company’s assets exceeds its liabilities and (b) the Company will be able to pay its debts as they fall due. Each holder of Class A Ordinary Shares has equal rights with regard to dividends and to distributions of the surplus assets of the Company, if any.
Other Rights
Under the Articles, the holders of Securities are not entitled to any preemptive rights or anti-dilution rights. Securities are not subject to any sinking fund provisions.
Calls on Class A Ordinary Shares and Forfeiture of Class A Ordinary Shares
The Board may from time to time make calls upon members for any amounts unpaid on their Class A Ordinary Shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The Class A Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.
Issuance of Additional Shares
The Articles authorize the Board to issue additional Class A Ordinary Shares from time to time as the Board shall determine, subject to the BVI Companies Act and the provisions, if any, in the Articles (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.
However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Meetings of Shareholders
Under the Articles, the Company may, but is not obligated to, hold an annual general meeting each year. The Board or the chair, if in office, may call an annual general meeting or an extraordinary general meeting upon not less than seven days’ notice unless such notice is waived in accordance with the Articles. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any general meeting of the Company shareholders, a majority of the voting power of the Company shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Company Members’ Requisition (as defined below)) properly requested in connection with a Company Members’ Requisition may be considered or acted upon at a meeting of the Company shareholders.
Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the Articles, shareholders have the right to call extraordinary general meetings of shareholders (a “Company Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Company Members Requisition, (a) the request of shareholders representing not less than 30% of the voting power represented by all issued and outstanding shares of the Company in respect of the matter for which such meeting is requested must be deposited at the registered office of the Company and (b) the requisitioning shareholders must comply with certain information requirements specified in the Articles.
In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the Articles. Among other things, notice of such other business or nomination must be received at the registered office of the Company not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year
anniversary of the preceding year’s annual general meeting, subject to certain exceptions.
Liquidation
On a liquidation or winding up of the Company, assets available for distribution among the holders of Class A Ordinary Shares shall be distributed among the holders of Class A Ordinary Shares on a pro rata basis.
Inspection of Books and Records
A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Articles, the directors may, if they are satisfied that it would be contrary to the interests of the Company to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.
Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.
A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Preference Shares
The Articles provide that preference shares may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series by an amendment to the Articles to be approved by the Board. The Board is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A Ordinary Shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Company has no preference shares issued and outstanding at the date of this prospectus. Any amendment to the Articles by the Board in order to assign rights to any preference shares and the issuance of such preference shares would be subject to applicable directors’ duties.
Anti-Takeover Provisions
Some provisions of the Articles may discourage, delay or prevent a change of control of the Company or management that members may consider favorable, including, among other things:

•	a classified board of directors with staggered, three-year terms;

•	the ability of the Board to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

•
the right of Mostafa Kandil to serve as Chair of the Board so long as he remains Chief Executive Officer of the Company and to serve as a director so long as he beneficially owns at least 1% of the outstanding shares of the Company;

•
until the completion of the Company’s third annual meeting of shareholders following the consummation of the Business Combination, commitments by major shareholders to vote in favor of the appointment of the Company designees to the Board at any shareholder meeting (and, thereafter, to vote in favor of the appointment of Mostafa Kandil or his designee to the Board, subject to specified conditions);

•	the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

•
advance notice procedures with which shareholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of the Company;

•	that directors may be removed only for cause and only upon the vote of two-thirds of the directors then in office;

•	that shareholders may not act by written consent in lieu of a meeting or call extraordinary meetings;

•	the right of the Board to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director; and

•	that the Articles may be amended only by the Board or by the affirmative vote of holders of a majority of not less than 75% of the voting power of all of the then-outstanding shares of the Company.
However, under British Virgin Islands law, the directors of the Company may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Warrants
Each Warrant represents the right to purchase one Class A Ordinary Share at a price of $11.50 per share in cash. The Warrants will become exercisable on and after April 30, 2022 and will expire upon the earlier of (a) March 31, 2027, which is the date that is five years after the consummation of the Business Combination and (b) a liquidation of the Company. Pursuant to the Warrant Agreement, a holder of a Warrant may exercise its Warrants for a whole number of Class A Ordinary Shares. This means that only a whole Warrant may be exercised at any given time by a holder of a Warrant. If, upon exercise, a holder would be entitled to receive a fractional interest in Class A Ordinary Shares, the Company will round down to the nearest whole number of shares to be issued to the holder of the Warrant such that no fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.
The exercise price of the Warrants, and the number of Class A Ordinary Shares issuable upon exercise thereof, is subject to adjustment under certain circumstances, including if the Company (a) pays any dividend in Class A Ordinary Shares, (b) subdivides the outstanding Class A Ordinary Shares or (c) pays an extraordinary dividend in cash.
The Company is generally not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and generally has no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current. No Warrant will be exercisable and the Company will not be obligated to issue Class A Ordinary Shares upon exercise of a Warrant unless the Class A Ordinary Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire without value to the holder. In no event will we be required to net cash settle any Public Warrant.
A holder of a Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.
Redemption of Public Warrants for cash when the price per Class A Ordinary Share equals or exceeds $18.00
Once the Public Warrants are exercisable, the Company has the right to redeem not less than all of the Public Warrants at any time prior to their expiration, at a redemption price of $0.01 per Public Warrant, if (i) the last reported sales price of our Class A Ordinary Shares is at least $18.00 per share on each of twenty trading days within the thirty trading-day period
ending on the third trading day prior to the date on which notice of the redemption is given and (ii) an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, is available throughout the 30-day redemption
period or the Company has elected to require the exercise of the Public Warrants on a “cashless basis”.
If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Public Warrants for cash when the price per Class A Ordinary Share equals or exceeds $10.00
Once the Public Warrants are exercisable, the Company has the right to redeem not less than all of the Public Warrants at any time prior to their expiration, at a redemption price of $0.10 per Public Warrant upon a minimum of twenty days’ prior written notice of redemption; provided that during the
30-day period
following the notice of redemption, holders of the Public Warrants will be able to exercise their Public Warrants on a “cashless basis” prior to redemption and receive a number of Class A Ordinary Shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined in the Warrant Agreement) of our Class A Ordinary Shares, except as otherwise described below, if the last reported sales price of Class A Ordinary Shares is at least $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the holders of Public Warrants.
Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a “cashless basis.” The numbers in the table below represent the number of Class A Ordinary Shares that a holder of a Public Warrant will receive upon a cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of our Class A Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

Redemption Date	Fair Market Value of Class A Ordinary Shares
(period to expiration of warrants)	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.318	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Class A Ordinary Shares shall mean the average last reported sale price of our Class A Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants. The Company will provide its holders of Public Warrants with the final fair market value no later than one business day after the 10 trading day period described above ends.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Ordinary Shares to be issued for each Public Warrant exercised will be determined by a straightline interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a
365-day
year. For example, if

the average last reported sale price of our Class A Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders of Public Warrants may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 Class A Ordinary Shares for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders of Public Warrants may choose to, in connection with this redemption feature, redeem their Public Warrants at a “redemption price” of 0.298 Class A Ordinary Shares for each whole Public Warrant. In no event will the Public Warrants be exercisable on a “cashless basis” in connection with this redemption feature for more than 0.361 Class A Ordinary Shares per whole Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are “out of the money” (i.e., the last reported trading price of Class A Ordinary Shares is below the exercise price of the Public Warrants) and about to expire, they cannot be exercised on a “cashless basis” in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any Class A Ordinary Shares.
Redemption Procedures
If the Company exercises its right to redeem the Public Warrants, notice of such redemption shall be mailed by first class mail, postage prepaid, by the Company to registered holders of the Public Warrants to be redeemed at their last addresses as they shall appear on the registration books.
Anti-Dilution Adjustments
The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted pursuant to the Warrant Agreement. The adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.
In case of certain reclassifications or reorganizations of the outstanding Class A Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant.

Private Placement Warrants
The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until April 30, 2022, which is 30 days after the completion of the Business Combination (except, among other limited exceptions, to the Sponsor’s officers and directors and other persons or entities affiliated with the Sponsor), and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its Permitted Transferees (as defined in the Warrant Agreement), the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Warrants. Private Placement Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants, and shall become Public Warrants under the Warrant Agreement.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants in exchange for a number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of (A) the number of Class A Ordinary Shares underlying the Private Placement Warrants and (B) the excess of the fair market value over the exercise price of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Ordinary Shares as reported for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Warrants Issued in Connection with Urbvan Acquisition
In connection with the closing of its acquisition of Urbvan, on July 11, 2022, Swvl issued and delivered warrants to purchase Class A Ordinary Shares of Swvl to certain shareholders and optionholders of Urbvan (the “Urbvan Warrants”). The Urbvan Warrants are exercisable for a combined aggregate of up to 11,410,455 Class A Ordinary Shares, at an exercise price of $0.0001 per share. The Urbvan Warrants are exercisable in five tranches (such exercise dates being the six-month,
ten-month,
twelve-month, sixteen-month and twenty-four month anniversary dates of July 11, 2022, representing the right to purchase 2,900,899, 2,869,592, 2,869,592, 1,385,321 and 1,385,321 Class A Ordinary Shares, respectively). The holders of the Urbvan Warrants are also entitled to customary registration rights with respect to the Class A Ordinary Shares underlying such warrants. The Urbvan Warrants are not listed on a stock exchange.
Institutional Investor Warrants
Each Institutional Investor Warrant represents the right to purchase one Class A Ordinary Share at a price of $1.65 per share in cash, subject to certain customary adjustments. The Institutional Investor Warrants became exercisable on August 12, 2022 and will expire on (i) August 12, 2027, in the case of the Series A Warrants and (ii) August 12, 2024, in the case of the Series B Warrants. As of August 12, 2022, there were 12,121,214 Series A warrants and 6,060,607 Series B Warrants outstanding. Pursuant to the terms of the Institutional Investor Warrants, a holder may exercise its Institutional Investor Warrant for a whole number of Class A Ordinary Shares. The Company is generally not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of an Institutional Investor Warrant and generally has no obligation to settle such Institutional Investor Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Institutional Investor Warrants is then effective and a prospectus relating thereto is current; provided, however, if, at any time after the Restricted Period, a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Institutional Investor Warrants is not then effective or a prospectus relating thereto is not then current, the holder of such Institutional Investor Warrant may exercise such Institutional Investor Warrant by means of a cashless exercise in which such holder will be entitled to receive a number of Class A Ordinary Shares according to a formula set forth in such Institutional Investor

Warrant. The Institutional Investor Warrants are subject to a 4.99% beneficial ownership limitation that prohibits the Institutional Investor from exercising any portion of the Institutional Investor Warrants to the extent that, following such exercise and when aggregated with all other Class A Ordinary Shares then beneficially owned by the Institutional Investor, the Institutional Investor would beneficially own more than 4.99% of Swvl’s outstanding Class A Ordinary Shares. The Institutional Investor Warrants are not listed on a stock exchange.

CLASS A ORDINARY SHARES ELIGIBLE FOR FUTURE SALE
We had 135,125,061 Class A Ordinary Shares issued and outstanding as of August 22, 2022, and 17,433,333 Class A Ordinary Shares issuable upon the exercise of the Warrants and 29,592,276 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants and the warrants issued in connection with the Urbvan Acquisition. The Class A Ordinary Shares issued to the SPAC shareholders and Legacy Swvl securityholders in connection with the Business Combination are freely transferable without further registration under the Securities Act unless held by the Sponsor, affiliates of the SPAC, Legacy Swvl or the Company, or by any person who was an affiliate of a party to the Business Combination at the time such transaction was submitted for vote or consent and who acquired such securities in connection with such transaction. Sales of substantial amounts of the Class A Ordinary Shares in the public market could adversely affect prevailing market prices of the Class A Ordinary Shares.
Restricted Period
In connection with the Institutional Investor Private Placement, Swvl agreed to, among other things, refrain from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of certain of its securities (including Class A Ordinary Shares pursuant to the B. Riley Facility) for a period commencing August 10, 2022 until the date that is 60 calendar days after the date that the SEC declares effective the registration statement registering the resale of the Class A Ordinary Shares and Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants (or, in the event of a “review” by the SEC of the Registration Statement, 30 days after the date that the SEC declares the registration statement registering the resale of the Institutional Investor securities effective).
Lock-Up
Agreements
Certain shareholders and directors and/or officers of Swvl, including its principal shareholders and key executives, and Sponsor (collectively, the
“Lock-Up
Holders”) are subject to
lock-up
restrictions pursuant to certain
lock-up
agreements that were entered into concurrently with the execution and delivery of the Business Combination Agreement. Under these lock-up
agreements, the
Lock-Up
Holders have agreed, subject to certain exceptions, not to (a) transfer, assign or sell any Class A Ordinary Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, in each case until the earlier of (x) either September 30, 2022 or March 31, 2023 (depending on the applicable
Lock-Up
Holder’s beneficial ownership of our Class A Ordinary Shares), (y) the first date on which the last sale price of our Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-day
trading period commencing on or after August 28, 2022 and (z) a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
On July 10, 2022, Swvl and the
Lock-Up
Holders subsequently entered into extensions to their respective lock-up
agreements (the
“Lock-Up
Extensions”) pursuant to which the
Lock-Up
Holders agreed (i) to extend the relevant time period during which the lock-up
restrictions apply from September 30, 2022 to March 31, 2023, or from March 31, 2023 to September 30, 2023, as applicable (depending on the applicable
Lock-Up
Holder’s beneficial ownership of Class A Ordinary Shares) and (ii) to postpone the start of the measurement period of the trading price based release from August 28, 2022 to February 24, 2023. Additionally, pursuant to the
Lock-Up
Extensions, Swvl and the
Lock-Up
Holders agreed to permit the transfers of Class A Ordinary Shares by the
Lock-Up
Holders to any equity holder of the respective
Lock-Up
Holder to the extent necessary for such equity holder, or any affiliates of such equity holder, to meet any reasonably anticipated capital calls, obligations, commitments or liabilities entered into before the date of the
Lock-Up
Extension as determined by the respective
Lock-Up
Holder; provided, however, that such transfers will not be permitted on a date prior to which a transfer would have been permitted pursuant to the time based release or the trading price based release of the lock-up
agreements as in effect on the execution date of the original lock-up
agreements. Collectively, the
Lock-Up
Holders own 100,983,390
Class A Ordinary Shares, which represent approximately 75% of the total number of Class A Ordinary Shares outstanding as of August 22, 2022.
In connection with the Institutional Investor Private Placement, certain of the directors of the Company, pursuant to lock-up
agreements similar in form to the
lock-up
agreements entered into by the
Lock-Up
Holders, agreed not to sell or transfer any of Swvl’s Class A Ordinary Shares which they currently hold, subject to certain exceptions, during the Restricted Period.
Registration Rights
Pursuant to the PIPE Subscription Agreements, Swvl must register the resale of up to 326,500,000 Class A Ordinary Shares held by the PIPE Investors.
Concurrently with the execution and delivery of the Business Combination Agreement, Legacy Swvl, SPAC, the Company, the Sponsor and certain securityholders of Legacy Swvl entered into a registration rights agreement. Pursuant to the registration rights agreement, the Company is required to (a) within 20 business days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of certain securities of the Company held by such persons and (b) use its reasonable best efforts to cause the such registration statement to become effective as soon as reasonably practicable after the filing thereof. Under the registration rights agreement, such securityholders may demand up to (i) three underwritten offerings and (ii) within any
12-month
period, two block trades or
“at-the-market”
or similar registered offerings of their registrable securities through a broker or agent. Such securityholders are also entitled to customary piggyback registration rights.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Swvl is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A Ordinary Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of Class A Ordinary Shares then issued and outstanding; or

•	the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Swvl.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•
at least one year has elapsed from the time that the issuer filed Form
20-F
type information with the SEC, which we filed on March 31, 2022, reflecting its status as an entity that is not a shell company.

Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, to the extent we adhere to the requirements of Rule 701 in issuing such securities, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up
arrangements and would only become eligible for sale when the lock-up
period expires.
Earnout
Pursuant to the Business Combination Agreement, during the time period beginning on March 31, 2022 and ending on March 31, 2027 (the “Earnout Period”), and as additional consideration for the interests in Legacy Swvl acquired in connection with the Business Combination, the Company is obligated to issue to certain holders of our securities additional Class A Ordinary Shares as earnout consideration on:

(i)
the date on which the daily volume-weighted average sale price of one Class A Ordinary Share quoted on Nasdaq (or the exchange on which Class A Ordinary Shares are then listed) is greater than or equal to $12.50 for any 20 trading days within any 30 consecutive trading day period within the Earnout Period (“Earnout Triggering Event I”);

(ii)
the date on which the daily volume-weighted average sale price of one Class A Ordinary Share quoted on Nasdaq (or the exchange on which Class A Ordinary Shares are then listed) is greater than or equal to $15.00 for any 20 trading days within any 30 consecutive trading day period within the Earnout Period (“Earnout Triggering Event II”); and

(iii)
the date on which the daily volume-weighted average sale price of one Class A Ordinary Share quoted on Nasdaq (or the exchange on which Class A Ordinary Shares are then listed) is greater than or equal to $17.50 for any 20 trading days within any 30 consecutive trading day period within the Earnout Period (“Earnout Triggering Event III” and, together with Earnout Triggering Event I and Earnout Triggering Event II, the “Earnout Triggering Events”).

Within five business days after the occurrence of an Earnout Triggering Event, the Company will issue or cause to be issued to, with respect to an Earnout Triggering Event or a change of control (as defined in the Business Combination Agreement), a holder, as of immediately prior to the Company Merger Effective Time, of (a) a Legacy Swvl share or (b) a Legacy Swvl option (each, “Eligible Legacy Swvl Equityholders”), but not including a holder of a Legacy Swvl option to the extent the Exchanged Option relating to such Legacy Swvl option was forfeited prior to the applicable Earnout Triggering Event or change of control and excluding Eligible Legacy Swvl Equityholders in their capacity as holders of Legacy Swvl options who shall instead be eligible to receive Earnout RSU Shares), with respect to such Earnout Triggering Event, the following number of Class A Ordinary Shares (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Class A Ordinary Shares occurring upon or prior to the applicable Earnout Triggering Event), upon the terms and subject to the conditions set forth in the Business Combination Agreement:

•
upon the occurrence of Earnout Triggering Event I, a
one-time
issuance of 5,000,000 Earnout Shares less the number of Earnout RSU Shares issued in connection with the occurrence of Earnout Triggering Event I;

•
upon the occurrence of Earnout Triggering Event II, a
one-time
issuance of 5,000,000 Earnout Shares less the number of Earnout RSU Shares issued in connection with the occurrence of Earnout Triggering Event II; and

•
upon the occurrence of Earnout Triggering Event III, a
one-time
issuance of 5,000,000 Earnout Shares less the number of Earnout RSU Shares issued in connection with the occurrence of Earnout Triggering Event III.

For the avoidance of doubt, the Eligible Legacy Swvl Equityholders (excluding Eligible Legacy Swvl Equityholders in their capacity as holders of Legacy Swvl options who shall instead be eligible to receive Earnout RSU Shares) with respect to an Earnout Triggering Event will be entitled to receive Earnout Shares upon the occurrence of each Earnout Triggering Event; provided, however, that each Earnout Triggering Event shall only occur once, if at all, and in no event shall the sum of the Earnout Shares issued together with the number of Earnout RSU Shares issued, exceed 15,000,000 Earnout Shares.
If, during the Earnout Period, there is a change of control (or a definitive agreement providing for a change of control is entered into during the Earnout Period and such change of control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which the Company or its shareholders have the right to receive consideration implying a value per Class A Ordinary Share (as determined in good faith by the Board) of:

•	less than $12.50, then no Earnout Shares or Earnout RSU Shares will be issuable;

•
greater than or equal to $12.50 but less than $15.00, then, (a) immediately prior to such change of control, the Company will issue 5,000,000 Class A Ordinary Shares (less (x) any Earnout Shares issued prior to such change of control, (y) any Earnout RSU Shares issued prior to such change of control and (z) any Earnout RSU Shares issued in connection with such change of control) to the Eligible Legacy Swvl Equityholders with respect to the change of control and (b) no further Earnout Shares or Earn out RSU Shares will be issuable;

•
greater than or equal to $15.00 but less than $17.50, then, (a) immediately prior to such change of control, the Company will issue 10,000,000 Class A Ordinary Shares (less (x) any Earnout Shares issued prior to such change of control, (y) any Earnout RSU Shares issued prior to such change of control and (z) any Earnout RSU Shares issued in connection with such change of control) to the Eligible Swvl Equityholders with respect to the change of control and (b) no further Earnout Shares or Earnout RSU Shares will be issuable; or

•
greater than or equal to $17.50, then, (a) immediately prior to such change of control, the Company will issue 15,000,000 Class A Ordinary Shares (less (x) any Earnout Shares issued prior to such change of control, (y) any Earnout RSU Shares issued prior to such change of control and (z) any Earnout RSU Shares issued in connection with such change of control) to the Eligible Swvl Equityholders with respect to the change of control and (b) no further Earnout Shares or Earnout RSU Shares will be issuable.

The Class A Ordinary Share price targets specified in the definitions of “Earnout Triggering Event I,” “Earnout Triggering Event II” and “Earnout Triggering Event III” set forth in the Business Combination Agreement will be equitably adjusted for stock splits, share divisions, reverse stock splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Class A Ordinary Shares occurring prior to the change of control.
Each Earnout RSU shall be subject to forfeiture, and such forfeiture restrictions shall lapse with respect to a pro rata portion of the Earnout RSUs held by each holder of Earnout RSUs upon the occurrence of an Earnout Triggering Event (or on the date on which a change of control occurs) and the relevant Earnout RSU Shares shall be issued to such holder, but only to the extent that such Earnout RSU Share would have been issued upon the Earnout Triggering Event (or change of control) had it instead been an Earnout Share. Earnout RSUs also shall be subject to forfeiture and shall be reallocated pro rata to the other holders of Earnout RSUs to the extent the portion of the Exchanged Option to which they relate is forfeited prior to the applicable Earnout Triggering Event (or change of control) regardless of whether at the time of such forfeiture such Exchanged Option was vested or unvested. Any Earnout RSU that remains subject to forfeiture at the expiration of the Earnout Period shall automatically and without further action be forfeited, and the Eligible Legacy Swvl Equityholder shall have no further right, title or interest in such Earnout RSU or the related Earnout RSU Share. Earnout RSU Shares are issuable in settlement of Earnout RSUs upon satisfaction of the same price targets set forth in the Business Combination Agreement that apply to the Earnout Shares.

TAXATION
Material BVI Tax Considerations with Respect to Ownership of Class A Ordinary Shares
The following is a discussion on certain British Virgin Islands income tax considerations with respect to the ownership of our Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not include tax considerations other than those arising under BVI law.
Under Existing British Virgin Islands Laws
Pursuant to Section 242 of the BVI Business Companies Act, a BVI business company and all dividends, interest, rents, royalties, compensations and other amounts paid by a BVI business company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations or other securities of a BVI business company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Act of the BVI.
Similarly, no estate, inheritance, succession or gift tax is payable by persons who are not resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of a British Virgin Islands business company.
All instruments relating to transfers of property to or by a BVI business company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of a BVI business company and all instruments relating to other transactions relating to the business of BVI business company, are exempt from the payment of stamp duty in the BVI. This assumes that the BVI business company does not hold an interest in real estate in the BVI.
There are currently no withholding taxes or exchange control regulations in the BVI applicable to BVI business companies or their members.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of Class A Ordinary Shares. For purposes of this discussion, a “Holder” is a beneficial owner of Class A Ordinary Shares. This discussion applies only to Class A Ordinary Shares, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”), administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS, or a court will agree with such statements, positions, and conclusions.
This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or
non-U.S.
tax laws, or any tax treaties. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules under the U.S. federal income tax laws, such as:

•	banks, insurance companies, or other financial institutions;

•	tax-exempt or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell Class A Ordinary Shares under the constructive sale provisions of the Code;

•	persons that acquired Class A Ordinary Shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
persons that hold Class A Ordinary Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

•	certain former citizens or long-term residents of the United States;

•	except as specifically provided below, persons that actually or constructively own 5% or more (by vote or value) of any class of shares of the Company;

•	the Company’s officers or directors; and

•	holders who are not U.S. Holders.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A Ordinary Shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Class A Ordinary Shares are urged to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
ALL HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ANY U.S. STATE OR LOCAL OR
NON-U.S.
TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holder Defined
For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Passive Foreign Investment Company Rules
Adverse U.S. federal income tax rules apply to United States persons that hold shares in a foreign (i.e.,
non-U.S.)
corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Company will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either (a) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets); or (b) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.
Because PFIC status is based on income, assets and activities for the entire taxable year and because revenue production of the Company is uncertain, it is not possible to determine PFIC status for any taxable year until after the close of the taxable year. There can be no assurance that the Company will not meet the PFIC income or asset test for the current taxable year or any future taxable year. If the Company is a PFIC for any taxable year in which a U.S. Holder held Class A Ordinary Shares, the Company will be treated as a PFIC for subsequent years even if the Company would not be classified as a PFIC in those years.
If the Company were treated as a PFIC for any taxable year during which a U.S. Holder held Class A Ordinary Shares, a U.S. Holder would be subject to significant adverse tax consequences, including interest charges and additional taxes, on certain excess distributions, sales, exchanges, or other dispositions of Class A Ordinary Shares and certain transactions involving subsidiaries of the Company that are themselves PFICs. A U.S. Holder may mitigate certain, but not all, of these adverse consequences by timely making certain elections with respect to its Class A Ordinary Shares. In this regard, there can be no assurances that the Company will provide U.S. Holders the information required to make certain of these elections. In addition, certain information reporting requirements apply with respect to the ownership of Class A Ordinary Shares.
The remainder of this discussion assumes Company has not and will not be classified as PFIC.
THE PFIC RULES ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.
Tax Characterization of Distributions with Respect to Class A Ordinary Shares
If the Company pays distributions of cash or other property to U.S. Holders of shares of Class A Ordinary Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described in the section entitled “Distributions Treated as Dividends” below. The Company does not expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, U.S. Holders should expect that any distribution by the Company will generally be treated as a dividend.
Distributions Treated as Dividends
Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends the Company pays to a non-corporate
U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (i) Class A Ordinary Shares are readily tradable on an established securities market in the United States, and (ii) a certain holding period and other requirements are met. If such requirements are not satisfied, a non-corporate
U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Ordinary Shares and Warrants
Upon a sale or other taxable disposition of Class A Ordinary Shares (which, in general, would include a redemption of Class A Ordinary Shares that is treated as a sale of such securities), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares or Warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares, as applicable, so disposed of exceeds one year. Long-term capital gains recognized by non-corporate
U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Dividends paid to U.S. Holders with respect to Class A Ordinary Shares and proceeds from the sale, exchange, or redemption of Class A Ordinary Shares may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form
W-9
(Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including stock, securities, or cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult with their own tax advisors regarding the foreign financial asset and other reporting obligations and their application to their ownership of Class A Ordinary Shares.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLASS A ORDINARY SHARES. SUCH HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNING CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT (AND ANY POTENTIAL FUTURE CHANGES THERETO) OF ANY U.S. FEDERAL, STATE OR LOCAL OR
NON-U.S.
TAX LAWS AND ANY INCOME TAX TREATIES.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders, or their donees, pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, of 12,242,426 Class A Ordinary Shares.
In addition, we are also issuing up to, and registering the resale by the Selling Securityholders of 18,181,821 Class A Ordinary Shares issuable upon exercise of the Institutional Investor Warrants.
We will not receive any proceeds from any sale by the Selling Securityholders of the Class A Ordinary Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons listed in the table in the section “Selling Securityholders”, and the donees, pledgees, transferees or other successors-in-interest
(as a gift, pledge, partnership distribution or other
non-sale
related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form
20-F
type information with the SEC reflecting its status as an entity that is not a shell company (which we filed on March 31, 2022).

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders may elect to make a pro rata
in-kind
distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.
Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.
The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	7,209
Legal fees and expenses	125,000	*
Accountants’ fees and expenses	*
Printing expenses	170,000	*
Transfer agent fees and expenses	*
Miscellaneous costs	*

Total	$302,209

*	Estimated solely for purposes of this section. Actual expenses may vary.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS
The validity of Class A Ordinary Shares shall be passed on by Maples & Calder, as our counsel with respect to certain legal matters as to BVI law.

EXPERTS
The consolidated financial statements of Swvl Inc. and its subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton Audit and Accounting Limited (Dubai Branch), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of SPAC as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from December 9, 2020 (inception) through December 31, 2020, appearing in this prospectus on
Form F-1
have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern) and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS
Swvl is a British Virgin Islands company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Swvl’s directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Swvl operates or British Virgin Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Swvl and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Swvl in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or jurisdictions in which Swvl operates would recognize or enforce judgments of U.S. courts against Swvl or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or courts in jurisdictions in which Swvl operates would hear original actions brought in the British Virgin Islands or jurisdictions in which Swvl operates against Swvl or such persons predicated upon the securities laws of the U.S. or any state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we expect to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form
6-K,
we are not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not be required to file quarterly reports on Form
10-Q
or current reports on Form
8-K
under the Exchange Act.
The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS
SWVL HOLDINGS CORP FINANCIAL STATEMENTS

QUEEN’S GAMBIT GROWTH CAPITAL FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-83
Balance Sheet as of December 31, 2021 and 2020	F-84
Statement of Operations for the Year Ended December 31, 2021 and for the period from December 9, 2020 (inception) through December 31, 2020	F-85
Statement of Changes in Shareholders’ Equity for the Year Ended December 31, 2021 and for the period from December 9, 2020 (inception) through December 31, 2020	F-86
Statement of Cash Flows for the Year Ended December 31, 2021 and for the period from December 9, 2020 (inception) through December 31, 2020	F-87
Notes to Financial Statements	F-88

Swvl Holdings Corp and its Subsidiaries
Condensed statement of financial position as of June 30, 2022 and December 31, 2021

		(Unaudited) At 30 June 2022 USD	(Audited) At 31 December 2021 U SD (recast)
ASSETS	Note
Non-current assets
Property and equipment	4	1,747,417	648,704
Intangible assets	5	10,470,998	988,406
Goodwill	6	20,760,727	4,418,226
Right-of-use assets		3,438,619	4,059,896
Deferred tax assets	17.2	15,304,600	14,631,743

		51,722,361	24,746,975

Current assets
Current financial assets		5,000,000	10,000,880
Deferred transaction cost		—	7,355,404
Trade and other receivables	7	14,278,176	6,603,240
Prepaid expenses and other current assets		5,091,010	1,102,989
Cash and bank balances	8	19,304,380	9,529,723

		43,673,566	34,592,236

Total assets		95,395,927	59,339,211

EQUITY AND LIABILITIES
EQUITY
Share capital	9.1	11,889	8,529
Share premium	9.2	314,218,626	88,873,188
Employee share scheme reserve	10	37,186,616	36,929,523
Foreign currency translation reserve		(1,137,716)	450,863
Accumulated losses		(375,804,634)	(216,066,255)

Net deficit attributable to the Parent Company’s Shareholders		(25,525,219)	(89,804,152)

Non-controlling interests		1,010,339	66,378

Total deficit		(24,514,880)	(89,737,774)

LIABILITIES
Non-current liabilities
Provision for employees’ end of service benefits		698,448	815,407
Earnout liabilities	11	37,568,164	—
Interest-bearing loans		1,681,103	337,545
Derivative warrant liabilities	12	11,145,000	—
Lease liabilities		2,777,604	2,961,317

		53,870,319	4,114,269

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Swvl Holdings Corp and its Subsidiaries
Condensed interim consolidated statements of financial position
(continued)

		(Unaudited) At 30 June 2022 USD	(Audited) At 31 December 2021 USD
Current liabilities
Derivatives liability		—	44,330,400
Convertible notes		228,984	74,606,482
Accounts payable, accruals and other payables	13	63,122,137	23,606,454
Current tax liabilities		1,197,359	678,972
Loans from a related party	19	443,698	478,764
Interest-bearing loans		—	60,440
Lease liabilities		1,048,310	1,201,204

		66,040,488	144,962,716

Total liabilities		119,910,807	149,076,985

Total equity and liabilities		95,395,927	59,339,211

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-
3

Swvl Holdings Corp and its Subsidiaries
Consolidated Statement of Comprehensive Income/(Loss) for the Six Months Ended June 30, 2021 and 2022

		For the six-month period ended 30 June
	Note	(Unaudited) 2022 USD	(Unaudited) 2021 USD
Revenue	15	40,740,083	12,916,256
Cost of sales		(49,314,589)	(15,906,541)

Gross loss		(8,574,506)	(2,990,285)

General and administrative expenses		(51,271,232)	(34,029,443)
Selling and marketing costs		(12,207,448)	(4,906,553)
Provision for expected credit losses	7	(2,194,381)	(426,549)
Hyperinflation adjustment	2.5	2,637,888	—
Other income		528,922	—
Other expenses		(231,448)	(518,234)

Operating loss		(71,312,205)	(42,871,064)

Change in fair value of financial liabilities	11,12	62,324,575	—
Recapitalization cost	20	(139,609,424)	—
Impairment of financial assets	22.5	(10,000,890)	—
Finance income		79,814	44,470
Finance cost		(3,725,204)	(39,554,547)

Loss for the period before tax		(162,243,334)	(82,381,141)

Tax	17.1	623,765	1,693,740

Loss for the period		(161,619,569)	(80,687,401)

Attributable to:
Equity holders of the Parent Company		(159,738,379)	(80,687,401)
Non-controlling interests		(1,881,190)	—

		(161,619,569)	(80,687,401)

Basic and diluted loss per share	18	(1.52)	(0.95)

Other comprehensive income
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations		(1,588,579)	166,005

Total comprehensive loss for the period		(163,208,148)	(80,521,396)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-
4

Swvl Holdings Corp and its Subsidiaries
Consolidated Statement of Changes in Equity for the Six Months Ended June 30, 2021 and 2022

		Share capital USD (recast)	Share premium USD (recast)	Employee share scheme reserve USD	Foreign currency translation reserve USD	Accumulated losses USD	Equity attributable to the Parent’s Shareholders	Non-controlling interest USD	Total equity/(net deficit) USD
	Note
As at 1 January 2021 (Audited)		8,529	88,873,188	3,318,292	860,374	(74,650,123)	18,410,260	—	18,410,260
Total comprehensive loss for the period
Loss for the period		—	—	—	—	(80,687,401)	(80,687,401)	—	(80,687,401)
Other comprehensive income for the period		—	—	—	166,005	—	166,005	—	166,005

		—	—	—	166,005	(80,687,401)	(80,521,396)	—	(80,521,396)
Employee share scheme charge	10	—	—	22,298,052	—	—	22,298,052	—	22,298,052

As at 30 June 2021 (Unaudited)		8,529	88,873,188	25,616,344	1,026,379	(155,337,524)	(39,813,084)	—	(39,813,084)

As at 1 January 2022 (Audited)		8,529	88,873,188	36,929,523	450,863	(216,066,255)	(89,804,152)	66,378	(89,737,774)

Total comprehensive loss for the period
Loss for the period		—	—	—	—	(159,738,379)	(159,738,379)	(1,881,190)	(161,619,569)
Other comprehensive income for the period		—	—	—	(1,588,579)	—	(1,588,579)	—	(1,588,579)

		—	—	—	(1,588,579)	(159,738,379)	(161,326,958)	(1,881,190)	(163,208,148)
Issuance of shares	9	39	2,670,139	—	—	—	2,670,178	—	2,670,178
Issuance of shares to PIPE Investors	9	397	39,663,603	—	—	—	39,664,000	—	39,664,000
Issuance of shares to SPAC shareholders	9	1,395	32,332,406	—	—	—	32,333,801	—	32,333,801
Conversion of convertible notes	9	1,612	145,952,505	—	—	—	145,954,117	—	145,954,117
Recapitalizations costs	9	—	139,609,424	—	—	—	139,609,424	—	139,609,424
Costs attributable to the issuance of shares in connection with the business combination	9	—	(59,332,184)	—	—	—	(59,332,184)	—	(59,332,184)
Cost of shares earnouts	9	—	(75,550,455)	—	—	—	(75,550,455)	—	(75,550,455)
Acquisition of a subsidiary		—	—	—	—	—	—	2,825,151	2,825,151
Employee share scheme charge	10	—	—	257,093	—	—	257,093	—	257,093

As at 30 June 2022 (Unaudited)		11,972	314,218,626	37,186,616	(1,137,716)	(375,804,634)	(25,525,136)	1,010,339	(24,514,880)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-
5

Swvl Holdings Corp and its Subsidiaries
Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2021 and 2022

		For the six-month period ended 30 June
		(Unaudited) 2022 USD	(Unaudited) 2021 USD
	Note
Loss for the period before tax		(162,243,334)	(82,381,141)

Adjustments for:
Depreciation of property and equipment	4	365,340	38,912
Depreciation of right-of-use assets		703,553	166,349
Gain on disposal of right-of-use assets		(85,636)	—
Amortization of intangible assets	5	676,750	—
Provision for expected credit losses	7	2,194,381	426,549
Impairment of financial assets	22.5	10,000,890	—
Change in fair value of financial liabilities	11,12	(62,324,575)	—
Finance cost		3,725,204	39,554,547
Recapitalization costs	20	139,609,424	—
Provision for employees’ end of service benefits		322,955	193,399
Employee share scheme reserve charges	10	257,093	22,298,052

		(66,797,955)	(19,703,333)
Changes in working capital:
Trade and other receivables		(8,114,968)	(1,162,624)
Prepaid expenses and other current assets		(3,988,021)	12,744
Accounts payable, accruals and other payables		1,992,144	1,847,286
Current tax liabilities		518,387	(1,201,799)
Advances to shareholders		—	10,044

		(76,390,413)	(20,197,682)
Payment of employee’s end of service benefits		(439,914)	—

Net cash outflow from operating activities		(76,830,327)	(20,197,682)

Cash flow from investing activities
Purchase of property and equipment		(1,191,592)	(53,214)
Purchase of financial assets at fair value through profit or loss		(5,000,010)	—
Capitalized development costs		(1,666,934)	—
Acquisition of subsidiaries, net of cash acquired		(1,463,293)	—

Net cash outflow from investing activities		(9,321,829)	(53,214)

Cash flows from financing activities
Proceeds from issuance of share capital		32,333,801	—
Proceeds from issuance of convertible notes		26,336,000	27,699,900
Proceeds from PIPE subscription		39,664,000	—
Repayment of loan from related party		(35,066)	—
Finance cost paid		(182,996)	(35,712)
Finance lease liabilities paid, net of accretion		(436,677)	(164,178)

Net cash inflow from financing activities		97,679,062	27,500,010

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Swvl Holdings Corp and its Subsidiaries
Condensed interim consolidated statements of cash flows
(continued)

		For the six-month period ended 30 June
		(Unaudited) 2022 USD	(Unaudited) 2021 USD
	Note
Net increase in cash and cash equivalents		11,526,906	7,249,114
Cash and cash equivalents at the beginning of the period		9,529,723	10,348,732
Effects of exchange rate changes on cash and cash equivalents		(1,752,249)	166,005

Cash and cash equivalents at the end of the period		19,304,380	17,763,851

Non-cash financing and investing activities:

		USD	USD

Issuance of shares during the period/year		2,670,178	—
Cost of shares earnouts		(53,268,293)	—
Acquisitions of non-controlling interests		(3,036,641)	—
Costs attributable to the issuance of shares		8,465,508	—
Conversion of convertible notes		145,954,117	—
Property and equipment additions through acquisition of business		(272,461)	—
Intangible assets additions through acquisition of business		(8,860,000)	—
The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-
7

Swvl Holdings Corp and its subsidiaries
Notes to Condensed Consolidated Financial States for the Six Months Ended June 30, 2021 and 2022

1	Establishment and operations
Swvl Holdings Corp (the “Parent Company”) (formerly known as “Pivotal Holdings Corp”) is a business company limited by shares incorporated under the laws of the British Virgin Islands and was registered on 23 July 2021. The registered office of the Company is at P.O. Box 173, Kingston Chambers, Road Town, Tortola, the British Virgin Islands.
The condensed interim consolidated financial statements as at and for the six-month
period ended 30 June 2022 consist of the Parent Company and its subsidiaries (together referred to as the “Group”). The Group’s principal head office is located in The Offices 4, One Central, Dubai World Trade Centre, Street 1, Dubai, United Arab Emirates.
Swvl Inc. was founded on 17 May 2017. Swvl Holdings Corp was incorporated as a direct wholly-owned subsidiary of Swvl Inc. As a result of various legal entity reorganization transactions undertaken in March 2022, Swvl Holdings Corp became the holding company of the Group, and the then-stockholders of Swvl Inc. became the stockholders of Swvl Holdings Corp. Swvl Inc. is the predecessor of Swvl Holdings Corp for financial reporting purposes.
The Group operates multimodal transportation networks in Egypt, Pakistan, Kenya, United Arab Emirates, Kingdom of Saudi Arabia, Jordan, Malaysia, Spain, Argentina, Chile, Germany and Turkey that offer access to transportation options through the Group’s platform and mobile-based application. The Group uses leading technology, operational excellence and product expertise to operate transportation services on predetermined routes. The Group develops and operates proprietary technology applications supporting a variety of offerings on its platform (“platform(s)” or “Platform(s)”). The Group provides transportation services through contracting with other service providers (or transportation operators). Riders are collectively referred to as
“end-user(s)”
or “consumer(s)”. The drivers are referred to as “captain(s).”
Reverse recapitalization
On 28 July 2021, the Parent Company and Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (the “SPAC”) listed on the Nasdaq Capital Market (“NASDAQ”), and certain other parties have entered into a definitive agreement for a business combination that would result in the Group becoming a publicly listed company upon completion of the aforementioned transaction.
On March 31, 2022 (the “Closing Date”), the Parent Company consummated the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated as of July 28, 2021, as amended, between Swvl Inc., Queen’s Gambit Growth Capital and other merger companies.
As a result of the mergers and the other transactions (the “Transaction”) contemplated by the Business Combination Agreement, the merged Queen’s Gambit Surviving Company and Swvl Inc. each became wholly owned subsidiaries of the Parent Company, and the securityholders of the SPAC and Swvl Inc. became securityholders of the Parent Company.
The Parent Company’s Second Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 555,000,000 shares, consisting of (a) 500,000,000 Class A Ordinary Shares and (b) 55,000,000 preferred shares. All outstanding Class A Ordinary Shares are fully paid and non-assessable.
To the extent they are issued, certificates representing Class A Ordinary Shares are issued in registered form. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A Ordinary Shares once the vesting and exercising conditions are met.

Subsequent to the closing of the Transaction, there were 118,496,102 Class A Ordinary Shares with par value of $0.0001 per share that were outstanding and issued. There were also 17,433,333 Warrants outstanding, at the closing of the Transaction, each exercisable at $11.50 per one Class A Ordinary Share, of which 11,500,000 are public warrants (“Public Warrants”) listed on NASDAQ and 5,933,333 private placement warrants (“Private Warrants”) held by the Sponsor (Note 12).
Pursuant
to the terms of the Business Combination Agreement, at the Closing Date, among other things, each shareholder of Swvl Inc.’s outstanding a) Common Shares A, b) Common Shares B and c) Class A, B, C, D and
D-1
preferred shares received approximately 1,510 (“Conversion Ratio”) shares of the Parent Company’s common shares A and the contingent right to receive certain Earnout Shares (Note 11), for each share of the Company’s common shares, par value $0.0001 per share in exchange of original shares.
Concurrently at the Closing Date, each outstanding and unexercised option (vested or not) to purchase Swvl Inc.’s Common Shares, was converted to an option to purchase approximately 1,509.96 the Parent Company’s common Shares A and the contingent right to receive certain Earnout restricted Stock Units (“Earnout RSUs”) at an exercise price per option equal to (x) the exercise price per option divided by (y) the exchange ratio.
Considering the facts of the Business Combination Agreement, it was assumed that the quoted price of the Company’s Common Shares A inherently considers the impact of the contingently issuable Earnout Shares, and it was part of an equity transaction between parties to the Transaction.
In addition, pursuant to the terms of the Business Combination Agreement, at the Closing Date, each outstanding Queen’s Gambit Warrant was automatically assumed and converted into a new Warrant to acquire new Swvl’s Common Share A, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former Queen’s Gambit Warrants.
In connection with the consummated Business Combination Agreement, certain investors (“PIPE Investors”) completed a private placement of 12,188,711 Common Shares A of the Parent Company for an aggregate purchase price of $111.5 million, of which $71.8 million were automatically exchanged to shares representing exchangeable notes issued by Swvl Inc. to certain PIPE investors prior to the consummated Merger.
Pursuant to the Business Combination Agreement, the SPAC does not meet the definition of a business under the guidance of IFRS 3, hence the Transaction was accounted for as a recapitalization in accordance with IFRS 2. Under this method of accounting, Queen’s Gambit Growth Company is treated as the acquired company and Swvl Inc. is treated as the acquirer for financial statement reporting purposes. Swvl Inc. has been determined to be the accounting acquirer based on evaluation of the facts and circumstances of the business combination.
The following table summarizes the proceeds raised and issuance costs incurred related to the Business Combination on 30 March
2022:

	Number of shares	USD
Public shares outstanding	34,500,000	345,000,000
Shares redeemed	(29,175,999)	(291,759,990)

Shared issued to SPAC	5,324,001	53,240,010

Cash from reverse recapitalization		53,240,010
SPAC reverse recapitalization professional fees		(20,923,449)

Net proceeds from reverse recapitalization		32,316,561

1.1	Consolidated subsidiaries
Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed, or has right to, variable returns from its involvement with the entity and has the ability to affect those
F-
9

returns through its power over the entity. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.
In certain cases, the Group is required to have a resident as one of the shareholders besides the Parent Company to comply with local laws and regulations. However, in such cases, the Group continues to remain the economic beneficiary of the shareholding held by such resident shareholder and therefore is said to have a “beneficial ownership” of such non-controlling
interests, except as indicated below.

Company name	Country of incorporation	Legal ownership %		Principal business activities
		30-Jun-22	31-Dec-21
Swvl Inc.	British Virgin Islands	100%	—	Holding company
Pivotal Merger Sub Company I	Cayman Islands	100%	—	Merger entity
Swvl Global FZE	UAE	100%	100%	Headquarters and management activities
Swvl for Smart Transport Applications and Services LLC	Egypt	99.80%	99.80%	Providing a technology platform to enable passenger transportation
Swvl Pakistan (Private) Ltd.	Pakistan	99.99%	99.99%
Swvl NBO Limited	Kenya	100%	100%
Swvl Technologies Ltd.	Kenya	100%	100%
Swvl Technologies FZE	UAE	100%	100%
Smart Way Transportation LLC ( i )	Jordan	—	—
Swvl Saudi for Information Technology	Kingdom of Saudi Arabia	100%	100%
Swvl My For Information Technology SDN BHD	Malaysia	100%	100%
Shotl Transportation, S.L.	Spain	55%	55%
Viapool Inc. (ii)	Delaware, USA	51%		Holding company
Movilidad Digital SAS (ii)	Argentina	51%	—	Providing a technology platform to enable passenger transportation

Viapool SRL (ii)	Argentina	51%	—
Viapool SPA (ii)	Chile	51%	—
Swvl Brasil Tecnologia LTDA (ii)	Brazil	51%	—
Swvl Germany GmbH (formerly “Blitz B22-203 GmbH”) (iii)	Germany	100%	—	Holding company
Door2Door GmbH (iii)	Germany	100%	—	Providing a technology platform to enable passenger transportation
Volt Lines B.V. (iv)	Netherlands	100%	—	Holding company
Volt Lines Akilli Ulasim Teknolojileri ve Tasimacilik AS (iv)	Turkey	100%	—	Providing a technology platform to
Volt Lines MENA limited (iv)	UAE	100%	—	enable passenger transportation

(i)
The Parent Company’s subsidiary Smart Way Transportation LLC (Jordan) was incorporated during the year ended 31 December 2021. The subsidiary is currently legally owned by a member of the Group’s management and is in the process of a legal ownership transfer to the Group. The subsidiary has been consolidated at 30 June 2022 based on the beneficial ownership and effective control.

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10

(ii)
The Parent Company acquired 51% of the shares of Viapool Inc., a company based in Delaware, USA (Note 6) and holding each of Movilidad Digital SAS, Viapool SRL, Viapool SPA and Swvl Brasil Tecnologia LTDA. The Parent Company consolidates these entities based on de facto control.

(iii)
The Parent Company acquired 100% of the shares of Blitz
B22-203
GmbH, a company based in Germany (Note 6), and subsequently Blitz
B22-203
GmbH acquired 100% of the shares of Door2Door GmbH. The Parent Company consolidates these entities based on de facto control.

(iv)
The Parent Company acquired 100% of the shares of Volt Line BV, a company based in Netherlands (Note 6) and holding each of Volt Lines Akilli Ulasim Teknolojileri ve Tasimacilik AS and Volt Lines MENA limited. The Parent Company consolidates these entities based on de facto control.

1.2	Subsequent acquisition
On 11 July 2022, the Group signed a definitive sales and purchase agreement to acquire all the shares of Urbvan Mobility Ltd, a shared mobility platform offering technology-enabled transportation services across Mexico (Note 22.1).

2	Basis of preparation
These condensed interim consolidated financial statements are for the six-month
periods ended                30 June 2022 and 2021 and are presented in United States Dollars (“USD” or “$”), which is the functional currency of the Parent Company. They have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’.
These condensed interim consolidated financial statements do not include all of the information required in annual consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) and should be read in conjunction with the consolidated financial statements for the year ended 31 December 2021. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual financial statements.

2.1	Going concern
These condensed interim consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to discharge its liabilities in the ordinary course of business. The Group had net losses of $

161,619,569 for the
six-month
period ended 30 June 2022 ($80,687,401 for the
six-month
period ended 30 June 2021), accumulated
losses of                $

375,804,634 as at 30 June 2022 ($216,066,255 as at 31 December 2021), negative working capital of $

22,366,922 as at 30 June 2022 ($110,370,480 as at 31 December 2021) and negative operating cash flows of $

76,830,327 for the
six-month
period ended 30 June 2022 ($20,197,682 for the
six-month
period ended 30 June 2021).
Notwithstanding these results, management believes there are no events or conditions that give rise to doubt the ability of the Group to continue as a going concern for a period of twelve months after the preparation of the condensed interim consolidated financial statements. The assessment includes knowledge of the Group’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation thereto.
The Group has funded its operations primarily with proceeds from the issuance of Class A Ordinary Shares. On 31 March 2022, the Group received gross proceeds of $53.3 million and $111.5 million from the reverse recapitalization transaction and sale of shares to certain PIPE investors, respectively. In addition, adopting the portfolio optimization plan will contribute to strengthening the Group’s financial position (Note 14).
Subsequent to
period-end,
the Group has received $20 million in cash pursuant to a private placement agreement (Note 22.4).

Consequently, it has been concluded that adequate resources and liquidity to meet the cash flow requirements for the next twelve months are present, and it is reasonable to apply the going concern basis as the underlying assumption for the condensed interim consolidated financial statements.

2.2	Covid-19
The onset of the
Covid-19
pandemic during the first quarter of 2020 and the lockdowns introduced by governments across the Group’s markets have had an impact on the Group’s business. After initial disruption, the overall business performance started showing signs of recovery from the third quarter of 2020. The economic uncertainty caused by the
Covid-19
pandemic and the extent to which the
Covid-19
pandemic will continue to impact the Group’s business, operations and financial results, including the duration and magnitude of such effects, will depend on numerous unpredictable factors.
Management has considered the effects of
Covid-19
lockdowns along with other related events and conditions, and they have not hampered the Group’s ability to expand its scale of operations. While certain sectors were negatively impacted, the Group has raised investment during the six-

month
period ended 30 June 2022 from the definitive agreements it has entered into (Note 1). Management has determined that
Covid-19
does not create conditions that cast significant doubt upon the Group’s ability to continue as a going concern. Accordingly, the condensed interim consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.

2.3	Amended standards adopted by the Group
A number of amended standards became applicable for the current reporting period. The Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting these amended standards.

2.4	Accounting policies
The accounting policies used for the condensed interim consolidated financial statements for the six-month
period ended 30 June 2022 are consistent with those used in the annual consolidated financial statements for the year ended 31 December 2021. The only exception is the accounting policy for the Group’s earnout liabilities and derivatives warrant liabilities recognized during the six-month
period ended 30 June 2022, as described below:
Earnout liabilities
Earnout liabilities are initially recognized at fair value at their inception, and subsequently at fair value at each reporting date. Valuation of shares earnout liability is measured using an appropriate valuation model which considers various factors such as the current trading stock price, equity volatility and cost of equity. The change in fair value of the earnout liabilities is recognized in the statement of profit or loss.
Derivative warrant liabilities
Warrants assumed in the Transaction give the holder the right, but not the obligation to subscribe to the Company’s Ordinary Shares at a fixed or determinable price for a specified period of five years. These instruments were part of the net assets acquired in the Transaction and, therefore, have applied the provisions of debt and equity classification under IAS 32.
Therefore, the warrants are accounted for as a financial liability (derivative liability) recognized at fair value upon the closing of the Transaction, and subsequently remeasured at fair value through profit and loss.

2.5	Financial reporting in hyperinflationary economies
The Group’s subsidiaries located in Argentina and Turkey (Note 1.1) are operating in hyperinflationary economies. Accordingly, the results, cash flows and financial position of those subsidiaries have been expressed in terms of the measuring unit current, at the end of the reporting period.
The price index identification and movement are indicated as below:

	Argentina	Turkey
Price index identity	Consumer price index (Basis points)	Consumer price index (Basis points)
Price index level at 1 Jan 2022	605.0	763.2
Price index level at 30 June 2022	798.3	977.9
Change in index	193.3	214.7
The Group recognized an amount of $2,637,888 for the
six-month
period ended 30 June 2022 (Nil for the
six-month
period ended 30 June 2021) as hyperinflation adjustment.

3	Critical accounting judgments and estimates
When preparing the condensed interim consolidated financial statements, management undertakes a number of judgements, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results may differ from the judgements, estimates and assumptions made by management, and will seldom equal the estimated results. The judgements, estimates and assumptions applied in the condensed interim consolidated financial statements for the six-month
period ended 30 June 2022 and 2021, including the key sources of estimation uncertainty, were the same as those applied in the Group’s annual consolidated financial statements for the year ended 31 December 2021, except for the accounting estimates described below:

3.1	Hyperinflationary economies
The Group exercises significant judgement in determining the onset of hyperinflation in countries in which it operates and whether the functional currency of its subsidiaries is currency of a hyperinflationary economy.
Various characteristics of the economic environments of Argentina and Turkey (Note 1.1) are considered. These characteristics include, but are not limited to, whether:

•	the general population prefers to keep its wealth in non-monetary assets or in a relatively stable foreign currency;

•	prices are quoted in a relatively stable foreign currency;

•	sales or purchase price stake expected losses of purchasing power during a short credit period into account;

•	interest rates, wages and prices are linked to a price index; and

•	the cumulative inflation rate over three years is approaching, or exceeding, 100%.
Management exercises judgement as to when a restatement of the financial statements of a Group entity becomes necessary. Following management’s assessment, the Group’s subsidiaries in Argentina and Turkey have been accounted for as entities operating in hyperinflationary economies.
The results, cash flows and financial positions of such subsidiaries have been expressed in terms of the current measuring units at the reporting date. The inflation adjusted financial information, is stated in terms of current

Argentinian Peso and Turkish Lira at the reporting date using the respective Consumer Price Index (CPI) for both countries as supplied by the National Institute of Statistics and Censuses of the Argentine Republic (INDEC) and the Turkish Statistical Institute, respectively. The general price indices used in adjusting the results, cash flows and the financial position of the subsidiaries is set out in Note 2.5.

3.2	Business combinations
The Group records tangible and intangible assets acquired and liabilities assumed in business combinations under the acquisition method of accounting. Acquisition consideration typically includes cash payments and equity issued as consideration. In acquisitions where no consideration is transferred, goodwill is measured based on the fair value of the acquiree. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition inclusive of identifiable intangible assets. The estimated fair value of identifiable assets and liabilities, including intangibles, are based on valuations that use information and assumptions available to management. The Group allocates any excess purchase price over the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed to goodwill.
Significant management judgments and assumptions are required in determining the fair value of assets acquired and liabilities assumed, particularly for acquired intangible assets, including estimated useful lives. The valuation of purchased intangible assets is based upon estimates of the future performance and discounted cash flows of the acquired business. Each asset acquired or liability assumed is measured at estimated fair value from the perspective of a market participant.

3.3	Capitalization of development costs
The Group capitalizes expenditures for the development of technology to the extent that it is expected to meet the criteria in accordance with IAS 38 Intangible Assets. The decision to capitalize is based on significant judgments made by management, including the technical feasibility of completing the intangible asset so that it will be available for use or sale and assumptions used to demonstrate that the asset will generate probable future economic benefits.
During the
six-month
period ended
30

June 2022
, development costs of $
1.7
 million (year ended
31

December 2021
:
Nil
) were capitalized based on a model whereby a percentage is allocated to employee related expenses based on the time spent on the development of assets. All employee expenses included in this balance relate to employees in the product and engineering departments, and the percentage attributable varies dependent on the nature of the work performed and the type of asset being developed.

3.4	Impairment of intangible assets
The carrying values of our long-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. If any indication exists, then the asset’s recoverable amount is estimated. Determining the recoverable amount is subjective and requires management to estimate future growth, profitability, discount and terminal growth rates, and project future cash flows, among other factors. Future events and changing market conditions may impact our assumptions as to prices, costs or other factors that may result in changes to our estimates of future cash flows.
If we conclude that a definite or indefinite long-lived intangible asset is impaired, we recognize a loss in an amount equal to the excess of the carrying value of the asset over its fair value at the date of impairment. The fair value at the date of the impairment becomes the new cost basis and will result in a lower depreciation expense than for periods before the asset’s impairment.

3.5	Earnout liabilities
The Group uses accounting estimates in measuring the fair value of its earnouts liabilities. The Group used a Monte Carlo simulation based on the frequency that each tranche vests to value the dilutive impact of per share. The assumptions used in the valuation are disclosed in Note 21.

3.6	Derivative warrant liabilities
The Group’s derivative liabilities related to its public and private warrants are measured using appropriate valuation method. Public warrants derivative liabilities was measured using Binomial lattice model while Black-Scholes Options Pricing Model (“BSOPM”) was used to value the private warrants. The assumptions used in the valuation are disclosed in Note 21
.

4	Property and equipment
The property and equipment net book value consists of the
following:

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Furniture, fittings and equipment	903,996	483,547
Leasehold improvements	332,067	165,157
Construction work-in-progress	511,354	—

Property and equipment, net	1,747,417	648,704

Total expense arising from depreciation on property and equipment recognized in the condensed interim consolidated statement of comprehensive income as part of general and administrative expense for the six-month
period ended 30 June 2022 was $365,340 ($38,912 for the
six-month
period ended 30 June 2021).

5	Intangible assets

	(Unaudited) At 30 June 2022 Net book value	(Audited) At 31 December 2021 Net book value
	USD	USD
Trade name	900,968	10,000
Customer list (B2B relationships)	4,297,384	50,000
Developed technology	5,272,646	928,406

	10,470,998	988,406

Total expense arising from amortization of intangible assets recognized in the condensed interim consolidated statement of comprehensive income as part of general and administrative expense for the six-month
period ended 30 June 2022 was $676,750 (Nil for the
six-month
period ended 30 June 2021).
Amortization is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Years
Trade name	2
Customer list (B2B relationships)	8-11
Developed technology	5

6	Business combination and goodwill

(i)	Viapool
On 14 January 2022, the Group acquired a 51% controlling interest in Viapool Inc, (“Viapool”) a company incorporated under the laws of the U.S. State of Delaware, pursuant to the signed stock purchase agreement. Viapool is engaged in the development, implementation and commercialization of new mobility and transport systems, including different services and connecting travellers with buses and private cars in Argentina and Chile. This acquisition has been accounted for in accordance with IFRS 3 Business Combinations.
The Group incurred insignificant acquisition-related costs, which are not included as part of the consideration transferred and have been recognized as an expense in the condensed interim consolidated statement of profit or loss, as part of professional expenses.
The purchase consideration and the provisional fair value of the identifiable assets and liabilities of Viapool at the date of acquisition are as follows:

Fair value recognized on acquisition
USD
Assets
Intangible assets	5,530,000
Right of use asset	34,524
Property and equipment	45,170
Trade and other receivables	907,040
Cash and cash equivalents	332,005

6,848,739
Liabilities
Interest-bearing loans	16,697
Trade and other payables	1,004,118
Lease liabilities	44,554

1,065,369

Total identifiable net assets at fair value	5,783,370

Non-controlling interest measured at fair value	(2,833,851)
Fair value of purchase consideration	4,400,000

Goodwill arising on acquisition	1,450,481

Cash flow
on acquisition
USD
Net cash acquired with the subsidiary	(332,005)
Cash consideration paid	1,000,000

Purchase consideration transferred	667,995

Purchase consideration is paid as follows:

-	$1 million in cash, paid by the Group at closing date of the acquisition;

-	$0.5 million in the Parent Company shares payable at closing date. The number of shares to be issued will be determined based on the share price at the date of payment;

-	$2.4 million in cash, payable ten business days counted as from of 31 March 2022; and

-	Maximum of $0.5 million in cash, payable subject to achieving certain revenue level as outlined in the stock purchase agreement (Note 21).
At 30 June 2022, the share payment mentioned above was still due for issuance.

Contribution of financial results to the Group
The acquired business contributed a loss of $3,133,340 for the period since the acquisition date to 30 June 2022.

(ii)	Volt Lines
On 25 May 2022, the Group acquired 100% of the shares of Volt Lines B.V. (“Volt Lines”), a company incorporated under the laws of the Netherlands, pursuant to the signed sale and purchase agreement. Volt Lines is engaged in the development, implementation and commercialization of new mobility and transport systems, including different services and connecting travellers with buses and private cars in Turkey. This acquisition has been accounted for in accordance with IFRS 3 Business Combinations.
The Group incurred insignificant acquisition-related costs, which are not included as part of consideration transferred and have been recognized as an expense in the condensed interim consolidated statement of profit or loss, as part of professional expenses.
The purchase consideration and the provisional fair value of the identifiable assets and liabilities of Volt Lines at the date of acquisition are as follows:

Fair value recognized on acquisition
USD
Assets
Intangible assets	2,170,000
Property and equipment	178,561
Right of use asset	173,389
Trade and other receivables	570,966
Cash and cash equivalents	142,918

3,235,834

Liabilities
Interest-bearing loans	96,796
Trade and other payables	489,979
Convertible loan	241,506
Lease liabilities	188,010

1,016,291

Total identifiable net assets at fair value	2,219,543

Fair value of purchase consideration	13,200,000

Goodwill arising on acquisition	10,980,457

Cash flow on acquisition
USD
Net cash acquired with the subsidiary	(142,918)
Cash consideration paid	—

Purchase consideration transferred	(142,918)

F-
1
7

Purchase consideration is paid as follows:

-	$5 million in cash, payable by the Group within 6 months of the closing date;

-	1,400,000 of the Parent Company shares (fair valued at $6.5 million at agreement closing date), payable at closing; and

-
Maximum of 1,800,000 of the Parent Company shares (fair valued at $1.7 million at agreement closing date), payable subject to achieving certain revenue milestones as outlined in the sale and purchase agreement (Note 21).

At 30 June 2022, the share payment mentioned above was still due for issuance.
Contribution of financial results to the Group
The acquired business contributed a loss of $408,230 excluding gain from hyperinflation adjustment of $2,676,834 for the period since the acquisition date to 30 June 2022.

(iii)	Door2Door
On 3 June 2022, the Group acquired 100% of the shares of Door2Door GMBH (“Door2Door”), a company incorporated under the laws of Germany, pursuant to the signed sale and purchase agreement. Door2Door is a high-growth mobility operations platform that partners with municipalities, public transit operators, corporations, and automotive companies to optimize shared mobility solutions across Europe. This acquisition has been accounted for in accordance with IFRS 3 Business Combination.
The purchase consideration and the provisional fair value of the identifiable assets and liabilities of Door2Door at the date of acquisition are as follows:

Fair value recognized on acquisition
USD
Assets
Intangible assets	1,160,000
Property and equipment	48,730
Right of use asset	599,087
Trade and other receivables	250,495
Cash and cash equivalents	136,626

2,194,938
Liabilities
Interest-bearing loans	1,320,773
Trade and other payables	1,640,583
Lease liabilities	677,866

3,639,222

Total identifiable net deficit at fair value	(1,444,284)

Fair value of purchase consideration	2,615,000

Goodwill arising on acquisition	4,059,284

F-
1
8

Cash flow on Acquisition
USD
Net cash acquired with the subsidiary	(136,626)
Cash consideration paid	1,074,842

Purchase consideration transferred	938,216

Purchase consideration is paid as follows:

-	$0.87 million in cash, paid by the Group at closing date; and

-
$1.54 million, to be paid in shares of the Parent Company, within 6 months from initial listing of the shares of the Parent Company on NASDAQ, but no later than 9 months from closing date. The number of shares to be issued will be determined based on the share price at the date of payment. In addition, the Group has paid $0.2 million as acquisition cost.

At 30 June 2022, the share payment mentioned above was still due for issuance.
Contribution of financial results to the Group
The acquired business’s contribution to the Group’s financial results since the acquisition date was insignificant.
The Group’s total goodwill is summarized as per the table
below:

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Goodwill arising on acquisition of:
Viapool	1,450,481	—
Voltlines	10,980,457	—
Door2Door	4,059,284	—
Shotl	4,270,505	4,418,226

	20,760,727	4,418,226

7	Trade and other receivables

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Trade receivables	11,519,038	4,223,645
Customer wallet receivables	1,742,649	1,329,364
Accrued income	4,372,354	3,038,259
Less: provision for expected credit losses	(4,598,163)	(2,403,782)

	13,035,878	6,187,486
Tax receivables	860,823	—
Other receivables	381,475	415,754

	14,278,176	6,603,240

Trade
receivables are
non-interest
bearing and are generally on terms of up to 60 days. It is not the practice of the Group to obtain collateral over trade receivables and are therefore, unsecured.

Provision for expected credit losses for receivables consists of the following:

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Provision for expected credit losses for trade receivables	3,628,323	1,857,436
Provision for expected credit losses for customer wallet receivables	969,840	546,346

	4,598,163	2,403,782

The movement in provision for expected credit losses are as
follows:

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
At 1 January	2,403,782	1,076,678
Charge during the period/year	2,194,381	1,327,104

At the end of the period/year	4,598,163	2,403,782

8	Cash and bank balances
For the purpose of the cash flow statement, cash and cash equivalents comprise the following:

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Cash in hand	21,452	3,410
Cash at banks	19,293,456	9,534,704
Bank overdraft	(10,528)	(8,391)

	19,304,380	9,529,723

9	Share capital
On 31 March 2022, the Parent Company’s common stock and warrants began trading on NASDAQ under the ticker symbols “SWVL” and “SWVLW,” respectively. The Parent Company is authorized to issue 555,000,000 shares, consisting of (a) 500,000,000 Class A Ordinary Shares with a par value of $0.0001 per share and (b) 55,000,000 preferred shares with a par value of $0.0001 per share.
Prior to the Transaction, Swvl Inc. had seven classes of authorized common stock, Swvl Inc.’s Common A shares, Common B shares, Class A shares, Class B shares, Class C shares, Class D shares and
Class D-1
shares. As a result of the Transaction, each outstanding share of Swvl Inc. capital stock was converted into the right to receive newly issued shares of the Company’s Class A ordinary shares at the respective Conversion Ratio, and the contingent right to receive certain Earnout Shares (Note 11), for each share of the Parent Company’s common shares.

F-
20

9.1	Share capital

	(Unaudited) At 30 June 2022
	Number of shares authorized	Number of shares outstanding

Class A Ordinary Shares	500,000,000	118,883,072
Preferred Shares	55,000,000	—

	555,000,000	118,883,072

Each Class A Ordinary share has a par value of $0.0001.
The below table summarized the number of shares and share capital outstanding during the period:

	(Unaudited) At 30 June 2022
	Number of shares	Share capital

Issuance of shares to Swvl Inc. shareholders	84,455,247	8,446
Issuance of shares to SPAC shareholders	13,949,000	1,395
Conversion of convertible notes	16,125,455	1,612
Issuance of shares to PIPE investors	3,966,400	397
Other shares issued during the period	386,970	39

	118,883,072	11,889

9.2	Share premium
The below table represents the components of share premium
balance:

(Unaudited) At 30 June 2022 Share Premium
Issuance of shares to Swvl Inc. shareholders	88,873,188
Issuance of shares to SPAC shareholders	32,332,406
Conversion of convertible notes	145,952,505
Issuance of share to PIPE investors	39,663,603
Recapitalization costs (Note 20)	139,609,424
Other shares issued during the period	2,670,139

449,101,265

Less:
Costs attributable to the issuance of shares in connection with the business combination	(59,332,184)
Cost of earnout shares	(75,550,455)

314,218,626

10	Employee share scheme reserve
At
30 June 2022, the employee share scheme reserve balance was $ 37,186,616 (at 31 December 2021: $36,929,523).
Total charge arising from share-based payment transactions recognized in the consolidated statement of comprehensive income as part of employee benefit was $ 257,093 for the six-month
period ended 30 June 2022 (expense of $22,298,052 for the
six-month
period ended 30 June 2021).

On
 14 April 2022, the board of directors of the Parent Company passed a unanimous resolution to change the maximum number of share options that the Company is authorized to grant to its employees as identified by the management. This extension remains at similar terms with the original options, where 25% of the options vest annually from the issue date and are exercisable up to 10 years from the issue date.
The movement in share options and average exercise are as
follows:

	(Unaudited) For the six-month period ended 30 June 2021		(Audited) For the year ended 31 December 2021
	Average exercise price per share option	Number of options	Average exercise price per share option	Number of options
	USD		USD
At 1 January	1.230	8,514,500	2.303	4,466,470
Issued during the year	0.187	140,422	1.700	5,849,416
Forfeited during the year	1.056	(262,733)	2.008	(1,801,386)

At the end of the period/year	1.595	8,392,189	1.609	8,514,500

Vested and exercisable	1.305	4,556,278	1.230	3,575,348

11	Earnouts liabilities
During the time period between the Closing Date and the five-year anniversary of the Closing Date (the “Earnout Period”), eligible Swvl Shareholders may receive up to 15 million additional shares of the Parent Company’s Common Shares A (the “Earnout Shares”) in the aggregate in three equal tranches of 5 million shares if the volume-weighted average closing sale price of our Common Stock is greater than or equal to $12.50, $15.00 and $17.50 for any 20 trading days within any 30 consecutive trading day period (“Trigger Events”) (or an earlier Change of Control event).
The Effective Time, which will be subject to potential forfeiture, and which will be able to be settled in Holdings Common Shares A upon the occurrence of the applicable Earnout Triggering Events (or an earlier Change of Control event).

	(Unaudited) At 30 June 2022	At 31 December 2021
	USD	USD
Opening balance	—	—
Recognized pursuant to the reverse acquisition transaction	75,550,455	—
Change in fair value during the period/year	(37,982,291)	—

Ending balance	37,568,164	—

12	Derivative warrant liabilities
Private and Public Warrants
Prior to the Transaction, the SPAC issued 17,433,333 warrants each exercisable at $11.50 per one Class A Ordinary Share, of which 11,500,000 are Public Warrants listed on NASDAQ and 5,933,333 Private Warrants held by the sponsor. Upon closing of the Transaction, the Parent Company assumed the Public Warrants and Private Warrants. Each whole warrant entitles the holder to purchase one share of the Company’s Class A ordinary shares at a price of $11.50 per share.

The Public Warrants will expire 5 years after completion of the transaction. The Parent Company has the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Parent Company’s Class A ordinary shares equals or exceeds $18.00 per share.
The Private Warrants are identical to the Public Warrants, except that the Private Warrants and the ordinary shares issuable upon exercise of the Private Warrants, so long as they are held by the sponsor or its permitted transferees, (i) will not be redeemable by the Parent Company, (ii) may not be transferred, assigned or sold by the holders until 30 days after the completion of the Transaction, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Warrants are held by holders other than the sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public
Warrants.

	(Unaudited) At 30 June 2022	At 31 December 2021
	USD	USD
Opening balance	—	—
Recognized pursuant to the reverse acquisition transaction	35,487,284	—
Change in fair value during the period/year	(24,342,284)	—

Ending balance	11,145,000	—

13	Accounts payable, accruals and other payables

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Financial items
Accounts payables	14,543,369	5,176,759
Accrued expenses	22,076,515	9,008,969
Deferred purchase price	18,283,552	3,618,902
Captain payables	2,001,949	1,249,948
Advances from customers	281,877	52,307
Other payables	2,945,913	560,857

	60,133,175	19,667,742
Non-financial items
Advances from individual customers (e-wallets)	2,988,962	3,938,712

Total accounts payable, accruals and other payables	63,122,137	23,606,454

14	Portfolio optimization program
On 30 May 2022, the Group announced a portfolio optimization plan that puts more focus on profitability measures and cost efficiencies across the business. Adopting this plan resulted in a 32% headcount reduction.
During the
six-month
period ended 30 June 2022, the Group has incurred a total of $6.54 million in severances and gratuity payments to its employees (Note 16), out of which, $0.2 million was payable at 30 June 2022.

15	Revenue
The Group derives its revenue principally from
end-users
who use the Group’s platform to access routes predetermined by the Group. Revenue for transport services represents the total amount of fees charged to the end user for these services, net of items as disclosed in the revenue reconciliation table below.
Disaggregated revenue
information

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
Business to customers – B2C	15,355,066	5,092,454

Business to business – SaaS	483,233	—
Business to business – TaaS	24,901,784	7,823,802

	40,740,083	12,916,256

Revenue by geographical
location

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
Egypt	19,085,808	9,752,605
Pakistan	9,716,638	2,407,326
Kenya	2,091,455	351,229
Kingdom of Saudi Arabia	2,005,566	24,826
Jordan	1,651,022	85,745
Argentina	4,381,631	—
Turkey	743,030	—
Others	1,064,933	294,525

	40,740,083	12,916,256

16	Staff costs

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
Salaries and other benefits	17,907,575	7,457,427
Severance payments (Note 14)	6,541,000	—
Share-based payments charges (Note 10)	257,093	22,298,052
(Reversal of)/Employee end of service benefits	(116,959)	193,400

	24,588,709	29,948,879

Staff costs are allocated as detailed
below:

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
General and administrative expenses	21,600,547	28,177,432
Selling and marketing expenses	2,988,162	1,771,447

	24,588,709	29,948,879

17	Taxes

17.1	Components of provision for income taxes
The below table summarizes the income tax benefits and corporate tax expenses incurred by the group:

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
Income tax benefit	672,857	1,693,740
Corporate tax expense	(49,092)	—

	623,765	1,693,740

17.2 Deferred tax asset
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at the enacted rates. The significant components of the Group’s deferred tax assets as of the six-month
period ended 30 June 2022 indicated below were as
follows:

	(Unaudited) For the six-month period ended 30 June 2022	(Audited) For the year ended 31 December 2021
	USD	USD
Deferred tax asset movement:
Opening balance	14,631,743	9,913,707
Deferred tax credits during the period/year	672,857	4,718,036

Closing balance	15,304,600	14,631,743

18	Net loss per share
The following table sets forth the computation of basic and dilutive net loss per share attributable to the Group’s ordinary shareholders:

	(Unaudited) For the six-month period ended 30 June 2022	(Unaudited) (Re-stated) For the six-month period ended 30 June 2021
	USD	USD
Net loss attributable to ordinary shareholders	(161,619,569)	(80,687,401)
Weighted average shares outstanding – Basic and Diluted	106,253,308	85,288,745

Net loss per ordinary share – Basic and Diluted	(1.52)	(0.95)

Basic net loss per share is computed by dividing the net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period, adjusted for the effect of the Conversion Ratio as discussed in Note 1 and applied retrospectively to all prior periods presented.
As
of 30 June 2022, 15 million Earnout Shares (Note 11) have been excluded from the calculation of weighted average shares outstanding, as they are contingently issuable subject to achieving certain milestones on the trading price and volume of our Class A ordinary shares on NASDAQ as discussed in Note 11.
As the Group was loss-making in all periods presented in these condensed interim consolidated financial statements, potentially dilutive instruments all have an anti-dilutive impact and therefore have been excluded in the calculation of diluted weighted average number of ordinary shares outstanding. These instruments include certain outstanding equity awards, warrants, share options and convertible loans and could potentially dilute earnings per share in the future.

19	Related party transactions and balances
Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties include associates, parent, subsidiaries, and key management personnel or their close family members. The terms and conditions of these transactions have been mutually agreed between the Group and the related parties. To determine significance, the Group considers various qualitative and quantitative factors including whether transactions with related parties are conducted in the ordinary course of business.
Interest in subsidiaries
The details of interests in the subsidiaries with whom the Group had entered into transactions or had agreements or arrangements in place during the period are disclosed in Note 1 of the condensed interim consolidated financial statements.

Compensation of key management personnel
Key management personnel of the Group comprise the Parent Company’s directors and senior management of the Group.

	(Unaudited) For the six-month
	period ended 30 June
	2022	2021
	USD	USD
Short-term employee benefits	1,045,722	370,016
Provision for end of service benefits	12,315,458	65,679
Share-based payments	40,717	9,751,149

	13,401,897	10,186,844

No. of key management	7	7

Transactions with related parties
Details of transactions with related parties during the period, other than those which have been disclosed elsewhere in these condensed interim consolidated financial statements, are as follows:

	(Unaudited) For the six-month period ended 30 June
	2022	2021
	USD	USD
(Repayment from)/advances to shareholders	—	(10,044)

Short-term loans from related
parties

	(Unaudited) At 30 June 2022	(Audited) At 31 December 2021
	USD	USD
Sister company
Routebox Technologies SL	77,894	84,039

Shareholders of Shotl Transportation SL
Camina Lab SL	299,653	323,338
Marfina SL	66,151	71,387

	365,804	394,725

	443,698	478,764

20	Recapitalization costs
The difference in the fair value of the shares issued by the Company, the accounting acquirer, and the fair value of the SPAC’s, accounting acquiree’s, identifiable net assets represents a service received by the accounting acquirer. This difference is considered as cost of listing (recapitalization), and recorded in the condensed interim consolidated statement of profit or loss.

During the period, the Group incurred certain expenses as a result of the SPAC transaction. The following table displays the calculation of the listing costs recognized during the period:

	Number of shares/ warrants	At Closing Date
	USD	USD
Net deficit from SPAC transferred to the Group		18,532,095
SPAC ordinary shares outstanding	34,500,000	—
SPAC ordinary shares redeemed	(29,175,999)	—

Remaining Class A Ordinary Shares	5,324,001	—
SPAC Class B Sponsor Shares	8,625,000	—

Total shares issued to SPAC	13,949,001	—

Diluted share price at Closing Date	8.68	—
Total value transferred to the SPAC		121,077,329

Recapitalization costs		139,609,424

21	Fair value of financial instruments
A fair value measurement of a
non-financial
asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.
In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurement are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:
Level 1: quoted market price (unadjusted) in an active market for identical assets or liabilities that the entity can access at the measurement date.
Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly.
Level 3: inputs that are unobservable inputs for the asset or liability.

The following table shows the levels within the hierarchy of financial assets and liabilities measured at fair value on a recurring basis at 30 June 2022 and 31 December
2021

30 June 2022	Level 1	Level 2	Level 3	Total
Financial assets
Current financial assets	—	—	5,000,000	5,000,000

Total financial assets	—	—	5,000,000	5,000,000

Financial liabilities
Contingent consideration	—	—	2,196,000	2,196,000
Earnout liabilities	—	—	37,568,164	37,568,164
Derivative warrant liabilities	—	—	11,145,000	11,145,000

Total financial liabilities	—	—	50,909,164	50,909,164

31 December 2021	Level 1	Level 2	Level 3	Total
Financial assets
Current financial assets	—	—	10,000,880	10,000,880

Total financial assets	—	—	10,000,880	10,000,880

Financial liabilities
Derivatives liability	—	—	44,330,400	44,330,400

Total financial liabilities	—	—	44,330,400	44,330,400

The Group’s measurement of earnout liabilities, derivative warrant liabilities and contingent consideration are classified in Level 3 using valuation technique inputs that are not based on observable market data.
Derivative warrant liabilities
The Public Warrants were valued using Binomial lattice model while the Private Warrants were valued using BSOPM, which are considered to be a Level 3 fair value measurement. The primary unobservable inputs utilized in determining the fair value of the derivatives warrant liabilities are the expected volatility of our ordinary shares and risk-free rate.
Earnout liabilities
Earnout liabilities were valued using a Monte Carlo simulation based on the frequency that each tranche vests to value the dilutive impact of per share. The primary unobservable inputs utilized in determining the fair value of the earnout liabilities are equity volatility, cost of equity, probability of vesting and risk-free rate.
Contingent consideration
The fair value of the contingent consideration, related to the acquisitions of Viapool and Volt Lines (Note 6) in 2022, is estimated using a present value technique which discounts the management’s estimate of the probability that agreements’ target level of activity will be achieved. The primary unobservable inputs utilized in determining the fair value of the contingent consideration are the discount rate and the discount for lack of marketability.

The significant unobservable inputs used in the fair value measurements, are presented below:

Description	Significant unobservable input	Estimate of the input
Earnout liabilities	Equity Volatility	55%
	Cost of equity	18%
	Probability of vesting	35.7 -52%
	Risk-free rate	3.38%

Derivative warrant liabilities	Volatility	21.6 -37.8%
	Risk-free rate	2.99%

Contingent consideration	Discount rate	9.3%
	Discount for lack of marketability	60 -70%

The carrying amounts of the following financial assets and liabilities are considered a reasonable approximation of their fair value:

•	trade and other receivables

•	cash and bank balances

•	accounts payable, accruals and other payables (except for contingent consideration)

•	interest-bearing loans.

22	Subsequent events

22.1	Acquisition of a shared mobility platform, Urbvan Mobility Ltd.
On 11 July 2022, the Group closed a definitive sales and purchase agreement to acquire all the shares of Urbvan Mobility Ltd, a shared mobility platform offering tech-enabled transportation services across Mexico.
The agreed purchase price is detailed below:

•
On the
6-month
anniversary of the agreement closing date (“First Payment”), the Group shall make a share payment of 2,931,639 Class A Ordinary Shares, and cash payment equivalent to 30,740 Class A Ordinary Shares multiplied by the share market price on the First Payment date.

•
On the
10-month
anniversary of the agreement closing date (“Second Payment”), the Group shall make a share payment of 2,899,999 Class A Ordinary Shares, and cash payment equivalent to 30,407 Class A Ordinary Shares multiplied by the share market price on the Second Payment date.

•
On the
12-month
anniversary of the agreement closing date (“Third Payment”), the Group shall make a share payment of 2,899,999 Class A Ordinary Shares, and cash payment equivalent to 30,407 Class A Ordinary Shares multiplied by the share market price on the Third Payment date.

•
On the
16-month
anniversary of the agreement closing date (“Forth Payment”), the Group shall make a share payment of 1,399,998 Class A Ordinary Shares, and cash payment equivalent to 14,677 Class A Ordinary Shares multiplied by the share market price on the Forth Payment date.

•
On the
24-month
anniversary of the agreement closing date (“Fifth Payment”), the Group shall make a share payment of 1,399,998 Class A Ordinary Shares, and cash payment equivalent to 14,677 Class A Ordinary Shares multiplied by the share market price on the Fifth Payment date.

•	Maximum of 750,000 Class A Ordinary Shares, payable subject to achieving certain revenue level as outlined in the sales and purchase agreement.

22.2	Voluntary extension of Swvl shares lock-up period
On 10 July 2022, certain shareholders, directors and officers of the Parent Company, including certain of its pre-Transaction
shareholders, key executives and Queen’s Gambit Holdings LLC (collectively, the
“Lock-Up

Holders”), entered into voluntary extensions to their respective lock-up agreements of shares. The extension period which originally varied from 6 to 12 months after the date of closing of the Transaction on 31 March 2022 is now extended to vary between 12 to 18 months.
Collectively, the
Lock-Up
Holders that agreed to enter into the
Lock-Up
Extensions own 100,414,134 Class A Ordinary Shares, which represents approximately 84% of the total number of Class A Ordinary Shares outstanding as of 10 July 2022.

22.3	Offer and sale purchase agreement with B. Riley Principal Capital LLC
On 8 July 2022, Swvl received it’s Notice of Effectiveness from the U.S. Securities and Exchange Commission on the purchase agreement entered with B. Riley Principal Capital LLC (“Riley”) on 6 April 2022, which enables the Company, at its discretion, to elect to issue and sell to Riley up to 102,939,766 of Class A Ordinary Shares.

22.4	Private placement of Class A Ordinary Shares and Warrants
On 9 August 2022, the Group entered a private placement agreement (“Securities Purchase Agreement”) to sell Class A Ordinary Shares and Warrants to an investor for a total subscription amount of $20 million which are paid in full at the date of execution.
Under the Securities Purchase Agreement, the Group agreed to sell, and the investor agreed to purchase, 12,121,214 Class A Ordinary Shares of the Company, and accordingly the Group issued the relevant shares to the investor. In addition, the investor receives 12,121,214 series A warrant exercisable within 5 years and 6,060,607 series B warrant exercisable within 2 years.

22.5	Termination of Agreement to Acquire Zeelo LTD.
On July 29, 2022, the Group and Zeelo LTD. agreed to terminate their previously announced transaction whereby the Group would acquire Zeelo.
The acquisition transaction was announced on April 28, 2022 and expected to close on                May 24, 2022. All
pre-completion
obligations were met, but following financial market volatility, the Group and Zeelo mutually agreed to terminate the planned transaction.
During the period, the Group has impaired a convertible notes balance from Zeelo LTD of $10 million.

F-
31

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
Swvl Holdings Corp.
Opinion on the consolidated financial statements
We have audited the accompanying consolidated financial position of Swvl Holdings Corp (the “Parent Company”) and its subsidiaries (together the “Group”) as of December 31, 2021 and 2020, the related consolidated statement of comprehensive income (loss), consolidated statement of changes in equity and the consolidated statement of cash flows for each of the three years in the period ended December 31, 2021, including the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”).
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with International Financial Reporting Standards (IFRS), as issued by International Accounting Standards Board.
Basis for opinion
These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)
We have served as the Group’s auditor since 2020
Dubai, United Arab Emirates
August 2
9
, 2022

Swvl Holdings Corp and its subsidiaries
Consolidated statement of financial position
As at December 31
(in US Dollar)

	Note	2021 (recast)	2020 (recast)
ASSETS
Non-current assets
Property and equipment	5	648,704	509,789
Intangible assets	6	988,406	—
Goodwill	7	4,418,226	—
Lease right-of-use assets	19.1	4,059,896	863,645
Deferred tax assets	28.2	14,631,743	9,913,707

		24,746,975	11,287,141

Current assets
Current financial assets	8	10,000,880	—
Deferred transaction cost	34.3	7,355,404	—
Trade and other receivables	9	6,603,240	2,860,116
Prepaid expenses and other current assets	10	1,102,989	224,670
Advances to shareholders	30	—	36,091
Cash and cash equivalents	11	9,529,723	10,348,732

		34,592,236	13,469,609

Total assets		59,339,211	24,756,750

EQUITY AND LIABILITIES
EQUITY
Share capital	12	8,529	8,529
	12	88,873,188	88,873,188
Employee share scheme reserve	13	36,929,523	3,318,292
Foreign currency translation reserve	14	450,863	860,374
Accumulated deficit		(216,066,255)	(74,650,123)

(Deficit)/equity attributable to equity holders of the Parent Company		(89,804,152)	18,410,260

Non-controlling interests		66,378	—

(Deficit)/Total equity		(89,737,774)	18,410,260

LIABILITIES
Non-current liabilities
Provision for employees’ end of service benefits		815,407	164,511
Interest-bearing loans	17	337,545	—
Lease liabilities	19.2	2,961,317	625,864

		4,114,269	790,375

Current liabilities
Derivatives liabilities	15	44,330,400	—
Convertible notes	16	74,606,482	—
Accounts payable, accruals and other payables	18	23,606,454	3,938,603
Current tax liabilities		678,972	1,314,793
Loans from a related party	30	478,764	—
Interest-bearing loans	17	60,440	—
Lease liabilities	19.2	1,201,204	302,719

		144,962,716	5,556,115

Total liabilities		149,076,985	6,346,490

Total equity and liabilities		59,339,211	24,756,750

The accompanying notes are an integral part of these consolidated financial statements.

Swvl Holdings Corp and its subsidiaries
Consolidated statement of comprehensive loss
for the year ended 31 December
(in US Dollar)

	Note	2021 (recast)	2020 (recast)	2019 (recast)
Revenue	20	38,345,253	17,312,286	12,351,546
Cost of sales	21	(48,923,203)	(26,413,704)	(33,783,534)

Gross loss		(10,577,950)	(9,101,418)	(21,431,988)
General and administrative expenses	22	(74,718,946)	(18,583,735)	(10,757,537)
Selling and marketing costs	23	(13,715,238)	(4,727,415)	(8,347,644)
Provision for expected credit losses	9	(1,327,104)	(728,856)	(325,708)
Other expenses, net	25	(177,067)	(245,428)	(61,300)

Operating loss		(100,516,305)	(33,386,852)	(40,924,177)
Finance income	26	182,176	589,750	356,861
Finance cost	27	(45,873,304)	(83,804)	(70,637)

Loss before tax		(146,207,433)	(32,880,906)	(40,637,953)
Income tax benefit	28.1	4,718,036	3,155,704	5,378,552

Loss for the year		(141,489,397)	(29,725,202)	(35,259,401)

Attributable to:
Equity holders of the Parent Company		(141,416,132)	(29,725,202)	(35,259,401)
Non-controlling interests		(73,265)	—	—

		(141,489,397)	(29,725,202)	—

Loss per share attributable to equity holders of the Parent Company
Basic	29	(1.66)	(0.36)	(0.54)
Diluted	29	(1.66)	(0.36)	(0.54)
Other comprehensive income
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	14	(409,511)	(308,434)	1,154,625

Total comprehensive loss for the year		(141,898,908)	(30,033,636)	(34,104,776)

The accompanying notes are an integral part of these consolidated financial statements.

Swvl Holdings Corp and its subsidiaries
Consolidated statement of changes in equity
(in US Dollar)

	Note	Share capital (recast)	Share premium (recast)	Employee share scheme reserve	Foreign currency translation reserve	Accumulated deficit	Equity/ (net deficit) attributable to equity holders of the Parent Company	Non- controlling interests	Total equity/ (net deficit)
As at January 1, 2019		5,079	15,946,679	55,953	14,183	(9,665,520)	6,356,374	—	6,356,374
Loss for the year		—	—	—	—	(35,259,401)	(35,259,401)	—	(35,259,401)
Other comprehensive loss for the year		—	—	—	1,154,625	—	1,154,625	—	1,154,625

Total comprehensive loss for the year		—	—	—	1,154,625	(35,259,401)	(34,104,776)	—	(34,104,776)
Issuance of shares		2,750	47,049,637				47,052,387		47,052,387
Cancelation of shares		(352)	(499,648)				(500,000)		(500,000)
Employee share scheme reserve		—	—	433,344			433,344	—	433,344

As at December 31, 2019		7,477	62,496,668	489,297	1,168,808	(44,924,921)	19,237,329	—	19,237,329
Loss for the year		—	—	—	—	(29,725,202)	(29,725,202)	—	(29,725,202)
Other comprehensive loss for the year		—	—	—	(308,434)	—	(308,434)	—	(308,434)

Total comprehensive loss for the year		—	—	—	(308,434)	(29,725,202)	(30,033,636)	—	(30,033,636)
Issuance of shares	12	1,052	26,376,520	—	—	—	26,377,572	—	26,377,572
Employee share scheme reserve	13	—	—	2,828,995	—	—	2,828,995	—	2,828,995

As at December 31, 2020		8,529	88,873,188	3,318,292	860,374	(74,650,123)	18,410,260	—	18,410,260

Loss for the year		—	—	—	—	(141,416,132)	(141,416,132)	(73,265)	(141,489,397)
Other comprehensive loss for the year		—	—	—	(409,511)	—	(409,511)	—	(409,511)

Total comprehensive loss for the year		—	—	—	(409,511)	(141,416,132)	(141,825,643)	(73,265)	(141,898,908)
Acquisition of a subsidiary		—	—	—	—	—	—	139,643	139,643
Employee share scheme reserve	13	—	—	33,611,231	—	—	33,611,231	—	33,611,231

As at December 31, 2021		8,529	88,873,188	36,929,523	450,863	(216,066,255)	(89,804,152)	66,378	(89,737,774)

The accompanying notes are an integral part of these consolidated financial statements.

Swvl Holdings Corp and its subsidiaries
Consolidated statement of cash flows
for the year ended 31 December
(in US Dollar)

	Note	2021	2020	2019
Loss for the year before tax		(146,207,433)	(32,880,906)	(40,637,953)
Adjustments to reconcile profit before tax to net cash flows:
Depreciation of property and equipment	5	182,402	123,603	20,276
Depreciation of right-of-use assets	19.1	541,218	363,809	232,791
Amortization of intangible assets	6	15,963	—	—
Provision for expected credit losses	9	1,327,104	728,856	325,708
Provision for employees’ end of service benefits		656,403	164,511	—
Finance cost	27	45,873,304	—	—
Employee share-based payments charges	13	33,611,231	2,828,995	433,344

		(63,999,808)	(28,671,132)	(39,625,834)
Changes in working capital:
Trade and other receivables		(4,825,451)	(1,791,335)	(837,746)
Prepaid expenses and other current assets		(868,620)	(60,758)	(163,912)
Accounts payable, accruals and other payables		8,164,376	(257,751)	186,070
Current tax liabilities		(635,821)	271,219	454,702
Advances to shareholders		36,091	(36,091)	—

		(62,129,233)	(30,545,848)	(39,986,720)
Payment of employees’ end of service benefits		(5,507)	—	—

Net cash flows used in operating activities		(62,134,740)	(30,545,848)	(39,986,720)

Cash flows from an investing activity
Purchase of property and equipment	5	(319,471)	(212,985)	(388,632)
Purchase of financial assets		(10,000,880)	—	—
Payment for acquisition of subsidiary, net of cash acquired	7	(823,446)	—	—
Payment of software development costs	6	(2,222)	—	—

Net cash flows used in investing activities		(11,146,019)	(212,985)	(388,632)

Cash flows from financing activities
Proceeds from issuance of preferred stocks	12	—	26,377,572	47,052,387
Cancellation of Shares		—	—	(500,000)
Proceeds from issuance of convertible notes		73,206,415	—	—
Finance cost paid		(2,653)	—	—
Finance lease liabilities paid, net of accretion		(482,389)	(335,694)	(195,968)

Net cash flows from financing activities		72,721,373	26,041,878	46,356,419

Net decrease in cash and cash equivalents		(559,386)	(4,716,955)	5,981,067
Cash and cash equivalents at the beginning of the year		10,348,732	15,332,928	8,516,854
Effects of exchange rate changes on cash and cash equivalents		(259,623)	(267,241)	835,007

Cash and cash equivalents at the end of the year	11	9,529,723	10,348,732	15,332,928

The accompanying notes are an integral part of these consolidated financial statements.

Swvl Holdings Corp and its subsidiaries
Notes to the consolidated financial statements for the years ended 31 December 2021 and 2020
1. Establishment and operations
Swvl Inc. is a business company limited by shares incorporated under the laws of the British Virgin Islands and registered on 17 May 2017. The registered office of the Company is at P.O. Box 173, Kingston Chambers, Road Town, Tortola, the British Virgin Islands.
Swvl Holdings Corp (the “Parent Company”) (formerly known as “Pivotal Holdings Corp”) is a business company limited by shares incorporated under the laws of the British Virgin Islands and was registered on 23 July 2021. The registered office of the Company is at P.O. Box 173, Kingston Chambers, Road Town, Tortola, the British Virgin Islands.
Pursuant to the completion of the business combination on 31 March 2022, the Company has recasted certain financial information presented to reflect certain changes in the equity structure (Note 34.4) and the effect of the Conversion Ratio (Note 34.4) that are being applied retrospectively. Specifically, the Company has recast its financial numbers to reflect the change in number of shares authorized, issued and outstanding post conversion in line with the Conversion Ratio in the Equity disclosure (Note 12), allocation between share capital and share premium, and its related impact on the Loss Per Share (Note 29) calculation and Employee Share Scheme Reserve disclosure (Note 13).
The consolidated financial statements as at 31 December 2021 consist of the Parent Company and its subsidiaries (together referred to as the “Group”). The Group’s principal head office is located in The Offices 4, One Central, Dubai World Trade Centre, Street 1, Dubai, United Arab Emirates.
The Group operates multimodal transportation networks in Egypt, Pakistan, Kenya, UAE, Jordan, Saudi, Malaysia and Spain, and that offer access to transportation options through the Group’s platform and mobile-based application. The Group also licenses its technology to transport operators to manage their service. The Group operates a technology platform that uses a widespread transportation network. The Group uses leading technology, operational excellence and product expertise to operate transportation services on predetermined routes. The Group develops and operates proprietary technology applications supporting a variety of offerings on its platform (“platform(s)” or “Platform(s)”). The Group provides transportation services through contracting with other service providers (or transportation operators). Riders are collectively referred to as
“end-user(s)”
or “consumer(s)”. The drivers are referred to as “captain(s)”.
Reverse recapitalization
On 28 July 2021, the Parent Company and Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“SPAC”) listed on the Nasdaq Capital Market (“NASDAQ”), and certain other parties have entered into a definitive agreement for a business combination that would result in the Group becoming a publicly listed company upon completion of the aforementioned transaction.
On 31 March 2022, the Parent Company, formerly known as Pivotal Holdings Corp, a business company limited by shares incorporated under the laws of the British Virgin Islands, consummated the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated as of 28 July 2021, as amended, by and among the Parent Company, Queen’s Gambit Growth Capital, Swvl Inc. and other merger companies, pursuant to which Swvl became a wholly owned subsidiary of Holdings.
In connection with the consummated Business Combination Agreement, certain investors (“PIPE Investors”) purchased an aggregate of 12,188,711 the Parent Company’s Common Shares A for an aggregate purchase price of $111.5 million, of which $71.8 million were automatically exchanged to shares representing the Swvl exchangeable notes issued by Swvl Inc. to certain PIPE investors prior to the consummated Merger
(“Pre-funded
PIPE subscription). During the year, certain PIPE investors have pre-funded
to the Group of $45.5 million (Note 16) of the aggregate PIPE subscription.

Pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, Queen’s Gambit Growth Company will be treated as the acquired company and Swvl Inc. will be treated as the acquirer for financial statement reporting purposes. Swvl Inc. has been determined to be the accounting acquirer based on evaluation of the facts and circumstances of business combination.
1.1 Consolidated subsidiaries
Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed, or has right to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.
In certain cases, the Group is required to have a resident as one of the shareholders besides the Parent Company to comply with local laws and regulations. However, in such cases, the Group continues to remain the economic beneficiary of the shareholding held by such resident shareholder and therefore is said to have a “beneficial ownership” of such non-controlling
interests, except as indicated below.

Company name	Country of incorporation	Legal ownership percentage as of	Principal business activities
		December 31, 2021
Swvl for Smart Transport Applications and Services LLC	Egypt	99.80%	Providing a technology platform to enable passenger transportation
Swvl Pakistan (Private) Ltd.	Pakistan	99.99%
Swvl NBO Limited	Kenya	100%
Swvl Technologies Ltd.	Kenya	100%
Swvl Technologies FZE (i)	UAE	100%
Swvl Global FZE (i)	UAE	100%	Headquarters and management Activities
Smart Way Transportation LLC (ii)	Jordan	—	Providing a technology platform to enable passenger transportation
Swvl Saudi for Information Technology (iii)	Kingdom of Saudi Arabia	100%
Swvl My For Information Technology SDN BHD (iv)	Malaysia	100%
Shotl Transportation, S.L. (v)	Spain	55%

(i)
The Parent Company’s subsidiaries Swvl Global FZE and Swvl Technologies FZE were previously legally owned by one of the Group’s shareholders during the year ended 31 December 2020, and the legal ownership of both subsidiaries have been transferred to the Parent Company during the year ended 31 December 2021.

(ii)
The Parent Company’s subsidiary Smart Way Transportation LLC (Jordan) was incorporated during the year ended 31 December 2021. The subsidiary is currently legally owned by member of the Group’s management and is in process of legal ownership transfer to the Group. The subsidiary has been consolidated at 31 December 2021 based on the beneficial ownership and effective control.

(iii)
The Parent Company’s subsidiary Swvl Saudi for Information Technology (Kingdom of Saudi Arabia) was incorporated during the year ended 31 December 2021. The subsidiary is 100% owned by the Parent Company.

(iv)	The Parent Company’s subsidiary Swvl My For Information Technology SDN BHD (Malaysia) was incorporated during the year ended 31 December 2021. The subsidiary is 100% owned by the Parent Company.
(v)	The Parent Company acquired 55% of the shares of Shotl Transportation, S.L., a company based in Spain (Note 7). The Parent Company consolidates this entity based on de facto control.

1.2 Subsequent acquisition
Subsequent to the year ended 31 December 2021, the Group acquired a controlling interest of 51% in Viapool Inc., a company incorporated under the laws of the State of Delaware, engaged in the development, implementation and commercialization of new mobility and transport systems, including different services and connecting travellers with buses and private cars in Argentina (Note 34).
2. Summary of significant accounting policies
The principal accounting policies applied by the Group in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.
2.1 Basis of preparation
These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB). They have been prepared under the historical cost convention except for financial assets and share-based payments which are measured at fair value. Income and expenses have been accounted for using the accrual basis. The consolidated financial statements have been presented in US Dollars (“USD”, “$”) which is the reporting currency of the Group.
The Group has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern.
The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the accounting policies. The areas involving a higher degree of complexity, or areas where judgements, assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.
2.2 Going concern
These consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to discharge its liabilities in the ordinary course of business. The Group had net losses of $141.5 million for the year ended 31 December 2021 ($29.7 million for the year ended 31 December 2020), accumulated losses of $216.1 million as at 31 December 2021 ($74.7 million as at 31 December 2020), and negative operating cash flows of $62.1 million for the year ended 31 December 2021 ($30.5 million for the year ended 31 December 2020).
Notwithstanding these results, Management believes there are no events or conditions that give rise to doubt the ability of the Group to continue as a going concern for a period of twelve months after the preparation of the consolidated financial statements. The assessment includes knowledge of the Group’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation thereto.
The Company has funded its operations primarily with proceeds from the issuance of Common A, B Shares and Class A through
D-1
preferred shares for $88.8 million, issuance of convertible notes for $27.7 million and issuance of Swvl exchangeable notes for $66.5 million. In March 31, 2022, the Company received cash proceeds of $52.3 million and $39.6 million from the reverse recapitalization transaction and sale of shares to certain PIPE investors, respectively.
Furthermore, the review of the strategic plan and budget, including expected developments in liquidity and capital from definitive agreements entered into (Notes 34), were considered. Consequently, it has been concluded that adequate resources and liquidity to meet the cash flow requirements for the next twelve months are present, and it is reasonable to apply the going concern basis as the underlying assumption for the consolidated financial statements.
2.3
Covid-19
The onset of the
Covid-19
pandemic during the first quarter of 2020 and the lockdowns introduced by governments across the Group’s markets have had an impact on the Group’s business. After initial disruption, the overall business performance started showing signs of recovery from the third quarter of 2020. The economic uncertainty caused by the
Covid-19
pandemic and the extent to which the
Covid-19
pandemic will continue to impact the Group’s business, operations and financial results, including the duration and magnitude of such effects, will depend on numerous unpredictable factors.
Management has considered the effects of
Covid-19
lockdowns along with other related events and conditions, and they have not hampered the Group’s ability to expand its scale of operations. While certain sectors were negatively impacted, the Group has raised investment subsequent to the year end from the definitive agreements it has entered into (Note 34). Management have determined that
Covid-19
does not create conditions that cast significant doubt upon the Group’s ability to continue as a going concern. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.
2.4 Initial application of a standard, amendment or an interpretation to existing standards

(i)	New standards, amendments to published approved accounting and reporting standards and interpretations which are effective during the year
The Group applied for the first time, certain standards and amendments, which are effective for annual periods beginning on or after 1 January 2021:

•
Interest Rate Benchmark Reform – Phase 2: Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16. The impact of adopting this standard is not significant, since the Group is not exposed to interbank offered rate (IBOR) in any of its financial instruments.

•
Covid-19-Related
Rent Concessions beyond 30 June 2021: Amendments to IFRS 16. This standard amendment has no impact on the Group’s financial statements, since the Group does not act as a lessor in any of its rent agreements.

(ii)	Standards, amendments to published standards and interpretations that are not yet effective and have not been early adopted by the Group
Certain new accounting standards and interpretations as detailed below, have been published but are not yet effective for reporting periods beginning on or after 1 January 2021 and have not been early adopted by the Group. The Group intends to adopt the below standards, if applicable, when they become effective.

•	IFRS 17 ‘Insurance Contracts’ – effective for reporting periods beginning on or after 1 January 2023

•	Amendments to IAS 1 ‘Presentation of financial statements’ – on classification of liabilities – effective for annual reporting periods beginning on or after 1 January 2024

•	Amendments to IFRS 3 ‘Business combinations’, Reference to the Conceptual Framework – effective for annual reporting periods beginning on or after 1 January 2022

•	Amendments to IAS 16 ‘Property, plant and equipment’, Proceeds before Intended Use – effective for annual reporting periods beginning on or after 1 January 2022

•
Amendments to IAS 37 ‘Provisions, contingent liabilities and contingent assets’, Onerous Contracts, Costs of Fulfilling a Contract – effective for annual reporting periods beginning on or after 1 January 2022

•	Improvements to IFRS 9 ‘Financial Instruments’, Fees in the test for derecognition of financial liabilities – effective for annual reporting periods beginning on or after 1 January 2022

•	Amendments to IAS 8 ‘Accounting Policies, Changes in Accounting Estimates and Errors’, Definition of Accounting Estimates – effective for annual reporting periods beginning on or after 1 January 2023

2.5 Basis of consolidation
(i) Subsidiaries
The consolidated financial statements comprise the financial statements of the Parent Company and its subsidiaries. A subsidiary is an entity over which the Group has control. Control is achieved when the Group is exposed or has rights to variable returns from its involvement in the entity and has the ability to affect those returns through its powers over the entity.
Specifically, the Group controls an entity if and only if the Group has:

•	power, over the entity (i.e. existing rights that give it the current ability to direct the relevant activities of the entity);

•	exposure, or rights, to variable returns from its involvement with the entity; and

•	the ability to use its powers over the entity to affect its returns.
Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. Financial statements of the subsidiaries are prepared for the same reporting year as the Group.
(ii) Transactions eliminated on consolidation
Inter-company transactions, balances, income and expenses on transactions between Group companies are eliminated. Profits and losses resulting from inter-company transactions that are recognised in assets are also eliminated. Consolidated financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances.
2.6 Foreign currencies
(i) Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The functional currencies of the entities in Egypt, Kenya, Pakistan, United Arab Emirates, Kingdom of Saudi Arabia, Jordan, Malaysia, and Spain are the Egyptian Pound, Kenyan Shilling, Pakistani Rupee, United Arab Emirates Dirham, Saudi Riyal, Jordanian Dinar, Malaysian Ringgit and Euro respectively.
Subsidiaries determine their own functional currency and items included in the financial statements of these companies are measured using that functional currency. These consolidated financial statements are presented in USD which is the Group’s presentation currency. All financial information presented in USD has been rounded to the nearest dollar, except when otherwise indicated.
(ii) Foreign currency transactions
Transactions in foreign currencies are translated into the respective functional currency of Group entities at the spot exchange rates at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated into the functional currency at the spot exchange rate at that date.
Non-monetary
assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the spot exchange rate at the date on which the fair value is determined.
Non-monetary
items that are measured based on historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Foreign currency differences arising on translation are generally recognised in the consolidated statement of comprehensive income, except for investment securities designated at fair value through other comprehensive income, where the exchange translation is recognised in the consolidated statement of comprehensive income.
(iii) Foreign operations
The assets and liabilities of foreign operations are translated to USD at exchange rates at the reporting date. The income and expenses of foreign operations are translated to USD at exchange rates at the dates of the transactions or an appropriate average rate. Equity elements are translated at the date of the transaction and not retranslated in subsequent periods.
Foreign currency differences are recognised in other comprehensive income and presented in the foreign currency translation reserve (‘foreign exchange reserve’) in equity.
2.7 Deferred transaction cost
The Group incurs various incremental qualifying transaction costs in anticipation of, issuance or acquiring its own equity instruments. Those costs include registration and other regulatory fees, underwriting costs and brokerage fees, amounts paid to lawyers, accountants, investments bankers and other professional advisors, fees and commissions paid to agents, brokers and dealers, printing costs and stamp duties.
The transaction costs of an equity transaction are accounted for as a deduction from equity, net of any related income tax benefit, to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. The costs of an equity transaction that is abandoned are recognised as an expense.
2.8 Property and equipment
Recognition and measurement
Items of property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Capital work in progress is stated at cost and subsequently transferred to assets when it is available for use. Cost of an item of property and equipment comprises its acquisition cost including borrowing costs and all directly attributable costs of bringing the asset to working conditions for its intended use. Such costs include the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met. Repair and maintenance costs are recognised in the consolidated statement of comprehensive income (within profit and loss) as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets as follows:

Years
Furniture, fittings and equipment	3 – 5
Leasehold improvements	5
The assets’ residual values and useful lives are reviewed and adjusted, if appropriate, at each financial year end to determine whether there is an indication of impairment. If any such indicator exists, an impairment loss is recognised in the consolidated statement of comprehensive income (within profit and loss). For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount, as detailed in the impairment section of this note below.
An item of property and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of comprehensive income (within profit and loss) in the year the asset is derecognised.
Subsequent costs
The cost of replacing part of an item of property or equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Group and its cost can be measured reliably. The costs of the day-to-day
servicing of property and equipment are recognised in the consolidated statement of comprehensive income as incurred. Subsequently, any gains or losses on disposal of assets are recognised in the consolidated statement of comprehensive income.
Impairment
The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying values may not be recoverable. If such indications exist and where the carrying values exceed the estimated recoverable amounts, the assets are written down to the recoverable amounts.
Reversal of impairment is affected in the case of indications of a change in recoverable amount and is recognised in comprehensive income, however, is restricted to the net book value of the asset had there been no impairment.
2.9 Cash and cash equivalents
Cash and cash equivalents include cash on hand, cash held in current and savings accounts, deposits held at call with financial institutions, and other short-term and highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.
2.10 Intangible assets
Acquired intangible assets other than goodwill comprise of developed technology, customer relationships and trade names. At initial recognition, intangible assets acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses.
The Group invests a substantial cost in development of its software and enhancement of its product platforms. Expenditure on research activities is recognised in the consolidated statement of comprehensive income as incurred. The costs associated with the development of new or substantially improved products or modules are capitalized when the following criteria are met:

•	Technical feasibility to complete the development;

•	Management intent and ability to complete the product and use or sell it;

•	The likelihood of success is probable;

•	Availability of technical and financial resources to complete the development phase;

•	Costs can be reliably measured; and

•	Probable future economic benefits can be demonstrated.
The technical feasibility of the Group’s internally developed software or modules is not proven until significant development risks are resolved by testing working models and pre-launch
versions. The software or modules, by then, are ready to be deployed in a live environment. Therefore, software development costs meeting the capitalization criteria are insignificant and have been charged to the consolidated statement of comprehensive income as incurred. However, the Group continues to assess these costs for capitalization eligibility on an ongoing basis at a project level.
Intangible assets with finite lives are typically amortized on a straight-line basis over their estimated useful lives, typically 3 to 5 years for the developed technology, customer relationships and trade names, and are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least annually. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization of intangible assets is recognized in the consolidated statement of comprehensive income in the expense category consistent with the function of the intangible assets.
2.11 Business combination and goodwill
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling
interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling
interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.
The Group determines that it has acquired a business when the acquired set of activities and assets include an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired process is considered substantive if it is critical to the ability to continue producing outputs, and the inputs acquired include an organised workforce with the necessary skills, knowledge, or experience to perform that process or it significantly contributes to the ability to continue producing outputs and is considered unique or scarce or cannot be replaced without significant cost, effort, or delay in the ability to continue producing outputs.
When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.
Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling
interests and any previous interest held over the net identifiable assets acquired and liabilities assumed). If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses
whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in profit or loss.
After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.
Where goodwill has been allocated to a cash-generating unit (CGU) and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

2.12 Share capital
Common shares
Common shares are classified as equity. Incremental costs directly attributable to the issue of Common shares are recognised as a deduction from equity.
Preferred shares
Preferred shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity. Preferred shares have similar rights to ordinary shares, in addition to rights of conversion into ordinary shares at a certain conversion ratio at any time, liquidation preferences, and the right to participate in non-liquidation
asset distribution events.
2.13 Employees’ end of service benefits
The Group provides end of service benefits to its employees in the United Arab Emirates as required by the UAE Labour Law. The entitlement to these benefits is based upon the employees’ final salary and length of service, subject to the completion of a minimum service period. The expected costs of these benefits are accrued over the period of employment. Management considers these as long-term obligations and, accordingly, this obligation has been classified as a non-current
liability.
At each reporting date, Management assesses the impact of accounting for the provision at present value under IAS 19 ‘Employee benefits’ while considering forward-looking factors such as the employees’ expected salary increases and expected length of future service. Management has determined that the difference between accounting for the provision for employees’ end of service benefits in accordance with UAE Labour Law compared to IAS 19 to be immaterial to the Group’s consolidated financial statements.
2.14 Defined contribution plans
In Kenya, the Group has a defined contribution plan as required by relevant local laws. The Group contributes to Kenya’s National Social Security Fund. This is a defined contribution scheme registered under the National Social Security Fund Act.
In Spain, the Group is required to make payment against mandatory social security contributions to Tesorería General de la Seguridad Social (General Treasury for Social Security) for its employees residing in Spain.
The Group’s obligation under these schemes is limited to specific contributions legislated from time to time, per month per employee. The Group’s contributions are charged to the consolidated statement of comprehensive income in the year to which they relate. The Group has no further obligation once the contributions have been paid.
2.15 Convertible Notes
Convertible notes are presented as financial liability in the consolidated statement of financial position. On issuance of the convertible notes, the liability is measured at fair value, and subsequently carried at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption. Convertible notes are classified as current liabilities based on the expected conversion date in accordance with the convertible notes agreements.
2.16 Embedded Derivatives
A derivative embedded in a hybrid contract is separated from the host and accounted for as a separate derivative if, the economic characteristics and risks are not closely related to the host, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the hybrid contract is not measured at fair value through profit or loss. Embedded derivatives are measured at fair value with changes in fair value recognised in profit or loss. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the fair value through profit or loss category.
2.17 Interest-bearing loans
Interest-bearing loans are recognised initially at fair value, net of transaction costs incurred. Interest-bearing loans are subsequently stated at amortised cost; any difference between the proceeds and the redemption value is recognised in the consolidated statement of profit or loss over the term of the loan using the effective interest method. Interest-bearing loans are classified as non-current
liabilities when the Group has an unconditional right to defer settlement of the liabilities for more than twelve months after the reporting date.
2.18 Provisions
Provisions are recognised when the Group has a legal or constructive obligation as a result of past events, and it is probable that outflow of economic benefits will be required to settle the obligation and a reliable estimate of the amount can be made. Provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.
Provisions are measured at the present value of the expenditure expected to be required to settle the obligation at the end of the reporting period, using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
2.19 Leases
The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
Group as a lessee
2.19.1 Identifying a lease
At inception of a contract, the Group assesses whether a contract is, or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
To assess whether a contract conveys the right to control the use of an identified asset, the Group assesses whether:

•	The contract involves the use of an identified asset;

•	The Group has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and/or

•	The Group has the right to direct the use of the asset.
In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable
period of a lease.

For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

•	is within the control of the Group; and

•
affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

For a contract that contains a lease component and one or more additional lease or non-lease
components, the Group can allocate the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease
component, where applicable. For existing office rental contracts in multiple locations, the Group does not opt to segregate the lease and non-lease
component as such
non-lease
components are inseparable in the contract and are insignificant in comparison to the overall lease payment.
(i)
Right-of-use
assets
At the commencement date, the Group recognises a
right-of-use
asset and a lease liability presented separately on the consolidated statement of financial position.
(ii) Short-term leases and leases of
low-value
assets
The Group has elected not to recognise
right-of-use
assets and lease liabilities to short term leases that have a lease of 12 months or less and leases of low-value
assets when new. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.
The Group’s
right-of-use
assets include rental of office space across different locations of operation in Egypt, Kenya, Pakistan, and United Arab Emirates. The
right-of-use
asset is initially recognised at cost comprising of the amount of the initial measurement of the lease liability:

•	any lease payments made at or before the commencement date, less any lease incentives received;

•	any initial direct costs incurred by the Group; and

•
an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognised as part of the cost of the right-of-use
asset when the Group incurs an obligation for these costs. The obligation for these costs is incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Group amortises the
right-of-use
asset over the term of the lease. In addition, the
right-of-use
asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements
of the lease liability.
(iii) Lease liability
The lease liability is initially recognised at the present value of the lease payments that are not paid at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses its incremental borrowing rate, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use
asset in a similar economic environment with similar terms, security, and conditions. The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

After initial recognition, the lease liability is measured by (a) increasing the carrying amount to reflect interest on the lease liability; (b) reducing the carrying amount to reflect the lease payments made; and (c) remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance
fixed lease payments.
Where, (a) there is a change in the lease term as a result of the reassessment of certainty to exercise an option, or not to exercise a termination option as discussed above; or (b) there is a change in the assessment of an option to purchase the underlying asset, assessed considering the events and circumstances in the context of a purchase option, the Group remeasures the lease liabilities to reflect changes to lease payments by discounting the revised lease payments using a revised discount rate. The Group determines the revised discount rate as the interest rate implicit in the lease for the remainder of the lease term, if that rate can be readily determined, or its incremental borrowing rate at the date of reassessment, if the interest rate implicit in the lease cannot be readily determined. Where, (a) there is a change in the amounts expected to be payable under a residual value guarantee; or (b) there is a change in future lease payments resulting from a change in an index or a rate used to determine those payments, including a change to reflect changes in market rental rates following a market rent review, the Group remeasures the lease liabilities by discounting the revised lease payments using an unchanged discount rate, unless the change in lease payments results from a change in floating interest rates. In such cases, the Group uses a revised discount rate that reflects changes in the interest rate.
The Group recognises the amount of the
re-measurement
of the lease liability as an adjustment to the
right-of-use
asset. Where the carrying amount of the
right-of-use
asset is reduced to zero and there is a further reduction in the measurement of the lease liability, the Group recognises any remaining amount of the re-measurement
in the consolidated statement of comprehensive income (within profit and loss).
The Group exercises the exemptions available to apply a portfolio approach to their leases when assessing application of the discount rate and lease term.
The Group accounts for a lease modification as a separate lease if both:

•	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

•
the consideration for the lease increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

2.20 Share-based payments
Employees (including senior executives) of the Group receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments i.e. equity-settled transactions. The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model, further details of which are given in (Note 13).
That cost is recognised in employee benefits expense, together with a corresponding increase in equity (employee share scheme reserve), over the period in which the service and, where applicable, the performance conditions are fulfilled (the vesting period). The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or credit in the consolidated statement of comprehensive income for a period represents the movement in cumulative expense recognised as at the beginning and end of that period.
The Group has issued share-based payment awards, for which “grant date” is not achieved, due to the absence of a formal approval of the terms and conditions of the grant that reflect the intent of this long-term incentive scheme. The services provided by the employees prior to the grant date counts towards the vesting period of the awards. Therefore, the cost of awards is recognised in advance of the grant date, over the period services are rendered by the employees, by estimating the fair value of the equity instruments at the end of each reporting period. The grant date will be achieved subsequently, as the formal terms and conditions (which were finalised by the Board of Directors of the Parent Company (the “Board of Directors”) in July 2021) are communicated and clarified with the employees.
Service and
non-market
performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are non-vesting
conditions.
Non-vesting
conditions are reflected in the fair value of an award and lead to an immediate expense of an award unless there are also service and/or performance conditions.
No expense is recognised for awards that do not ultimately vest because non-market
performance and/or service conditions have not been met. Where awards include a market or non-vesting
condition, the transactions are treated as vested irrespective of whether the market or non-vesting
condition is satisfied, provided that all other performance and/or service conditions are satisfied.
When the terms of an equity-settled award are modified, the minimum expense recognised is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. An additional expense, measured as at the date of modification, is recognised for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through comprehensive income.
2.21 Financial instruments
2.21.1 Financial assets
The financial assets consist of the following:

(i)	Cash and cash equivalents;

(ii)	Current financial assets (financial asset at fair value through profit or loss); and

(iii)	Trade and other receivables – the Group’s customers include individuals (Business to customer) and corporate customers (TaaS and SaaS):

•	Regular – individual riders (not corporate customers) on intracity routes;

•	Travel – individual riders (not corporate customers) on intercity routes; and

•	Transport as a Service (‘TaaS’) – customised transport services to corporate customers

•	Software as a Service (‘SaaS’).
Individual customers
– are persons who fill bus seats on rides. The individual customer pays for the transportation services through the end-users’
authorised payment method (i.e. either through cash or through the application). When payment is made through the application (i.e. through the credit/debit card configured by the end-user
in the application or through third party electronic payment solutions) and the fare charge has not yet been settled with third party payment processors, this causes a negative balance to appear in the customer wallet which is a receivable for the Group. There is a maximum limit to the customer wallet exclusively defined for each territory. The customer is required to settle the amount before booking further riders through the Group’s platform; and
Corporate customers
– represent customers where the Group will provide transportation services through dedicated routes exclusively to individuals determined by the customers, for which an agreed contract terms will be signed. The corporate customers are billed on a monthly basis. In cases where the transactions have been completed and the amounts owed by the corporate customers have either been invoiced or are unbilled as of the reporting date, these are recognised as trade receivables by the Group.
Classification
The Group classifies its financial assets, which consists of cash and cash equivalents and trade and other receivables and to be measured at amortised cost.
The classification is driven on the Group’s business model for managing the financial assets where the financial assets are held within a business model whose objective is to hold financial assets in order to collect contractual cash flows and the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Management determines the classification of its investment at initial recognition.
A financial asset is measured at amortised cost if it meets both of the following conditions and is not designated at Fair Value Through Profit or Loss (FVTPL):

•	the asset is held within a business model whose objective is to hold assets to collect contractual cash flows; and

•	the contractual terms of the financial asset give rise to cash flows on specified date that are solely payments of principal and interest on the principal amount outstanding.
Recognition and measurement
Financial assets are classified, at initial recognition, as subsequently measured at amortised cost, fair value through other comprehensive income (OCI), and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them.
(i) Cash and cash equivalents
Cash and cash equivalents include cash on hand, cash held in current and savings accounts, deposits held at call with financial institutions, and other short-term and highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.
(ii) Current financial assets (financial assets at fair value through profit or loss)
For debt instruments at fair value through profit or loss, fair value changes, interest income, foreign exchange revaluation and impairment losses or reversals are recognised in the statement of profit or loss.
(iii) Trade and other receivables
Trade and other receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, in which case they are recognised at fair value. The Group holds the trade and other receivables with the objective to collect contractual cash flows and, therefore, measures them subsequently at amortised cost using effective interest method subject to credit loss impairment.
Derecognition of financial assets
The Group derecognises financial assets when the contractual right to the cash flows from the financial assets expires, or when it transfers the rights to receive the contractual cash flows on the financial assets in a transaction in which substantially all the risk and rewards of the ownership of the financial assets are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.
Impairment of financial assets
The Group has two types of financial assets that are subject to IFRS 9’s Expected Credit Loss (“ECL”) provisioning model:

•	cash and cash equivalents; and

•	trade and other receivables.
(i) Cash and cash equivalents
Cash and cash equivalents are subject to ECL allowance in accordance with IFRS 9. As the cash and cash equivalents are held in banks with high credit rating, the ECL is estimated to be immaterial.
(ii) Trade and other receivables
For trade and other receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on the Group’s historical credit loss experience, adjusted for forward-looking factors specific to the customer and the economic environment.
The default definition determined by the Group in accordance with IFRS 9 is as follows:

•
Corporate customers
– the Group considers a corporate customer to be in default when it is overdue for more than 90 days, except for Egypt where customers are considered to be in default when it is overdue for more than 180 days; and

•	Individual customers – the Group considers an individual customer to be in default when it is overdue for more than 90 days.
The amount of the provision is charged to the consolidated statement of comprehensive income. Trade and other receivables considered irrecoverable are written-off.
2.21.2 Financial liabilities
Recognition and measurement – Accounts payable, accruals and other payables
Accounts payable, accruals and other payables consist of amounts payable to captains or operators and other vendors, accrued expenses, advance from riders and taxes payable.
Accounts payable, accruals other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method. These are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current
liability.
Derecognition of financial liability
The Group derecognises a financial liability when its contractual obligations are discharged, cancelled, or expired.

2.21.3 Offsetting financial instruments
Financial assets and financial liabilities are offset and the net amount presented in the consolidated statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously.
Income and expenses are presented on a net basis only when permitted by the accounting standards, or for gains and losses arising from a group of similar transactions.
2.22 Revenue recognition
The Group derives its revenue principally from
end-users
who use the Group’s platform to access routes predetermined by the Group. Revenue for transport represents the gross amount of fees charged to the end user for these services. Costs incurred with captains for transportation are recorded in cost of sales.
The
end-user
contracts with the Group to utilize the Group’s network of independent operators and individual captains to deliver the transportation services. Captains are drivers using Swvl’s platform. The Group enters into contracts with the end-users
that define the price for each ride and payment terms. The Group’s acceptance of the ride request establishes enforceable rights and obligations for each contract. By accepting the end-user’s
ride request, the Group has responsibility for transportation of the end user from origin to destination. The Group enters into separate contracts with independent operators and is responsible for payment to the operator/individual captains regardless of the payment by the end user.
The Group serves customers on its platform through two offerings: “business to consumer”, comprised of Swvl Retail and Swvl Travel, and “business to business”, which includes TaaS model.
Business to customer (B2C)
Using Swvl’s platform, the Group provides customers with a network of minibuses and other vehicles that operate on fixed and semi-fixed routes within the cities and between cities. Customers book seats on vehicles available exclusively through Swvl to commute within a city and make intercity trips.
Business to business (B2B)
The Group enables its corporate customers to use Swvl’s technology and platform to optimize the commute and travel programs they operate for their passengers. B2B includes two offerings, Transportation as a service (TaaS) and Software as a service (SaaS). TaaS offers dedicated routes using vehicles and drivers already operating on Swvl to transport passengers to and from predetermined destinations. SaaS offerings will include access to our dedicated Swvl Business application, which centralizes passenger management, billing, scheduling, data analytics and support functions in one platform.
The Group recognizes revenue at a point in time from its contracts with customer in B2C and TaaS, and over a period of time in SaaS.
Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the amount of revenue can be measured reliably. Revenue is measured at the fair value of the consideration received or receivable. The principle for revenue recognition is based on the five steps in accordance with IFRS 15 as follows:

•	Identify the contract with the customer;

•	Identifying the performance obligations in the contract;

•	Determine the transaction price;

•	Allocating the transaction price to the performance obligations in the contract; and

•	Recognising revenue when (or as) the Group satisfies a performance obligation.
Principal versus
agent
considerations
The Group evaluates the presentation of revenue on a gross versus net basis based on whether they control the service provided to the end-user
and are the principal in the transaction (gross), or they arrange for other parties (operators and individual captains) to provide the service to the end-user
and are the agent in the transaction (net).
The Group considers itself a principal for the transportation services because it controls the services provided to riders. The control over the services provided to riders is demonstrated through the following key considerations:

•	The Group determines the routes on which the transportation services are operated which includes deciding on the pickup and drop off points;

•	The Group reserves the right to assign the routes to the captains;

•	The Group reserves the right to decide the fares and the captain does not have the right to amend the fare;

•
The captains are entitled to a fixed fee irrespective of the ride fare collected on a particular route whereas the Group is entitled to the entire ride fare revenue. There is no cost-plus arrangement or revenue sharing arrangement with the captain or the operator;

•	The Group has complete discretion over assigning the buses to the various business models;

•	The Group is responsible for accepting or rejecting the ride request once placed on the platform. There is no involvement of the captain in this process;

•	The credit risk is borne entirely by the Group. The Group pays the consideration due to the operators or captains irrespective of whether the rider has paid the ride fare.

•	The riders associate the Group as a primary obligor in the arrangement as the identity of the captains is not disclosed to the end-users;

•	The Group assumes responsibility for receiving and resolving the complaints registered by the end-users over the quality of the service;

•	The Group defines the quality standards, provides training to the captains and inspects vehicles to ensure that service provided meet the expectations of end-users;

•	The captain has no share in the cancellation fee paid by the end-users; and

•	Any incentives and discounts given to the end-users are entirely determined by the Group.
Performance
obligation
and recognition of revenue
As the Group is acting as a principal in accordance with IFRS 15 (as discussed above), the Group considers the end-users
to be its customers. The sole performance obligation of the Group is to provide transportation services to the end-users
by integrating the use of the Swvl platform and a network of captains and buses registered on the platform. The end-users
are charged for using transportation services (i.e. fare charges net off the discounts and incentives) and are given various incentives (discussed below). The Group recognises revenue when its performance obligation towards the end-users
has been satisfied, i.e. when the ride is completed. It is at this point in time that the end-user
becomes liable to transfer the due consideration to the Group.
End-user
discounts
and
promotions

The Group offers discounts and promotions to
end-users
to encourage use of the transportation services provided by the Group. These are offered in various forms and include:

•
Targeted discounts and promotions: these discounts and promotions are offered to specific end-users
in a market to acquire,
re-engage,
or generally increase
end-users’
use of the platform. An example of a specific
end-user
discount is the discount given to a new user on the first ride booked using the Group’s platform. The end-user
does not provide the Group with a distinct good or service against these promotions and discounts; therefore the Group deducts the amount of these discounts from the transaction price while recognising revenue. Furthermore, as the discount is provided at the completion of the ride when the Group has satisfied the performance obligation and the rider pays for the ride, no liability in relation to the issued discount schemes (i.e. promotion codes) is recognised at the time of revenue recognition.

•
Free credits: this is specific to the
end-users
using the Travel service (intercity routes) to encourage booking a two-way
trip between the cities with Swvl. A credit is transferred to the end-users’
wallet on the application after the completion of the first trip that the end-user
can consume while paying for the return trip. As the Group provides the discount that is to be used in the future by the end-user,
this is recognised as a liability until either it is redeemed by the end-user
or the validity period of such credit lapses. However, this liability is not recognised when it is immaterial.

•
Referrals – these referrals are earned when an existing
end-user
(the referring
end-user)
refers a new
end-user
(the referred
end-user)
to the platform and the new
end-user
books their first ride on the platform. These referrals are typically paid in the form of a credit given to the referring end-user.
Therefore, as the existing
end-user
provides a distinct good or service against the
end-user
referral discounts, therefore, the existing
end-user
is deemed to provide growth and marketing services to the Group. As a result of this, the end-user
referrals are recognised as selling and marketing costs.

•
Market-wide promotions – these promotions are pricing actions in the form of discounts that reduce the end-user
fare charged to
end-users
for all or substantially all rides in a specific market. Accordingly, the Group records the cost of these promotions as a reduction of revenue when the performance obligation is satisfied and revenue is recognised, i.e. when the ride is completed.

Sales refunds and waivers
The Group has a policy which entitles the
end-users
to register complaints regarding quality of service within a certain number of days. Once registered, the Group assesses the complaint and decides whether the end-users
are entitled to a refund (“Sales waivers”). The Group defers a portion from the fare and recognises it as refund liability at the completion of every ride. Upon the conclusion of refund claims or when the time to register such complaints lapses, the refund liability is reversed against revenue or cash (or customer wallet). However, the refund liability is not recognised when it is immaterial. The riders are entitled to a full or partial refund upon the cancellation of trips (“Sales refunds”). These Sales refunds are accounted for as a reversal of revenue at the time of recognition.
Software-as-a-Service
(SaaS)
The Group derives its revenue primarily from subscription fees for its cloud-based transportation solution services. The Group hosts software applications that it makes available to its customers over subscription periods generally ranging from 12 to 24 months. The subscription agreements are non-cancelable
and do not contain provisions for refunds. Customers do not have any contractual rights to take possession of the Group’s software applications.
The Group commences revenue recognition in accordance with IFRS 15, when all of the following conditions are satisfied:

•	There is a persuasive evidence of an arrangement;

•	The subscription or other services have been or are being delivered to the customer;

•	Collection of related fees is reasonably assured; and

•	The amounts of the related fees are fixed or determinable.
Once all the revenue recognition criteria are met, the Group commences recognizing revenue rateably over the subscription period.
2.23 Loss per share
Basic loss per share amounts are calculated by dividing the loss of the Group by the weighted average number of ordinary shares in issue during the financial period.
Diluted loss per share adjusts the figures used in the determination of basic loss per share to take into account the after-income tax effect of interest and other financing costs associated with dilutive potential ordinary shares, and the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.
2.24 Taxes
Current income taxes
The Group provides for income taxes in accordance with IAS 12. As the Parent Company is incorporated in the British Virgin Islands, profits from operations of the Parent Company are not subject to taxation. However, certain subsidiaries of the Parent Company are based in taxable jurisdictions and are therefore liable for tax. Income tax on the profit or loss for the year comprises current and deferred tax on the profits of these subsidiaries. Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in countries where the Group operates and generates taxable income.
Management periodically evaluates the position taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretations and establishes provision where appropriate.
Deferred tax
Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.
Deferred tax is not recognised for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; or

•
temporary differences related to investments in subsidiaries to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.
2.25 Segment reporting
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s Chief Executive Officer is the Group’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Group has determined that it operates as one operating segment.
3. Financial risk management objectives and policies
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk, currency risk, and other price risk), credit risk and liquidity risk. Management reviews and agrees on policies for managing each of these risks which are summarized below.
3.1 Market risk
Market risk is the risk that changes in market prices such as foreign exchange rates, interest and equity prices will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return.
3.1.1 Interest rate risk
Interest rate risk is the risk that the Group’s earnings will be affected as a result of fluctuations in the value of financial instruments due to changes in market interest rates. The Group’s cash flow exposure to the risk of changes in market interest rates relates primarily to the Group’s debt obligations
.
The Group has certain financial assets that generate interest income, however the Group is not exposed to material interest rate risk on these financial assets.
Interest rate sensitivity (In USD)

Effect on loss
31 December 2021
+100 basis point increase	458,733
-100 basis point increase	(458,733)
31 December 2020
+100 basis point increase	838
-100 basis point increase	(838)
3.1.2 Currency risk
Currency risk is the risk that the value of a financial instrument will fluctuate because of changes in foreign exchange rates. The Group is not exposed in its transactions denominated in AED, SAR, JOD as it is pegged against USD. The Group is exposed to currency risk because of the Group’s net investments in foreign subsidiaries. The Group’s significant exposure is from the point the cash flows of the transactions are forecasted up to the point of settlement of the resulting receivable or payable that is denominated in the foreign currency.
The following are exchange rates applied during the year in respect of currencies where the Group has significant exposures to currency risk:

	Spot rate			Average rate
	At 31 December			At 31 December
	2021	2020	2019	2021	2020	2019
EGP	15.76	15.78	16.09	15.74	15.86	16.85
KES	113.24	109.27	101.44	109.75	106.57	102.11
PKR	177.97	159.83	154.85	163.08	161.90	149.90
EUR	1.14	—	—	1.13	—	—
Sensitivity analysis
A 10% strengthening/(weakening) of the following currency against USD currency at 31 December would have increased/(decreased) financial instruments by USD equivalent amounts shown below:

	At 31 December
In USD	2021	2020	2019
Strengthening
EGP to USD	92,200	311,602	697,423
EUR to USD	77,070	—	—
PKR to USD	66,060	45,069	(8,790)
KES to USD	29,966	8,901	(29,764)
Weakening
EGP to USD	(92,200)	(311,602)	(697,423)
EUR to USD	(77,070)	—	—
PKR to USD	(66,060)	(45,069)	8,790
KES to USD	(29,966)	(8,901)	29,764
3.1.3 Other price risk
Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices (other than those arising from currency risk or interest rate risk), whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market.
The Group is not exposed to price risk at reporting date as it has no financial instruments which are sensitive to market prices.
3.2 Credit risk
Credit risk is a risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Group’s trade and other receivables and cash and cash equivalents held with banks.
The Groups’ exposure to credit risk is influenced mainly by the individual characteristics of each counterparty. However, Management also considers the factors that may influence the credit risk of its counterparties, including the default risk of the industry and the country in which counterparties operate.

The carrying value of the financial assets represents the maximum credit exposure, which is as follows:
Exposure to credit risk

In USD	2021	2020
Cash and cash equivalents	9,529,723	10,348,732
Trade and other receivables
• Corporate customers	2,366,209	2,596,637
• Individual customers	783,018	189,253
• Others	3,454,013	74,226
Current Financial assets	10,000,880	—
Advances to shareholders	—	36,091

	26,133,843	13,244,939

(i)	Expected credit losses on trade receivables
As at 31 December 2021 (In USD)

Days outstanding	Current	0 – 30	31 – 60	61 – 90	91 – 120	121 – 150	151 – 180	180+	Total
Exposure at default	126,342	1,239,427	995,140	409,261	409,401	184,272	101,899	757,903	4,223,645
Loss rate	0%	16.05%	24.01%	31.02%	87.54%	61.60%	72.00%	98.61%	43.98%

Expected credit losses	—	198,908	238,970	126,942	358,389	113,517	73,368	747,342	1,857,436

As at 31 December 2020 (In USD)

Days outstanding	Current	0 – 30	31 – 60	61 – 90	91 – 120	121 – 150	151 – 180	180+	Total
Exposure at default	824,493	552,498	299,314	171,872	213,247	86,431	44,492	331,806	2,524,153
Loss rate	16.69%	15.16%	18.48%	21.85%	45.82%	53.20%	68.70%	98.91%	32.35%

Expected credit losses	137,603	83,752	55,305	37,546	97,716	45,984	30,567	328,182	816,655

Totals of expected credit losses as a percentage of the exposure may not tie due to percentage rounding.
(ii) Expected credit losses on customer wallet receivables
As at 31 December 2021 (In USD)

Days outstanding	Current	0 – 30	31 – 60	61 – 90	91 – 120	121 – 150	151 – 180	180+	Total
Exposure at default	134,007	279,710	73,219	92,941	113,878	99,900	118,254	417,455	1,329,364
Loss rate	—	—	—	23.00%	32.00%	45.00%	63.00%	88.41%	41.10%

Expected credit losses	—	—	—	21,377	36,441	44,955	74,500	369,073	546,346

As at 31 December 2020 (In USD)

Days outstanding	Current	0 – 30	31 – 60	61 – 90	91 – 120	121 – 150	151 – 180	180+	Total
Exposure at default	—	—	85,259	—	35,753	24,514	28,009	275,741	449,276
Loss rate	—	—	—	—	22.50%	31.50%	45.00%	84.01%	57.88%

Expected credit losses	—	—	—	—	8,044	7,722	12,604	231,653	260,023

Totals of expected credit losses as a percentage of the exposure may not tie due to percentage rounding.
(iii) Expected credit losses on other financial assets
Credit risk is managed on a Group basis. For banks and financial institutions, only independently rated parties with a minimum rating of BB+’ are accepted. The Group considers ‘low credit risk’ in relation to the bank balances as they have a low risk of default supported by high credit rating carried by a major credit rating agency. These financial institutions have a strong capacity to meet its contractual cash flow obligations in the near term.
3.3 Liquidity risk
Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities. Liquidity requirements are monitored on a daily basis and management ensures that sufficient cash and cash equivalents are available to meet their commitments for liabilities as they fall due.
The Group’s liquidity management involves projecting cash flows and considering the level of liquid assets necessary to meet these, monitoring liquidity ratios against internal and external regulatory requirements and maintaining debt financing plans.
The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to contractual maturity dates excluding the impact of netting agreements. The amounts disclosed in the table below are the contractual undiscounted cash flows.

In USD	Maturity up to one year	Maturity after one year	Total
31 December 2021
Accounts payable, accruals and other payables	19,615,435	—	19,615,435
Interest bearing loans	60,440	337,545	397,985
Convertible notes	74,606,482	—	74,606,482
Loan from related party	478,764	—	478,764
Lease liabilities	1,287,689	3,503,443	4,791,132

	96,048,810	3,840,988	99,889,798

31 December 2020
Accounts payable, accruals and other payables	1,414,995	—	1,414,995
Lease liabilities	421,084	1,056,421	1,477,505

	1,836,079	1,056,421	2,892,500

Capital risk management
The Group’s objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefit for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The Group manages its capital structure and makes adjustments to it in the light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders or issue new shares. Management seeks to maintain a balance between higher returns and a sound capital position.
4. Critical accounting judgments and estimates
The preparation of the Group’s consolidated financial statements in conformity with the above requirements requires Management to make certain critical accounting estimates and assumptions that affect the reported amounts of assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revision to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of asset or liability affected in future periods. Such estimates and assumptions are as follows:
(a) Leases
(i) Determination of lease term
IFRS 16 requires the Group to assess the lease term as the
non-cancellable
lease term in line with the lease contract together with the period for which the Group has extension options which the Group is reasonably certain to exercise and the periods for which the Group has termination options for which the Group is not reasonably certain to exercise those termination options. The Group assesses the options to extend or terminate their leases offices in multiple locations across Egypt, Kenya, Pakistan and United Arab Emirates. Management has not assessed the lease extension term where such clauses are required to be mutually agreed between the Group and the lessor. In cases where the lease extension is solely at the discretion of the Group as a lessee, Management is reasonably certain that such leases will not be renewed beyond the non-cancellable
lease term and no extension options have been exercised.
(ii) Discount rate
The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Group, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use
asset in a similar economic environment with similar terms, security, and conditions.
(b) Deferred tax asset
Deferred tax is recognised and provides for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax reflects the manner of recovery of underlying assets and is measured at the prevailing tax rates that are expected to be applied to the temporary differences when they reverse. A deferred tax asset is recognised to the extent that it is probable that future taxable profits will be available against which temporary differences can be utilized. Deferred tax assets are reviewed periodically and reduced to the extent that it is no longer probable that the related tax benefit will be realised. Deferred tax assets have been recognised by a certain subsidiary of the Group on their trading losses where utilisation is probable, given that there are probable future taxable profits to offset against these losses. The Group continuously reviews the recoverability of the deferred tax asset for any significant changes to these assumptions. The details of the deferred tax asset recognised on unused tax losses is disclosed in Note 28.2.

(c) Share-based payments
The Group issued share-based payment awards to employees starting from May 2017. While there was a mutual understanding with the employees regarding the terms of the award, its formal approval was pending, and therefore “grant date” was not achieved. The grant date will be achieved on an “exit event” which includes “merger, consolidation, sale of assets, or other change in control of the Parent Company, or otherwise in accordance with the terms of the Option Rules and the Award agreement”. However, the cost of awards is recognised in advance of the grant date, over the period services are rendered by the employees, by estimating the fair value of the equity instruments at the end of each reporting period to comply with the requirements of IFRS.
The award’s terms include a condition that the employees would be eligible to exercise their vested options only on an exit event occurring. If an employee leaves the Group before the exit event, the employee could exercise options on a pro-rata
basis (based on the length of time that the employee has served since the award was granted). The probability of an exit event occurring is a non-vesting
condition and is included in the fair value of the awards, which charge is amortised over the period services are rendered by the employees.
(d) ECL assumptions
The Group estimates the expected credit loss under the simplified approach using a provision matrix which applies the relevant loss rates to the outstanding trade receivable balances (i.e. an aged analysis). Different loss rates are determined depending on the number of days that the trade and other receivables are outstanding. Depending on the diversity of the end-user
base, the Group uses appropriate groupings (known as customer segments) based on homogeneous risk characteristics. The estimates mainly involve the following:

•	Determining appropriate customer segments – Estimating the risk characteristics and concluding whether a group of customers will exhibit similar loss patterns in the future;

•	Appropriateness of historical loss rates – Estimating whether the macroeconomic outlook for the prior periods is consistent with the current outlook or if any adjustment is needed;

•
Default definition
– Management defines its policy of what is considered as a default which is consistent with the internal credit risk management policy of the Group. The default definition includes the impact of qualitative factors wherever necessary; and

•
Forward-looking analysis
– Management assesses whether in the past, there has been a plausible relationship between the macroeconomic indicators and the historical loss patterns. In case there is a plausible relationship and a strong correlation, Management estimates the impact of the future economic outlook on the loss patterns based on forecasted statistics.

The Group uses a simplified approach which includes a provision matrix for large portfolio of customers which have similar risk characteristics (through ‘determining appropriate customer segments’ discussed above) to calculate expected credit losses (ECL) for trade receivables and other receivables based on the Group’s historical observed default rates, derived from the number of days past due for various customer segments that have similar loss patterns. These historical observed default rates are then adjusted for forward-looking information through the forward looking analysis discussed above.

The assessment of the correlation between historical observed default rates, forecast economic conditions and resulting ECL is a significant estimate. The amount of ECL is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of the customer’s actual default in the future.
5. Property and equipment

In USD	Furniture, fittings and equipment	Leasehold improvements	Total
Cost
At 1 January 2020	311,182	135,154	446,336
Additions	192,976	20,009	212,985

At 31 December 2020	504,158	155,163	659,321
Additions	265,927	53,544	319,471
Acquisition through business combination (Note 7)	1,846	—	1,846

At 31 December 2021	771,931	208,707	980,638

Accumulated depreciation
At 1 January 2020	14,940	10,989	25,929
Charge for the year	109,777	13,826	123,603

At 31 December 2020	124,717	24,815	149,532
Charge for the year	163,667	18,735	182,402

At 31 December 2021	288,384	43,550	331,934

Net book value
At 31 December 2021	483,547	165,157	648,704

At 31 December 2020	379,441	130,348	509,789

Depreciation is charged entirely to General and administrative expenses (Note 22)
6. Intangible assets

In USD	2021	2020
Cost
At 1 January	—	—
Acquisition through business combination (Note 7)	1,002,147	—
Additions	2,222	—

At 31 December	1,004,369	—
Accumulated amortization
At 1 January	—	—
Charge for the year	15,963	—

	15,963	—

Net book value as at 31 December	988,406	—

7. Business combination and goodwill
On 19 November 2021, the Group acquired 55% of the shares of Shotl Transportation, S.L. (“Shotl”), a mass transit platform that partners with municipalities and corporations to provide on-demand
bus and van services across Europe, Latin America and Asia-Pacific. This acquisition has been accounted for in accordance with IFRS 3 Business Combination.

The initial accounting is based on the management’s best estimate of the fair value of the assets and liabilities acquired by the Group and will be finalized within the next 12 months. The finalization of the purchase price allocation may result in a change in the fair value of assets and liabilities acquired, and accordingly a corresponding change in the goodwill. The purchase consideration and the provisional fair value of the identifiable assets and liabilities of Shotl at the date of acquisition are as follows:

In USD	Provisional fair value recognized on acquisition
Assets
Intangible Assets	1,002,147
Property and Equipment	1,846
Other assets	8,697
Trade and other receivables	365,061
Cash and cash equivalents	145,551

Total Assets	1,523,302

Liabilities
Interest-bearing loans	493,779
Loans from related parties	482,161
Trade and other payables	238,046

Total Liabilities	1,213,986

Total identifiable net assets at fair value	309,316

Non-controlling interest measured at fair value	139,643
Goodwill arising on acquisition	4,418,226

Purchase consideration	4,557,869

In USD	Cash flow on acquisition
Net cash acquired with the subsidiary	145,551
Cash consideration paid	(968,997)

Purchase consideration transferred	(823,446)

Purchase consideration is paid as follows:

•	$1 million in Pivotal Holdings (as defined in Note 34) shares at closing of the SPAC transaction;

•	Approximately $0.97 million in cash at closing of acquisition;

•	approximately $1 million in cash 6 months after closing of the acquisition;

•	approximately $1 million in cash 12 months after closing of the acquisition; and

•	approximately $0.6 million in cash payable at the later of 18 months after closing or satisfaction of certain revenue and grants earn-out condition.
Revenue and loss contribution
The acquired business’s contribution to revenue and loss since acquisition date was insignificant to the Group.
8. Current financial assets
During the year, the Group has entered into Convertible Promissory Note Agreements with total investment of USD 10 million (the “Notes”). The Notes have a maturity date after four months from the commencement date and, could be extended for two additional months with a prior written consent from Swvl to the issuing parties. The Notes are convertible, on the discretion of the issuing parties to number of shares, determined based on the specific scenarios outlined in the agreements. In case the parties did not convert the Notes, by written notice to the Group five business days prior to maturity date, the notes value shall be repaid to the Group.
Break-up
of the notes is following:

In USD	Commencement date	Interest	2021	2020
Investment A	24 November 2021	1.08% p.a.	5,000,880	—
Investment B	4 December 2021	0% p.a.	5,000,000	—

			10,000,880	—

9. Trade and other receivables

	At 31 December
In USD	2021	2020
Trade receivables	4,223,645	2,524,153
Customer wallet receivables	1,329,364	449,275
Accrued income	3,038,259	889,140
Less: provision for expected credit losses	(2,403,782)	(1,076,678)

	6,187,486	2,785,890
Other receivables	415,754	74,226

	6,603,240	2,860,116

Trade receivables are
non-interest
bearing and are generally on up to 60 days terms. It is not the practice of the Group to obtain collateral over trade receivables and are therefore, unsecured. Provision for expected credit losses for receivables consists of the following:

	At 31 December
In USD	2021	2020
Provision for expected credit losses for trade receivables	(1,857,436)	(816,655)
Provision for expected credit losses for customer wallet receivables	(546,346)	(260,023)

	(2,403,782)	(1,076,678)

The movement in provision for expected credit losses are as follows:

In USD	2021	2020
At 1 January	1,076,678	347,822
Charge during the year	1,327,104	728,856

At 31 December	2,403,782	1,076,678

10. Prepaid expenses and other current assets

	At 31 December
In USD	2021	2020
Withholding tax receivables	634,835	—
Prepaid expenses	272,312	203,024
Advances to suppliers	186,120	21,646
Others	9,722	—

	1,102,989	224,670

11. Cash and cash equivalents
For the purpose of the cash flow statement, cash and cash equivalents comprise the following:

	At 31 December
In USD	2021	2020
Cash on hand	3,410	—
Cash at banks	4,083,466	7,648,482
Cash sweep account (*)	5,451,238	2,700,250
Bank overdraft	(8,391)	—

	9,529,723	10,348,732

*
Cash sweep account consists of highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash with 24 hours’ notice with no loss of interest. These investments generate interest and dividend income as disclosed in Note 26. The average rate of interest and dividend income represented are insignificant.

12. Share capital
The authorised share capital of the Parent Company consists of 93,922,712 shares at 31 December 2021 (31 December 2020: 93,922,712 shares) par value of $0.0001 per share. The number of shares presented are recast for the effect of the Conversion Ratio as discussed in Note 34.4 and the reallocation between share capital and share premium, and applied retrospectively to all prior periods presented.
12.1 Authorised and issued share capital

	At 31 December
	2021		2020
	Authorised	Issued	Authorised	Issued
Common A shares	22,649,444	19,125,190	22,649,444	19,125,190
Common B shares	5,943,214	833,500	5,943,214	833,500
Class A shares	8,387,844	8,387,844	8,387,844	8,387,844
Class B shares	11,711,272	11,711,272	11,711,272	11,711,272
Class C shares	12,360,556	12,360,556	12,360,556	12,360,556
Class D shares	22,345,941	22,345,941	22,345,941	22,345,941
Class D-1 shares	10,524,441	10,524,441	10,524,441	10,524,441

	93,922,712	85,288,744	93,922,712	85,288,744

12.2 Rights of share classes
Common Shares A and Common Shares B are ordinary shares, with the exception that Common Shares B are non-voting.

Class A, Class B, Class C, Class D, and
Class D-1
shares are preferred shares that are (i) convertible into Common Shares A at the respective Conversion Ratio at any time, (ii) have a liquidation preference, and (iii) have the right to participate in non-liquidation
asset distribution events.
The holders of Class A, Class B, Class C, Class D and
Class D-1
convertible preference shares may convert their shares into common share A at any time following the date of issuance at the then applicable conversion rate. The current conversion rate for all classes of preference shares is 1:1.
Any of the following shall be treated as a liquidation event of the Company: (i) the liquidation, dissolution or winding up of the Company or any of its subsidiaries; (ii) a Merger or consolidation (in which members of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring Company) and a sales, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company.
12.3 Movement in share capital, subscribed and
paid-up
capital

	Number of shares	Share capial USD (recast)	Share premium USD (recast)
Balance as at 1 January 2020	74,764,303	7,477	62,496,668
Issuance of shares – Class D-1	10,524,442	1,052	26,376,520

Balance as at 31 December 2020	85,288,745	8,529	88,873,188

Balance as at 31 December 2021	85,288,745	8,529	88,873,188

13. Employee share scheme reserve
The Group issued share-based payment awards to employees starting May 2017 to select employees. While there was a mutual understanding with the employees regarding the terms of the award, and the formal approval was pending. In June 2019, the Board of Directors adopted a draft version of Swvl Inc’s 2019 Share Option Plan (the Plan) and a draft version of the sample award agreement for granting of options to employees as identified by the Management, up to 5,943,214 shares. The Board of Directors also ratified all awards issued prior to its adoption of draft documents. Although the formal terms and conditions were subsequently approved by the Board of Directors in July 2021, the grant date will be achieved when these are communicated and clarified with the employees. However, employees have rendered services to the Group based on mutual understanding, and this counts towards employees meeting their service conditions.
Under the Plan, 25% of the options vest annually from the issue date. These options are exercisable up to 10 years from the issue date, but only if an “exit event” as defined in the Plan occurs. An employee that leaves the Group before an exit event has occurred could exercise options on a pro-rata
basis (based on the length of time that the employee has served since the award was granted).

When exercisable, each option is convertible into one Common Share B. The exercise price of the options is based on the fair value of shares as determined in the immediately previous round of financing.

	2021		2020
	Average exercise price per share Option	Number of options	Average exercise price per share option	Number of options
	USD		USD
At 1 January	2.30	4,466,470	1.46	2,908,189
Issued during the year (i)	1.70	5,849,596	2.36	3,423,086
Exercised during the year (ii)	—	—	—	(833,500)
Forfeited during the year	2.01	(1,801,386)	1.96	(1,031,305)

At 31 December	1.61	8,514,681	2.30	4,466,470

Vested and exercisable	1.49	5,158,033	1.25	883,328

(i)
Since the grant date is achieved only in the future on the “exit event” while the vesting period commences when awards are issued to employees, the disclosure considers “number of awards issued” in place of “number of awards granted”.

(ii)	The weighted average share price at the date of exercise of options exercised during the year ended 31 December 2021 was $0 (31 December 2020 – $0).
Share options outstanding at the end of each year have the following expiry date and exercise prices:

	At 31 December
	2021	2020
Number of options	8,514,681	4,466,470

Range of exercise price	$0 - $3.38	$0.36 - $2.50

Range of expiry dates	April 2027 – September 2031	January 2030 – December 2030

Weighted average remaining contractual life (in years)	7.97	8.95

Since the grant date is not achieved, the options are fair valued using an estimate of fair value of options on equity at the end of each reporting period using Monte Carlo simulation that takes into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk-free interest rate for the term of the option, and the correlations and volatilities of the peer group companies. The fair value of the options was as follows:

Strike price	At 31 December
	2021	2020
$0	13,100	2,353.60
$0.36	—	2,121.06
$0.43	—	2,075.66
$1.23	11,357	1,552.37
$1.88	10,515	1,160.23
$2.50	9,780	878.90
$3.38	8,852	—
Total expenses arising from share-based payment transactions recognised in the consolidated statement of comprehensive income as part of employee benefit expense was USD 33.6 million for the year ended 31 December 2021 (USD 2.8 million and USD 0.4 million for the years ended 31 December 2020 and 31 December 2019, respectively).

The following assumptions are used in calculating the fair values of the options:

Particulars	At 31 December
	2021	2020
Expected weighted average volatility (%)	50%	60%
Expected dividends (%)	0%	0%
Expected term (in years)	1.25	1.25
Risk free rate (%)	1.12%	0.10%
Market price	$13,430.0	$2,353.6
The volatility has been measured as the standard deviation of quoted share prices of comparable peer entities over the last one year from each respective/expected grant date.
The number of shares and exercise prices presented above are recast to reflect the impact of the Conversion Ratio as discussed in Note 34.4 and applied retrospectively to all prior periods presented.

14.	Foreign currency translation reserve
Exchange differences arising on translation of the foreign controlled entities are recognised in other comprehensive income, as described in Note 2.6 (iii), and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.
The following table represents the movement of the foreign currency translation reserve during the year:

In USD	Foreign currency reserve
At 1 January 2019	14,183
Currency translation difference	1,154,625

At 31 December 2019	1,168,808
Currency translation difference	(308,434)

At 31 December 2020	860,374
Currency translation difference	(409,511)

At 31 December 2021	450,863

15.	Derivatives liabilities
At 31 December 2021, embedded derivatives of USD 44.3 million (31 December 2020: Nil) have been recognised as current liabilities. Embedded derivatives are related to the put option embedded in the convertible notes agreement, which represent an obligation on the Group to deliver variable number of shares upon the conversion event. Please refer to (Note 32) for further details.
A fair value loss for the year ended 31 December 2021 amounted to USD 44.3 million (2020: Nil) and has been recorded in finance cost (Note 27).

16.	Convertible notes

	At 31 December
In USD	2021	2020
Convertible Notes A	29,106,482	—
Convertible Notes B	45,500,000	—

	74,606,482	—

Convertible Notes A
During the year ended 31 December 2021, the Parent Company issued convertible notes, in an aggregate principal amount of USD 27.7 million with a maturity date of 5 September 2022, convertible either into common or preferred shares of the Parent Company upon maturity or immediately prior to a merger or consolidation with a special purpose acquisition company depending on certain criteria detailed in the convertible notes’ agreements. However, in connection with the Parent Company’s proposed business combination with Queen’s Gambit Growth Capital, immediately prior to the consummation of the business combination (as further described in (Note 34) such convertible notes will convert into the right to receive Class A ordinary shares, par value $0.0001 per share of Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of the Parent Company. These notes will convert unless they are repaid together with accrued interest with the prior written consent of “Majority in Interest” comprising of majority holders that are unaffiliated to the Group. The Parent Company intends to use the net proceeds from the issue of the convertible notes for general corporate purposes as well as to finance strategic opportunities which may arise.
The interest rate varies to be (i) a rate of 12% per annum from the date of issuance of each convertible note, until the date on which the aggregate principal amount raised by the Parent Company reaches the predetermined benchmark, and (ii) at any time thereafter, and in respect of all amounts raised by the Parent Company, a rate of 6.5% per annum.
The conversion ratios for these notes would depend on the event leading to their conversion. Unless the Group conducts a Qualified Equity Financing Event, a Corporate Transaction, an IPO or a SPAC Transaction, all of which are defined in the term-sheet, the notes would convert on maturity using a conversion price derived from a prescribed valuation cap on fully diluted capitalisation on conversion date. Since the management considers the SPAC Transaction likely to occur, it has used a conversion price prescribed for such event while calculating the fair value of the embedded derivatives.
During the year, accrued interest charges amounted to USD 1.4 million (2020: Nil) (Note 27).
Convertible Notes B
During the year, certain PIPE investors have
pre-funded
to the Group a portion of USD 45.5 million of the aggregate PIPE subscription raised in connection with the proposed business combination, in a form of convertible notes. The “PIPE” is a fully committed private placement of common shares of the combined company. At the closing of the Group’s business combination with the SPAC, each exchangeable note will be automatically exchanged for shares of the combined company at an exchange price of USD 8.50 per share. Upon the issuance of the exchangeable notes, the amount pre-funded
by each participating investor reduces their remaining respective commitment in the PIPE. These notes doesn’t bear interest.

17.	Interest-bearing loans

	At 31 December
In USD	2021	2020
Loan A	341,130	—
Loan B	56,855	—

	397,985	—

Loan A:
On 15 May 2020, Shotl Transportation (the Subsidiary) has entered into an agreement of loan facility with European bank (Cajamar bank) to support its operations. The loan nominal value is amounted to EUR 300,000. The loan carries variable interest rate of 1.85% plus EURIBOR per annum. The loan will be repaid on 48 equally monthly instalments. The maturity date has been extended for
12-month
period to end on 5 May, 2026 due to COVID 19 pandemic.

Loan B:
On 12 February 2021, Shotl has entered into an agreement of loan facility with European bank (Santander Bank) to support its operations. The loan nominal value is EUR 50,000. The loan carries fixed interest rate of 3.6% per annum. The loan will be repaid in 48 equally monthly instalments. The loan will be matured on 12 February 2026.
Classification of loans as current and
non-current
is as follows:

	At 31 December
In USD	2021	2020
Non-current	337,545	—
Current	60,440	—

	397,985	—

18.	Accounts payable, accruals and other payables

	At 31 December
In USD	2021	2020
Financial items
Accounts payables	5,176,759	1,057,599
Accrued expenses	9,008,969	31,727
Deferred purchase price	3,618,902	—
Captain payables	1,249,948	289,426
Advances from customers	52,307	—
Other payables	560,857	36,243

	19,667,742	1,414,995
Non-financial items
Advances from individual customers (e-wallets) (i)	3,938,712	2,523,608

Total accounts payable, accruals and other payables	23,606,454	3,938,603

(i)	Advances from individual customers (e-wallets) are used by customers against future bookings, therefore, the Group does not expect to repay these amounts.

19.	Lease liabilities and right-of-use assets
The Group’s lease environment includes rental of office space across different locations of operation in Egypt, Kenya, Pakistan, and United Arab Emirates.
Office leases
The Group has leased office space across different locations of operations with lease terms ranging from 1 – 5 years. The Group has determined the non-cancellable
lease term for individual leases based on the requirements under IFRS 16 and considering the options available to extend the lease agreement or not to terminate the lease agreements.
Lease term
The Group’s contractual arrangements with the lessors generally contain lease term extension and early termination options that are to be mutually agreed upon between the lessor and the Group. Certain other leased office spaces contractually allow the lease agreement to be extended or terminated beyond the non-cancellable
period solely upon the Group’s discretion.

Low value leases
The Group has not identified any low value leases for the year ended 31 December 2021 and 31 December 2020.

19.1	Right-of-use assets

	At 31 December
In USD	2021	2020
Balance as at 1 January	863,645	1,110,486
Additions during the year	3,737,469	116,968
Depreciation charge for the year	(541,218)	(363,809)

Balance as at 31 December	4,059,896	863,645

19.2	Lease liabilities

	At 31 December
In USD	2021	2020
Balance as at 1 January	928,583	1,147,309
Additions during the year	3,716,327	116,968
Accretion of interest	140,184	83,804
Repayments	(622,573)	(419,498)

Balance as at 31 December	4,162,521	928,583

Maturity analysis

	At 31 December
In USD	2021	2020
Less than one year (current)	1,201,204	302,719
One to five years (non-current)	2,961,317	625,864

Lease liabilities as at 31 December	4,162,521	928,583

Amounts recognised in the consolidated statement of comprehensive income:

	At 31 December
In USD	2021	2020
Interest expense on lease liabilities	(140,184)	(83,804)
Depreciation for right-of-use assets	(541,218)	(363,809)

	(681,402)	(447,613)

20.	Revenue

20.1	Disaggregation of revenue from contracts with customers
The Group derives its revenue principally from
end-users
who use the Group’s platform to access routes predetermined by the Group. The Group derives revenue from the transfer of services at a point in time. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors.

	For the year ended 31 December
In USD	2021	2020	2019
Business to customers	18,744,932	6,642,609	5,953,186

Business to business – SaaS	8,535	—	—
Business to business – TaaS	19,591,786	10,669,677	6,398,360

	19,600,321	10,669,677	6,398,360

	38,345,253	17,312,286	12,351,546

20.2	Revenue by geographical location
The following table presents the Group’s revenue reconciliation disaggregated by geographical location. Revenue by geographical location is based on where the transaction occurred.

	For the year ended 31 December
In USD	2021	2020	2019
Egypt	25,011,807	14,981,243	12,010,701
Pakistan	10,391,287	1,502,884	154,818
Kenya	1,873,051	824,656	186,027
Others	1,069,108	3,503	—

	38,345,253	17,312,286	12,351,546

The Group has no contract assets, liabilities balances, and has unbilled revenue of USD 3 million (2020: USD 0.9 million).

21.	Cost of sales

	For the year ended 31 December
In USD	2021	2020	2019
Captain costs	(47,795,494)	(23,720,753)	(31,287,527)
Captain bonuses	(1,083,977)	(1,159,717)	(2,326,497)
Captain deductions	670,472	569,008	1,209,819
Tolls and fines	(714,204)	(2,102,242)	(1,379,329)

	(48,923,203)	(26,413,704)	(33,783,534)

22.	General and administrative expenses

	For the year ended 31 December
In USD	2021	2020	2019
Staff costs (Note 24)	(53,269,597)	(11,257,729)	(4,110,436)
Professional fees	(8,775,977)	(1,603,846)	(1,487,090)
Technology costs	(3,783,868)	(1,033,047)	(708,308)
Customer experience costs	(1,856,056)	(104,743)	(264,903)
Travel and accommodation	(1,428,566)	(394,572)	(67,482)
Rent expense	(720,462)	(130,532)	(192,898)
Expansion expenses	(387,037)	(35,704)	(421,700)
Depreciation of property and equipment (Note 5)	(182,402)	(123,603)	(20,276)
Depreciation of right-of-use assets (Note 19.1)	(541,218)	(363,809)	(232,791)
Insurance	(521,876)	(202,840)	—
Outsourced employees expense	(437,478)	(517,695)	(59,242)

	For the year ended 31 December
In USD	2021	2020	2019
Entertainment	(187,776)	(39,789)	(56,346)
Utilities	(271,436)	(631,360)	(267,445)
Foreign exchange losses	(628,061)	(8,430)	54,079
Amortization of intangible assets (Note 6)	(15,963)	—	—
Bank charges	(8,052)	(54,613)	(50,450)
Other expenses	(1,703,121)	(2,081,423)	(2,872,249)

	(74,718,946)	(18,583,735)	(10,757,537)

23.	Selling and marketing expenses

	For the year ended 31 December
In USD	2021	2020	2019
Growth marketing expenses	(7,948,629)	(2,418,005)	(3,908,499)
Staff costs (Note 24)	(3,385,887)	(1,297,236)	(527,210)
Offline marketing expenses	(2,217,968)	(928,431)	(3,542,096)
Referrals	(162,754)	(83,743)	(45,460)
Stamp taxes on marketing activities	—	—	(324,379)

	(13,715,238)	(4,727,415)	(8,347,644)

24.	Staff costs

	For the year ended 31 December
In USD	2021	2020	2019
Salaries and other benefits	(22,387,850)	(9,561,459)	(4,204,302)
Share-based payments charges (Note 13)	(33,611,231)	(2,828,995)	(433,344)
Employee end of service benefits	(656,403)	(164,511)	—

	(56,655,484)	(12,554,965)	(4,637,646)

Staff costs are allocated as detailed below:

	For the year ended 31 December
In USD	2021	2020	2019
General and administrative expenses (Note 22)	(53,269,597)	(11,257,729)	(4,110,436)
Selling and marketing expenses (Note 23)	(3,385,887)	(1,297,236)	(527,210)

	(56,655,484)	(12,554,965)	(4,637,646)

25.	Other expenses, net

	For the year ended 31 December
In USD	2021	2020	2019
Non-recoverable VAT and other indirect taxes	(185,304)	(236,795)	(49,715)
Others	8,237	(8,633)	(11,585)

	(177,067)	(245,428)	(61,300)

26.	Finance income

	For the year ended 31 December
In USD	2021	2020	2019
Interest income	128,421	546,872	303,753
Dividend income	53,755	42,878	53,108

	182,176	589,750	356,861
Interest and dividend income are generated from the Group’s cash sweep account and short-term treasury bills as disclosed in Note 11.

27.	Finance cost

	For the year ended 31 December
In USD	2021	2020	2019
Change in fair value of embedded derivatives	(44,330,400)	—	—
Interest expense on convertible notes	(1,400,067)	—	—
Lease finance charges (Note 19.2)	(140,184)	(83,804)	(70,637)
Interest expense	(2,653)	—	—

	(45,873,304)	(83,804)	(70,637)

28.	Taxes

28.1	Components of provision for income taxes
The Group did not incur income tax expenses for the years ended 31 December 2021 and 2020 as it has not generated taxable income. The components of the provision for income taxes were as follows:

	For the year ended 31 December
In USD	2021	2020	2019
Income tax benefit	4,718,036	3,155,704	5,378,552

	4,718,036	3,155,704	5,378,552

28.2	Deferred tax asset
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at the enacted rates. The significant components of the Group’s deferred tax assets is resulted from the carried forward tax losses from current and previous year which are expected to be recoverable once the group is able to generate taxable income in future periods. The movement of deferred tax assets during the year was as follows:

	At 31 December
In USD	2021	2020
At 1 January	9,913,707	6,758,003
Additional deferred tax credit	4,718,036	3,155,704

At 31 December	14,631,743	9,913,707

28.2.1	Egypt – Deferred tax asset recognised
The Group’s Egyptian subsidiary (Swvl for Smart Transport Applications and Services LLC) has incurred net taxable losses in the previous years of approximately USD 20.97 million, USD 12.2 million, USD 23.7 million and USD 4.6 million for the years ended 31 December 2021. 2020, 2019 and 2018 respectively. Management believes it is probable that the deferred tax benefit from these unused tax losses will be recoverable based on future tax plans and projected taxable profits and has accordingly recognised the amounts in these consolidated financial statements.

28.2.2	Deferred tax asset not recognised
The Group’s subsidiaries in Kenya, Pakistan, Jordan, Kingdom of Saudi and Spain also incurred tax losses, however Management believes that it is not probable that it will recover the deferred tax benefits of each respective country and have accordingly not considered their tax losses in the deferred tax assets calculations. These unused tax losses expire in the following manner:

In USD	Expire within 5 years	Expire in 5-10 years	Expire in more than 10 years	Total
Swvl Pakistan (Private) Ltd. (Pakistan)	3,398,579	5,336,079	—	8,734,658
Swvl NBO Limited (Kenya)	—	—	2,852,254	2,852,254
Swvl Technologies Ltd. (Kenya)	—	—	3,442,662	3,442,662
Smart Way Transportation LLC (Jordan)	424,030	—	—	424,030
Swvl Saudi for Information Technology (Saudi)	—	—	619,532	619,532
Shotl Transportation, S.L. (Spain)	—	—	87,138	87,138

	3,822,609	5,336,079	7,001,586	16,160,274

28.3	Relationship between tax expense and accounting profit
The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the Group’s applicable tax rate as follows:

	At 31 December
In USD	2021	2020	2019
Loss before tax	(146,207,433)	(32,880,906)	(40,637,953)
Effect of unused losses*	124,136,838	18,855,555	16,733,276
Remeasurement of deferred tax asset	—	(421,725)	(144,092)
ECL provision	1,096,696	510,153	316,878
Accounting depreciation	30,517	19,412	12,381
Tax depreciation	(25,665)	(107,840)	(185,167)

Taxable losses	(20,969,047)	(14,025,351)	(23,904,677)
Tax rate	22.5%	22.5%	22.5%

	(4,718,036)	(3,155,704)	(5,378,552)

*
Unused losses refer to the losses incurred in Swvl Holdings Corp and UAE, since these losses are not subject to income tax. In addition, for the losses incurred in Kenya, Pakistan, Jordan, KSA and Spain, since Management believes that it is not probable that it will recover the deferred tax benefits of each respective country, it was included within unused losses.

29.	Loss per share
Basic loss per share is computed using the weighted-average number of outstanding ordinary shares during the period. Diluted loss per share is computed using the treasury stock method to the extent that the effect is dilutive by using the weighted-average number of outstanding ordinary shares and potential ordinary shares during the period. The numbers presented have been recasted to reflect the impact of the Conversion Ratio as discussed in Note 34.4 and applied retrospectively to all prior periods presented.
The Company’s Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class D Preferred Shares and
Class D-1
Preferred Shares being together referred to as the “Company’s Preferred Shares” together with the Company Common Shares A and the Company Common Shares B being together referred to as the “Company’s ordinary Shares”).
Potential ordinary shares which are based on the weighted-average ordinary shares underlying outstanding stock options, restricted stock units, restricted stock awards, and other contingently issuable shares, and exchangeable notes and computed using the treasury stock method or the if-converted
method, as applicable, are included when calculating diluted loss per share when their effect is dilutive. As at 31 December 2021, there is no dilutive effect on the basic loss per share of the Group. The computation of loss per share for the respective periods is as follows:

	At 31 December
In USD (except share information)	2021	2020	2019
Loss for the year attributable to equity holders of the Parent Company	(141,416,132)	(29,725,202)	(35,259,401)

Weighted average number of ordinary shares outstanding during the year	85,288,745	83,500,949	65,820,793

Loss per share – basic	(1.66)	(0.36)	(0.54)

Loss per share – diluted	(1.66)	(0.36)	(0.54)

Since the Group was in a loss position for the years ended 31 December 2021, 2020 and 2019, basic net loss per share was the same as diluted net income per share for the years presented. The potentially dilutive vested employee stock options (Note 13) and exchangeable convertible notes were excluded from the computation of diluted net loss per share because their effect would have been anti-dilutive for the years presented, and the issuance of such shares is contingent upon the satisfaction of certain conditions which were not yet satisfied by 31 December 2021, 2020 and 2019.

30.	Related party transactions and balances
Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties include associates, parent, subsidiaries, and key management personnel or their close family members. The terms and conditions of these transactions have been mutually agreed between the Group and the related parties. To determine significance, the Group considers various qualitative and quantitative factors including whether transactions with related parties are conducted in the ordinary course of business.
Interest in subsidiaries:
The details of interests in the subsidiaries with whom the Group had entered into transactions or had agreements or arrangements in place during the year are disclosed in Note 1 of the consolidated financial statements.
Compensation of key management personnel:
Key management personnel of the Group comprise the directors and senior management of the Group.

	At 31 December
In USD	2021	2020
Short-term employee benefits	1,287,379	652,175
Provision for end of service benefits	99,487	32,399
Share-based payments	13,360,206	829,746

	14,747,072	1,514,320

No. of key management	7	6

Transactions with related parties:
Details of transactions with related parties during the year, other than those which have been disclosed elsewhere in these consolidated financial statements, are as follows:

	At 31 December
In USD	2021	2020
(Repayment)/advances to shareholders	(36,091)	36,091

Balances with related parties:
The following balances are outstanding at the end of the reporting period in relation to the above transactions with related parties:

	At 31 December
In USD	2021	2020
Convertible notes—key management personnel	100,000	—
Advances to shareholders	—	36,091

The advances to shareholders outstanding at year end are unsecured, interest free, payable on demand and have been subsequently settled in cash. No impairment charge has been recognised during the year ended 2021 and 2020 in respect of amounts owed by related parties.

Short-term loans to related parties:
Short term loans to related parties related to the acquisition of Shotl Transportation during the year by The Group (Note 7).

	At 31 December
In USD	2021	2020
Sister company
Routebox Technologies SL	84,039	—

Shareholders of Shotl Transportation SL
Camina Lab SL	323,338	—
Marfina SL	71,387	—

	394,725	—

	478,764	—

On 31 December 2020, Shotl transportation has entered into an agreement with a related party Routbox Technologies SL of loan facility amounted to EUR 72,636. The loan carries fixed interest rate of 1.75% per annum. The loan will mature on 6 May 2022.
On 1 May 2020, Shotl transportation has entered into an agreement with a related party Camina Lab SL of loan facility amounted to EUR 275,489. The loan carries fixed interest rate of 1.75% per annum. The loan will mature on 6 May 2022.
On 1 May 2020, Shotl transportation has entered into an agreement with a related party Marfina SL of loan facility amounted to EUR 60,000. The loan carries fixed interest rate of 1.75% per annum. The loan will mature on 6 May 2022.

31.	Financial instruments by category
Financial assets as per statement of financial position

	At 31 December
In USD	2021	2020
At fair value
Current Financial assets	10,000,880	—

At amortised cost
Trade and other receivables	6,603,240	2,860,116
Advances to shareholders	—	36,091
Cash and cash equivalents	9,529,723	10,348,732

	16,132,963	13,244,939

	26,133,843	13,244,939

Financial liabilities as per statement of financial position

	At 31 December
In USD	2021	2020
At amortised cost
Accounts payable, accruals and other payables excluding non-financial items (i)	19,615,435	1,414,995
Convertible notes	74,606,482	—
Derivatives liabilities	44,330,400	—
Interest bearing loans	397,985	—
Loan from related party	478,764	—
Lease liabilities	4,162,521	928,583

	143,591,587	2,343,578

(i)	Non-financial items include advances from individual customers (e-wallets) and advances from customers as disclosed in Note 18.

32.	Fair value of financial instruments
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	in the principal market for the asset or liability; or

•	in the absence of a principal market, in the most advantageous market for the asset or liability.
The principal or the most advantageous market must be accessible to the Group. The fair value of an asset or liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
A fair value measurement of a
non-financial
asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.
In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurement are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:
Level 1: quoted market price (unadjusted) in an active market for identical assets or liabilities that the entity can access at the measurement date.
Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly.
Level 3: inputs that are unobservable inputs for the asset or liability.
The carrying amounts of the financial assets and financial liabilities approximate their fair values.

The Group’s measurement of embedded derivatives are classified in Level 3 using valuation technique inputs that are not based on observable market data. The significant unobservable inputs used in the fair value measurements, together with a quantitative sensitivity analysis are presented below: The significant unobservable input for valuation of embedded derivatives is the Discount for Lack of Marketability (“DLOM”) of underlying equity shares of the Parent Company. The Management has considered a DLOM of 30% for calculating the fair value of the Parent Company’s equity shares. A range of inputs are considered while concluding the DLOM for this purpose by management, which includes but not limited to, use of various put option pricing models such as the Finnerty Model, Asian Put Model and the Chaffe Model. Management also considers liquidity date assumptions, implied volatilities of a portfolio of comparable companies after making suitable necessary adjustments, among other factors to arrive at the DLOM. Management considers 20% to 36% to reflect reasonably possible range for alternative assumptions of DLOM while estimating fair value of the Parent Company’s equity shares. A change in DLOM% would have an inverse relationship to the fair value of the embedded derivative, i.e., a higher DLOM would lead to reduction in the fair value of the embedded derivative. A shift (+/-) of 1% in DLOM would therefore change the fair value (inversely) of the embedded derivative by USD 0.80 million with the resultant impact on the statement of profit or loss.

33.	Segment information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the CODM in deciding how to allocate resources to an individual segment and in assessing performance. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Group has determined that it operates as one reportable segment.
The Group operates in multiple geographical locations namely in Egypt, Kenya, Pakistan, United Arab Emirates, Saudi, Jordan and Malaysia. The Parent Company is domiciled in British Virgin Islands.

34.	Subsequent events

34.1	Changes to PIPE
On 12 January 2022, the Group issued convertible note for an amount of $20 million to a PIPE investor as pre-funded
subscription. The convertible note shall be exchanged for a number of new Swvl’s Common Shares A at an exchange price of $9.10 per share. Upon the issuance of the exchangeable notes, the amount pre-funded
by the PIPE investor reduces their remaining respective commitment in the PIPE. This note doesn’t bear interest.
On 30 January 2022, following the termination of the forward purchase agreement between SPAC and an investor, the Group terminated the subscription agreement in the amount of $2 million with the same investor.
On 31 January 2022, the Group has entered into a new convertible note agreement with an investor increasing the PIPE by USD 1 million as pre-funded
subscription. The convertible note shall be exchanged for a number of new Swvl’s Common Shares A at an exchange price of $9.10 per share. Upon the issuance of the exchangeable notes, the amount pre-funded
by the PIPE investor reduces their remaining respective commitment in the PIPE. This note doesn’t bear interest.
On 11 March 2022, the Group issued convertible notes for an amount of $1.8 million and to a PIPE investor as pre-funded
subscription. The convertible note shall be exchanged for a number of new Swvl’s Common Shares A at an exchange price of $9.10 per share. Upon the issuance of the exchangeable notes, the amount pre-funded
by the PIPE investor reduces their remaining respective commitment in the PIPE. This note doesn’t bear interest.
On 23 March 2022, the Group issued convertible note for an amount of $2.7 million $0.9 million to PIPE investors as pre-funded
subscription. The convertible notes shall be exchanged for a number of new Swvl’s

Common Shares A at an exchange price of $9.10 per share. Upon the issuance of the exchangeable notes, the amount pre-funded
by the PIPE investor reduces their remaining respective commitment in the PIPE. These notes don’t bear interest.

34.2	Acquisition of controlling interest in an Argentina-based mass transit platform provider
On 14 January 2022, the Group acquired a 51% controlling interest in Viapool Inc, (“Viapool”) a company incorporated under the laws of the State of Delaware, pursuant to the signed stock purchase agreement. Viapool is engaged in the development, implementation and commercialization of new mobility and transport systems, including different services and connecting travellers with buses and private cars in Argentina.
The total value of the purchase consideration is approximately $4.5 million in cash and shares as follows:

•	$1 million in cash, paid by the Group at closing date of the acquisition;

•	$0.5 million in new Swvl’s Common Shares A or in cash if the de-SPAC process has been definitively terminated;

•	$2.5 million in cash, payable ten business days counted as from the earlier of (a) March 31, 2022, or (b) the Completion of the de-SPAC process; and

•	Maximum of $0.5 million in cash, payable subject to achieving certain revenue level as outlined in the stock purchase agreement.
The Company still assessing the accounting treatment and fair value of net assets acquired in relation to the acquired controlling interest.

34.3	Enter into Sale and Purchase agreement of Door2Door GMBH
On March 24, 2022, we announced a definitive agreement to acquire a controlling interest in Door2DoorGmbH, a high-growth mobility operations platform that partners with municipalities, public transit operators, corporations, and automotive companies to optimize shared mobility solutions across Europe. The closing of the door2door transaction is subject to customary closing conditions and is expected to be completed in by June 30, 2022.

34.4	Consummated reverse recapitalization with Queen’s Gambit
On March 31, 2022 (the “Closing Date”), the Company consummated a business combination (the “Closing”) with Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“Queen’s Gambit”), where Queen’s Gambit merged through multiple transactions with a wholly owned subsidiary of Swvl Holdings Corp.
As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, the merged Queen’s Gambit Surviving Company and Swvl Inc. will each become wholly owned subsidiaries of Swvl Holdings Corp (Formerly known as “Pivotal Holdings Corp”), a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands.
Swvl Holdings Corp articles authorize the issuance of up to 555,000,000 shares, consisting of (a) 500,000,000 Class A Ordinary Shares and (b) 55,000,000 preferred shares. All outstanding Class A Ordinary Shares are fully paid and non-assessable.
To the extent they are issued, certificates representing Class A Ordinary Shares are issued in registered form. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A Ordinary Shares once the vesting and exercising conditions are met.
At the closing date, Pivotal Holdings Corp changed its name to Swvl Holdings Corp and the securityholders of Queen’s Gambit and Swvl, Inc. will become securityholders of Swvl Holdings Corp (“New Swvl”). Subsequent to the closing of the Business Combination, there were 118,496,102 Class A Ordinary Shares with par value of

$0.0001 per share that were outstanding and issued. There are also 17,433,333 Warrants outstanding, each exercisable at $11.50 per one Class A Ordinary Share, of which 11,500,000 are public warrants (“Public Warrants”) listed on Nasdaq and 5,933,333 private placement warrants (“Private Warrants”).
Pursuant to the terms of the business combination agreement, at the closing date, among other things, each shareholder of Swvl’s outstanding a) Common Shares A, b) Common Shares B”) and c) Class A, B, C, D and
D-1
preferred shares shall receive approximately 1,509.963 shares of new Swvl’s common shares A and the contingent right to receive certain Earnout Shares (as defined below), for each share of the Company’s common shares, par value $0.0001 per share in exchange of original shares.
Concurrently at the closing date, each outstanding and unexercised option (vested or not) to purchase Swvl’s Common Shares B (each, a “Swvl Option”), were converted to an option to purchase approximately 1,509.963 (“Conversion Ratio”) new Swvl’s common Shares A and the contingent right to receive certain Earnout restricted Stock Units (“Earnout RSUs”) at an exercise price per option equal to (x) the exercise price per option divided by (y) the Exchange Ratio.
In addition, pursuant to the terms of the business combination agreement, at the closing date, each outstanding Queen’s Gambit Warrant were automatically assumed and converted into a new Warrant to acquire new Swvl’s Common Share A, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former Queen’s Gambit Warrants.
During the time period between the Closing Date and the five-year anniversary of the Closing Date (“Earnout Period”), Eligible Swvl Shareholders may receive up to 15 million additional shares of New Swvl’s Common Shares A (the “Earnout Shares”) in the aggregate in three equal tranches of 5 million shares if the volume-weighted average closing sale price of our Common Stock is greater than or equal to $12.50, $15.00 and $17.50 for any 20 trading days within any 30 consecutive trading day period (“Trigger Events”) (or an earlier Change of Control event).
Effective Time, which will be subject to potential forfeiture, and which will be able to be settled in Holdings Common Shares A upon the occurrence of the applicable Earnout Triggering Events (or an earlier Change of Control event).
The portion of such Holdings Common Shares A issuable to Eligible Swvl Shareholders who hold Swvl Options will instead be issued to such holders as Earnout RSUs at the Company Merger
In addition and concurrently with the Closing, PIPE investors purchased and/or automatically converted an existing Swvl exchangeable notes to an aggregate of 12,188,711 shares of New Swvl’s Common Shares with an aggregate proceeds of $111.5 million.
The Company’s Common Stock and Public Warrants have commenced trading on the Nasdaq Stock Exchange (“Nasdaq”) under the symbols “SWVL” and “SWVLW” on March 31, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.
During the year, the Group has incurred costs related to the transaction between the Parent Company and Queen’s Gambit Growth Capital of $7,355,404 (2020: $0). The incurred costs include registration and other regulatory fees, amounts paid to legal, accounting and other professional advisers.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Queen’s Gambit Growth Capital
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Queen’s Gambit Growth Capital (the “Company”), as of December 31, 2021 and 2020, the related statement of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2021 and the period from December 9, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from December 9, 2020 (inception) through December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.
Restatement of Previously Issued Financial Statements
As described in Note 2 to the financial statements, the Company’s previously issued January 22, 2021 financial statement has been restated herein to correct certain misstatements.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by January 22, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 30, 2022
PCAOB ID Number 100

QUEEN’S GAMBIT GROWTH CAPITAL
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$674,711	$—
Due from related party	25,848	—
Prepaid expenses	520,270	—

Total current assets	1,220,829	—
Deferred offering costs	—	280,543
Investments held in Trust Account	345,092,122	—

Total Assets	$346,312,951	$280,543

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$789,005	$10,000
Accrued expenses	7,430,257	189,513
Note payable—related party	—	67,543

Total current liabilities	8,219,262	267,056
Deferred underwriting commissions	9,996,000	—
Derivative warrant liabilities	33,813,310	—

Total liabilities	52,028,572	267,056

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 34,500,000 shares and 0 shares at a $10.00 per share redemption value for December 31, 2021 and 2020, respectively	345,000,000	—

Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding as of December 31, 2021 and December 31, 2020	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non- redeemable issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding as of December 31, 2021, and December 31, 2020	863	863
Additional paid-in capital	—	24,137
Accumulated deficit	(50,716,484)	(11,513)

Total shareholders’ equity (deficit)	(50,715,621)	13,487

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$346,312,951	$280,543

The accompanying notes are an integral part of these financial statements.

QUEEN’S GAMBIT GROWTH CAPITAL
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For The Period From December 9, 2020 (Inception) Through December 31, 2020
General and administrative expenses	$9,537,064	$11,513
General and administrative expense—related party	200,000	—

Loss from operations	(9,737,064)	(11,513)
Other Income (expenses)
Change in fair value of derivative warrant liabilities	(8,856,310)	—
Financing costs—derivative warrant liabilities	(488,173)	—
Loss on issuance of private placement warrants	(6,052,000)	—
Interest Income	136	—
Income from investments held in the Trust Account	92,122	—

Net loss	(25,041,289)	(11,513)

Weighted average shares outstanding, Class A ordinary shares, basic and diluted	32,515,068	—

Basic and diluted net loss per ordinary share, Class A	$(0.61)	$—

Weighted average shares outstanding, Class B ordinary shares, basic and diluted	8,560,274	7,500,000

Basic and diluted net loss per ordinary share, Class B	$(0.61)	$—

The accompanying notes are an integral part of these financial statements.

QUEEN’S GAMBIT GROWTH CAPITAL
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Year Ended December 31, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	—	$—	8,625,000	$863	$24,137	$(11,513)	$13,487
Accretion of Class A ordinary shares subject to possible redemption amount	—	—	—	—	(24,137)	(25,663,682)	(25,687,819)
Net loss	—	—	—	—	—	(25,041,289)	(25,041,289)

Balance—December 31, 2021	—	$—	8,625,000	$863	$—	$(50,716,484)	$(50,715,621)

For The Period From December 9, 2020 (Inception) Through December 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 9, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(11,513)	(11,513)

Balance—December 31, 2020	—	$—	8,625,000	$863	$24,137	$(11,513)	$13,487

The accompanying notes are an integral part of these financial statements.

QUEEN’S GAMBIT GROWTH CAPITAL
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2021	For The Period From December 9, 2020 (Inception) Through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(25,041,289)	$(11,513)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party under note payable	209	—
Change in the fair value of derivative liabilities	8,856,310	—
Loss on issuance of private placement warrants	6,052,000	—
Due from related party	(25,848)	—
Income from investments held in the Trust Account	(92,122)	—
Financing cost—derivative warrant liabilities	488,173	—
Changes in operating assets and liabilities:
Prepaid expenses	(520,270)	—
Accounts payable	826,005	—
Accrued expenses	7,311,744	11,513

Net cash used in operating activities	(2,145,088)	—

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)	—

Net cash used in investing activities	(345,000,000)	—

Cash Flows from Financing Activities:
Repayment of note payable to related party	(90,786)	—
Proceeds received from initial public offering, gross	345,000,000	—
Proceeds received from private placement	8,900,000	—
Offering costs paid	(5,989,415)	—

Net cash provided by financing activities	347,819,799	—

Net change in cash	674,711	—
Cash—beginning of the period	—	—

Cash—end of the period	$674,711	$—

Supplemental disclosure of non-cash investing and financing activities:
Offering costs included in accounts payable	$—	$10,000
Offering costs included in accrued expenses	$70,000	$178,000
Offering costs paid by related party under promissory note	$23,034	$67,543
Deferred offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$—	$25,000
Deferred underwriting commissions	$9,996,000	$—
The accompanying notes are an integral part of these financial statements.

Note 1—Description of Organization, Business Operations and Basis of Presentation
Queen’s Gambit Growth Capital (the “Company” or “SPAC”) was incorporated as a Cayman Islands exempted company on December 9, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from December 9, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Queen’s Gambit Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 19, 2021. On January 22, 2021, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $16.2 million, of which approximately $10.0 million was for deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.9 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of its Public Shares (the “Public Shareholders”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion.

The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public
information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or January 22, 2023, (the “Combination Period”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On July 28, 2021, SPAC, Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“Swvl”), Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of Swvl (“Holdings”), Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned subsidiary of Holdings (“Cayman Merger Sub”), and Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of SPAC (“BVI Merger Sub”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which, among other things, (a) in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”), SPAC will merge with and into Cayman Merger Sub (the “SPAC Merger”), with Cayman Merger Sub surviving the SPAC Merger (Cayman Merger Sub, in its capacity as the surviving company of the SPAC Merger, is sometimes referred to herein as, and from and after the SPAC Merger shall mean, the “SPAC Surviving Company”) and becoming the sole owner of all of the issued and outstanding shares of $1.00 par value per share of BVI Merger Sub (each, a “BVI Merger Sub Common Share”), (b) concurrently with the consummation of the SPAC Merger, and subject to the BVI Business Companies Act, 2004 (as amended, the “BVI Companies Act”), Holdings will redeem each Class A ordinary share, par value $0.0001, of Holdings (each, a “Holdings Common Share A”) and each Class B ordinary share, par value $0.0001, of Holdings (each, a “Holdings Common Share B”) issued and outstanding immediately prior to the SPAC Merger for par value (the “Holdings Redemption”), (c) following the SPAC Merger and subject to the Cayman Companies Act and the BVI Companies Act, the SPAC Surviving Company will distribute all of the issued and outstanding BVI Merger Sub Common Shares to Holdings (the “BVI Merger Sub Distribution”), (d) following the BVI Merger Sub Distribution, in accordance with the BVI Companies Act, BVI Merger Sub will merge with and into Swvl (the “Swvl Merger”, and together with the

SPAC Merger, the “Mergers”), with Swvl surviving the Swvl Merger as a wholly owned subsidiary of Holdings (Swvl, in its capacity as the surviving company of the Swvl Merger, is sometimes referred to herein as, and from and after the Swvl Merger shall mean, the “Surviving Subsidiary Company”). The transactions contemplated in the Business Combination Agreement, together with the other transactions related thereto, are referred to herein as the “Proposed Transaction.” References herein to “SPAC” shall refer to Queen’s Gambit Growth Capital for all periods prior to completion of the SPAC Merger and to the SPAC Surviving Company for all periods after completion of the SPAC Merger.
At the effective time of the SPAC Merger (the “SPAC Merger Effective Time”)

a)	by virtue of the SPAC Merger and without any action on the part of SPAC, Cayman Merger Sub, BVI Merger Sub, the Company, Holdings or the holders of any of the following securities:

i.
each ordinary share of Cayman Merger Sub, par value $1.00 per share, issued and outstanding immediately prior to the SPAC Merger Effective Time will be automatically converted into one share of the SPAC Surviving Company, which will constitute the only outstanding shares of the SPAC Surviving Company;

ii.
each Class A ordinary share of SPAC issued and outstanding immediately prior to the SPAC Merger Effective Time will be automatically cancelled, extinguished and converted into the right to receive one Holdings Common Share A; and

iii.	each Class B ordinary share of SPAC, will be automatically cancelled, extinguished and converted into the right to receive one Holdings Common Share B;

b)
each fraction of or whole warrant to purchase SPAC Class A Ordinary Shares (each, a “SPAC Warrant”) issued, outstanding and unexercised immediately prior to the SPAC Merger Effective Time will be automatically assumed and converted into a fraction or whole warrant, as the case may be, to acquire (in the case of a whole warrant) one Holdings Common Share A, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former warrants of SPAC (each such resulting warrant, a “Holdings Warrant”); and

c)
without duplication of the foregoing, each unit of SPAC, comprised of one SPAC Class A Ordinary Share and one-third
of one SPAC Warrant, existing and outstanding immediately prior to the SPAC Merger Effective Time will be automatically cancelled, extinguished and converted into one unit of Holdings, comprised of one Holdings Common Share A and one-third
of one Holdings Warrant.

In connection with the Proposed Transaction, we filed our registration statement on Form
F-4
(File No. 333-259800),
as amended from time to time, with the SEC, by Holdings, on September 27, 2021 and were declared effective on March 15, 2022. A definitive prospectus/proxy statement on Form DEF 14A (File
No. 001-39908)
was filed by the Company with the SEC on March 15, 2022.
Business Combination Agreement Amendments
On January 31, 2022, the Company, Swvl, Holdings, Cayman Merger Sub and BVI Merger Sub
entered into the First Amendment to the Business Combination Agreement (the “First Amendment”), pursuant to which, subject to terms and conditions therein, the parties thereto amended certain terms therein. Further, on March 3, 2022, the Company, Swvl, Holdings, Cayman Merger Sub and BVI Merger Sub entered into the Second Amendment to the Business Combination Agreement (the “Second Amendment”), pursuant to which, subject to the terms and conditions therein, the parties thereto extended the Outside Date (as defined in the Business Combination Agreement) to May 31, 2022.
Forward Purchase Agreement and FPA Termination Agreement
On November 15, 2021, the Company and ACM ARRT VII B, LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward

Transaction (the “Forward Purchase Transaction”) with respect to the Company’s Class A ordinary shares and the Class A ordinary shares, par value $0.0001, of Holdings, (“Holdings Common Shares A”) into which such Class A ordinary shares of the Company were to be converted in the Proposed Transactions. The Forward Purchase Agreement was subsequently terminated pursuant to that certain Termination Agreement dated and effective as of January 30, 2022 (“FPA Termination Agreement”), whereby the parties agreed that no further payments or deliveries are due by either party in respect of the Forward Purchase transaction (whether in cash, shares or otherwise) and agreed to release each other from any and all liabilities arising from, related to or in connection with the Forward Purchase Agreement, including with respect to Seller’s redemption rights. As a result of the termination of the Forward Purchase Agreement and pursuant to that FPA Termination Agreement, the Forward Purchase Agreement is of no further force and effect.
Subscription Agreement and Subscription Termination Agreement
On November 15, 2021, the Company, Swvl, and Holdings, entered into a subscription agreement (the “Subscription Agreement”), with an investor affiliated with the Seller (the “Subscriber”), pursuant to which the Subscriber agreed to purchase, and Holdings agreed to sell to the Subscriber, an aggregate of 200,000 newly issued Holdings Common Shares A for a purchase price of $10.00 per share and an aggregate purchase price of $2,000,000, in a private placement. The Subscription Agreement was entered into separately from and independently of the prior subscription agreements entered into by and between the Company, Swvl, Holdings, and a number of investors on July 28, 2021. On January 30, 2022, the Company, Swvl, Holdings, and the Subscriber entered into an agreement to terminate the Subscription Agreement (the “Subscription Termination Agreement”) effective as of such date. As a result of the termination of the Subscription Agreement pursuant to the Subscription Termination Agreement, the Subscription Agreement is of no further force and effect.
PIPE Subscription Agreements
In connection with the execution of the Business Combination Agreement, SPAC, Holdings and, in some cases, the Company entered into subscription agreements (collectively, the “
PIPE Subscription Agreements
”) with a number of investors (collectively, the “
PIPE Investors
”), pursuant to which the PIPE Investors agreed to purchase, and Holdings agreed to sell to the PIPE Investors, an aggregate of up to 10 million newly issued Holdings Common Shares A for a purchase price of $10.00 per share (the “
Acquired Shares
”) in a private placement (the “
Private Placement
”) for an aggregate purchase price of $100 million (the “
PIPE Subscription Amount
”).
The closing of the sale of the Acquired Shares pursuant to the PIPE Subscription Agreements will take place substantially concurrently with the Closing and is contingent upon, among other customary closing conditions, the subsequent consummation of the Proposed Transactions.
Notwithstanding the foregoing, certain of the PIPE Investors have preliminarily agreed to pre-fund
the Company with up to $35 million of the aggregate PIPE Subscription Amount by purchasing exchangeable notes from the Company prior to the Closing (the “
Company Exchangeable Notes
”). Pursuant to the terms of the PIPE Subscription Agreements entered into with such PIPE Investors, such PIPE Investors, Holdings and the Company are required to cooperate in good faith to negotiate and execute definitive documentation in respect of such Company Exchangeable Notes within ten business days following the date of the PIPE Subscription Agreements. Upon the issuance of a Company Exchangeable Note to any such PIPE Investor, the PIPE Subscription Amount of such PIPE Investor shall be reduced by the purchase price of such Company Exchangeable Note. At the Closing, each Company Exchangeable Note will be automatically exchanged into Holdings Common Shares A at an exchange price of $8.50 per share. The issuance of the Company Exchangeable Notes will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The Proposed Transaction is subject to customary closing conditions and is further described in the Company’s Current Report on Form
8-K
filed with the SEC on July 28, 2021. The Business Combination

Agreement and the form of PIPE Subscription Agreement are included with the Current Report on Form
8-K
filing and the
8-K
filed with the SEC on November 15, 2021.
Liquidity and Going Concern
As of December 31, 2021, the Company had approximately $675,000 its operating bank account and working capital deficit of approximately $7.0 million.
In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC
205-40,
“Presentation of Financial Statements—Going Concern” management has determined that if the Company is unable to complete a Business Combination by January 23, 2023, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete a Business Combination before the mandatory liquidation date.
Note 2—Restatement of Previously Reported Financial Statement
In preparation of the Company’s financial statements for the year ended December 31, 2021, the Company concluded it should restate its previously issued audited balance sheet as of January 22, 2021 as reported in the Company’s Form
8-K
for the audited balance sheet as of January 22, 2021
(“Post-IPO
Balance Sheet”) to classify all Class A ordinary shares subject to redemption in temporary equity and to classify its outstanding warrants as liabilities.
In accordance with ASC
480-10-S99,
redemption provisions not solely within the control of the Company, require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total shareholders’ equity. Although the Company did not specify a maximum redemption threshold, its Amended and Restated Memorandum and Articles of Association currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company restated this interpretation to include temporary equity in net tangible assets.
Additionally, the Company reevaluated the accounting treatment of (i) the 11,500,000 warrants (the “Public Warrants”) that were included in the units issued by the Company in its Initial Public Offering and (ii) the 5,933,333 Private Placement Warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (together with the Public Warrants, the “Warrants”). The Company previously classified the Warrants in shareholders’ equity. In further consideration of the guidance in FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each subsequent reporting date, with changes in fair value recognized in income and losses.
In accordance with FASB ASC Topic 340, “Other Assets and Deferred Costs,” as a result of the classification of the Warrants as derivative liabilities, the Company expensed a portion of the offering costs originally recorded as a reduction in equity. The portion of offering costs that was expensed was determined based on the relative fair value of the Public Warrants and Class A ordinary shares included in the Units.
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in

Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statement that contained the error, reported in the Company’s Form
8-K
for the audited balance sheet as of January 22, 2021. Therefore, the Company, in consultation with its Audit Committee, concluded that the
Post-IPO
Balance Sheet should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering, and to classify all outstanding Warrants as liabilities. As such, the Company is reporting the restatements to the
Post-IPO
Balance Sheet in this annual report. The previously presented
Post-IPO
Balance Sheet should no longer be relied upon.
The impact of the restatement to the
Post-IPO
Balance Sheet is the reclassification of 2,495,700 Class A ordinary shares from permanent equity to Class A ordinary shares subject to possible redemption and reclassification of approximately $25.0 million of Warrants as liabilities as presented below:

	As of January 22, 2021
`	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$348,214,800	$—	$348,214,800

Liabilities, Class A ordinary shares subject to redemption and shareholders’ equity
Total current liabilities	$489,478	$—	$489,478
Deferred underwriting commissions	9,996,000	—	9,996,000
Derivative warrant liabilities	—	24,957,000	24,957,000

Total liabilities	10,485,478	24,957,000	35,442,478
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	332,729,320	12,270,680	345,000,000
Shareholders’ equity
Preferred stock—$0.0001 par value	—	—	—
Class A ordinary shares—$0.0001 par value	123	(123)	—
Class B ordinary shares—$0.0001 par value	863	—	863
Additional paid-in-capital	5,037,397	(5,037,397)	—
Accumulated deficit	(38,381)	(32,190,160)	(32,228,541)

Total shareholders’ equity	5,000,002	(37,227,680)	(32,227,678)

Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ equity	$348,214,800	$—	$348,214,800

Shares of Class A ordinary shares subject to redemption	33,272,932	1,227,068	34,500,000
Shares of Class A non-redeemable ordinary shares	1,227,068	(1,227,068)	—
Note 3—Summary of Significant Accounting Policies and Basis of Presentation
Basis of Presentation and Principles of Consolidation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2021 and 2020, there were no cash equivalents.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000, and any cash held in the Trust Account. As of December 31, 2021 and 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in the Trust Account in the accompanying consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements”, approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Fair Value of Financial Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge its exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase its Class A ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognized the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model, and subsequently measured by their listed trading price. The initial and subsequent fair value of the Private Placement Warrants was estimated using a Modified Black-Scholes model. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the consolidated statements of operations. Offering costs associated with the Public Shares were charged against the carrying value of Class A ordinary shares upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $0.5 million is included in financing cost-derivative warrant liabilities in the consolidated statements of operations and $15.7 million were charged against the carrying value of Class A ordinary shares. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the Initial Public Offering, 34,500,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Income Taxes
FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 and 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of ordinary shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.
The calculation of diluted net income per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 17,433,333 Class A ordinary shares in the calculation of diluted income per share, because their exercise is contingent upon future events, and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the year ended December 31, 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The following tables reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Year Ended December 31, 2021
	Class A	Class B
Net loss per ordinary share:
Numerator:
Allocation of net loss	$(19,822,579)	$(5,218,710)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	32,515,068	8,560,274

Basic and diluted net loss per ordinary share	$(0.61)	$(0.61)

	For the Period from December 9, 2020 (inception) Through December 31, 2020
	Class A	Class B
Net loss per ordinary share:
Numerator:
Allocation of net loss	$—	$(11,513)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	—	7,500,000

Basic and diluted net loss per ordinary share	$—	$(0.00)

Recent Accounting Pronouncements
In August 2020, the FASB issued ASU
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“ASU
2020-06”),
which

simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU
2020-06
also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021. The Company elected the modified retrospective method for transition. Adoption of the ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
Note 4—Initial Public Offering
On January 22, 2021, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $16.2 million, of which approximately $10.0 million was for deferred underwriting commissions. Affiliates of Agility Public Warehousing Company K.S.C.P. (“Agility”), related parties, and Luxor Capital Group, LP (“Luxor”) purchased 5,940,000 Units offered in the Initial Public Offering (“Affiliated Units”).
Each Unit consists of one Class A ordinary share, par value $0.0001 per share and one-third
of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 5—Related Party Transactions
Founder Shares
On December 9, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering expenses on behalf of the Company in exchange for the issuance of 6,468,750 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On January 13, 2021 and January 19, 2021, the Company effected a share capitalization of 1,437,500 and 718,750 Class B ordinary shares, respectively, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 22, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.
The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.9 million.

Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and
exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Sponsor Loan
On December 9, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and due upon the completion of the Initial Public Offering. As of December 31, 2020, there was an outstanding balance of approximately $68,000. The Company borrowed approximately $91,000 under the Note and repaid the Note in full on January 28, 2021. Subsequent to the repayment, the facility was no longer available to the Company.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Private Placement Warrants at a price of $1.50 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021 and 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date the Company’s securities were first listed on the NASDAQ, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company would cease paying these monthly fees. On June 21, 2021, the Company entered into an amended letter agreement (the “Amended Administrative Support Agreement”), by and between the Company and the Sponsor, to confirm the agreement of the Company and the Sponsor that, to the extent requested by the Company, the Sponsor shall make available to the Company certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company, and, upon the Sponsor’s request and provision of documentation evidencing the reasonable amounts incurred to provide such office space or support, the Company shall reimburse the Sponsor for such amounts in cash, provided that such reimbursement shall not exceed $240,000 in the aggregate. As of December 31, 2021 and 2020, the Company incurred $200,000 and $0 for administrative support, respectively.
Due from Related Party
As of December 31, 2021, we had $26,000 due from an affiliate of our Sponsor related to the Company’s payment of invoices for shared vendors.

Note 6—Commitments & Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement.
These holders were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company
granted the underwriters a 45-day option from the final
prospectus relating to the Initial Public Offering to purchase up to 4,500,000 Over-Allotment Units, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 22, 2021, the underwriters fully exercised its over-allotment option.
The underwriters did not receive any underwriting discounts or commissions on the Affiliated Units. With respect to the remaining Units offered in the Initial Public Offering, the underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.7 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $10.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7—Derivative Warrant Liabilities
The Company issued 11,500,000 warrants to purchase Class A ordinary shares to investors in the Company’s Initial Public Offering and simultaneously issued 5,933,333 Private Placement Warrants.
The Public Warrants will become exercisable at $11.50 per share on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital-raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, plus interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A ordinary shares during the
10-trading
day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A Ordinary Shares equals or exceeds $18.00
Once the warrants become exercisable, the Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per share of Class A Ordinary Shares equals or exceeds $10.00
In addition, once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;

•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) on the trading day before the Company sends the notice of redemption to the warrant holders; and

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume-weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8—Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 350,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 34,500,000 shares of Class A ordinary shares outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the consolidated balance sheets.
The Class A ordinary shares subject to possible redemption reflected on the consolidated balance sheets are reconciled on the following table:

Gross proceeds from Initial Public Offering	$345,000,000
Less:
Fair value of Public Warrants at issuance	(10,005,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(15,682,819)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	25,687,819

Class A ordinary shares subject to possible redemption	$345,000,000

Note 9—Shareholders’ Equity
Preference Shares
—
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
—
The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2021, there was 34,500,000 Class A ordinary shares issued and outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the balance sheets (see Note 8). As of December 31, 2020, there were no non-redeemable
Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
—
The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each Class B ordinary share. As of December 31, 2020, 8,625,000 Class B ordinary shares were issued and outstanding, which reflected the share capitalizations as discussed in Note 5 and Note 10. Of the 8,625,000 Class B ordinary shares issued and outstanding, up to 1,125,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders would collectively own approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (see Note 5). On January 22, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Class B ordinary shares were no longer subject to forfeiture. As a result, as of December 31, 2021 and 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.
Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one
basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.

Note 10—Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - Mutual Funds	$345,092,122	$—	$—
Liabilities:
Derivative warrant liabilities - Public Warrants	$7,362,560	$—	$—
Derivative warrant liabilities - Private Warrants	$—	$—	$26,450,750
There were no assets and liabilities measured at fair value on a recurring basis as of December 31, 2020.
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement as the Public Warrants were separately listed and traded in March 2021. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2021.
Level 1 assets include investments in mutual funds that invest in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Public Warrants have been measured based on the listed market price of such warrants, a Level 1 measurement. The fair value of the Private Warrants was initially and subsequently estimated using a Modified Black-Scholes Model. For the year ended December 31, 2021, the Company recognized a net loss of $8.9 million, resulting from the change in the fair value of the derivative warrant liabilities, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs and inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different. Inherent in a Monte Carlo simulation model and Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its ordinary share warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of January 22, 2021	As of December 31, 2021
Volatility	15%, 34%	55.6%
Stock price	$9.71	$9.90
Years to expected Business Combination	6.5	0.53
Risk-free rate	0.69%	1.27%
Dividend yield	0.0%	0.0%
The change in the fair value of derivative warrant liabilities, measured with Level 3 inputs, for the year ended December 31, 2021 is summarized as follows:

Level 3—Derivative Warrant liabilities at January 1, 2021	$—
Issuance of Public and Private Warrants	24,957,000
Transfer of Public Warrants out of Level 3 to Level 1	(10,005,000)
Change in fair value of derivative warrant liabilities—Level 3	11,498,750

Derivative Warrant liabilities at December 31, 2021—Level 3	26,450,750

Note 11—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Based upon this review, other than disclosed in Note 1 with respect to the Proposed Transaction and related agreement, the Company did not identify any other the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements which have not previously been disclosed within the financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers
Our memorandum and articles of association, the BVI Business Companies Act, (as amended), and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our memorandum and articles of association provide that we may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee or adviser of our company; or (b) is or was, at the request of our company, serving as a director of, or in any other capacity is or was acting for, another Enterprise.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of our company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.
We may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at our request is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not we have or would have had the power to indemnify him against the liability as provided in our memorandum and articles of association.
We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the BVI Companies Act, 2004 or our charter. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.	Recent Sales of Unregistered Securities
In the past three years, we have issued the following securities that were not registered under the Securities Act. Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of securities.

•	In connection with the closing of the Business Combination, on March 31, 2022, we assumed an aggregate of 5,933,333 Private Placement Warrants.

•
In connection with the PIPE Subscription Agreements, we issued to the PIPE Investors Class A Ordinary Shares for a purchase price of $10.00 per share, representing an aggregate purchase price of $39.7 million. In addition, Legacy Swvl issued $71.8 million of Swvl Exchangeable Notes to investors, including certain of the PIPE Investors, which such Swvl Exchangeable Notes were automatically exchanged for Class A Ordinary Shares. The aggregate number of Class A Ordinary Shares issued as of the date of this prospectus in connection with the PIPE Subscription Agreements and the Swvl Exchangeable Notes was 12,188,711.

•
In connection with the equity line financing with B. Riley, we issued 386,971 Class A Ordinary Shares to B. Riley on April 6, 2022 as consideration for B. Riley’s commitment under the purchase agreement to purchase our Class A Ordinary Shares.

•	In connection with the acquisition of Urbvan, we issued 11,410,455 warrants at an exercise price of $0.0001 per warrant to certain shareholders and optionholders of Urbvan.

•
In connection with the Institutional Investor Private Placement, we issued 12,121,214 Class A Ordinary Shares at a purchase price of $1.65 per share and 18,181,821 Institutional Investor Warrants that have an exercise price of $1.65 per warrant to Institutional Investor on August 12, 2022. In addition, we issued 121,212 Class A Ordinary Shares to A.G.P./Alliance Global Partners as compensation for its services as sole placement agent in connection with the U.S. Institutional Private Placement.

Item 8.	Exhibits
EXHIBIT INDEX

Exhibit No.	Description

2.1 †	Business Combination Agreement, dated July 28, 2021 by and among SPAC, Legacy Swvl, the Company, Cayman Merger Sub, and BVI Merger Sub, incorporated by reference to Annex A-1 to Amendment No. 7 to the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

2.2 †	First Amendment to the Business Combination Agreement, dated January 31, 2022, by and among SPAC, Legacy Swvl, the Company, Cayman Merger Sub and BVI Merger Sub, incorporated by reference to Annex A-2 to Amendment No. 7 to the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

2.3	Second Amendment to the Business Combination Agreement, dated March 3, 2022, by and among SPAC, Legacy Svwl, the Company, Cayman Merger Sub and BVI Merger Sub, incorporated by reference to Annex A-3 to Amendment No. 7 to the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

3.1	Second Amended and Restated Memorandum and Articles of the Company, incorporated by reference to exhibit 1.1 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

Exhibit No.	Description

4.1	Specimen Class A Ordinary Certificate, incorporated by reference to exhibit 4.4 to Amendment No. 7 to the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

4.2	Specimen Warrant Certificate, incorporated by reference to exhibit 4.5 to Amendment No. 7 to the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

4.3	Warrant Agreement, dated January 19, 2021, between SPAC and Continental Stock Transfer & Trust Company, as warrant agent, incorporated by reference to exhibit 2.4 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

4.4	Warrant Assignment, Assumption and Amendment Agreement, dated March 30, 2022, by and among SPAC, the Company and Continental Stock Transfer & Trust Company, incorporated by reference to exhibit 2.5 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

5.1*	Opinion of Maples and Calder.

10.1	Form of Swvl Transaction Support Agreement, incorporated by reference to exhibit 4.4 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.2	Form of SPAC Shareholder Support Agreements, incorporated by reference to exhibit 10.2 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.3	Company Shareholders’ Agreement, dated as of July 28, 2021, by and among the Company, the Sponsor and certain shareholders of the Company, incorporated by reference to exhibit 4.6 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.4	Registration Rights Agreement, dated July 28, 2021, by and among Legacy Swvl, SPAC, the Sponsor, the Company and certain shareholders of Legacy Swvl, incorporated by reference to exhibit 4.7 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.5	Form of Lock-Up Agreement, incorporated by reference to exhibit 4.8 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.6	Sponsor Agreement, dated July 28, 2021, by and among Legacy Swvl, SPAC and the Sponsor, incorporated by reference to exhibit 4.9 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.7	Form of Swvl Exchangeable Note, incorporated by reference to exhibit 10.7 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.8	Form of Subscription Agreement, dated July 28, 2021, by and among Pivotal Holdings Corp, Legacy Swvl and SPAC, incorporated by reference to exhibit 4.28 to the Company’s Annual Report on Form 20-F (File No. 001-41339) filed with the SEC on April 15, 2022.

10.9†	Agreement for the Sale and Purchase of Shares of Shotl Transportation, S.L., dated as of August 18, 2021, by and among Swvl Global FZE, Swvl, Marfina, S.L., Camina Lab, S.L., Mr. Osvald Martret Martinez and Mr. Gerard Martret Martinez, incorporated by reference to exhibit 10.8 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

Exhibit No.	Description

10.10	Ordinary Shares Purchase Agreement, dated as of March 22, 2022, by and among the Company, Legacy Swvl and B. Riley Principal Capital, LLC, incorporated by reference to exhibit 4.12 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.11	Amendment No. 1 to Ordinary Shares Purchase Agreement, dated as of April 6, 2022, by and among the Company, Swvl Inc. and B. Riley Principal Capital, LLC, incorporated by reference to exhibit 99.1 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on April 7, 2022.

10.12	Amendment No. 2 to Ordinary Shares Purchase Agreement, dated as of April 14, 2022, by and among the Company, Swvl Inc. and B. Riley Principal Capital, LLC, incorporated by reference to exhibit 4.24 to the Company’s Annual Report on Form 20-F (File No. 001-41339) filed with the SEC on April 15, 2022.

10.13	Registration Rights Agreement, dated as of March 22, 2022, by and among the Company, Legacy Swvl and B. Riley Principal Capital, LLC, incorporated by reference to exhibit 4.13 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.14	Amendment No. 1 to Registration Rights Agreement, dated as of April 6, 2022, by and among the Company, Swvl Inc. and B. Riley Principal Capital, LLC, incorporated by reference to exhibit 99.2 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on April 7, 2022.

10.15††	Form of Company Omnibus Incentive Compensation Plan, incorporated by reference to exhibit 10.9 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.16††	Employment Agreement, dated July 28, 2021, by and among Mostafa Kandil, the Company and Swvl Global FZE, incorporated by reference to exhibit 10.10 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.17††	Swvl 2019 Share Option Plan, incorporated by reference to exhibit 10.12 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.18††	Amendment to the Swvl 2019 Share Option Plan, dated July 28, 2021, incorporated by reference to exhibit 10.13 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.19††	Form of Award Agreement to the Swvl 2019 Share Option Plan, incorporated by reference to exhibit 10.14 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.20††	Amended and Restated Employment Agreement, dated March 31, 2022, by and among Youssef Salem, the Company and Swvl Global FZE, incorporated by reference to exhibit 4.19 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.21††	Form of Notice of Stock Option Award under the Company Omnibus Incentive Compensation Plan, incorporated by reference to exhibit 4.20 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.22††	Form of Notice of Restricted Stock Unit Award under the Company Omnibus Incentive Compensation Plan, incorporated by reference to exhibit 4.21 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

Exhibit No.	Description

10.23	Interim Management Agreement, dated November 10, 2021, by and among Swvl Jordan, Swvl Inc. and the individual holder of the shares of Swvl Jordan, incorporated by reference to exhibit 10.17 to Amendment No. 7 of the Company’s Registration Statement on Form F-4 (File No. 333-259800) filed with the SEC on March 11, 2022.

10.24†	Sale and Purchase Agreement, dated March 24, 2022, by and between Rivertree Beteiligungsgesellschaft mbH, Dr. Günther Lamperstorfer, KfW, Social Media Enterprises GmbH, Ariel Luedi, Dr. Tom Kirschbaum, Maxim Nohroudi, Blirz B22-203 GmbH and Swvl Inc., incorporated by reference to exhibit 4.23 to the Company’s Shell Company Report on Form 20-F (File No. 001-41339) filed with the SEC on March 31, 2022.

10.25†	Sale and Purchase Agreement, dated April 29, 2022, by and between Mohamad Ali Al Halabi, Khaleej 1 Ltd, HEDEF ARAÇ KİRALAMA VE SERVİS A.Ş., March Holding Limited, Stichting DAI & Members, Stichting Turkish Investors, Stichting MEVP Investors, Lill CVC SAPI de CV, Wamda Seed Limited, Stichting Volt Lines ESOP, Commoditynet Holding B.V., WSH Ltd., Southeast Europe Equity Fund II, LP, Swvl Global FZE, Swvl Inc. and Volt Lines B.V., incorporated by reference to exhibit 10.25 to Amendment No. 1 of the Company’s Registration Statement on Form F-1 (File No. 333-264416) filed with the SEC on May 27, 2022.

10.26	Form of Lock-Up Extension, incorporated by reference to exhibit 99.2 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on July 11, 2022.

10.27*†	Agreement for the Sale and Purchase of Shares of Urbvan Mobility LTD., dated as of July 11, 2022, by and among Urbvan Mobility LTD., Swvl Global FZE, Swvl, Renato Picard and the Sellers (as defined therein).

10.28*	Form of Warrant in connection with the Agreement for the Sale and Purchase of Shares of Urbvan Mobility LTD.

10.29†	Securities Purchase Agreement, dated August 10, 2022, by and between Swvl and the Institutional Investor, incorporated by reference to exhibit 99.2 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on August 11, 2022.

10.30*	Five Year Warrant, dated August 12, 2022, between Swvl and Armistice Capital Master Fund Ltd.

10.31*	Two Year Warrant, dated August 12, 2022, between Swvl and Armistice Capital Master Fund Ltd.

10.32†	Registration Rights Agreement, dated August 10, 2022, by and between the Company and Capital Master Fund Ltd., incorporated by reference to exhibit 99.5 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on August 11, 2022.

10.33	Form of Lock-Up Agreement, incorporated by reference to exhibit 99.6 to the Company’s Report on Form 6-K (File No. 001-41339) filed with the SEC on August 11, 2022.

21.1*	List of Subsidiaries of Swvl Holdings Corp.

23.1*	Consent of Grant Thornton Audit and Accounting Limited (Dubai Branch).

23.2*	Consent of WithumSmith+Brown, PC.

23.3*	Consent of Maples and Calder (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

101.INS*	XBRL Instance Document—this instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

Exhibit No.	Description

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).

107*	Filing Fee Table.

*	Filed herewith.
†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
††	Indicates a management contract or compensatory plan.
Item 9. Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form

20-F

at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the registrant is relying on Rule 430B;

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(i)
if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubai, on August 29, 2022.

SWVL HOLDINGS CORP

By:	/s/ Mostafa Kandil
Name: Mostafa Kandil
Title: Chief Executive Office, Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mostafa Kandil, acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Swvl Holdings Corp, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mostafa Kandil Mostafa Kandil	Chief Executive Officer, Chairman (Principal Executive Officer)	August 29, 2022

/s/ Youssef Salem Youssef Salem	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 29, 2022

/s/ Dany Farha Dany Farha	Independent Director	August 29, 2022

/s/ W. Steve Albrecht W. Steve Albrecht	Independent Director	August 29, 2022

/s/ Esther Dyson Esther Dyson	Independent Director	August 29, 2022

/s/ Victoria Grace Victoria Grace	Independent Director	August 29, 2022

/s/ Ahmed Sabbah Ahmed Sabbah	Director	August 29, 2022

/s/ Lone Fønss Schrøder Lone Fønss Schrøder	Independent Director	August 29, 2022

/s/ Bjorn von Sivers Bjorn von Sivers	Independent Director	August 29, 2022

/s/ Gbenga Oyebode Gbenga Oyebode	Independent Director	August 29, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Swvl Holdings Corp in the United States, has signed the registration statement in the City of New York, State of New York on August 29, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc., Authorized Representative in the United States